As filed with the Securities and Exchange Commission on November 10, 2020
Registration No. [•]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
MOUNTAIN CREST ACQUISITION CORP
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	37-1958714 (I.R.S. Employer Identification No.)
311 West 43rd Street
12th Floor
New York, NY 10036
(646) 493-6558
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Suying Liu
311 West 43rd Street
12th Floor
New York, NY 10036
(646) 493-6558
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Mitchell S. Nussbaum Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 (212) 407-4990 — Facsimile	W. Stuart Ogg Jones Day 1755 Embarcadero Road Palo Alto, CA 94303 (650) 739-3939	Chris Riley General Counsel Playboy Enterprises, Inc. 10960 Wilshire Blvd., Suite 2200 Los Angeles, CA 90024 (310) 424-1800
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Common Stock, par value $0.0001 per share	5,000,000	$10.05	$50,250,000	$5,482.30

(1)
These securities are being registered solely in connection with the resale of common stock by certain selling stockholders (the “PIPE Investors”) that entered into subscription agreements with the registrant, pursuant to which the registrant agreed to issue and sell to the PIPE Investors, in private placements that are expected to close immediately prior to the closing of the registrant’s previously announced initial business combination, an aggregate of 5,000,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”).

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting of any stock dividend, stock split, recapitalization or other similar transaction.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s Common Stock as reported on November 3, 2020, which was approximately $10.05 per share.

(4)
Paid herewith.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement registers the resale of up to 5,000,000 shares of common stock (the “PIPE Shares”), par value $0.0001 per share (the “Common Stock”) of Mountain Crest Acquisition Corp, a Delaware corporation (“MCAC”), by the selling stockholders named in the prospectus (or their permitted transferees) who are to be issued the PIPE Shares in a private placement immediately prior to the closing of the proposed business combination (the “Business Combination”) by and among MCAC, MCAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of MCAC (“Merger Sub”), and Playboy Enterprises, Inc., a Delaware corporation (“Playboy”), and Suying Liu (solely for purposes of Section 7.2 and Article XI of the Merger Agreement). The PIPE Shares will not be issued and outstanding at the time of the special meeting of MCAC’s stockholders to be held to approve the Business Combination (the “Meeting”). In the event the Business Combination is not approved by MCAC stockholders or the other conditions precedent to the consummation of the Business Combination are not met, then the PIPE Shares will not be issued and MCAC will seek to withdraw the registration statement prior to its effectiveness.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED NOVEMBER 10, 2020
PRELIMINARY PROSPECTUS
MOUNTAIN CREST ACQUISITION CORP
5,000,000 Shares of Common Stock
This prospectus relates to the resale from time to time by the selling stockholders named in this prospectus or their permitted transferees (collectively, the “Selling Stockholders”) of up to 5,000,000 shares of common stock (the “PIPE Shares”), par value $0.0001 per share (“Common Stock”), of Mountain Crest Acquisition Corp, a Delaware corporation (“MCAC”), which are expected to be issued in a private placement pursuant to the terms of the Subscription Agreements (as defined below) in connection with the Business Combination (as described below). If the Business Combination is not consummated, the shares of Common Stock registered pursuant to this prospectus will not be issued.
On September 30, 2020, MCAC entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MCAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of MCAC (“Merger Sub”), and Playboy Enterprises, Inc., a Delaware corporation (“Playboy”), and Suying Liu (solely for purposes of Section 7.2 and Article XI of the Merger Agreement). Pursuant to the terms of the Merger Agreement, Playboy will merge with and into Merger Sub, with Playboy surviving the merger as a wholly owned subsidiary of MCAC (the “Business Combination”). MCAC will change its name to “Playboy Group, Inc.” upon consummation of the Business Combination.
In connection with the Business Combination, MCAC entered into subscription agreements, each dated as of September 30, 2020 (the “Subscription Agreements”), with certain institutional and accredited investors (collectively, the “PIPE Investors”), pursuant to which MCAC agreed to issue and sell to the PIPE Investors, in a private placement to close immediately prior to the closing of the Business Combination, the PIPE Shares at $10.00 per share, for an aggregate purchase price of $50,000,000.
The Selling Stockholders may offer, sell or distribute all or a portion of the shares of Common Stock registered hereby publicly or through private transactions at prevailing market prices or at negotiated prices. We will pay certain offering fees and expenses and fees in connection with the registration of the Common Stock and will not receive proceeds from the sale of the PIPE Shares by the Selling Stockholders. Our Common Stock is currently listed on the Nasdaq Capital Market and trades under the symbol “MCAC.” Upon the consummation of the Business Combination, the common stock is expected trade on the Nasdaq Stock Market under the symbol “PLBY.”
We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.
INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 20 OF THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is [•], 202[•].

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.
For investors outside the United States:    We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

FREQUENTLY USED TERMS
Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and “MCAC” refer to Mountain Crest Acquisition Corp, a Delaware corporation, and the term “Combined Company” refers to the company following the consummation of the Business Combination. In this prospectus:
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“Board” means the board of directors of MCAC.

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“Business Combination” means the transactions contemplated under the Merger Agreement.

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“Certificate of Incorporation” means MCAC’s Amended and Restated Certificate of Incorporation.

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“Chardan” means Chardan Capital Markets, LLC, MCAC’s underwriter in the IPO.

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“Closing Date” means date of the consummation of the Business Combination.

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“Code” means the Internal Revenue Code of 1986, as amended.

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“Combined Company” means Playboy Group, Inc. after the Business Combination.

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“Common Stock” means the shares of Common Stock, par value $0.0001 per share, of MCAC.

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“Continental” means Continental Stock Transfer & Trust Company, MCAC’s transfer agent.

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“DGCL” means Delaware General Corporation Law.

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“Effective Time” means the time at which the Merger becomes effective.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“GAAP” means accounting principles generally accepted in the United States of America.

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“Initial Stockholders” means the Sponsor and the officers and directors of MCAC.

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“IPO” refers to the initial public offering of 5,000,000 units of MCAC consummated on June 9, 2020.

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“Insider Shares” means the 1,437,450 shares of Common Stock.

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“Merger Consideration” means Closing Payment Shares, subject to any Net Debt adjustment.

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“MCAC Units” means the units that were issued in the IPO, each consisting of one share of Common Stock and one right to receive one-tenth (1/10) of a MCAC share of Common Stock.

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“MCAC Rights” means the right to receive one-tenth (1/10) of a share of Common Stock underlying the MCAC Units.

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“Merger Agreement” means that certain agreement and plan of merger, dated as of September 30, 2020, by and among MCAC, Merger Sub, Playboy and Suying Liu (solely for purposes of Section 7.2 and Article XI of the Merger Agreement).

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“Merger Sub” means MCAC Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of MCAC.

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“Organizational Documents” means certificate of incorporation and bylaws.

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“PIPE Investment” means the private placement of 5,000,000 shares of Common Stock for an aggregate of $50,000,000 in a private placement immediately prior to the closing of the Business Combination.

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“Playboy” means Playboy Enterprises, Inc., a Delaware corporation.

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“Private Units” means the 355,241 units sold to the Sponsor and Chardan, in the aggregate, in private placements that occurred contemporaneously with the IPO and the exercise of Chardan’s over-allotment option.

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“RT” means RT-ICON Holdings LLC, a Delaware limited liability company, together with its affiliates and its and their successors and assigns (other than the Combined Company and its subsidiaries).

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“RSU” means restricted stock unit awards of Playboy.

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“SEC” means the U.S. Securities and Exchange Commission.

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“Securities Act” means the Securities Act of 1933, as amended.

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“Sponsor” means Sunlight Global Investment LLC.

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“Underwriting Agreement” means the Underwriting Agreement, dated June 4, 2020, by and between the MCAC and Chardan.

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“Yandy” means Yandy Enterprises LLC, a wholly-owned subsidiary of Playboy.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements, including with respect to the anticipated timing, completion and effects of the Business Combination. All statements, other than statements of historical facts, may be forward-looking statements. These statements are based on the expectations and beliefs of management of MCAC and Playboy in light of historical results and trends, current conditions and potential future developments, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from forward-looking statements. These forward-looking statements include statements about the future performance and opportunities of Playboy; benefits of the Business Combination; statements of the plans, strategies and objectives of management for future operations of Playboy; statements regarding future economic conditions or performance; and other statements regarding the Business Combination. Forward-looking statements may contain words such as “will be,” “will,” “expect,” “anticipate,” “continue,” “project,” “believe,” “plan,” “could,” “estimate,” “forecast,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “pursue,” “should,” “target” or similar expressions, and include the assumptions that underlie such statements.
The forward-looking statements are based on the current expectations of the management of MCAC and Playboy as applicable and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by MCAC and the following:
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expectations regarding Playboy’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and Playboy’s ability to invest in growth initiatives and pursue acquisition opportunities;

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the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

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the outcome of any legal proceedings that may be instituted against MCAC or Playboy following announcement of the Merger Agreement and the transactions contemplated therein;

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the inability to complete the Business Combination due to, among other things, the failure to obtain MCAC stockholder approval, certain regulatory approvals, or satisfy other conditions to closing in the Merger Agreement;

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the inability to obtain or maintain the listing of MCAC’s shares of Common Stock on Nasdaq following the proposed Business Combination;

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the risk that the announcement and consummation of the proposed Business Combination disrupts Playboy’s current plans and operations;

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the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of Playboy to grow and manage growth profitably, and retain its key employees;

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costs related to the proposed Business Combination;

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the amount of any redemptions by existing holders of Common Stock being greater than expected;

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limited liquidity and trading of MCAC’s securities;

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geopolitical risk and changes in applicable laws or regulations;

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the possibility that MCAC and/or Playboy may be adversely affected by other economic, business, and/or competitive factors;

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risks relating to the uncertainty of the projected financial information with respect to Playboy;

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risks related to the organic and inorganic growth of Playboy’s business and the timing of expected business milestones;

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risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on our and Playboy’s business operations, as well as our and their financial condition and results of operations;

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litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Playboy’s resources; and

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other risks that the consummation of the Business Combination is substantially delayed or does not occur.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of MCAC and Playboy prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this prospectus and attributable to MCAC, Playboy or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, MCAC and Playboy undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

SUMMARY OF THE PROSPECTUS
This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “MCAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Playboy’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus.
Unless otherwise indicated or the context otherwise requires, references in this prospectus to “we,” “our,” “us” and other similar terms refer to MCAC or Playboy, as the context suggests.
The Parties to the Business Combination
Mountain Crest Acquisition Corp
MCAC was incorporated as a blank check company on November 12, 2019, under the laws of the state of Delaware, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
On June 9, 2020, MCAC consummated the IPO of 5,000,000 MCAC Units, generating gross proceeds of $50,000,000. Simultaneously with the closing of our IPO, MCAC consummated the sale of 321,500 Private Units in a private placement to our Sponsor and Chardan, generating gross proceeds of $3,215,000. On June 17, 2020, Chardan exercised its over-allotment option in part and sold an additional 749,800 MCAC Units at an offering price of $10.00 per MCAC Unit, generating additional gross proceeds of $7,498,000. On June 19, 2020, simultaneously with the sale of the over-allotment option MCAC Units, MCAC also consummated the private sale of an additional 33,741 Private Units, at a price of $10.0 per Private Unit in a private placement to our Sponsor and Chardan, generating gross proceeds of $337,410. The Private Units were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.
After deducting the underwriting discounts, offering expenses, and commissions from the IPO and the sale of the Private Units, a total of $58,647,960 was deposited into the Trust Account, and the remaining $432,822 of the net proceeds were outside of the Trust Account and made available to be used for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses. As of June 30, 2020, MCAC had cash of $340,118 outside of the Trust Account. The net proceeds deposited into the Trust Account remain on deposit in the Trust Account earning interest. As of June 30, 2020, there was $ 58,650,863 held in the Trust Account (including approximately $3,000 of accrued interest which MCAC can withdraw to pay taxes).
In accordance with MCAC’s current Amended and Restated Certificate of Incorporation, the amounts held in the Trust Account may only be used by MCAC upon the consummation of a business combination, except that there can be released to MCAC, from time to time, any interest earned on the funds in the Trust Account that it may need to pay its tax obligations. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the completion of a business combination and MCAC’s liquidation. MCAC executed the Merger Agreement on September 30, 2020 and it must liquidate unless a business combination is consummated by June 9, 2021 (unless such date has been extended).
The MCAC Units, MCAC shares of Common Stock, and MCAC Rights are currently listed on the Nasdaq Stock Market, under the symbols “MCACU,” “MCAC,” and “MCACR,” respectively. The MCAC Units commenced trading on the Nasdaq Stock Market on June 5, 2020, and the MCAC shares of Common Stock and MCAC Rights commenced separate trading from the MCAC Units on August 27, 2020.
The mailing address of MCAC’s principal executive office is 311 West 43rd Street, 12th Floor, New York, NY 10036, and its telephone number is (646) 493-6558.

Merger Sub
MCAC Merger Sub Inc., is a wholly owned subsidiary of MCAC, incorporated in the State of Delaware on September 16, 2020 to consummate the Business Combination. Merger Sub will merge with and into Playboy with Playboy continuing as the surviving entity.
Playboy
Playboy is a large, global consumer lifestyle platform. Playboy is one of the largest and most recognizable lifestyle brands in the world, with more than $3 billion in global consumer spend against the brand across 180 countries.
Founded as a Delaware company in 1953 by Hugh Hefner as the publisher of Playboy magazine, over the following decades, Playboy has grown into a leader and pioneer in the adult media publication industry and expanded its business into other media and entertainment interests. Building upon almost seven decades of groundbreaking media, entertainment, hospitality and social advocacy, Playboy today reaches millions of consumers around the world with products and services across four major categories:
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Sexual Wellness, including intimacy products and lingerie;

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Style and Apparel, including a variety of apparel and accessories products for men and women globally;

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Gaming and Lifestyle, such as digital gaming, hospitality and spirits; and

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Beauty and Grooming, including fragrance, skincare, grooming and cosmetics for men and women.

Playboy currently generates revenue from the sale of these products and services through the following business models:
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Licensing, including licensing its brand to third parties for products, services, venues and events;

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Direct-to-Consumer, including sales of third-party products through its owned-and-operated ecommerce platforms; and sales of its proprietary products through our platforms and/or third-party retailers; and

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Digital Subscriptions and Services, including the sale of subscriptions to Playboy content programming and trademark licensing for online gaming services.

Playboy’s principal office and mailing address is 10960 Wilshire Blvd., Suite 2200, Los Angeles, California 90024, its telephone number is (310) 424-1800 and its website is www.[].com. The information contained on, or accessible through, Playboy’s website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, Playboy’s website as part of this prospectus or in deciding how to vote your shares of Common Stock.
For more information on Playboy, please see the sections titled “Playboy’s Business” and “Playboy’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
The Business Combination and the Merger Agreement
Merger Agreement
On September 30, 2020, MCAC entered into the Merger Agreement with Playboy, Merger Sub and Suying Liu. Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby, Merger Sub will merge with and into Playboy with Playboy surviving the Merger as a wholly owned subsidiary of MCAC. In addition, in connection with the consummation of the Business Combination, MCAC will be renamed “Playboy Group, Inc.”
Under the Merger Agreement, MCAC has agreed to acquire all of the outstanding Playboy shares for approximately $381.3 million in aggregate consideration, comprising (i) 23,920,000 shares of common stock, based on a price of $10.00 per share, subject to adjustment as described below (the “Closing Payment Shares”), and (ii) the assumption of no more than $142.1 million of Playboy debt (the “Net Debt Target”).

The number of Closing Payment Shares issuable shall be subject to adjustment at a rate of one share of MCAC common stock for each $10.00 increment that the Net Debt (as defined in the Merger Agreement) is greater than (in which case the number of Closing Payment Shares will be reduced) or less than (in which case the number of Closing Payment Shares will be increased) the Net Debt Target. If Net Debt equals the Net Debt Target, then no adjustment will be made to the number of Closing Payment Shares. Any adjustment to the Closing Payment Shares shall be in whole shares of MCAC common stock and no adjustment shall be made for any divergence that is in an increment of $9.99 or less.
No later than two business days prior to the anticipated Closing Date, Playboy shall deliver to MCAC a stockholder allocation schedule setting forth each stockholder, option holder and RSU holder as of the closing, and such stockholder’s, option holder’s and RSU holder’s respective percentage of the Merger Consideration. Prior to the Effective Time, the Playboy options and RSUs that are outstanding as of immediately prior to the Effective Time shall accelerate and fully vest. At the Effective Time, by virtue of the Merger (defined herein) and without any further action on the part of MCAC, Merger Sub or Playboy, each Playboy share issued and outstanding immediately prior to the Effective Time shall be canceled and automatically converted into the right to receive, without interest, the respective percentage of the Merger Consideration issuable to the stockholders in accordance with the stockholder allocation schedule. Each outstanding Playboy option shall be assumed by MCAC and automatically converted into an option to purchase such number of shares of Common Stock equal to the product of (x) the Merger Consideration and (y) the option holder’s respective percentage of the Merger Consideration set forth in the stockholder allocation schedule, which shall be reserved for future issuance upon the exercise of such assumed options. Prior to the Effective Time, and contingent upon the occurrence of the Effective Time, all RSUs that are then outstanding shall be terminated and shall be subsequently paid, in settlement, such shares of Common Stock equal to the product of (x) the Merger Consideration, and (y) the terminated RSU holder’s respective percentage of the Merger Consideration as set forth in the stockholder allocation schedule. No certificates or scrip representing fractional shares will be issued pursuant to the Merger. Stock certificates evidencing the Merger Consideration shall bear restrictive legends as required by any securities laws at the time of the Merger.
PIPE Subscription Agreements and PIPE Registration Rights Agreement
MCAC entered into subscription agreements (the “Subscription Agreements”) and registration rights agreements (the “PIPE Registration Rights Agreements”), each dated as of September 30, 2020, with certain institutional and accredited investors, pursuant to which, among other things, MCAC agreed to issue and sell, in a private placement immediately prior to the closing of the Business Combination, an aggregate of 5,000,000 shares of Common Stock for $10.00 per share (the “PIPE Shares”).
Pursuant to the PIPE Registration Rights Agreements, MCAC agreed to file (at MCAC’s sole cost and expense) a registration statement registering the resale of the shares of Common Stock to be purchased in the PIPE Investment (the “PIPE Resale Registration Statement”) with the SEC no later than the 5th calendar day following the date that this prospectus is first filed with the SEC. MCAC will use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective at the same time that MCAC has cleared comments with the SEC on this prospectus, but no later than the 60th calendar day following the Closing Date (or, in the event the SEC notifies MCAC that it will “review” the PIPE Resale Registration Statement, the 90th calendar day following the date hereof) (the “Effectiveness Date”). The registration statement of which this prospectus forms a part has been filed to satisfy MCAC’s obligations under the PIPE Registration Rights Agreement.
Under certain circumstances, additional payments by MCAC may be assessed with respect to the PIPE Shares in the event that (i) the PIPE Resale Registration Statement has not been filed with the SEC by the Closing Date; (ii) the PIPE Resale Registration Statement has not been declared effective by the SEC by the Effectiveness Date; (iii) the PIPE Resale Registration Statement is declared effective by the SEC but thereafter ceases to be effective or is suspended for more than fifteen (15) consecutive calendar days or more than an aggregate of twenty (20) calendar days (which need not be consecutive calendar days) during any 12-month period; or (iv) MCAC fails for any reason to satisfy the current public information requirement under Rule 144(c) under the Securities Act of 1933, as amended (the “Securities Act”) and the PIPE Shares are not then registered for resale under the Securities Act during the period commencing from the twelve (12)

month anniversary of the closing and ending at such time that all of the PIPE Shares may be sold without the requirement for MCAC to be in compliance with Rule 144(c)(1) under the Securities Act and otherwise without restriction or limitation pursuant to Rule 144 under the Securities Act. The additional payments by MCAC will accrue on the applicable PIPE Shares at a rate of 1.0% of the aggregate purchase price paid for such shares per month, subject to certain terms and limitations (including a cap of 6.0% of the aggregate purchase price paid for such shares pursuant to the Subscription Agreements).
Risks Related to Our Business
Investing in our securities involves risks. You should carefully consider the risks described in “Risk Factors” beginning on page 20 before making a decision to invest in our common stock. If any of these risks actually occurs, our business, financial condition and results of operations would likely be materially adversely affected. In such case, the trading price of our securities would likely decline, and you may lose all or part of your investment. Set forth below is a summary of some of the principal risks we face:
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Playboy’s business could be materially and adversely affected by the current global COVID-19 pandemic;

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Playboy may not be able to maintain the value and reputation of its brand, which Playboy’s success substantively relies upon;

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Since the entertainment industry in which Playboy competes is rapidly evolving, it is difficult to forecast long-term competitiveness of Playboy and its ability to maintain market shares;

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Despite the actions Playboy is taking to defend and protect its intellectual property, Playboy may not be able to adequately protect or enforce its intellectual property rights. Playboy’s efforts to protect and enforce its intellectual property rights and prevent third parties from violating its rights may be costly;

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Playboy may not be able to identify, fund investment in and commercially exploit new technology, which could have a material adverse impact on our business, financial condition or results of operations;

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Playboy’s business involves the provision of sexually explicit content which can create negative publicity, lawsuits and boycotts;

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Playboy may face limitations business partnership due to the fact that some of its services contain adult content.

THE OFFERING
Issuer
Mountain Crest Acquisition Corp (“MCAC”)
In connection with the closing of the Business Combination, MCAC will change its name to Playboy Group, Inc. If the Business Combination is not consummated, the shares of common stock registered pursuant to this prospectus will not be issued.
Common stock offered by the Selling Stockholders
Up to 5,000,000 shares of common stock, which are expected to be issued pursuant to the terms of the Subscription Agreements in a private placement in connection with the Business Combination.
Common stock to be issued and outstanding after the consummation of this offering and the Business Combination (assuming no redemptions)(1)(3)
33,443,449
Common stock to be issued and outstanding after the consummation of this offering and the Business Combination (assuming high redemptions)(2)(3)
29,164,165
Use of proceeds
We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders.
Market for our shares of common stock
Prior to the Business Combination, our common stock is currently listed on Nasdaq under the symbol “MCAC.” Following the closing of the Business Combination, we expect that our common stock will be listed on Nasdaq under the symbol “PLBY.”
Risk factors
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

(1)
Represents the number of shares of the Combined Company’s Common Stock outstanding at Closing assuming that none of MCAC’s public stockholders exercise their redemption rights in connection with the Meeting. See “Beneficial Ownership of Securities” for more information.

(2)
Represents the number of shares of the Combined Company’s common stock outstanding at Closing assuming (i) the conversion of the MCAC Rights into shares of Combined Company Common Stock, and (ii) that a maximum of 4,279,285 shares of Common Stock have been redeemed upon consummation of the Business Combination. The high redemption amount is presented taking into consideration the closing condition under the Merger Agreement requiring a minimum Trust Account balance of $15,000,000, after giving effect to the payments to redeeming stockholders, but prior to payment of estimated transaction expenses.

(3)
The number of shares of the Combined Company’s Common Stock outstanding at the closing of the Business Combination does not take into account (a) any warrants, restricted stock units, options or other convertible securities of Playboy issued and outstanding as of the date hereof, and (b) any Net Debt Adjustments to the Merger Consideration. If the actual facts are different than these assumptions (which they are likely to be), the number of shares of the Combined Company’s common stock outstanding at the Closing will vary significantly from those set forth herein. See “Beneficial Ownership of Securities” for more information.

SELECTED HISTORICAL FINANCIAL INFORMATION OF MCAC
MCAC’s balance sheet data as of June 30, 2020 and statement of operations data for the six months ended June 30, 2020 are derived from MCAC’s unaudited financial statements included elsewhere in this prospectus. MCAC’s balance sheet data as of December 31, 2019 and statement of operations data for the period from November 12, 2019 (inception) through December 31, 2019 are derived from MCAC’s audited financial statements included elsewhere in this prospectus.
The historical results of MCAC included below and elsewhere in this prospectus are not necessarily indicative of the future performance of MCAC. You should read the following selected financial data in conjunction with “MCAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related notes appearing elsewhere in this prospectus.
	Six Months Ended June 30, 2020 (Unaudited)	For the Period from November 12, 2019 (inception) through December 31, 2019 (Audited)
Operating and formation costs	$22,960	$492
Loss from operations	(22,960)	—
Other income:
Interest earned on marketable securities held in Trust Account	4,074	—
Unrealized loss on marketable securities held in Trust Account	(1,171)	—
Other income, net	2,903	—
Loss before provision for income taxes	(20,057)	—
Benefit from income taxes	246	—
Net loss	$(19,811)	$(492)
Weighted average shares outstanding – basic and diluted	1,373,525(1)	1,250,000(2)
Basic and diluted net loss per share common share	$(0.01)	$(0.00)
Balance Sheet Data:	As of June 30, 2020 (Unaudited)	As of December 31, 2019
Current assets
Cash	$340,118	$—
Deferred offering costs	$—	$100,231
Marketable securities held in Trust Account	$58,650,863	$—
Total assets	$59,077,694	$100,231
Total liabilities	$2,032,846	$100,723
Common stock subject to possible redemption, 5,102,647 shares at redemption value	$52,044,843	$—
Total Stockholders’ Equity (Deficit)	$5,000,005	$(492)

(1)
Excludes an aggregate of 5,102,647 shares subject to possible redemption at June 30, 2020.

(2)
Excludes an aggregate of up to 187,500 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7 to MCAC Audited Financial Statements).

SELECTED HISTORICAL FINANCIAL INFORMATION OF PLAYBOY
The following table sets forth selected historical financial information derived from Playboy’s unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2020 and 2019 and Playboy’s audited consolidated financial statements as of and for the years ended December 31, 2019 and 2018, each of which is included elsewhere in this prospectus. Such financial information should be read in conjunction with the audited and unaudited financial statements and related notes included elsewhere in this prospectus.
The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read the following summary selected financial information in conjunction with the section titled “Playboy’s Management’s Discussion and Analysis of Financial Condition and Results of Operations’’ and Playboy’s financial statements and the related notes appearing elsewhere in this prospectus.
	Six Months Ended June 30,		Year Ended December 31
	2020	2019	2019	2018
	(in thousands, except share and per share data)
Consolidated Statement of Operations Data:
Net revenues	$66,331	$38,089	$78,110	$100,873
Costs and expenses:
Cost of sales	(34,853)	(16,825)	(37,742)	(50,607)
Selling and administrative expenses	(26,522)	(23,815)	(45,328)	(26,835)
Related-party expenses	(500)	(500)	(1,005)	(1,311)
Total costs and expenses	(61,875)	(41,140)	(84,075)	(78,753)
Operating (loss) income	4,456	(3,051)	(5,965)	22,120
Nonoperating (expense) income:
Investment income	28	97	225	21
Interest expense	(6,656)	(7,353)	(14,225)	(9,211)
Loss on disposals of assets	—	—	(71)	(3,741)
Extinguishment of debt	—	—	—	(4,037)
Gain from bargain purchase	—	—	1,483	—
Other, net	1	(41)	(173)	(1,208)
Total nonoperating expense	(6,627)	(7,297)	(12,761)	(18,176)
(Loss) income before income taxes	(2,171)	(10,348)	(18,726)	3,944
Provision for income taxes	(3,854)	(3,849)	(4,850)	(2,262)
Net (loss) income	(6,025)	(14,197)	(23,576)	1,682
Net (loss) income attributable to redeemable noncontrolling interest	—	—	—	—
Net (loss) income attributable to Playboy	$(6,025)	$(14,197)	$(23,576)	$1,682
Net (loss) income per share, basic	$(1.53)	$(3.72)	$(6.12)	$0.37
Weighted-average shares used in computing net (loss) income per share, basic	3,939,046	3,819,036	3,854,256	4,510,310
Net (loss) income per share, diluted	$(1.53)	$(3.72)	$(6.12)	$0.33
Weighted-average shares used in computing net (loss) income per share, diluted	3,939,046	3,819,036	3,854,256	5,136,756

	June 30, 2020	December 31,
		2019	2018
	(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$22,151	$27,744	$26,841
Total current assets	$44,760	$53,834	$48,438
Total assets	$408,833	$418,651	$397,592
Total current liabilities	$56,278	$61,149	$55,726
Long-term debt	$157,379	$157,810	$152,595
Total liabilities	$327,670	$333,557	$305,980
Total stockholders’ equity	$81,371	$85,302	$91,820

SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined balance sheet as of June 30, 2020 combines the unaudited historical condensed consolidated balance sheet of Playboy as of June 30, 2020 with the unaudited historical condensed balance sheet of MCAC as of June 30, 2020, giving effect to the Business Combination as if it had been consummated as of that date.
The following unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2020 combines the unaudited historical condensed consolidated statement of operations of Playboy for the six months ended June 30, 2020 with the unaudited condensed historical statement of operations of MCAC for the six months ended June 30, 2020, giving effect to the Business Combination as if it had occurred on January 1, 2019.
The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 combines the unaudited combined statement of operations of Playboy for the year ended December 31, 2019, based on the audited historical consolidated statement of operations of Playboy giving pro forma effect to the acquisition of Yandy by Playboy as if it had occurred on January 1, 2019, with the audited historical statement of operations of MCAC for the period from November 12, 2019 (inception) through December 31, 2019, giving effect to the Business Combination as if it had occurred on January 1, 2019.
The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of MCAC’s public shares:
•
Assuming no redemptions for cash:   This presentation assumes that no MCAC stockholders exercise redemption rights with respect to their shares of MCAC’s common stock upon consummation of the Business Combination; and

•
Assuming high redemptions for cash:   This presentation assumes that MCAC stockholders exercise their redemption rights with respect to a maximum of 4,279,285 shares of MCAC’s common stock upon consummation of the Business Combination at a redemption price of approximately $10.20 per share. The high redemption amount is presented based on a minimum Trust Account balance of $15,000,000, after giving effect to the payments to redeeming stockholders, but prior to payment of estimated transaction expenses. The “high redemption” scenario includes all adjustments contained in the “no redemption” scenario and presents additional adjustments to reflect the effect of the “high redemption” scenario.

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented to the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination.
The historical financial statements of MCAC and Playboy have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as GAAP.
The historical financial information of Playboy as of June 30, 2020 was derived from the unaudited financial statements of Playboy as of and for the six months ended June 30, 2020, which are included elsewhere in this prospectus. The historical financial information of MCAC as of June 30, 2020 was derived from the unaudited financial statements of MCAC as of and for the six months ended June 30, 2020, which are included elsewhere in this prospectus. The historical financial information of Playboy for the year ended December 31, 2019 was derived from Playboy’s unaudited pro forma consolidated statement of operations for the year ended December 31, 2019 which combines Playboy’s audited consolidated statement of operations and Yandy’s audited statement of operations for the year ended December 31, 2019, each as included elsewhere in this prospectus, giving pro forma effect to the acquisition of Yandy by Playboy as if it had occurred on January 1, 2019. The historical financial information of MCAC was derived from the audited financial statements of MCAC for the period from November 12, 2019 (inception) through December 31, 2019, which are included elsewhere in this prospectus. This information should be read together with Playboy’s and MCAC’s audited financial statements and related notes, “MCAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Playboy’s Management’s Discussion and Analysis of Financial Condition and Results of Operations of ” and other financial information included elsewhere in this prospectus.
The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies actually been combined as of January 1, 2019. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies actually been combined as of January 1, 2019 or the future results that the combined company will experience. Playboy and MCAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
Selected Unaudited Pro Forma Financial Information
(in thousands, except share and per-share data)
	MCAC	Playboy Combined	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming High Redemptions)
Statement of Operations Data – Six Months Ended June 30, 2020
Net revenues	$—	$66,331	$66,331	$66,331
Total costs and expenses	(23)	(61,875)	(61,888)	(61,888)
Operating (loss) income	(23)	4,456	4,443	4,443
Net loss	(20)	(6,025)	(6,038)	(6,038)
Net loss per common share – basic and diluted	(0.01)	(1.53)	(0.17)	(0.19)
Balance Sheet Data – As of June 30, 2020
Total current assets	$426	$44,760	$144,566	$100,915
Total assets	59,077	408,833	508,639	464,988
Total current liabilities	20	56,278	56,294	56,294
Total liabilities	2,032	327,670	327,686	327,686
Total stockholders’ equity	5,000	81,371	181,161	137,510
Statement of Operations Data – Year Ended December 31, 2019
Net revenues	$—	$121,212	$121,212	$121,212
Total costs and expenses	—	(123,517)	(123,517)	(123,517)
Operating loss	—	(2,305)	(2,305)	(2,305)
Net loss	—	(21,178)	(21,178)	(21,178)
Net loss per common share – basic and diluted	—	(5.49)	(0.60)	(0.68)

COMPARATIVE SHARE INFORMATION
The following table sets forth the historical comparative share information for MCAC and Playboy on a stand-alone basis and the unaudited pro forma combined share information for the six months ended June 30, 2020 and the year ended December 31, 2019, after giving effect to the Business Combination, assuming (i) no MCAC stockholders exercise redemption rights with respect to their public shares upon the consummation of the Business Combination; and (2) MCAC stockholders exercise their redemption rights with respect to 4,279,285 public shares. This leads to a total high redemption value of $43.7 million calculated by multiplying the 4,279,285 public shares by the redemption price of approximately $10.20 per share. The estimated per share redemption value of $10.20 was calculated by dividing the amount of $58.7 million in the Trust Account as of June 30, 2020 by the 5,749,800 total public shares. Furthermore, one of Playboy’s closing conditions in the Merger Agreement that requires a cash closing balance of $15.0 million for MCAC was considered. This condition leads to a calculated potential high redemption amount of $43.7 million calculated as the difference between the balance of $58.7 million in the Trust Account as of June 30, 2020 and the minimum Trust Account cash closing condition of $15.0 million.
This information is only a summary and should be read together with the selected historical financial information summary included elsewhere in this prospectus, and the historical financial statements of MCAC and Playboy and related notes that are included elsewhere in this prospectus. The unaudited pro forma combined per share information of MCAC and Playboy is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this prospectus.
The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of MCAC and Playboy would have been had the companies been combined during the periods presented.
	Playboy (Historical)	MCAC (Historical)	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming High Redemptions)
As of and for the Six Months Ended June 30, 2020
Book value per share(1)	$20.66	$3.64	$5.10	$4.40
Net loss per non-redeemable share – basic and diluted	$(1.53)	$(0.01)	(0.17)	(0.19)
Weighted average non-redeemable shares outstanding – basic and diluted	3,939,046	1,373,525	35,502,367	31,223,083
Net income per redeemable share – basic and diluted		$0.00
Weighted average redeemable shares outstanding – basic and diluted		5,102,647
As of and for the Year Ended December 31, 2019
Book value per share	N/A	N/A	N/A	N/A
Net loss per share – basic and diluted(2)	(6.12)	—	(0.60)	(0.68)
Weighted average non-redeemable shares outstanding – basic and diluted(2)	3,854,256	1,250,000	35,502,367	31,223,083

(1)
Book value per share = Total stockholders’ equity (deficit)/Total basic (or diluted) outstanding shares.

(2)
Historical net loss per share and weighted average shares outstanding for MCAC are based on the period from November 12, 2019 (Inception) through December 31, 2019.

RISK FACTORS
The Combined Company will face a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. You should consider carefully the following risk factors, as well as the other information set forth in this prospectus, before making a decision on the Business Combination. Risks related to Playboy, including risks related to Playboy’s business, financial position and capital requirements, development, regulatory approval and commercialization, dependence on third parties, intellectual property and taxation, will continue to be applicable to the Combined Company after the closing of the Business Combination.
Risks Related to Playboy
Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to Playboy and its subsidiaries prior to the consummation of the Business Combination.
General Risks Related to Playboy’s Business and Industry
Our success depends on our ability to maintain the value and reputation of our brand.
Our success depends on the value and reputation of the Playboy brand. The Playboy name is integral to our business as well as to the implementation of our strategies for expanding our business. Maintaining, promoting, and positioning our brand will depend largely on the success of our marketing and merchandising efforts and our ability to provide a consistent, high quality product, and customer experience.
We rely on social media, as one of our marketing strategies, to have a positive impact on both our brand value and reputation. Our brand and reputation could be adversely affected if we fail to achieve these objectives, if our public image was to be tarnished by negative publicity, which could be amplified by social media, if we fail to deliver innovative and high quality products and experiences acceptable to our customers, or if we face or mishandle a product recall.
We license our brand to third parties to use in connection with various goods and services, subject to our approval. Our financial condition could be negatively impacted if any such third parties use our brand in a manner that adversely reflects on Playboy or our brand.
Additionally, while we devote considerable efforts and resources to protecting our intellectual property, if these efforts are not successful, the value of our brand may be harmed. Any harm to our brand and reputation could have a material adverse effect on our financial condition.
Our businesses operate in highly competitive industries.
The sexual wellness, lifestyle experiences, apparel and accessories, and beauty and grooming industries in which we operate are highly competitive. The ability of our businesses to compete in each of these industries successfully depends on a number of factors, including our ability to consistently supply high quality and popular content and products, adapt to new technologies and distribution platforms, maintain our brand reputation and produce new and successful products, content and services. There can be no assurance that we will be able to compete successfully in the future against existing or new competitors, or that increasing competition will not result in price reductions, reduced margins or loss of market share, any of which could have a material adverse effect on our business, financial condition or results of operations.
Additionally, many of our competitors, including large entertainment and media enterprises and apparel and beauty retailers, have greater financial and human resources than we do. We cannot assure you that we can remain competitive with companies that have greater resources or that offer alternative entertainment or product offerings.
The market for our adult oriented products is changing rapidly, and unless we are able to anticipate these changes and rapidly adapt, we will lose market share.
Online usage is changing rapidly as technological advancements allow the deployment of more advanced and interactive multimedia services and the Internet and mobile device usage have resulted in new digital distribution channels. As a result, we have to rapidly develop new business models, products and distribution models that will allow us to otherwise capitalize on our large library of titles that we own and license as well as our product offerings.
Unless we are able to effectively modify our business model to compete with the products offered digitally on the Internet or elsewhere, our market share, revenues and profits from our product offerings could decrease. Although we are currently developing new products and seeking potential acquisition targets, no assurance can be given that we will remain competitive in the rapidly changing adult entertainment marketplace or the other industries we compete in. Our future success will depend, in part, on our ability to adapt to rapidly changing technologies, to enhance existing services and to develop and introduce a variety of new services and products to address changing demands of our consumers.
If we are unable to obtain, maintain and protect our intellectual property rights, in particular trademarks and copyrights, our ability to compete could be negatively impacted.
Our intellectual property rights, particularly our trademarks in the Playboy name and Rabbit Head Design, are valuable assets of our business and are critical to our success, growth potential and competitive position. Although certain of the intellectual property we use is registered in the U.S. and in many of the foreign countries in which we operate, there can be no assurances with respect to the continuation of such intellectual property rights, including our ability to further register, use or defend key current or future trademarks. Further, applicable law may provide only limited and uncertain protection, particularly in emerging markets, such as China.
Furthermore, we may not apply for, or be unable to obtain, intellectual property protection for certain aspects of our business. Third parties have in the past, and could in the future, bring infringement, invalidity, co-inventorship, re-examination, opposition or similar claims with respect to our current or future intellectual property. Any such claims, whether or not successful, could be costly to defend, may not be sufficiently covered by any indemnification provisions to which we are party, divert management’s attention and resources, damage our reputation and brands, and substantially harm our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.
In addition, third parties may distribute and sell counterfeit (or grey market) versions of our products, which may be inferior or pose safety risks and could confuse consumers or customers, which could cause them to refrain from purchasing our brands in the future or otherwise damage our reputation. The presence of counterfeit versions of our products in the market and of prestige products in mass distribution channels could also dilute the value of our brands, force us and our distributors to compete with heavily discounted products, cause us to be in breach of contract (including license agreements), impact our compliance with distribution and competition laws in jurisdictions including the E.U. and China, or otherwise have a negative impact on our reputation and business, prospects, financial condition or results of operations.
In order to protect or enforce our intellectual property and other proprietary rights, we may initiate litigation or other proceedings against third parties, such as infringement suits, opposition proceedings or interference proceedings. Any lawsuits or proceedings that we initiate could be expensive, take significant time and divert management’s attention from other business concerns, adversely impact customer relations and we may not be successful. Litigation and other proceedings may also put our intellectual property at risk of being invalidated or interpreted narrowly. The occurrence of any of these events may have a material adverse effect on our business, prospects, financial condition, results of operations, cash flows, as well as the trading price of our securities.
Our success depends on our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property of third parties.
Our commercial success depends in part on our ability to operate without infringing, misappropriating or otherwise violating the trademarks, patents, copyrights and other proprietary rights of third parties. However, we cannot be certain that the conduct of our business does not and will not infringe, misappropriate or otherwise violate such rights. Moreover, our acquisition targets and other businesses in which we may make strategic investments are often smaller or younger companies with less robust intellectual property clearance practices, and we may face challenges on the use of their trademarks and other proprietary rights.

If we are found to be infringing, misappropriating or otherwise violating a third party trademark, patent, copyright or other proprietary rights, we may need to obtain a license, which may not be available in a timely manner on commercially reasonable terms or at all, or redesign or rebrand our products, which may not be possible or result in a significant delay to market or otherwise have an adverse commercial impact. We may also be required to pay substantial damages or be subject to a court order prohibiting us and our customers from selling certain products or engaging in certain activities, which could therefore have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows, as well as the trading price of our securities.
Any inability to identify, fund investment in and commercially exploit new technology could have a material adverse impact on our business, financial condition or results of operations.
We are engaged in businesses that have experienced significant technological changes over the past several years and are continuing to undergo technological changes. Our ability to implement our business plan and to achieve the results projected by management will depend on management’s ability to anticipate technological advances and implement strategies to take advantage of future technological changes. Any inability to identify, fund investment in and commercially exploit new technology or the commercial failure of any technology that we pursue, such as Internet and mobile, could result in our businesses becoming burdened by obsolete technology and could have a material adverse impact on our business, financial condition or results of operations.
Our business involves the provision of sexually explicit content which can create negative publicity, lawsuits and boycotts.
We are engaged in the business of providing adult-oriented, sexually explicit products worldwide. Many people regard our primary business as unwholesome. Various national and local governments, along with religious and children’s advocacy groups, consistently propose and enact legislation to restrict the provision of, access to, and content of such entertainment. These groups also often file lawsuits against providers of adult entertainment, encourage boycotts against such providers and mount negative publicity campaigns. In this regard, some of our distribution outlets and advertisers, have from time-to-time been the target of groups who seek to limit the availability of our products because of their content. We expect to continue to be subject to these activities.
The adult-oriented content of our websites may also subject us to obscenity or other legal claims by third parties. We may also be subject to claims based upon the content that is available on our websites through links to other sites and in jurisdictions that we have not previously distributed content in. Implementing measures to reduce our exposure to this liability may require us to take steps that would substantially limit the attractiveness of our websites and other distribution channels and/or their availability in various geographic areas, which could negatively impact their ability to generate revenue.
In addition, some investors, investment banks, market makers, lenders and others in the investment community may refuse to participate in the market for our Common Stock, financings or other activities due to the nature of our adult business. These refusals may negatively impact the value of our Common Stock and our opportunities to attract market support.
Companies providing products and services on which we rely may refuse to do business with us because some of our services contain adult content.
Some companies that provide products and services we need may be concerned that associating with us could lead to their becoming the target of negative publicity campaigns by public interest groups and boycotts of their products and services. As a result of these concerns, these companies may be reluctant to enter into or continue business relationships with us. There can be no assurance that we will be able to maintain our existing business relationships with the companies, domestic or international, that currently provide us with services and products. Our inability to maintain such business relationships, or to find replacement service providers, would materially adversely affect our business, financial condition and results of operations. We could be forced to enter into business arrangements on terms less favorable to us than we might otherwise obtain, which could lead to our doing business with less competitive terms, higher transaction costs and more inefficient operations than if we were able to maintain such business relationships or find replacement service providers.
If we are unable to advertise on certain platforms because of our brand or products, our business would be harmed.
Some companies that operate websites and offline media, including search engines and social media platforms, on which we would like to advertise our products and services, and provide direct purchasing capabilities, may be reluctant or refuse to allow such advertising due to the adult nature of certain of our products and services and the history of our brand. Our inability to advertise on such platforms would make it more difficult for us to reach a broad audience, which could limit sales of our products and services, and the reduce the value of our brand. Our existing competitors, as well as potential new competitors, may not face such obstacles and be able to undertake more extensive marketing campaigns and reach a broader consumer base, making it more difficult for Playboy to compete with them with similar products and services.
If we are unable to generate revenues from advertising and sponsorships our future growth may be harmed.
If companies perceive Playboy.com or any of our other free websites to be limited or ineffective advertising mediums, they may be reluctant to advertise in our products or to be our sponsors. Our ability to generate significant advertising and sponsorship revenues depends upon several factors, including, among others, the following:
•
our ability to maintain a large, demographically attractive subscriber base for Playboy.com and any of our other free websites;

•
our ability to offer attractive advertising rates;

•
our ability to attract advertisers and sponsors; and

•
our ability to provide effective advertising delivery and measurement systems.

Our potential advertising revenues are also dependent on the level of spending by advertisers, which is impacted by a number of factors beyond our control, including general economic conditions, changes in consumer purchasing and viewing habits and changes in the retail sales environment. Our existing competitors, as well as potential new competitors, may have significantly greater financial, technical and marketing resources than we do. These companies may be able to undertake more extensive marketing campaigns, adopt aggressive advertising pricing policies and devote substantially more resources to attracting advertising customers.
We have experienced seasonality in our revenues, which may result in volatility in our earnings.
While we receive revenue throughout the year, our businesses do experience seasonality. For example, our consumer brand licensing business under our consumer business experiences higher receipts in its first and third fiscal quarters due to the licensing fee structure in its licensing agreements which typically require advance payment of such fees during these quarters. To the extent that we continue to experience seasonality after the Business Combination, this may result in volatility in our earnings.
We have a significant amount of intangible assets, including our trademarks, recorded on our balance sheet. As a result of changes in market conditions and declines in the estimated fair value of these assets, we may be required to record impairments of our intangible assets in the future which could adversely affect our results of operations.
As of December 31, 2019, indefinitive-lived intangible assets and goodwill represented $336.4 million, or 80.4 % of our total consolidated assets. Under GAAP, indefinite-lived intangible assets are not amortized, but instead are subject to impairment evaluation based on related estimated fair values, with such testing to be done at least annually. Our trademarks are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Any write-down of intangible assets resulting from future periodic evaluations would, as applicable, either decrease our net income or increase our net loss and those decreases or increases could be material.

Our use of certain tax attributes may be limited.
We have significant net operating losses (“NOLs”). A valuation allowance has been provided as of December 31, 2019 which primarily relates to state net operating losses and capital loss carryforwards. As of December 31, 2019, we have federal NOLs available to carryforward to future periods of $181.8 million which begin expiring in 2027 and we have state NOLs available to carryforward to future periods of $113.4 million which begin expiring in 2020. We have foreign tax credits available to carryforward to future periods of $4.4 million as of December 31, 2019 which begin expiring in 2020. The statute of limitations for tax years 2015 and forward remains open to examination by the major U.S. taxing jurisdictions to which we are subject. In addition, due to the NOL carryforward provision, tax authorities continue to have the ability to adjust the amount of our carryforward. The limitations on the use of the NOLs under Section 382 could affect our ability to offset future taxable income.
We are subject to taxation related risks in multiple jurisdictions.
We are a U.S.-based multinational company subject to tax in multiple U.S. and foreign tax jurisdictions. Significant judgment is required in determining our global provision for income taxes, deferred tax assets or liabilities and in evaluating our tax positions on a worldwide basis. While we believe our tax positions are consistent with the tax laws in the jurisdictions in which we conduct our business, it is possible that these positions may be challenged by jurisdictional tax authorities, which may have a significant impact on our global provision for income taxes.
Tax laws are being re-examined and evaluated globally. New laws and interpretations of the law are taken into account for financial statement purposes in the quarter or year that they become applicable. Tax authorities are increasingly scrutinizing the tax positions of companies. Many countries in the European Union, as well as a number of other countries and organizations such as the Organization for Economic Cooperation and Development, are actively considering changes to existing tax laws that, if enacted, could increase our tax obligations in countries where we do business. If U.S. or other foreign tax authorities change applicable tax laws, our overall taxes could increase, and our business, financial condition or results of operations may be adversely impacted.
Our digital operations are subject to systems failures.
The uninterrupted performance of our computer systems is critical to the operations of our websites. Our computer systems are located at external third-party sites, and, as such, may be vulnerable to fire, loss of power, telecommunications failures and other similar catastrophes. In addition, we may have to restrict access to our websites to solve problems caused by computer viruses or other system failures. Our customers may become dissatisfied by any disruption or failure of our computer systems that interrupts our ability to provide our content. Repeated system failures could substantially reduce the attractiveness of our websites and/or interfere with commercial transactions, negatively affecting our ability to generate revenues. Our websites must accommodate a high volume of traffic and deliver regularly-updated content. Our sites have, on occasion, experienced slow response times and network failures. These types of occurrences in the future could cause users to perceive our websites as not functioning properly and therefore induce them to frequent websites other than ours. We are also subject to risks from failures in computer systems other than our own because our customers depend on their own Internet service providers for access to our sites. Our revenues could be negatively affected by outages or other difficulties customers experience in accessing our websites due to Internet service providers’ system disruptions or similar failures unrelated to our systems. Our insurance policies may not adequately compensate us for any losses that may occur due to any failures in our Internet systems or the systems of our customers’ Internet service providers.
Changes in how network operators handle and charge for access to data that travel across their networks could adversely impact our business.
We rely significantly upon the ability of consumers to access our service through the internet. If network operators block, restrict or otherwise impair access to our service over their networks, our service and business could be negatively affected. To the extent that network operators implement usage based pricing, including meaningful bandwidth caps, or otherwise try to monetize access to their networks by data providers, we could incur greater operating expenses and our membership acquisition and retention could be negatively impacted. Furthermore, to the extent network operators create tiers of internet access service and either charge us for or prohibit us from being available through these tiers, our business could be negatively impacted.
Most network operators that provide consumers with access to the internet also provide these consumers with multichannel video programming. As such, many network operators have an incentive to use their network infrastructure in a manner adverse to our continued growth and success. While we believe that consumer demand, regulatory oversight and competition will help check these incentives, to the extent that network operators are able to provide preferential treatment to their data as opposed to ours or otherwise implement discriminatory network management practices, our business could be negatively impacted. The extent to which these incentives limit operator behavior differs across markets.
We are subject to data security and privacy risks that could negatively affect our results, operations or reputation.
Online security breaches could materially adversely affect our business, financial condition or results of operations. Any well-publicized compromise of security could deter use of the Internet in general or use of the Internet to conduct transactions that involve transmitting confidential information or downloading sensitive materials in particular. In addition to our own sensitive and proprietary business information, we handle transactional and personal information about our consumers and users of our digital experiences, which include online distribution channels and product engagement. In offering online payment services, we may increasingly rely on technology licensed from third parties to provide the security and authentication necessary to effect secure transmission of confidential information such as customer credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments could compromise or breach the algorithms that we use to protect our customers’ transaction data. If third parties are able to penetrate our network security or otherwise misappropriate confidential information, we could be subject to liability, which could result in litigation. In addition, experienced programmers or “hackers” may attempt to misappropriate proprietary information or cause interruptions in our services that could require us to expend significant capital and resources to protect against or remediate these problems. Increased scrutiny by regulatory agencies, such as the Federal Trade Commission and state agencies, of the use of customer information could also result in additional expenses if we are obligated to reengineer systems to comply with new regulations or to defend investigations of our privacy practices.
In addition, we must comply with increasingly complex and rigorous, and sometimes conflicting, regulatory standards enacted to protect business and personal data in the United States, Europe and elsewhere. For example, the European Union adopted the General Data Protection Regulation (the “GDPR”), which became effective on May 25, 2018; and California passed the California Consumer Privacy Act (the “CCPA”) which became effective on January 1, 2020. The U.S. Children’s Online Privacy Protection Act (COPPA) also regulates the collection, use and disclosure of personal information from children under 13 years of age. While none of our content is directed at children under 13 years of age, if COPPA were to apply to us, failure to comply with COPPA may increase our costs, subject us to expensive and distracting government investigations and could result in substantial fines. These laws impose additional obligations on companies regarding the handling of personal data and provide certain individual privacy rights to persons whose data is stored. Compliance with existing, proposed and recently enacted laws (including implementation of the privacy and process enhancements called for under GDPR and CCPA) and regulations can be costly and time consuming, and any failure to comply with these regulatory standards could subject us to legal and reputational risks.
Customer interaction with our content is subject to our privacy policy and terms of service. If we fail to comply with our posted privacy policy or terms of service or if we fail to comply with existing privacy-related or data protection laws and regulations, it could result in proceedings or litigation against us by governmental authorities or others, which could result in fines or judgments against us, damage our reputation, impact our financial condition and harm our business. If regulators, the media or consumers raise any concerns about our privacy and data protection or consumer protection practices, even if unfounded, this could also result in fines or judgments against us, damage our reputation, and negatively impact our financial condition and damage our business.

We are subject to payment processing risk.
Our customers pay for our service using a variety of different payment methods, including credit and debit cards, gift cards, prepaid cards, direct debit, online wallets and direct carrier and partner billing. We rely on internal systems as well as those of third parties to process payment. Acceptance and processing of these payment methods are subject to certain rules and regulations, including additional authentication requirements for certain payment methods, and require payment of interchange and other fees. To the extent there are increases in payment processing fees, material changes in the payment ecosystem, such as large re-issuances of payment cards, delays in receiving payments from payment processors, changes to rules or regulations concerning payments, loss of payment partners and/or disruptions or failures in our payment processing systems, partner systems or payment products, including products we use to update payment information, our revenue, operating expenses and results of operation could be adversely impacted. In certain instances, we leverage third parties such as our cable and other partners to bill subscribers on our behalf. If these third parties become unwilling or unable to continue processing payments on our behalf, we would have to transition subscribers or otherwise find alternative methods of collecting payments, which could adversely impact member acquisition and retention. In addition, from time to time, we encounter fraudulent use of payment methods, which could impact our results of operations and if not adequately controlled and managed could create negative consumer perceptions of our service. If we are unable to maintain our fraud and chargeback rate at acceptable levels, card networks may impose fines, our card approval rate may be impacted and we may be subject to additional card authentication requirements. The termination of our ability to process payments on any major payment method would significantly impair our ability to operate our business.
Government regulations could adversely affect our business, financial condition or results of operations.
Our businesses are regulated by governmental authorities in the countries in which we operate. Because of our international operations, we must comply with diverse and evolving regulations. Regulation relates to, among other things, licensing, access to satellite transponders, commercial advertising, subscription rates, foreign investment, Internet gaming, use of confidential customer information and content, including standards of decency/obscenity. Changes in the regulation of our operations or changes in interpretations of existing regulations by courts or regulators or our inability to comply with current or future regulations could adversely affect us by reducing our revenues, increasing our operating expenses and/or exposing us to significant liabilities. While we are not able to reliably predict particular regulatory developments that could affect us adversely, those regulations related to adult content, the Internet, consumer products and commercial advertising illustrate some of the potential difficulties we face.
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Adult content.   Regulation of adult content could prevent us from making our content available in various jurisdictions or otherwise have a material adverse effect on our business, financial condition or results of operations. The governments of some countries, such as China and India, have sought to limit the influence of other cultures by restricting the distribution of products deemed to represent foreign or “immoral” influences. Regulation aimed at limiting minors’ access to adult content could also increase our cost of operations and introduce technological challenges, such as by requiring development and implementation of age verification systems. U.S. government officials could amend or construe and seek to enforce more broadly or aggressively the adult content recordkeeping and labeling requirements set forth in 18 U.S.C. Section 2257 and its implementing regulations in a manner that is unfavorable to our business.

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Internet.   Various governmental agencies are considering a number of legislative and regulatory proposals that may lead to laws or regulations concerning various aspects of the Internet, including online content, intellectual property rights, user privacy, taxation, access charges, liability for third-party activities and jurisdiction. Regulation of the Internet could materially adversely affect our business, financial condition or results of operations by reducing the overall use of the Internet, reducing the demand for our services or increasing our cost of doing business.

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Consumer products.   Any attempts to limit or otherwise regulate the sale or distribution of certain consumer products sold by our licensees could materially adversely affect our business, financial condition or results of operations.

We are subject to risks resulting from our operations outside the U.S., and we face additional risks and challenges as we continue to expand internationally.
The international scope of our operations may contribute to volatile financial results and difficulties in managing our business. For the six months ended June 30, 2020 and the fiscal year ended December 31, 2019, we derived approximately 52% and 77% of our consolidated revenues from countries outside the U.S., respectively. Our international operations expose us to numerous challenges and risks, including, but not limited to, the following:
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adverse political, regulatory, legislative and economic conditions in various jurisdictions;

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costs of complying with varying governmental regulations;

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fluctuations in currency exchange rates;

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difficulties in developing, acquiring or licensing programming and products that appeal to a variety of audiences and cultures;

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scarcity of attractive licensing and joint venture partners;

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the potential need for opening and managing distribution centers abroad; and

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difficulties in protecting intellectual property rights in foreign countries.

In addition, important elements of our business strategy, including capitalizing on advances in technology, expanding distribution of our products and content and leveraging cross-promotional marketing capabilities, involve a continued commitment to expanding our business internationally. This international expansion will require considerable management and financial resources.
We cannot assure you that one or more of these factors or the demands on our management and financial resources would not harm any current or future international operations and our business as a whole.
We are subject to periodic claims and litigation that could result in unexpected expenses and could ultimately be resolved against us.
From time to time, we are involved in litigation and other proceedings and litigation arising in the ordinary course of business, such as the matters described in “Playboy’s Business—Legal Proceedings” of this prospectus. Defending these claims, even those without merit, could cause us to incur significant legal expenses and divert financial and management resources. These claims could also result in significant settlement amounts, damages, fine or other penalties. An unfavorable outcome of any particular proceeding could exceed the limits of our insurance policies or the carriers may decline to fund such final settlements and/or judgments and could have an adverse impact on our business, financial condition, and results of operations. In addition, an adverse resolution of any lawsuit or claim against us could negatively impact our reputation and our brand image and could have a material adverse effect on our business.
In addition, we rely on our employees, consultants and sub-contractors to conduct our operations in compliance with applicable laws and standards. Any violation of such laws or standards by these individuals, whether through negligence, harassment, discrimination or other misconduct, could result in significant liability for us and adversely affect our business. For example, negligent operations by employees could result in serious injury or property damage, and sexual harassment or racial and gender discrimination could result in legal claims and reputational harm.
If we are unable to attract and retain key employees and hire qualified management and personnel our ability to compete could be harmed.
We believe that our ability to successfully implement our business strategy and to operate profitably depends, in part, on our ability to retain our key personnel. If key personnel become unable or unwilling to continue in their present positions, our business, financial condition or results of operations could be materially adversely affected. Our success also depends, in part, on our continuing ability to identify, hire, attract, train and develop other highly qualified personnel.

Competition for these employees can be intense, and our ability to hire, attract and retain them depends on our ability to provide competitive compensation. We may not be able to attract, assimilate, develop or retain qualified personnel in the future, and our failure to do so could adversely affect our business, including the execution of our global business strategy. Any failure by our management team to perform as expected may have a material adverse effect on our business, prospects, financial condition and results of operations.
Past performance by our management team and their affiliates may not be indicative of future performance of an investment in us.
Information regarding performance by, or businesses associated with, our management team or businesses associated with them is presented for informational purposes only. Past performance by our management team is not a guarantee the success with respect to any acquisition we may consummate. You should not rely on the historical record of the performance of our management team’s or businesses associated with them as indicative of our future performance of an investment in us or the returns we will, or is likely to, generate going forward.
Our management has limited experience in operating a public company.
Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage its transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the Combined Company. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for the Combined Company to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is possible that the Combined Company will be required to expand its employee base and hire additional employees to support its operations as a public company which will increase its operating costs in future periods.
Our expansion into new products, services, technologies, and geographic regions subjects us to additional risks.
We may have limited or no experience in our newer market segments, and our customers may not adopt our product or service offerings. These offerings, which can present new and difficult technology and regulatory challenges, may subject us to claims if customers of these offerings experience service disruptions or failures or other quality issues. In addition, profitability, if any, in our newer activities may not meet our expectations, and we may not be successful enough in these newer activities to recoup our investments in them. Failure to realize the benefits of amounts we invest in new technologies, products, or services could result in the value of those investments being written down or written off.
We expect to incur transaction costs in connection with our acquisitions.
We have incurred and expect to continue to incur significant costs and expenses in connection with past and future acquisitions, including financial advisory, legal, accounting, consulting and other advisory fees and expenses, reorganization and restructuring costs, litigation defense costs, severance/employee benefit-related expenses, filing fees, printing expenses and other related charges. There are also a large number of processes, policies, procedures, operations, technologies and systems that must be integrated in connection with our acquisitions. There are many factors beyond our control that could affect the total amount or timing of the integration and implementation expenses. These costs and expenses could reduce the benefits and income we expect to achieve from our acquisitions.
We may, in the future, require additional capital to help fund all or part of potential acquisitions. If, at the time required, we do not have sufficient cash to finance those additional capital needs, we will need to raise additional funds through equity and/or debt financing. We cannot guarantee that, if and when needed, additional financing will be available to us on acceptable terms or at all. If additional capital is needed and is either unavailable or cost prohibitive, our growth may be limited as we may need to change our business strategy to slow the rate of, or eliminate, our expansion plans. In addition, any additional financing we undertake could impose additional covenants upon us that restrict our operating flexibility, and, if we issue equity securities to raise capital, our existing stockholders may experience dilution or the new securities may have rights senior to those of our Common Stock.
The officers, directors or other key personnel of an acquisition candidate may resign upon completion of such an acquisition. The loss of a target’s key personnel could negatively impact the operations and profitability of our Combined Company’s business.
The role of an acquisition candidate’s key personnel upon the completion of an acquisition cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following an acquisition, it is possible that members of the management of an acquisition candidate will not wish to remain in place.
We may seek acquisition opportunities in industries or sectors that may be outside of our management’s areas of expertise.
We will consider an acquisition outside of our management’s areas of expertise if an acquisition candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. Although our management will endeavor to evaluate the risks inherent in any particular acquisition candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our securities will not ultimately prove to be less favorable to investors than a direct investment, if an opportunity were available, in an acquisition candidate.
In pursuing selective acquisitions, we may incur various costs and liabilities and we may never realize the anticipated benefits of the acquisitions.
If appropriate opportunities become available, we may acquire businesses, products or technologies that we believe are strategically advantageous to us. Transactions of this sort could involve numerous risks, including:
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unforeseen operating difficulties and expenditures arising from the process of integrating any acquired business, product or technology, including related personnel;

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diversion of a significant amount of management’s attention from the ongoing development of our business;

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dilution of existing stockholders’ ownership interest in us;

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incurrence of additional debt;

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exposure to additional operational risk and liability, including risks arising from the operating history of any acquired businesses;

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entry into markets and geographic areas where we have limited or no experience;

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loss of key employees of any acquired companies;

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adverse effects on our relationships with suppliers and customers; and

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adverse effects on the existing relationships of any acquired companies, including suppliers and customers.

Furthermore, we may not be successful in identifying appropriate acquisition candidates or consummating acquisitions on terms favorable or acceptable to us or at all.
When we acquire businesses, products or technologies, our due diligence reviews are subject to inherent uncertainties and may not reveal all potential risks. We may therefore fail to discover or inaccurately assess undisclosed or contingent liabilities, including liabilities for which we may have responsibility as a successor to the seller or the target company. As a successor, we may be responsible for any past or continuing violations of law by the seller or the target company, including violations of decency laws. Although we generally attempt to seek contractual protections, such as representations and warranties and indemnities, we cannot be sure that we will obtain such provisions in our acquisitions or that such provisions will fully protect us from all unknown, contingent or other liabilities or costs. Finally, claims against us relating to any acquisition may necessitate our seeking claims against the seller for which the seller may not indemnify us or that may exceed the scope, duration or amount of the seller’s indemnification obligations.
Our acquisitions may result in disruptions in our business and diversion of management’s attention.
Any acquisitions will require the integration of the operations, products and personnel of the acquired businesses and the training and motivation of these individuals. Such acquisitions may disrupt our operations and divert management’s attention from day-to-day operations, which could impair our relationships with current employees, customers and partners. We may also incur debt or issue equity securities to pay for any future acquisitions. These issuances could be substantially dilutive to our stockholders. In addition, our profitability may suffer because of acquisition-related costs or amortization, or impairment costs for acquired goodwill and other intangible assets. If management is unable to fully integrate acquired business, products or persons with existing operations, we may not receive the benefits of the acquisitions, and our revenues and stock trading price may decrease.
We may not realize all of the anticipated benefits of our acquisitions or those benefits may take longer to realize than expected.
Our ability to realize the anticipated benefits of our acquisitions depends, to a large extent, on our ability to implement changes to acquired businesses in a manner that facilitates growth opportunities and realizes anticipated synergies. We will be required to devote significant management attention, resources and costs to realigning the business practices and operations of acquired businesses to our brand management model. We generally expect to benefit from operational synergies from our acquisitions resulting from the consolidation of capabilities and elimination of redundancies, as well as greater efficiencies from increased scale and market integration. However, this process may preclude or impede realization of the benefits expected from acquisitions and could adversely affect current revenues and investments in future growth, which could adversely affect our results of operations. We cannot be certain that we will not be required to implement further realignment activities, make additions or other changes to our workforce based on other cost reduction measures or changes in the markets and industry in which we compete. In addition, future business conditions and events may impact our ability to continue to realize any benefits of these initiatives. If we are not able to successfully achieve these objectives, the anticipated benefits of our acquisitions may not be realized fully or at all or may take longer to realize than expected.
Any future acquisition may not be accretive, and may be dilutive, to our earnings per share, which may negatively affect the market price of our Common Stock.
Future acquisitions may not be accretive to our earnings per share. Our expectations regarding the timeframe in which a potential acquisition may become accretive to our earnings per share may not be realized. In addition, we could fail to realize all of the benefits anticipated in a potential acquisition or experience delays or inefficiencies in realizing such benefits. Such factors could, combined with the potential issuance of shares of our Common Stock in connection with a potential acquisition, result in such acquisition being dilutive to our earnings per share, which could negatively affect the market price of our Common Stock.
The terms of our credit facility impose restrictions on us that may affect our ability to successfully operate our business.
Our credit facility contains covenants that limit our actions. These covenants could materially and adversely affect our ability to finance our future operations or capital needs or to engage in other business activities that may be in our best interests. The covenants restrict our ability to, among other things:
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incur or guarantee additional indebtedness;

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make loans and investments;

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enter into agreements restricting our subsidiaries’ abilities to pay dividends;

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create liens;

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sell or otherwise dispose of assets;

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enter new lines of business;

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merge or consolidate with other entities; and

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engage in transactions with affiliates.

The credit facility also contains financial covenants requiring us to maintain specified minimum net worth and interest coverage ratios.
Our ability to comply with these covenants and requirements may be affected by events beyond our control, such as prevailing economic conditions and changes in regulations, and if such events occur, we cannot be sure that we will be able to comply.
A variety of uncontrollable events may reduce demand for our products and services, impair our ability to provide our products and services or increase the cost of providing our products and services.
Demand for our products and services can be significantly adversely affected in the U.S., globally or in specific regions as a result of a variety of factors beyond our control, including: adverse weather conditions arising from short-term weather patterns or long-term change, catastrophic events or natural disasters (such as excessive heat or rain, hurricanes, typhoons, floods, tsunamis and earthquakes); health concerns, such as pandemics; international, political or military developments; and terrorist attacks. These events and others, such as fluctuations in travel and energy costs and computer virus attacks, intrusions or other widespread computing or telecommunications failures, may also damage our ability to provide our products and services or to obtain insurance coverage with respect to these events. An incident that affected our property directly would have a direct impact on our ability to provide goods and services. Moreover, the costs of protecting against such incidents reduces the profitability of our operations.
In addition, we derive affiliate fees and royalties from the distribution of our programming, sales of our licensed goods and services by third parties, and the management of businesses operated under brands licensed from us, and we are therefore dependent on the successes of those third parties for that portion of our revenue. A wide variety of factors could influence the success of those third parties and if negative factors significantly impacted a sufficient number of those third parties, the profitability of one or more of our businesses could be adversely affected.
We obtain insurance against the risk of losses relating to some of these events, generally including physical damage to our property and resulting business interruption, certain injuries occurring on our property and some liabilities for alleged breach of legal responsibilities. When insurance is obtained it is subject to deductibles, exclusions, terms, conditions and limits of liability. The types and levels of coverage we obtain vary from time to time depending on our view of the likelihood of specific types and levels of loss in relation to the cost of obtaining coverage for such types and levels of loss and we may experience material losses not covered by our insurance.
Our financial condition and results of operations have been and are expected to continue to be adversely affected by the coronavirus pandemic.
A novel strain of coronavirus (“COVID-19”) was first identified in China in December 2019, and subsequently declared a pandemic by the World Health Organization. To date, this pandemic and preventative measures taken to contain or mitigate the pandemic have caused, and are expected to continue to cause, business slowdown or shutdown in affected areas and significant disruption in the financial markets, both globally and in the United States. These events have led to and could continue to lead to a decline in discretionary spending by consumers, and in turn materially impact, our business, sales, financial condition and results of operations. We may experience a negative impact on our sales, operations and financial results, and we cannot predict the degree to, or the time period over, which our sales, operations and financial results will continue to be subject to risk by the pandemic and preventative measures. Risks presented by the

COVID-19 pandemic include, but are not limited to:
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Deterioration in economic conditions in the United States and globally, including China;

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Reduced consumer demand for our products as consumers seek to reduce or delay discretionary spending in response to the impacts of COVID-19, including as a result of a rise in unemployment rates and diminished consumer confidence;

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Decreased retail traffic as a result of store closures, reduced operating hours, social distancing restrictions and/or changes in consumer behavior;

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The risk that any safety protocols in our facilities will not be effective or not be perceived as effective, or that any virus-related illnesses will be linked or alleged to be linked to such facilities, whether accurate or not;

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Incremental costs resulting from the adoption of preventative measures, including providing facial coverings and hand sanitizer, rearranging operations to follow social distancing protocols, conducting temperature checks and undertaking regular and thorough disinfecting of surfaces;

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Disruption to our distribution centers and our third-party manufacturing partners and other vendors, including through the effects of facility closures, reductions in operating hours, labor shortages, and real time changes in operating procedures, including for additional cleaning and disinfection procedures;

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Bankruptcies or other financial difficulties facing our wholesale customers or licensing partners, which could cause them to be unable to make or delay making payments to us, or result in cancellation or reduction of their orders or licensing agreements;

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Operational risk, including but not limited to cybersecurity risks, as a result of extended workforce remote work arrangements, and restrictions on employee travel;

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Impacts to our distribution and logistics providers’ ability to operate or increases in their operating costs. These supply chain effects may have an adverse effect on our ability to meet consumer demand, including digital demand, and could result in an increase in our costs of production and distribution, including increased freight and logistics costs and other expenses;

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Disruption to our operations if a large number of our employees and/or a subset of our key employees and executives are impacted by COVID-19, which could negatively impact our ability to continue to operate effectively.

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Significant disruption of and volatility in global financial markets, which could have a negative impact on our ability to access capital in the future.

We continue to monitor the latest developments regarding the pandemic and have made certain assumptions regarding the pandemic for purposes of our operating, financial and tax planning projections, including assumptions regarding the duration and severity of the pandemic and the global macroeconomic impacts of the pandemic. However, we are unable to accurately predict the extent of the impact of the pandemic on our business, operations and financial condition due to the uncertainty of future developments. In particular, we believe the ultimate impacts on our business, results of operations, cash flows and financial condition will depend on, among other things, the further spread and duration of COVID-19, third party or governmental actions taken to contain its spread and mitigate its public health effects the requirements to take action to help limit the spread of the illness, the availability, safety and efficacy of a vaccine and treatments for COVID-19 and the economic impacts of the pandemic. Even in those regions where we are beginning to experience business recovery, should those regions fail to fully contain COVID-19 or suffer a COVID-19 relapse, those markets may not recover as quickly or at all, which could have a material adverse effect on our business and results of operations. The pandemic may also affect our business, operations or financial condition in a manner that is not presently known to us or that we currently do not consider to present significant risks.
In addition, the impact of COVID-19 may also exacerbate other risks discussed in this “Risk Factors” section, which could have a material effect on us.

Global economic conditions could have a material adverse effect on our business, operating results and financial condition.
The uncertain state of the global economy continues to impact businesses around the world. If global economic and financial market conditions further deteriorate or do not improve, the following factors could have a material adverse effect on our business, operating results and financial condition:
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Our sales are impacted by discretionary spending by consumers. Declines in consumer spending may result in reduced demand for our products, increased inventories, reduced orders from retailers for our products, order cancellations, lower revenues, higher discounts and lower gross margins.

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In the future, we may be unable to access financing in the credit and capital markets at reasonable rates in the event we find it desirable to do so.

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We conduct transactions in various currencies, which creates exposure to fluctuations in foreign currency exchange rates relative to the U.S. Dollar. Continued volatility in the markets and exchange rates for foreign currencies and contracts in foreign currencies could have a significant impact on our reported operating results and financial condition.

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As a result, we cannot ensure that demand for our offerings will remain constant. Adverse developments affecting economies throughout the world, including a general tightening of the availability of credit, decreased liquidity in certain financial markets, increased interest rates, foreign exchange fluctuations, increased energy costs, acts of war or terrorism, transportation disruptions, natural disasters, declining consumer confidence, sustained high levels of unemployment or significant declines in stock markets, as well as concerns regarding pandemics, epidemics and the spread of contagious diseases, could lead to a further reduction in discretionary spending.

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Continued volatility in the availability and prices for commodities and raw materials we use in our products and in our supply chain (such as cotton or petroleum derivatives) could have a material adverse effect on our costs, gross margins and profitability.

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If retailers of our products experience declining revenues or experience difficulty obtaining financing in the capital and credit markets to purchase our products, this could result in reduced orders for our products, order cancellations, late retailer payments, extended payment terms, higher accounts receivable, reduced cash flows, greater expense associated with collection efforts and increased bad debt expense.

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If retailers of our products experience severe financial difficulty, some may become insolvent and cease business operations, which could negatively impact the sale of our products to consumers.

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Our business is particularly sensitive to reductions from time to time in discretionary consumer spending. Demand for entertainment and leisure activities, can be affected by changes in the economy and consumer tastes, both of which are difficult to predict and beyond our control. Unfavorable changes in general economic conditions, including recessions, economic slowdowns, sustained high levels of unemployment, and rising prices or the perception by consumers of weak or weakening economic conditions, may reduce our users’ disposable income or result in fewer individuals engaging in entertainment and leisure activities, including lifestyle experiences such as casino gaming, and lower spending on sexual wellness, apparel or beauty products. As a result, we cannot ensure that demand for our offerings will remain constant.

If contract manufacturers of our products or other participants in our supply chain experience difficulty obtaining financing in the capital and credit markets to purchase raw materials or to finance capital equipment and other general working capital needs, it may result in delays or non-delivery of shipments of our products.
In particular, since we derived in 2019 and expect to continue to derive a significant portion of our revenue from China, our business development plans, results of operations and financial condition may be materially adversely affected by significant political, social and economic developments in China. A slowdown in economic growth in China, such as due to the outbreak of the COVID-19 pandemic could adversely impact our licensees in China, prospective customers, suppliers, distributors and partners of our licensees in China, which could have a material adverse effect on our results of operations and financial condition. In addition, a deterioration in trade relations between the U.S. and China or other countries, or the a negative perception of U.S. brands by Chinese or other international consumers, could have a material adverse effect on our results of operations and financial condition. There is no guarantee that economic downturns, any further decrease in economic growth rates or an otherwise uncertain economic outlook in China will not persist in the future, that they will not be protracted or that governments will respond adequately to control and reverse such conditions, any of which could materially and adversely affect our business, financial condition and results of operations.
Additional Risks Related to Playboy’s Licensing and Direct-to-Consumer Businesses
We utilize various licensing and selling models in our operations, and our success is dependent on our ability to manage these different models.
In addition to the licensing model, we operate online retail stores and we produce and sell directly to customers and offer certain services. Although we believe these various models could have certain benefits, these models could themselves be unsuccessful and our beliefs could turn out to be wrong. Moreover, our pursuit of these different models could divert management’s attention and other resources, including time and capital. As a result, our future success depends in part on our ability to successfully manage these multiple models. If we are unable to do so, our performance, financial condition and prospects could be materially harmed.
Risks that impact our business as a whole may also impact the success of our direct-to-consumer, or DTC, business.
We may not successfully execute on our DTC strategy (which includes our online retail platforms). Consumers may not be willing to pay for an expanding set of DTC services, potentially exacerbated by an economic downturn. Government regulation, including revised foreign content and ownership regulations, may impact the implementation of our DTC business plans. Poor quality broadband infrastructure in certain markets may impact our customers’ access to our DTC products and may diminish our customers’ experience with our DTC products. These and other risks may impact the profitability and success of our DTC businesses.
A new agency relationship for our consumer brands licensing business may not ultimately be successful.
We currently engaged an agency to act as our global products licensing agent. In the event we need to engage a new agency to act as our global products licensing agent, the transition from the current regional licensing agent to our new global products licensing agent may be subject to delays, as the new global agent lacks institutional knowledge of the consumer brand licensing business, and there may be unanticipated issues arising from the new relationship and the transition. The failure of our global agent to find or maintain revenue-enhancing licensing opportunities for the business could have an adverse impact on the revenue and cash flows of our consumer business.
A substantial portion of our licensing revenue is concentrated with a limited number of licensees and retail partners, such that the loss of a licensee or retail partner could materially decrease our revenue and cash flows.
Our licensing revenues are concentrated with a limited number of licensees and retail partners. For instance, the five largest license agreements in our consumer brands licensing business comprised 35% of consolidated revenues in the six months ended June 30, 2020, and the largest contributed 16% of consolidated revenues during that period. Because we are dependent on these licensees for a significant portion of our licensing revenue, if any of these licensees were to have financial difficulties affecting their ability to make payments, cease operations, or if any of these licensees decides not to renew or extend any existing agreements, or to significantly reduce its sales of licensed products under any agreement, our revenue and cash flows could be reduced substantially, which could have a material adverse effect on our financial condition, results of operations or business.
Our wholesale licensing arrangements subject us to a number of risks.
We have entered into several arrangements in connection a licensing strategy. Although we believe our licensing arrangements may have certain benefits, these arrangements are subject to a number of risks and our beliefs could turn out to be wrong. If any of these risks occur and we do not achieve the intended or expected benefits of our licensing strategy, our results of operations, and financial condition could be materially adversely affected.
The terms of our licensing arrangements vary. These different terms could have a material impact on our performance. These effects on our performance could become increasingly significant in future periods, to the extent our new licensees gain traction over time with new retailers and consumer bases and the proportion of our royalty revenues from these licensees increases, or if we pursue similar arrangements in the future.
Additionally, in licensing arrangements, we have limited ability to control various aspects of the manufacturing process, including access to raw materials, the timing of delivery of finished products, the quality of finished products and manufacturing costs. Our licensees may not be able to produce finished products of the quality or in the quantities that are sufficient to meet retailer and consumer demand in a timely manner or at all, which could result in an inability to generate revenues from any such products and loss of confidence in our brands. Interruptions or delays in the manufacturing process can occur at any time and for a variety of reasons, many of which are outside our control, including, among others, unforecasted spikes in demand, shortages of raw materials, labor disputes, backlogs, insufficient devotion of resources to the manufacture of products bearing our brands, or problems that may arise with manufacturing operations or facilities or our licensees’ businesses generally. On the other hand, our licensees may produce inventory in excess of retailer and consumer demand, in which case over-supply may cause retail prices of products bearing our brands to decline. Further, we compete with other brand owners for the time and resources of our licensees, which could curtail or limit our ability to engage new or maintain relationships with existing licensee partners on acceptable terms or at all. Further, the unplanned loss of any of our wholesale licensees could lead to inadequate market coverage for retail sales of products bearing our brands, create negative impressions of us and our brands with retailers and consumers, and add downward pricing pressure on products bearing our brands as a result of liquidating a former wholesaler’s inventory of such products. The occurrence of any of these risks could adversely impact our reputation, performance and financial condition.
We rely on the accuracy of our licensees’ sales reports for reporting and collecting our royalty revenues, and if these reports are untimely or incorrect, our revenues could be delayed or inaccurately reported or collected.
Most of our licensing royalty revenues are generated from retailers that manufacture and sell products bearing our brands in their stores and on their websites, and from wholesalers that manufacture and distribute products bearing our brands and sell these products to retailers. In addition, we generate revenues from licensees that sell products that we have developed and designed. Under our existing agreements, our licensees pay us fees based on their sales of products or, for some of our wholesale licensees, based on their manufacturing costs. As a result, we rely on our licensees to accurately report their sales or costs in collecting our license and design fees, preparing our financial reports, projections and budgets and directing our sales and marketing efforts. Although all of our agreements permit us to audit our licensees, if any of them understate their sales or costs, we may not collect and recognize the royalty revenues to which we are entitled on a timely basis or at all, or we may endure significant expense to obtain compliance.
The failure of licensees to adequately produce, market, import and sell products bearing Playboy’s trademarks in their license categories, continue their operations, renew their license agreements or pay their obligations under their license agreements could result in a decline in the results of operations of our business.
A significant part of our revenues depend on royalty payments made to us pursuant to license agreements. Although the license agreements for our trademarks usually require the advance payment of a portion of the license fees and, in most cases, provide for guaranteed minimum royalty payments to us, the failure of licensees to satisfy their obligations under these agreements, or their inability to operate successfully or at all, could result in their breach and/or the early termination of such agreements, their non-renewal of such agreements or the decision to amend such agreements to reduce the guaranteed minimum royalty payments or sales royalties due thereunder, thereby eliminating some or all of that stream of revenue.
There can be no assurances that we will not lose the licensees under our license agreements due to their failure to exercise the option to renew or extend the term of those agreements or the cessation of their business operations (as a result of their financial difficulties or otherwise) without equivalent options for replacement. Any of such failures could reduce the anticipated revenue stream to be generated by the license agreements. In addition, the failure of licensees to meet their production, manufacturing and distribution requirements, or to be able to continue to import goods (including, without limitation, as a result of labor strikes or unrest), could cause a decline in their sales and potentially decrease the amount of royalty payments (over and above the guaranteed minimum royalty payments) due to us. Any decrease in royalties for any of the above reasons could have a material and adverse effect on our financial condition, results of operations or business.
Further, the failure of licensees and/or their third party manufacturers, which we do not control, to adhere to local laws, industry standards and practices generally accepted in the United States in areas of worker safety, worker rights of association, social compliance, and general health and welfare, could result in accidents and practices that cause disruptions or delays in production and/or substantial harm to the reputation of our trademarks, any of which could have a material adverse effect on the business and financial results of our business. A weak economy or softness in sectors of licensees of our consumer business could exacerbate this risk. This, in turn, could decrease our potential revenues and cash flows.
We rely on third parties to help operate certain aspects of our e-commerce business. If these third parties fail to perform, our business could be harmed.
We are dependent on information technology systems and third parties to operate certain of our e-commerce and subscription websites, process transactions, respond to customer inquiries, and maintain cost-efficient operations. The failure of our information technology systems to operate properly or effectively, problems with transitioning to upgraded or replacement systems, or difficulty in integrating new systems, could adversely affect our business. Our information technology systems, websites, and operations of third parties on whom we rely, may encounter damage or disruption or slowdown caused by a failure to successfully upgrade systems, system failures, viruses, computer “hackers”, natural disasters, pandemics, or other causes. These could cause information, including data related to customer orders, to be lost or delayed which could result in delays in the delivery of products to our customers or lost sales, which could reduce demand for our products and cause our sales to decline. Any significant disruption in our information technology systems or websites could harm our reputation and credibility, and could have a material adverse effect on our business, financial condition, and results of operations.
Our commercial agreements, strategic alliances, and other business relationships expose us to risks.
We provide physical, e-commerce, and omnichannel retail and other services to businesses through commercial agreements, strategic alliances, and business relationships. These arrangements are complex and require substantial infrastructure capacity, personnel, and other resource commitments, which may limit the amount of business we can service. We may not be able to implement, maintain, and develop the components of these commercial relationships, which may include web services, fulfillment, customer service, inventory management, tax collection, payment processing, hardware, content, and third-party software, and engaging third parties to perform services. The amount of compensation we receive under certain of our commercial agreements is partially dependent on the volume of the other company’s sales. Therefore, when the other company’s offerings are not successful, the compensation we receive may be lower than expected or the agreement may be terminated. Moreover, we may not be able to enter into additional or alternative commercial relationships and strategic alliances on favorable terms. We also may be subject to claims from businesses to which we provide these services if we are unsuccessful in implementing, maintaining, or developing these services.
As our agreements terminate, we may be unable to renew or replace these agreements on comparable terms, or at all. We may in the future enter into amendments on less favorable terms or encounter parties that have difficulty meeting their contractual obligations to us, which could adversely affect our operating results.
Our present and future e-commerce services agreements, other commercial agreements, and strategic alliances create additional risks such as:
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disruption of our ongoing business, including loss of management focus on existing businesses;

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impairment of other relationships;

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variability in revenue and income from entering into, amending, or terminating such agreements or relationships; and

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difficulty integrating under the commercial agreements.

Our consumer business is subject to additional risks associated with our international licensees.
Many of the licensees of our consumer business are located outside the U.S. Our consumer business and our licensees face numerous risks in doing business outside the U.S., including: (i) unusual or burdensome foreign laws or regulatory requirements or unexpected changes to those laws or requirements; (ii) tariffs, trade protection measures, import or export licensing requirements, trade embargoes, sanctions and other trade barriers; (iii) competition from foreign companies; (iv) longer accounts receivable collection cycles and difficulties in collecting accounts receivable; (v) less effective and less predictable protection and enforcement of intellectual property rights; (vi) changes in the political or economic condition of a specific country or region (including, without limitation, as a result of political unrest), particularly in emerging markets or jurisdictions where political events may strongly influence consumer spending; (vii) fluctuations in the value of foreign currency versus the U.S. dollar, the cost of currency exchange and compliance with exchange controls; (viii) potentially adverse tax consequences; and (ix) cultural differences in the conduct of business. Any one or more of such factors could cause the future international sales of licensees to decline. In addition, the business practices of our consumer business in international markets are subject to the requirements of the U.S. Foreign Corrupt Practices Act and all other applicable anti-bribery laws, any violation of which could subject us to significant fines, criminal sanctions and other penalties. The occurrence of any of the above risks and uncertainties could result in a material adverse effect on our consumer business’s financial condition, results of operations or business.
We are subject to product liability claims when people or property are harmed by the products we sell or manufacture.
Some of the products we sell or manufacture expose us to product liability or food safety claims relating to personal injury or illness, death, or environmental or property damage, and can require product recalls or other actions. Third parties who sell products using our services and stores increase our exposure to product liability claims, such as when these sellers do not have sufficient protection from such claims. Although we maintain liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all. Although we impose contractual terms on sellers that are intended to prohibit sales of certain type of products, we may not be able to detect, enforce, or collect sufficient damages for breaches of such agreements. In addition, some of our agreements with our vendors and sellers do not indemnify us from product liability.
Additional Risks Related to Playboy’s Digital Subscriptions and Services Business
Free content on the Internet and competition from the tube sites is increasing competition for our adult content products and is changing the dynamics of the marketplace for our adult content products.
Demand for our paid adult content products is significantly impacted by the availability of free adult entertainment available on the Internet in general and at the “YouTube-like” adult video sites that are commonly known as “tube sites.” The tube sites feature free adult videos, some of which consist of unlicensed, or pirated, excerpts of professionally produced adult movies (including at times pirated versions of our proprietary videos). The availability of these free adult videos has diminished the demand for our paid video offerings on our proprietary websites, Playboy TV and Playboy Plus, and for our other content products, and has diluted the market presence of our website. The tube sites have materially affected the revenues we generate from our website and other adult content offerings. It is uncertain what affect these tube sites and other free internet adult websites will have on our on-going operations and our future financial results. No assurance can be given that we will be able to effectively compete against the tube sites and other internet products.

Failure to maintain our agreements with multiple system operators, or MSOs, and direct-to-home, or DTH, operators on favorable terms could adversely affect our business, financial condition or results of operations.
We currently have agreements with many of the largest MSOs in the U.S. and internationally. Our agreements with these operators may be terminated on short notice without penalty. If one or more MSOs or DTH operators terminate or do not renew these agreements, or do not renew them on terms as favorable as those of current agreements, our business, financial condition or results of operations could be materially adversely affected.
In addition, competition among television programming providers is intense for both channel space and viewer spending. Our competition varies in both the type and quality of programming offered, but consists primarily of other premium pay services, such as general-interest premium channels, and other adult movie pay services. We compete with other pay services as we attempt to obtain or renew carriage with DTH operators and individual cable affiliates, negotiate fee arrangements with these operators, negotiate for video-on-demand, or VOD, and subscription video-on-demand rights and market our programming through these operators to consumers. The competition with programming providers has intensified as a result of consolidation in the DTH and cable systems industries, which has resulted in fewer, but larger, operators. Competition has also intensified with VOD’s lower cost of entry for programmers compared to linear networks and with capacity constraints disappearing. The impact of industry consolidation, any decline in our access to and acceptance by DTH and/or cable systems and the possible resulting deterioration in the terms of agreements, cancellation of fee arrangements or pressure on margin splits with operators of these systems could adversely affect our business, financial condition or results of operations.
Limits on our access to satellite transponders could adversely affect our business, financial condition or results of operations.
Our cable television and DTH operations require continued access to satellite transponders to transmit programming to cable and DTH operators. Material limitations on our access to these systems or satellite transponder capacity could materially adversely affect our business, financial condition or results of operations. Our access to transponders may also be restricted or denied if:
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we or the satellite transponder providers are indicted or otherwise charged as a defendant in a criminal proceeding;

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the Federal Communications Commission issues an order initiating a proceeding to revoke the satellite owner’s authorization to operate the satellite;

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the satellite transponder providers are ordered by a court or governmental authority to deny us access to the transponder;

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we are deemed by a governmental authority to have violated any obscenity law; or

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the satellite transponder providers fail to provide the required services.

In addition to the above, the access of Playboy TV and the Playboy Channel and our other networks to transponders may be restricted or denied if a governmental authority commences an investigation or makes an adverse finding concerning the content of their transmissions. Technical failures may also affect our satellite transponder providers’ ability to deliver transmission services.
There has been a shift in consumer behavior as a result of technological innovations and changes in the distribution of content, which may affect our viewership and the profitability of our content business in unpredictable ways.
Technology and business models in our industry continue to evolve rapidly. Changes to these business models include the increasing presence of streaming services and the greater video consumption through time-delayed or time-shifted viewing of television programming through streaming services, on-demand services, and digital video recorder, or DVRs. Consumer behavior related to changes in content distribution and technological innovation affect our economic model and viewership in ways that are not entirely predictable.
Consumers are increasingly viewing content on a time-delayed or on-demand basis from traditional distributors and from streaming services, connected apps and websites and on a wide variety of screens,

such as televisions, tablets, mobile phones and other devices. Additionally, devices that allow users to view television programs on a time-shifted basis and technologies that enable users to fast-forward or skip programming, including commercials, such as DVRs and portable digital devices and systems that enable users to store or make portable copies of content may affect the attractiveness of our offerings to advertisers and could therefore adversely affect our revenues. There is increased demand for short-form, user-generated and interactive content, which have different economic models than our traditional content offerings. Likewise, distributors are offering smaller programming packages known as “skinny bundles,” which are delivered at a lower cost than traditional offerings and sometimes allow consumers to create a customized package of networks, that are gaining popularity among consumers. If our networks are not included in these packages or consumers favor alternative offerings, we may experience a decline in viewership and ultimately the demand for our programming, which could lead to lower distribution and advertising revenues.
In order to respond to changes in content distribution models in our industry, we have invested in, developed and launched DTC products (including our online retail stores). There can be no assurance, however, that our viewers will respond to our DTC products or that our DTC strategy will be successful, particularly given the increase in DTC products on the market. Each distribution model has different risks and economic consequences for us, so the rapid evolution of consumer preferences may have an economic impact that is not completely predictable. Distribution windows are also evolving, potentially affecting revenues from other windows. If we cannot ensure that our distribution methods and content are responsive to our target audiences, our business could be adversely affected.
Our digital services business involves risks of liability claims for media content, which could adversely affect our business, financial condition or results of operations.
As a distributor of media content, we may face potential liability for:
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defamation;

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invasion of privacy;

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negligence;

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copyright or trademark infringement; and

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other claims based on the nature and content of the materials distributed.

These types of claims have been brought, sometimes successfully, against broadcasters, publishers, online services and other disseminators of media content. We could also be exposed to liability in connection with material available through our websites. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage could have a material adverse effect on us. In addition, measures to reduce our exposure to liability in connection with material available through our websites could require us to take steps that would substantially limit the attractiveness of our websites and/or their availability in various geographic areas, which would negatively affect their ability to generate revenues.
Risks Related to MCAC and the Business Combination
MCAC will be forced to liquidate the Trust Account if it cannot consummate a business combination by the date that is 12 months from the closing of the IPO, or June 9, 2021. In the event of a liquidation, MCAC’s public stockholders will receive $10.20 per share and the MCAC Rights will expire worthless.
If MCAC is unable to complete a business combination by the date that is 12 months from the closing of the IPO, or June 9, 2021, and is forced to liquidate, the per-share liquidation distribution will be $10.20. Furthermore, there will be no distribution with respect to the MCAC Rights, which will expire worthless as a result of MCAC’s failure to complete a business combination.
We do not have a specified maximum redemption threshold in our Certificate of Incorporation. The absence of such a redemption threshold may make it possible for us to complete a Business Combination with which a substantial majority of our public stockholders may redeem their public shares.
Our Certificate of Incorporation does not provide a specified maximum redemption threshold, except that we will not redeem our public shares in an amount that would cause MCAC’s net tangible assets to be less than $5,000,001 upon consummation of our initial business combination (such that we are not subject to the SEC’s “penny stock” rules). However, the Merger Agreement provides that Playboy’s obligation to consummate the Business Combination is conditioned on the amount in the Trust Account and the proceeds from the PIPE Investment equaling or exceeding $65,000,000. As a result, we may be able to complete our Business Combination even though a substantial portion of our public stockholders have redeemed their public shares.
In the event the aggregate cash consideration we would be required to pay for all shares of Common Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement (if such conditions are not waived) exceeds the aggregate amount of cash available to us, we may not complete the Business Combination or redeem any shares, all public shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.
There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.
We can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a stockholder of MCAC might realize in the future had the stockholder not redeemed its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of the Business Combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this prospectus. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.
You must tender your shares of Common Stock in order to validly seek redemption at the Meeting of stockholders.
In connection with tendering your shares for redemption, you must elect either to physically tender your share certificates to Continental or to deliver your Common Stock to Continental electronically using DTC’s DWAC (Deposit/Withdrawal At Custodian) System, in each case at least two business days before the Meeting. The requirement for physical or electronic delivery ensures that a redeeming holder’s election to redeem is irrevocable once the Business Combination is consummated. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the Business Combination.
If third parties bring claims against MCAC, the proceeds held in trust could be reduced and the per-share liquidation price received by MCAC’s stockholders may be less than $10.20.
MCAC’s placing of funds in trust may not protect those funds from third party claims against MCAC. Although MCAC has received from many of the vendors, service providers (other than its independent accountants) and prospective target businesses with which it does business executed agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of MCAC’s public stockholders, they may still seek recourse against the Trust Account. Additionally, a court may not uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of MCAC’s public stockholders. If MCAC liquidates the Trust Account before the completion of a business combination and distributes the proceeds held therein to its public stockholders, the Sponsor has contractually agreed that it will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute such a waiver. However, MCAC cannot assure you that they will be able to meet such obligation. Therefore, the per-share distribution from the Trust Account for our stockholders may be less than $10.20 due to such claims.
Additionally, if MCAC is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in MCAC’s bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent any bankruptcy claims deplete the Trust Account, MCAC may not be able to return $10.20 to our public stockholders.
Any distributions received by MCAC stockholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, MCAC was unable to pay its debts as they fell due in the ordinary course of business.
MCAC’s Certificate of Incorporation provides that it will continue in existence only until the date that is 12 months from the closing of the IPO, or June 9, 2021 (unless such time period has been extended as described herein). If MCAC is unable to consummate a transaction within the required time periods, upon notice from MCAC, the trustee of the Trust Account will distribute the amount in its Trust Account to its public stockholders. Concurrently, MCAC shall pay, or reserve for payment, from funds not held in trust, its liabilities and obligations, although MCAC cannot assure you that there will be sufficient funds for such purpose. If there are insufficient funds held outside the Trust Account for such purpose, the Sponsor has contractually agreed that, if it liquidates prior to the consummation of a business combination, they will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by MCAC for services rendered or contracted for or products sold to it, but only if such a vendor or prospective target business does not execute such a waiver. However, we may not properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, third parties may seek to recover from our stockholders amounts owed to them by us.
If, after we distribute the proceeds in the trust account to our public stockholders, we file a bankruptcy petition or an involuntary bankruptcy petition is filed against us that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. In addition, our Board may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors.
If MCAC’s due diligence investigation of Playboy was inadequate, then stockholders of MCAC following the Business Combination could lose some or all of their investment.
Even though MCAC conducted a due diligence investigation of Playboy, it cannot be sure that this diligence uncovered all material issues that may be present inside Playboy or its business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Playboy and its business and outside of its control will not later arise.
Stockholder litigation and regulatory inquiries and investigations are expensive and could harm MCAC’s business, financial condition and operating results and could divert management attention.
In the past, securities class action litigation and/or stockholder derivative litigation and inquiries or investigations by regulatory authorities have often followed certain significant business transactions, such as the sale of a company or announcement of any other strategic transaction, such as the Business Combination. Any stockholder litigation and/or regulatory investigations against MCAC, whether or not resolved in MCAC’s favor, could result in substantial costs and divert MCAC’s management’s attention from other business concerns, which could adversely affect MCAC’s business and cash resources and the ultimate value MCAC’s stockholders receive as a result of the Business Combination.
The Initial Stockholders who own shares of Common Stock and Private Units will not participate in liquidation distributions and, therefore, they may have a conflict of interest in determining whether the Business Combination is appropriate.
As of the date of this prospectus, the Initial Stockholders owned an aggregate of 1,063,942 shares of Common Stock, inclusive of the 326,492 shares of Common Stock underlying Private Units. They have waived their right to redeem these shares, or to receive distributions with respect to these shares upon the liquidation of the Trust Account if MCAC is unable to consummate a business combination. Based on a market price of $[•] per share of Common Stock on [•], 202[•], the value of these shares was $[•]. The shares of Common Stock and Private Units acquired prior to the IPO will be worthless if MCAC does not consummate a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting Playboy as a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of the Business Combination are appropriate and in MCAC’s public stockholders’ best interest.
MCAC is requiring stockholders who wish to redeem their public shares in connection with a proposed business combination to comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline for exercising their rights.
MCAC is requiring stockholders who wish to redeem their Common Stock to either tender their certificates to Continental or to deliver their shares to Continental electronically using the DTC’s DWAC (Deposit/Withdrawal At Custodian) System at least two business days before the Meeting. In order to obtain a physical certificate, a stockholder’s broker and/or clearing broker, DTC and Continental will need to act to facilitate this request. It is MCAC’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from Continental. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than MCAC anticipates for stockholders to deliver their Common Stock, stockholders who wish to redeem may be unable to meet the deadline for exercising their redemption rights and thus may be unable to redeem their Common Stock.
MCAC will require its public stockholders who wish to redeem their public shares in connection with the Business Combination to comply with specific requirements for redemption described above, such redeeming stockholders may be unable to sell their securities when they wish to in the event that the Business Combination is not consummated.
If MCAC requires public stockholders who wish to redeem their public shares in connection with the proposed Business Combination to comply with specific requirements for redemption as described above and the Business Combination is not consummated, MCAC will promptly return such certificates to its public stockholders. Accordingly, investors who attempted to redeem their public shares in such a circumstance will be unable to sell their securities after the failed acquisition until MCAC has returned their securities to them. The market price for shares of our Common Stock may decline during this time and you may not be able to sell your securities when you wish to, even while other stockholders that did not seek redemption may be able to sell their securities.
If MCAC’s security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of MCAC’s securities.
MCAC’s Initial Stockholders are entitled to make a demand that it register the resale of their Insider Shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, our Initial Stockholders, officers and directors are entitled to demand that MCAC register the resale of the shares underlying any securities our Initial Stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us at any time after MCAC consummates a business combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional 1,096,591 shares of Common Stock eligible for trading in the public market. The presence of these additional shares of Common Stock trading in the public market may have an adverse effect on the market price of MCAC’s securities.
MCAC will not obtain an opinion from an unaffiliated third party as to the fairness of the Business Combination to its stockholders.
MCAC is not required to obtain an opinion from an unaffiliated third party that the price it is paying in the Business Combination is fair to its public stockholders from a financial point of view. MCAC’s public stockholders therefore, must rely solely on the judgment of the Board.

If the Business Combination’s benefits do not meet the expectations of financial or industry analysts, the market price of MCAC’s securities may decline.
The market price of MCAC’s securities may decline as a result of the Business Combination if:
•
MCAC does not achieve the perceived benefits of the acquisition as rapidly as, or to the extent anticipated by, financial or industry analysts; or

•
The effect of the Business Combination on the financial statements is not consistent with the expectations of financial or industry analysts.

Accordingly, investors may experience a loss as a result of decreasing stock prices.
MCAC’s directors and officers may have certain conflicts in determining to recommend the acquisition of Playboy, since certain of their interests, and certain interests of their affiliates and associates, are different from, or in addition to, your interests as a shareholder.
MCAC’s management and directors have interests in and arising from the Business Combination that are different from, or in addition to, your interests as a shareholder, which could result in a real or perceived conflict of interest. These interests include the fact that certain of the shares of Common Stock owned by MCAC’s management and directors, or their affiliates and associates, would become worthless if the Business Combination is not approved and MCAC otherwise fails to consummate a business combination prior to June 9, 2021 (unless such date has been extended as described herein).
MCAC has incurred and expects to incur significant costs associated with the Business Combination. Whether or not the Business Combination is completed, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by the Combined Company if the Business Combination is completed or by MCAC if the Business Combination is not completed.
MCAC has incurred significant costs associated with the Business Combination. Whether or not the Business Combination is completed, MCAC expects to incur approximately $[•] in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by MCAC if the Business Combination is completed or by MCAC if the Business Combination is not completed.
The unaudited pro forma condensed combined financial information included in this prospectus may not be indicative of what the Combined Company’s actual financial position or results of operations would have been.
The unaudited pro forma condensed combined financial information in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what Combined Company’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.
In the event that a significant number of public shares are redeemed, our Common Stock may become less liquid following the Business Combination.
If a significant number of public shares are redeemed, MCAC may be left with a significantly smaller number of stockholders. As a result, trading in the shares of the Combined Company may be limited and your ability to sell your shares in the market could be adversely affected. The Combined Company intends to apply to list its shares on the Nasdaq Stock Market (“Nasdaq”), and Nasdaq may not list the Common Stock on its exchange, which could limit investors’ ability to make transactions in MCAC’s securities and subject MCAC to additional trading restrictions.
The Combined Company will be required to meet the initial listing requirements to be listed on the Nasdaq Stock Market. However, the Combined Company may be unable to maintain the listing of its securities in the future.
If the Combined Company fails to meet the continued listing requirements and Nasdaq delists its securities, MCAC could face significant material adverse consequences, including:
•
a limited availability of market quotations for its securities;

•
a limited amount of news and analyst coverage for the company; and

•
a decreased ability to issue additional securities or obtain additional financing in the future.

MCAC may waive one or more of the conditions to the Business Combination without resoliciting shareholder approval for the Business Combination.
MCAC may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by applicable laws. The Board will evaluate the materiality of any waiver to determine whether amendment of this prospectus and resolicitation of proxies is warranted. In some instances, if the Board determines that a waiver is not sufficiently material to warrant resolicitation of stockholders, MCAC has the discretion to complete the Business Combination without seeking further shareholder approval. For example, it is a condition to MCAC’s obligations to close the Business Combination that there be no restraining order, injunction or other order restricting Playboy’s conduct of its business, however, if the Board determines that any such order or injunction is not material to the business of Playboy, then the Board may elect to waive that condition without shareholder approval and close the Business Combination.
MCAC’s stockholders will experience immediate dilution as a consequence of the issuance of Common Stock as consideration in the Business Combination. Having a minority share position may reduce the influence that MCAC’s current stockholders have on the management of MCAC.
After the Business Combination, assuming no redemptions of public shares for cash, and based on the assumptions of the number of shares issuable to former Playboy stockholders described under “Unaudited Pro Forma Condensed Combined Financial Information” elsewhere in this prospectus, MCAC’s current public stockholders will own approximately 19% of MCAC’s non-redeemable shares, MCAC’s current directors, officers and affiliates will own approximately 3% of MCAC’s non-redeemable shares, the PIPE investors will own approximately 15% of MCAC’s non-redeemable shares, and the former stockholders of Playboy will own approximately 63% of MCAC’s non-redeemable shares. Assuming redemption by holders of 4,279,285 outstanding public shares, MCAC public stockholders will own approximately 7% of MCAC’s non-redeemable shares, MCAC’s current directors, officers and affiliates will own approximately 4% of MCAC’s non-redeemable shares, the PIPE investors will own approximately 17% of MCAC’s non-redeemable shares, and the former stockholders of Playboy will own approximately 72% of MCAC’s non-redeemable shares. The minority position of the former MCAC stockholders will give them limited influence over the management and operations of the Combined Company.
The Combined Company will likely be a controlled company within the meaning of the Nasdaq rules, and, as a result, qualifies for exemptions from certain corporate governance requirements that provide protection to stockholders of other companies. To the extent the Combined Company utilizes any of these exemptions, you will not have the same protections afforded to stockholders of companies that are subject to such requirements. The Combined Company does not currently intend to rely on the exemptions afforded to controlled companies at this time.
So long as more than 50% of the voting power for the election of directors of the Combined Company is held by an individual, a group or another company, the Combined Company will qualify as a “controlled company” under Nasdaq rules. Following the completion of the Business Combination, RT will likely control a majority of the voting power of Combined Company’s outstanding Common Stock. As a result, the Combined Company will likely be a “controlled company” under Nasdaq rules. In the event the Combined Company is a controlled company, the Combined Company will be exempt from certain Nasdaq corporate governance requirements, including those that would otherwise require the Combined Company’s Board of Directors to have a majority of independent directors and require that the Combined Company either establish compensation and nominating and corporate governance committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of the Combined Company’s executive officers and nominees for directors are determined or recommended to the board of directors by the independent members of the board of directors. While the Combined Company does not currently intend to rely on any of these exemptions, it will be entitled to do so for as long as the Combined Company will be considered a “controlled company,” and to the extent it relies on one or more of these exemptions, holders of the Combined Company’ Common Stock will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements.
Risks Related to Combined Company’s Common Stock
The market price of the Combined Company’s Common Stock is likely to be highly volatile, and you may lose some or all of your investment.
Following the Business Combination, the market price of Combined Company’s Common Stock is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:
•
the impact of COVID-19 pandemic on Playboy’s business;

•
the inability to obtain or maintain the listing of the Combined Company’s shares of Common Stock on Nasdaq;

•
the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, Playboy’s ability to grow and manage growth profitably, and retain its key employees;

•
changes in applicable laws or regulations;

•
risks relating to the uncertainty of Playboy’s projected financial information;

•
risks related to the organic and inorganic growth of Playboy’s business and the timing of expected business milestones; and

•
the amount of redemption requests made by MCAC’s stockholders.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of the Combined Company’s Common Stock, regardless of the Combined Company’s actual operating performance.
Volatility in the Combined Company’s share price could subject the Combined Company to securities class action litigation.
In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. If the Combined Company faces such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm its business.
If securities or industry analysts do not publish research or reports about the Combined Company, or publish negative reports, the Combined Company’s stock price and trading volume could decline.
The trading market for the Combined Company’s Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about the Combined Company. The Combined Company does not have any control over these analysts. If the Combined Company’s financial performance fails to meet analyst estimates or one or more of the analysts who cover the Combined Company downgrade its Common Stock or change their opinion, the Combined Company’s stock price would likely decline. If one or more of these analysts cease coverage of the Combined Company or fail to regularly publish reports on the Combined Company, it could lose visibility in the financial markets, which could cause the Combined Company’s stock price or trading volume to decline.
Because the Combined Company does not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.
The Combined Company currently anticipates that it will retain future earnings for the development, operation and expansion of its business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of the Combined Company’s shares of Common Stock would be your sole source of gain on an investment in such shares for the foreseeable future.
Future sales of shares of the Combined Company’s Common Stock may depress its stock price.
Sales of a substantial number of the Combined Company’s Common Stock in the public market after the closing of the Business Combination, or the perception that these sales might occur, could depress the market price of the Combined Company’s Common Stock and could impair its ability to raise capital through the sale of additional equity securities.
The Combined Company is an emerging growth company, and the Combined Company cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make its shares less attractive to investors.
After the completion of the Business Combination, the Combined Company will be an emerging growth company, as defined in the JOBS Act. For as long as the Combined Company continues to be an emerging growth company, it may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including exemption from compliance with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. The Combined Company will remain an emerging growth company until the earlier of (1) the date (a) June 9, 2025, (b) in which the Combined Company has total annual gross revenue of at least $1.07 billion or (c) in which the Combined Company is deemed to be a large accelerated filer, which means the market value of shares of the Combined Company’s Common Stock that are held by non-affiliates exceeds $700 million as of the prior September 30th, and (2) the date on which the Combined Company has issued more than $1.0 billion in non-convertible debt during the prior three-year period.
In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. The Combined Company has elected to avail itself of this exemption from new or revised accounting standards and, therefore, the Combined Company will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.
Even after the Combined Company no longer qualifies as an emerging growth company, it may still qualify as a “smaller reporting company,” which would allow it to take advantage of many of the same exemptions from disclosure requirements including exemption from compliance with the auditor attestation requirements of Section 404 and reduced disclosure obligations regarding executive compensation in this prospectus and the Combined Company’s periodic reports and prospectus.
The Combined Company cannot predict if investors will find its Common Stock less attractive because the Combined Company may rely on these exemptions. If some investors find the Combined Company’s Common Stock less attractive as a result, there may be a less active trading market for the Common Stock and its market price may be more volatile.

USE OF PROCEEDS
All of the shares of Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective amounts. We will not receive any of the proceeds from these sales.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this prospectus.
Introduction
MCAC is providing the following unaudited pro forma condensed combined financial information to assist in your evaluation of the Business Combination.
The unaudited pro forma condensed combined balance sheet as of June 30, 2020 gives pro forma effect to the Business Combination as if it had been consummated as of that date. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2020 and for the year ended December 31, 2019 give pro forma effect to the Business Combination as if it had occurred as of January 1, 2019. This information should be read together with Playboy’s and MCAC’s respective audited and unaudited financial statements and related notes, “MCAC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Playboy’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this prospectus.
The unaudited pro forma condensed combined balance sheet as of June 30, 2020 has been prepared using the following:
•
Playboy’s unaudited historical condensed consolidated balance sheet as of June 30, 2020, as included elsewhere in this prospectus; and

•
MCAC’s unaudited historical condensed balance sheet as of June 30, 2020, as included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2020 has been prepared using the following:
•
Playboy’s unaudited historical condensed consolidated statement of operations for the six months ended June 30, 2020, as included elsewhere in this prospectus; and

•
MCAC’s unaudited historical statement of operations for the six months ended June 30, 2020, as included elsewhere in this prospectus.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 has been prepared using the following:
•
Playboy’s unaudited pro forma consolidated statement of operations for the year ended December 31, 2019 which combines Playboy’s audited consolidated statement of operations and Yandy’s audited statement of operations for the year ended December 31, 2019, as included elsewhere in this prospectus giving pro forma effect to the acquisition of Yandy by Playboy as if it had occurred on January 1, 2019 (see Note 4 below); and

•
MCAC’s audited historical statement of operations for the period from November 12, 2019 (inception) through December 31, 2019, as included elsewhere in this prospectus.

Description of the Transactions
On September 30, 2020, MCAC entered into the Merger Agreement with Playboy, Merger Sub and Suying Liu. Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby, Merger Sub will merge with and into Playboy with Playboy surviving the Merger as a wholly owned subsidiary of MCAC. In addition, in connection with the consummation of the Business Combination, MCAC will be renamed “Playboy Group, Inc.”
Under the Merger Agreement, MCAC will acquire all of the outstanding Playboy shares for approximately $381.3 million in aggregate consideration, comprising (i) 23,920,000 shares of MCAC’s Common Stock, based on a price of $10.00 per share, subject to adjustment as described below (the “Closing Payment Shares”), and (ii) the assumption of no more than $142.1 million of Playboy debt (the “Net Debt Target”). The number of Closing Payment Shares issuable shall be subject to adjustment at a rate of one share of MCAC Common Stock for each $10.00 increment that the Net Debt (as defined in the Merger Agreement) is greater than (in which case the number of Closing Payment Shares will be reduced) or less than (in which case the number of Closing Payment Shares will be increased) the Net Debt Target. If Net Debt equals the Net Debt Target, then no adjustment will be made to the number of Closing Payment Shares. Any adjustment to the Closing Payment Shares shall be in whole shares of MCAC Common Stock and no adjustment shall be made for any divergence that is in an increment of $9.99 or less. The total number of shares to be issued at closing is estimated to be 20,990,454 shares with 2,058,918 shares and 2,441,568 shares reserved for future issuance to Playboy holders of fully vested RSUs and options, respectively.
In connection with the Merger, MCAC entered into subscription agreements (the “Subscription Agreements”) and registration rights agreements (the “PIPE Registration Rights Agreements”), each dated as of September 30, 2020, with certain institutional and accredited investors, pursuant to which, among other things, MCAC agreed to issue and sell, in a private placement immediately prior to the closing of the Business Combination, an aggregate of 5,000,000 shares of Common Stock for $10.00 per share (the “PIPE Shares”).
Additionally, in connection with the execution of the Merger Agreement, MCAC, the Sponsor, Suying Liu and Playboy entered into a stock purchase agreement (the “Insider Stock Purchase Agreement”), pursuant to which Playboy purchased 700,000 shares of Common Stock (the “Initial Shares”) from Sponsor. Subject to the satisfaction of conditions set forth under the Merger Agreement, MCAC shall transfer the Initial Shares to Playboy upon the closing or, if the Merger Agreement is terminated, upon the consummation of any other business combination (as defined in MCAC’s Organizational Documents). In the event of a Compliance Failure (as defined in the Merger Agreement) that is not cured, upon Playboy’s request as of the closing, or in the event the Merger Agreement is terminated, upon the consummation of any other business combination (as defined in MCAC’s Organizational Documents), up to $1,000,000 in Insider Shares held by Dr. Liu shall be transferred to Playboy (the “Balance Shares”). In the event that (i) the Initial Shares and/or Balance Shares are subject to contractual lock-up at the time of transfer, Dr. Liu shall transfer additional Insider Shares to Playboy in accordance with the terms of Section 7.2 of the Merger Agreement, in the event that the per share price of the shares of Common Stock on the business day immediately prior to such lock-up expiration is lower than the price per share at the time of the Closing or, (ii) if the Merger Agreement is terminated, upon the consummation of any other business combination (as defined in MCAC’s Organizational Documents) such that the total aggregate value of the Initial Shares is at least $4,445,000 (or, if the Balance Shares have been issued, at least $5,445,000).
The Playboy options and RSUs that are outstanding as of immediately prior to the closing of the Business Combination shall accelerate and fully vest. Each outstanding Playboy option shall be assumed by MCAC and automatically converted into an option to purchase such number of shares of Common Stock equal to the product of (x) the Merger Consideration and (y) the option holder’s respective percentage of the Merger Consideration set forth in the stockholder allocation schedule, which shall be reserved for future issuance upon the exercise of such assumed options. All RSUs that are then outstanding shall be terminated and shall be subsequently paid, in settlement, such shares of Common Stock equal to the product of (x) the Merger Consideration, and (y) the terminated RSU holder’s respective percentage of the Merger Consideration as set forth in the stockholder allocation schedule. Settlement of the RSUs in 2,058,918 shares of the Combined Company shall occur one year from the Closing Date of the Business Combination.
Accounting for the Merger
The Merger will be accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, MCAC, who is the legal acquirer, will be treated as the “acquired” company for financial reporting purposes and Playboy will be treated as the accounting acquirer. This determination was primarily based on Playboy expecting to have a majority of the voting power of Combined Company, Playboy’s senior management comprising substantially all of the senior management of the Combined Company, the relative size of Playboy compared to MCAC, and Playboy’s operations comprising the ongoing operations of the Combined Company. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of a capital transaction in which Playboy is issuing stock for the net assets of MCAC. The net assets of MCAC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be those of Playboy.
Basis of Pro Forma Presentation
The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma condensed combined statements of operations, are expected to have a continuing impact on the results of the Combined Company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the Combined Company upon consummation of the Business Combination.
The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the Combined Company will experience. Playboy and MCAC have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The unaudited pro forma combined financial information has been prepared assuming two alternative levels of redemption into cash of MCAC’s shares of Common Stock:
•
Assuming no redemptions for cash:   This presentation assumes that no MCAC stockholders exercise redemption rights with respect to their shares of MCAC’s Common Stock upon consummation of the Business Combination; and

•
Assuming high redemptions for cash:   This presentation assumes that MCAC stockholders exercise their redemption rights with respect to a maximum of 4,279,285 shares of MCAC’s Common Stock upon consummation of the Business Combination at a redemption price of approximately $10.20 per share. The high redemption amount is presented taking into consideration the closing condition requiring a minimum Trust Account balance of $15,000,000, after giving effect to the payments to redeeming stockholders, but prior to payment of estimated transaction expenses. The “high redemption” scenario includes all adjustments contained in the “no redemption” scenario and presents additional adjustments to reflect the effect of the “high redemption” scenario.

The foregoing scenarios are for illustrative purposes as MCAC does not have, as of the date of this prospectus, a meaningful way of providing any certainty regarding the number of redemptions by MCAC’s public stockholders that may actually occur. Additionally, the final number of Closing Payment Shares issuable under the Merger Agreement to Playboy stockholders is subject to adjustment as described therein based on the Net Debt Target prior to Closing. Accordingly, the actual number of shares of MCAC Common Stock issuable to Playboy stockholders (including in respect of RSUs and Options), the number of redemptions of MCAC’s public stockholders, and the resulting Combined Company ownership percentages may vary significantly from those described herein.
Included in the shares outstanding and weighted-average shares outstanding as presented in the pro forma combined financial statements are 20,990,454 shares of MCAC Common Stock to be issued to Playboy stockholders under the no redemption and high redemption scenarios. Refer to Note 3, Net Loss Per Share.
As a result of the Business Combination and immediately following the closing of the Business Combination, assuming no MCAC stockholders elect to redeem their shares for cash, current stockholders of Playboy will own approximately 63% of the outstanding Combined Company common stock, the PIPE Investors will own approximately 15% of the outstanding Combined Company Common Stock, MCAC’s

Sponsor, officer, directors and other holders of founder shares will own approximately 3% of the Combined Company Common Stock and the former stockholders of MCAC will own approximately 19% of the outstanding Combined Company Common Stock as of June 30, 2020 (in each case, not giving effect to any shares issuable to them upon exercise of rights or options). As a result, current stockholders of Playboy, as a group, will collectively own more shares of Combined Company Common Stock than any single stockholder following consummation of the Business Combination with no current stockholder of MCAC owning more than 10% of the issued and outstanding capital stock of the Combined Company.
If 4,279,285 shares of Common Stock are redeemed for cash, which assumes the high redemption scenario of Combined Company Common Stock to ensure a minimum consolidated Trust Account balance of $15,000,000, after giving effect to payments to redeeming stockholders and prior to payment of estimated transaction expenses, Playboy will own approximately 72% of the outstanding Combined Company Common Stock, the PIPE Investors will own approximately 17% of the outstanding Combined Company Common Stock, MCAC’s Sponsor, officer, directors and other holders of founder shares will own approximately 4% of Combined Company Common Stock and the former stockholders of MCAC will own approximately 7% of the outstanding Combined Company Common Stock (in each case, not giving effect to any shares issuable to them upon exercise of rights or options).

PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF JUNE 30, 2020
(UNAUDITED)
(in thousands, except share amounts)
	MCAC	Playboy	Pro Forma Adjustments (Assuming No Redemptions)	Note	Pro Forma Combined (Assuming No Redemptions)	Additional Pro forma Adjustments (Assuming High Redemptions)	Note	Pro Forma Combined (Assuming High Redemptions)
Assets
Cash and cash equivalents	$340	$22,151	$58,651	a
			50,000	b
			(4,826)	c
			(4,445)	d	$121,871	$(43,651)	f	$78,220
Restricted cash	—	966	—		966	—		966
Receivables, net	—	6,193	—		6,193	—		6,193
Inventories, net	—	9,511	—		9,511	—		9,511
Contract assets, current portion	—	1,325	—		1,325	—		1,325
Licensed programming costs	—	532	—		532	—		532
Prepaid expenses and other current assets	86	4,082	—		4,168	—		4,168
Total current assets	426	44,760	99,380		144,566	(43,651)		100,915
Property and equipment, net	—	5,612	—		5,612	—		5,612
Trademarks and trade name	—	336,205	—		336,205	—		336,205
Goodwill	—	504	—		504	—		504
Other intangible assets, net	—	2,660	—		2,660	—		2,660
Marketable securities held in Trust
Account	58,651	—	(58,651)	a	—	—		—
Contract assets, net of current portion .	—	7,089	—		7,089	—		7,089
Other noncurrent assets	—	12,003	—		12,003	—		12,003
Total assets	$59,077	$408,833	$40,729		$508,639	$(43,651)		$464,988
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$—	$7,173	$—		$7,173	$—		$7,173
Accrued salaries, wages, and employee benefits	—	3,296	—		3,296	—		3,296
Deferred revenues, current portion	—	6,871	—		6,871	—		6,871
Long-term debt, current portion	—	2,798	—		2,798	—		2,798
Convertible promissory notes, current portion	—	13,500	—		13,500	—		13,500
Other current liabilities and accrued expenses	16	22,640	—		22,656	—		22,656
Accrued offering costs	4	—	(4)	c	—	—		—
Total current liabilities	20	56,278	(4)		56,294	—		56,294
Deferred revenues, net of current portion	—	40,898	—		40,898	—		40,898
Long-term debt, net of current portion	—	157,379	—		157,379	—		157,379
Deferred tax liabilities, net	—	72,439	—		72,439	—		72,439
Deferred underwriting fees	2,012	—	(2,012)	c	—	—		—
Other noncurrent liabilities	—	676	—		676	—		676
Total liabilities	2,032	327,670	(2,016)		327,686	—		327,686
Common stock subject to possible redemption, 5,102,647 shares at redemption value	52,045	—	(52,045)	e	—	—		—
Redeemable noncontrolling interest	—	(208)	—		(208)	—		(208)
	52,045	(208)	(52,045)		(208)	—		(208)

PRO FORMA CONDENSED COMBINED BALANCE SHEET (continued)
AS OF JUNE 30, 2020
(UNAUDITED)
(in thousands, except share amounts)
	MCAC	Playboy	Pro Forma Adjustments (Assuming No Redemptions)	Note	Pro Forma Combined (Assuming No Redemptions)	Additional Pro forma Adjustments (Assuming High Redemptions)	Note	Pro Forma Combined (Assuming High Redemptions)
Stockholders’ Equity
Common stock	—	36	1	b
			1	e
			(4)	g	34	—		34
Treasury stock	—	(38,455)	(4,445)	d
			38,455	g	(4,445)	—		(4,445)
Additional paid-in capital	5,020	198,560	49,999	b
			52,044	e
			(38,471)	g
			3,294	h	270,446	(43,651)	f	226,795
Accumulated deficit	(20)	(78,770)	(2,810)	c
			20	g
			(3,294)	h	(84,874)	—		(84,874)
Total stockholders’ equity	5,000	81,371	94,790		181,161	(43,651)		137,510
Total liabilities and stockholders’ equity	$59,077	$408,833	$40,729		$508,639	$(43,651)		$464,988

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2020
(UNAUDITED)
(in thousands, except per share and per share amounts)
	MCAC	Playboy	Pro Forma Adjustments (Assuming No Redemptions)	Note	Pro Forma Combined (Assuming No Redemptions)	Additional Pro forma Adjustments (Assuming High Redemptions) Note	Pro Forma Combined (Assuming High Redemptions)
Net revenues	$—	$66,331	$—		$66,331	$—	$66,331
Costs and expenses:
Cost of sales	—	(34,853)	—		(34,853)	—	(34,853)
Selling and administrative	(23)	(26,522)	10	aa	(26,535)	—	(26,535)
Related-party expenses	—	(500)	—		(500)	—	(500)
Total costs and expenses	(23)	(61,875)	10		(61,888)	—	(61,888)
Operating (loss) income	(23)	4,456	10		4,443	—	4,443
Nonoperating (expense) income:
Investment income	4	28	(4)	bb	28	—	28
Interest expense	—	(6,656)	—		(6,656)	—	(6,656)
Unrealized loss on marketable securities held in Trust Account	(1)	—	1	bb	—	—	—
Other, net	—	1	—		1	—	1
Total nonoperating expense	3	(6,627)	(3)		(6,627)	—	(6,627)
Loss before income taxes	(20)	(2,171)	(7)		(2,184)	—	(2,184)
Provision for income taxes	—	(3,854)	—		(3,854)	—	(3,854)
Net loss	(20)	(6,025)	(7)		(6,038)	—	(6,038)
Net (loss) income attributable to redeemable noncontrolling interest	—	—	—		—	—	—
Net loss attributable to Playboy	$(20)	$(6,025)	$(7)		$(6,038)	$—	$(6,038)
Net loss per share, basic and diluted	$(0.01)	$(1.53)			$(0.17)		$(0.19)
Weighted-average shares used in computing loss per share, basic and diluted	1,373,525	3,939,046			35,502,367		31,223,083

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(UNAUDITED)
(in thousands, except per share and per share amounts)
	For the period from November 12, 2019 (inception) through December 31, 2019	Year Ended December 31, 2019	Pro Forma Adjustments (Assuming No Redemptions)		Year Ended December 31, 2019	Additional Pro forma Adjustments (Assuming High Redemptions)		Year Ended December 31, 2019
	MCAC	Playboy Combined		Note	Pro Forma Combined (Assuming No Redemptions)		Note	Pro Forma Combined (Assuming High Redemptions)
Net revenues	$—	$121,212	$—		$121,212	$—		$121,212
Costs and expenses:
Cost of sales	—	(64,034)	—		(64,034)	—		(64,034)
Selling and administrative	—	(58,478)	—		(58,478)	—		(58,478)
Related-party expenses	—	(1,005)	—		(1,005)	—		(1,005)
Total costs and expenses	—	(123,517)	—		(123,517)	—		(123,517)
Operating loss	—	(2,305)	—		(2,305)	—		(2,305)
Nonoperating (expense) income:
Investment income	—	225	—		225	—		225
Interest expense	—	(14,225)	—		(14,225)	—		(14,225)
Loss on disposals of assets	—	(71)	—		(71)	—		(71)
Other, net	—	48	—		48	—		48
Total nonoperating expense	—	(14,023)	—		(14,023)	—		(14,023)
Loss before income taxes	—	(16,328)	—		(16,328)	—		(16,328)
Provision for income taxes	—	(4,850)	—		(4,850)	—		(4,850)
Net loss	—	(21,178)	—		(21,178)	—		(21,178)
Net (loss) income attributable to redeemable noncontrolling interest	—	—	—		—	—		—
Net loss attributable to Playboy	$—	$(21,178)	$—		$(21,178)	$—		$(21,178)
Net loss per share, basic and diluted	$—	$(5.49)			$(0.60)			$(0.68)
Weighted-average shares used in computing net loss per share, basic and diluted	1,250,000	3,854,256			35,502,367			31,223,083

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1.   Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments
(a)
Reflects the release of cash currently invested in marketable securities held in the Trust Account.

(b)
Reflects the proceeds received from the PIPE Investment with the corresponding issuance of 5,000,000 shares of Common Stock of the Combined Company at $10.00 per share.

(c)
Reflects the payment of fees and expenses related to the Business Combination, including the deferred underwriting fee of $2.0 million, accrued offering costs of $6,000 and legal, financial advisory, accounting and other professional fees. The direct, incremental costs of the Business Combination related to the legal, financial advisory, accounting and other professional fees of $2.8 million is reflected as an adjustment to accumulated deficit and is not shown as an adjustment to the pro forma condensed combined statement of operations since it is a nonrecurring charge resulting directly from the Business Combination.

(d)
Reflects the cash payment by Playboy to purchase 700,000 shares of MCAC at $6.35 per share from the Sponsor. These shares are recorded as treasury stock in the Combined Company.

(e)
In the No Redemption scenario, which assumes no MCAC stockholders exercise their redemption rights, the Common Stock subject to redemption for cash amounting to $52.0 million would be transferred to permanent equity.

(f)
In the High Redemption scenario, which assumes the same facts as described in Items (a) through (e) above, but also assumes 4,279,285 shares are redeemed for cash by the MCAC stockholders, $43.7 million would be paid to redeeming stockholders in cash. The $43.7 million, or 4,279,285 shares of the Combined Company’s Common Stock, represents the maximum redemption amount to ensure a minimum consolidated Trust Account balance of $15.0 million after giving effect to payments to redeeming stockholders and prior to payment of estimated transaction expenses.

(g)
Reflects the recapitalization of Playboy through (i) the contribution of all the share capital in Playboy to MCAC in the amount of $36,000, (ii) the issuance of 20,990,454 shares of Common Stock and (iii) the elimination of the historical retained earnings of MCAC, the legal acquirer, in the amount of $20,000, (iv) the elimination of previously held treasury stock by Playboy of $38.5 million.

(h)
Reflects stock-based compensation expense from the acceleration of vesting of Playboy unvested options and RSUs.

2.   Notes and Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
(aa)
Reflects an adjustment to eliminate administrative fees paid to the Sponsor.

(bb)
Reflects an adjustment to eliminate interest income and unrealized losses on marketable securities held in the Trust Account as of the beginning of the period.

3.   Net Loss Per Share
The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that MCAC’s IPO occurred as of January 1, 2019. In addition, as the Business Combination is being reflected as if it had occurred on this date, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed in the Business Combination for the entire period.
The following presents the calculation of basic and diluted weighted average common shares outstanding. The computation of diluted loss per share excludes the effect of 2,441,568 options and rights to purchase 379,487 shares of Common Stock because the inclusion of these securities would be anti-dilutive.

	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming High Redemptions)
Weighted average shares calculation, basic and diluted
MCAC public shares	5,749,800	1,470,515
MCAC public rights shares	574,980	574,980
MCAC private placement shares	355,241	355,241
MCAC private placement rights shares	35,524	35,524
MCAC Sponsor shares	737,450	737,450
MCAC shares issued to PIPE investors	5,000,000	5,000,000
MCAC shares issued in the Merger	20,990,454	20,990,454
Shares to be issued from one year from Merger closing	2,058,918	2,058,918
Weighted average shares outstanding	35,502,367	31,223,083
Percent of shares owned by Playboy	63%	72%
Percent of shares owned by PIPE investors	15%	17%
Percent of shares owned by MCAC	22%	11%
4.   Playboy’s December 2019 Acquired Business and Related Unaudited Pro Forma Information
On December 31, 2019, Playboy acquired substantially all of the assets and liabilities, excluding outstanding borrowings, of Yandy, for cash consideration of $13.1 million. Yandy operates as an online retailer of women’s lingerie, costumes, swimwear, other apparel, and bedroom accessories and is headquartered in Phoenix, Arizona.
The following table sets forth the allocation of the purchase price to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Yandy (in thousands):
Tangible net assets and liabilities:
Cash	$341
Receivables, net	368
Inventories	11,428
Prepaid expenses and other current assets	212
Property and equipment, net	149
Other noncurrent assets	20
Accounts payable	(767)
Accrued salaries, wages, and employee benefits	(348)
Other current liabilities	(2,722)
Deferred revenues	(581)
Total net assets	8,100
Intangible assets:
Trade name	5,330
Customer list	1,180
Total intangible assets	6,510
Net assets acquired	14,610
Purchase consideration	13,127
Gain on bargain purchase	$1,483

The following unaudited pro forma consolidated financial statements gives effect to the acquisition of Yandy by Playboy under the acquisition method of accounting in accordance with Financial Accounting Standards Board (FASB) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations.
The Yandy acquisition occurred on December 31, 2019, and therefore it has been included in the Playboy historical consolidated balance sheet as of June 30, 2020 and in the Playboy consolidated statements of operations for the six months ended June 30, 2020. Since the Yandy acquisition meets the threshold for reporting of significant acquired businesses, the following consolidated pro forma information is presented in order to give pro forma effect to the acquisition of Yandy as if it had occurred as of January 1, 2019, the beginning of the year ended December 31, 2019.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2019
(in thousands, except per share and per share amounts)
	Playboy	Yandy	Pro Forma Adjustments	Note	Playboy Combined
Net revenues	$78,110	$43,102	$—		$121,212
Costs and expenses:
Cost of sales	(37,742)	(26,292)	—		(64,034)
Selling and administrative	(45,328)	(16,068)	352	A
			2,566	B	(58,478)
Impairment loss	—	(15,808)	15,808	E	—
Capital restructuring expense	—	(2,180)	2,180	A	—
Related-party expenses	(1,005)	—	—		(1,005)
Total costs and expenses	(84,075)	(60,348)	20,906		(123,517)
Operating loss	(5,965)	(17,246)	20,906		(2,305)
Nonoperating (expense) income:
Investment income	225	—	—		225
Interest expense	(14,225)	(2,736)	2,736	C	(14,225)
Loss on disposals of assets	(71)	—	—		(71)
Gain from bargain purchase	1,483	—	(1,483)	D	—
Other, net	(173)	221	—		48
Total nonoperating expense .	(12,761)	(2,515)	1,253		(14,023)
Loss before income taxes	(18,726)	(19,761)	22,159		(16,328)
Provision for income taxes	(4,850)	—	—		(4,850)
Net loss	(23,576)	(19,761)	22,159		(21,178)
Net loss attributable to redeemable noncontrolling interest	—	—	—		—
Net loss attributable to Playboy	$(23,576)	$(19,761)	$22,159		$(21,178)
Net loss per share, basic and diluted	$(6.12)				$(5.49)
Weighted-average shares used in computing net loss per share, basic and diluted	3,854,256				3,854,256
Notes and Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
(A)
Reflects the elimination of transaction costs related to the Yandy acquisition recorded in 2019.

(B)
Reflects the reduction in amortization expense based on fair value adjustments to the intangible assets acquired from Yandy.

(C)
Reflects the elimination of interest costs associated with Yandy’s debt not assumed by Playboy in the acquisition.

(D)
Reflects the reversal of the gain on bargain purchase.

(E)
Reflects the reversal of the impairment to goodwill recorded by Yandy in 2019 as the acquisition by Playboy was a bargain purchase.

MCAC’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion should be read in conjunction with MCAC’s Financial Statements and footnotes thereto contained in this report.
Overview
We are a blank check company formed under the laws of the State of Delaware on November 12, 2019 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. Our efforts to identify a prospective target business was not limited to any particular industry or geographic region.
Since we consummated our IPO June 9, 2020, we have been searching for a target business with which to complete an initial business combination.
Results of Operations
We have neither engaged in any operations nor generated any revenues to date. Our only activities from November 12, 2019 (inception) have been organizational activities and those necessary to prepare for the IPO. After our IPO, our activity has been limited to the evaluation of business combination candidates. We do not expect to generate any operating revenues until after the completion of our Business Combination. We generate non-operating income in the form of interest income on cash or cash equivalents held after the IPO in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.
Comparison of the Three and Six Months Ended June 30, 2020 and June 30, 2019
For the three months ended June 30, 2020, we had a net loss of $19,600, which consisted of operating costs of $22,749 and an unrealized loss on marketable securities held in the Trust Account of $1,171, offset by interest income on marketable securities held in the Trust Account of $4,074 and an income tax benefit of $246.
For the six months ended June 30, 2020, we had a net loss of $19,811, which consisted of operating costs of $22,960 and an unrealized loss on marketable securities held in the Trust Account of $1,171, offset by interest income on marketable securities held in the Trust Account of $4,074 and an income tax benefit of $246.
Liquidity and Capital Resources
On June 9, 2020, we consummated the IPO of 5,000,000 MCAC Units at a price of $10.00 per Unit, generating gross proceeds of $50,000,000. Simultaneously with the closing of the IPO, we consummated the sale of 321,500 Private Units at a price of $10.00 per Private Unit in a private placement to the Sponsor and Chardan, generating gross proceeds of $3,215,000.
On June 19, 2020, in connection with the underwriters’ election to partially exercise their over- allotment option, we consummated the sale of an additional 749,800 MCAC Units and the sale of an additional 33,741 Private Units, generating total gross proceeds of $7,835,410.
Following the IPO, the partial exercise of the over-allotment option and the sale of the Private Units, a total of $58,647,960 was placed in the Trust Account. We incurred $4,010,359 in transaction costs, including $1,437,450 of underwriting fees, $2,012,430 of deferred underwriting fees and $560,479 of other offering costs.
For the six months ended June 30, 2020, cash used in operating activities was $93,236. Net loss of $19,811 was impacted by interest earned on marketable securities held in the Trust Account of $4,074, an unrealized loss on marketable securities held in the Trust Account of $1,171, an income tax benefit of $246 and changes in operating assets and liabilities, which used $70,276 of cash from operating activities.

As of June 30, 2020, we had cash and marketable securities in the Trust Account of $58,650,863 (including approximately $3,000 of interest income and unrealized losses). We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less taxes payable and deferred underwriting commissions) to complete our initial Business Combination. We may withdraw interest to pay taxes. During the period ended June 30, 2020, we did not withdraw any of interest income from the Trust Account to pay for franchise and income taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our initial Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.
As of June 30, 2020, we had cash of $340,118 outside of the Trust Account. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete our initial business combination.
In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, the Initial Stockholders may, but are not obligated to, loan us funds as may be required. If we complete a Business Combination, we would repay such loaned amounts. In the event that a business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into units identical to the Private Units, at a price of $10.00 per unit at the option of the lender.
We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in- depth due diligence and negotiating a business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our Business Combination. Moreover, we may need to obtain additional financing either to complete our Business Combination or because we become obligated to redeem a significant number of our Public Shares upon consummation of our Business Combination, in which case we may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our Business Combination. If we are unable to complete our Business Combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account. In addition, following our Business Combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.
Off-Balance Sheet Arrangements
We did not have any off-balance sheet arrangements as of June 30, 2020.
Contractual Obligations
We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than an agreement to pay an affiliate of our Sponsor a monthly fee of $10,000 for office space, utilities and secretarial and administrative support. We began incurring these fees on June 4, 2020 and will continue to incur these fees monthly until the earlier of the completion of the Business Combination and our liquidation.
The underwriters are entitled to a deferred fee of $0.35 per MCAC Unit, or $2,012,430. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete a Business Combination, subject to the terms of the Underwriting Agreement.
In addition, subject to certain conditions, we granted Chardan, for a period of 15 months after the date of the consummation of a Business Combination, a right of first refusal to act as lead underwriters or minimally as a co-manager, with at least 30% of the economics; or, in the case of a three-handed deal 20% of the economics, for any and all future public and private equity and debt offerings. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement related to the Initial Public Offering.

Critical Accounting Policies
The preparation of condensed financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:
Common Stock Subject to Possible Redemption
We account for Common Stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable Common Stock (including Common Stock that feature redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, Common Stock is classified as stockholders’ equity. Our Common Stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, Common Stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of our condensed balance sheets.
Net Loss Per Common Share
We apply the two-class method in calculating earnings per share. Common stock subject to possible redemption which is not currently redeemable and is not redeemable at fair value, have been excluded from the calculation of basic net loss per common share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. Our net income is adjusted for the portion of income that is attributable to Common Stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not our income or losses.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our condensed financial statements.

PLAYBOY’S BUSINESS
Unless otherwise indicated or the context otherwise requires, references in this section to “the company,” “we,” “us,” “our” and other similar terms refer to Playboy and its consolidated subsidiaries prior to the Business Combination and to Playboy Group, Inc. and its consolidated subsidiaries after giving effect to the Business Combination.
Overview
Playboy is a pleasure and leisure company. We provide consumers across all demographics and geographies with products, services and experiences that help them lead happier, healthier and more fulfilling lives. Our flagship consumer brand, Playboy, is one of the most recognizable brands in the world, driving more than $3 billion in global consumer spend with products and services available in 180 countries.
Our mission — to create a culture where all people can pursue pleasure — builds upon almost seven decades creating groundbreaking media and hospitality experiences, and fighting for cultural progress rooted in the core values of equality, freedom of expression and the idea that pleasure is a fundamental human right.
Driven by our cause of “Pleasure for All,” our goal is to build the leading pleasure and leisure lifestyle platform for men and women around the world.
For the year ended December 31, 2019, and the six months ended June 30, 2020, Playboy’s historical consolidated revenue was $78.1 million and $66.3 million, respectively, historical consolidated net income (loss) was $(23.6) million and $(6.0) million, respectively, and Adjusted EBITDA was $13.2 million and $14.3 million, respectively. Adjusted EBITDA is not a recognized measure under GAAP. For a definition of Adjusted EBITDA and a reconciliation of Adjusted EBITDA to historical consolidated net income (loss), see “Playboy’s Management’s Discussion and Analysis of Financial Condition and Results of Operations of Non- GAAP Financial Measures” contained elsewhere in this prospectus.
The Playboy Business
Our Products & Services
Our products and services connect consumers to a lifestyle of pleasure and leisure. Our offerings help consumers around the world look good, feel good, and enjoy their lives.
Our four target consumer categories reflect the market segments where our 67 years building consumer trust give us a unique position to lead:
• Sexual Wellness is a category that encompasses products, services and experiences that enable a state of physical, emotional, mental, and social sexual health and fulfillment. Offerings include products that enhance sexual experience, such as condoms, lubricants, libido enhancers, bedroom accessories and sex toys, and lingerie, as well as offerings that improve sexual health. Playboy’s offerings today — including intimates and lingerie, condoms, lubricants, intimacy kits, CBD-based arousal offerings and adult content — comprise the Company’s second-largest driver of revenue.
• Style and Apparel includes a variety of apparel and accessories products for men and women globally, including one of the leading men’s apparel brands in China, and collaborations with fashion and streetwear brands such as Missguided, Pac Sun, and Supreme available to consumers in the US and UK. Playboy’s style and apparel offerings build on seven decades of standing for free expression and today represent the biggest consumer category in Playboy’s business.
• Gaming and Lifestyle is a category that encompasses all of the ways Playboy stands for sophisticated, fun and leisure-filled living. Playboy’s gaming offerings today include digital casino and social games in partnership with such industry leaders as Scientific Games and Microgaming, a casino in London in partnership with Caesar’s Entertainment, and other home and hospitality offerings. Also included in this category is Playboy’s joint venture in Spirits in partnership with Angel Share Brands.

• Beauty and Grooming builds on Playboy’s long role serving as a platform for beauty and the brand’s commercial success in the fragrance category. Today, we approach this category through the lens of confidence, providing our consumers with the products and services that inspire body positivity and creative expression. With strong adjacency to Sexual Wellness, Beauty and Grooming offerings include men and women’s skincare, haircare, bath and body, grooming, cosmetics, and fragrance.
Each of these categories comprise very large and growing markets, providing Playboy with significant opportunities for growth from the increased sales of our current products and services, as well as through the introduction of new products and services within these categories.
Our Business Segments
We generate revenue through the sales of our products and services to consumers around the world. We employ multiple business models, including brand licensing, direct-to-consumer and third-party retail sales, and digital subscriptions, to maximize the value of our assets and to ensure long-term revenue and profitability growth. We report on our business operations in three segments:
• Licensing, including licensing our brand to third parties for products, services, venues and events;
• Direct-to-Consumer, including sales of third-party products through our owned-and-operated ecommerce platforms; and sales of our proprietary products through our platforms and/or third-party retailers; and
• Digital Subscriptions and Services, including the sale of subscriptions to Playboy programming and trademark licensing for online gaming services.
Licensing
Playboy licenses the Playboy name, Rabbit Head Design, and other trademarks and related properties to partners around the world. Our licensing agreements permit licensees the right to use certain Playboy trademarks for certain categories of products in certain territories for a fee, which is typically a royalty calculated as a percentage of net revenue from wholesale and/or retail sales of such products, subject to an annual, bi-annual or quarterly minimum royalty payment. Our top five license agreements range from one to ten years in length and generated approximately 35% of our overall consolidated revenue for the six months ended June 30, 2020. As of June 30, 2020, Playboy’s licensing contracts included royalty guarantees of approximately $400 million through 2029, assuming no renewals of such contracts.
Our partner CAA-GBG LLP, an agency with significant global reach and infrastructure, acts as our exclusive licensing agent for the Playboy brand trademarks and intellectual property for consumer products and services in a broad range of categories in most of the world.
In the first half of 2020, Playboy’s Licensing segment contributed $29.4 million revenue and $20.5 million in net income.
Direct-to-Consumer
Our owned digital commerce platforms, include Yandy.com, Playboy.com and PleasureForAll.com.
Our robust warehouse and fulfillment center manage the inventory and shipping for all of our owned digital commerce channels providing a strong base from which to continue the expansion of our direct-to- consumer sales platform model. In addition to our owned channels, we have actively expanded the third-party sales of our proprietary products across major retailers in Western markets.
In the first half of 2020, Playboy’s Direct-to-Consumer segment contributed $25.2 million in revenue and a net loss of $1.1 million.
Digital Subscriptions and Services
Playboy’s Digital Subscriptions and Services today comprise adult content offerings and licensed gaming products.

Today, Playboy-branded digital services reach more than 135,000 subscribers across Playboy-managed digital subscription offerings, including PlayboyPlus.com and Playboy.tv. The Playboy Channel is offered through leading MSOs (multiple-system operators) around the globe, including AT&T, Cablevision, Charter, Comcast, Cox, DirecTV, Dish, Time Warner and Verizon. Pursuant to its agreements with the MSOs, Playboy programs the Playboy Channel and typically receives a royalty based on the numbers of subscribers to the Channel.
Playboy’s digital gaming offerings include real-money and social gaming offerings with leading digital gaming companies Scientific Games and Microgaming.
In the first half of 2020, Playboy’s Digital Subscriptions and Services segment contributed $10.4 million in revenue and net income of $4.7 million.
Our Strategy
We are building the leading pleasure and leisure lifestyle platform for men and women around the world. Our commercial strategy is to create high consumer lifetime value while maintaining low consumer acquisition costs. We do this by building direct relationships with our customers through our owned-and- operated digital commerce and digital subscription offerings and by utilizing our significant organic reach for marketing efficiency. We sell our products through third party digital and physical retail partners to expand our points of sale and gather additional consumer insights to drive product innovation and inform go- to-market plans, and we license our trademarks and intellectual property in specific categories and geographies that have particular regulatory requirements, or where speed-to-market can be accelerated through a best in class partnership, to gain high-margin revenue and consumer insights we can reinvest in our owned-and-operated operations. Over the past several years, we have exited licensing contracts that were not strategically aligned with the brand’s interests to open up categories for owned-and-operated development and to enter into partnerships more closely aligned with our brand and consumer categories of focus.
Our immediate focus for owned and operated operations is in the Sexual Wellness category in Western markets, where we can aggregate what today is a highly fragmented market through in-house product development and acquisitions, and move quickly to gain consumer mindshare and build the leading digital and physical retail presence. We will approach Beauty and Grooming as a natural extension of the Sexual Wellness category to integrate further into consumers’ daily habits. Playboy’s 10-year relationship with a market leader in the Beauty and Grooming category demonstrated strong consumer affinity for Playboy- branded offerings in the space. With the integration of the e-commerce platform that we acquired in December 2019, Sexual Wellness products and services represent the fastest-growing and the second-largest revenue contributor of our business today. We will utilize our trademarks wherever most effective to brand and/or market products, and we also intend to use our brand expertise to develop and acquire additional brands for these categories to further expand our consumer and distribution reach.
Significant consumer engagement and spend with Playboy-branded gaming properties around the world, including with leading partners such as Microgaming, Scientific Games, and Caesar’s Entertainment, steers our investment in digital gaming, sports betting and other digital services to further support our commercial strategy to expand consumer spend with minimal marginal cost, and gain consumer data to inform go-to-market plans across categories.
Licensing our trademarks and intellectual property for the Apparel & Accessories category, which today represents our largest single revenue contributor, will continue to serve as a powerful cash foundation and consumer insights engine.
In Western markets, our collaborations with high-end and streetwear lines, such as Missguided, PacSun, Supreme and others, have played a significant role bolstering the brand’s appeal with “Millennial” and “GenZ” consumers and has positioned the business for strong future performance in the European and U.S. markets across our four focus consumer categories.
In China, where Playboy has spent more than 25 years building its business, we have an enormous footprint of nearly 2,500 brick and mortar stores and 1,000 ecommerce stores selling high quality men’s casual wear, shoes/footwear, sleepwear, swimwear, formal suits, leather & non-leather goods, sweaters, active wear, and accessories. We have achieved significant growth in China licensing revenues over the past several years in partnership with strong licensees and high-quality manufacturers, and we are planning for increased growth through updates to our men’s fashion lines and expansion into adjacent categories in men’s skincare and grooming, sexual wellness, and women’s fashion, a category where recent launches have been well received.
In India, Playboy today has a presence through select apparel licensees and hospitality establishments. Consumer research suggests significant growth opportunities in the territory with Playboy’s brand and categories of focus.
We also expect that our unified consumer data platform, which is currently in development, as well as continued investment in data science, will underpin all of our activities by enabling efficient marketing and cross-channel strategies, personalized digital experiences and recommendation services, and predictive tools to drive product development.
Lastly, building on our successful acquisition and integration of Yandy in December 2019, we will continue to identify and assess potentially advantageous merger, acquisition and investment opportunities. Utilizing the flexibility of our operating cash flow, and management expertise, we expect to pursue additional complementary acquisition or other strategic opportunities to complement and accelerate our organic growth.
Our Competition
Playboy operates in the consumer goods and services space across a variety of different industries and face competition from broad direct-to-consumer platforms such as Amazon, as well as brands and retailers that are more targeted to particular markets. In the men’s apparel space in China, we compete with other leading men’s apparel brands such as Uniqlo, Semir, Levi’s, Nautica and Lacoste on the breadth and quality of our products, and in the United States and United Kingdom, our apparel collaborations compete with other streetwear offerings. In the sexual wellness industry, we compete with brands such as Hims, Ro Health, and Foria, lingerie ecommerce businesses such as AdoreMe, and other suppliers of products and services in this fragmented and rapidly growing space. Our online direct-to-consumer apparel business competes with Amazon as well as retailers more focused on lingerie, costumes and accessories, and streetwear. Our subscription offerings today compete with providers of paid and free adult content, and our digital games compete with other real-money and social casino-style games available in the iOS and Android app stores.
Our History
Playboy was founded in 1953 as a men’s lifestyle magazine. Over the following decades, Playboy has grown into a leader and pioneer in the entertainment, hospitality, and licensing businesses. In 2011, an affiliate of Rizvi Traverse Management, LLC acquired a majority of the company, with the Hugh M. Hefner 1991 Trust remaining a minority owner until 2018 when Playboy purchased all of the remaining shares of its common stock owned by the Hefner Trust. In December 2019, Playboy acquired the assets of Yandy.com, a leading online retailer of lingerie, dresses, costumes and accessories, as part of the expansion of our proprietary sales platform. Playboy was incorporated in the State of Delaware in April 1998.
Our Team’s Values
Our team developed a set of fundamental values that guide our thinking and actions both inside the company and as we pursue our mission through our interaction with our consumers and our partners around the world. We created these values with the goal of holding ourselves accountable, of preserving what is special, and to inspire and guide ourselves moving forward as we grow and take on new challenges. We believe staying true to these values will drive the long-term value we create in consumers’ lives.
Do You (But Do No Harm)
We’re authentic to who we are. We say what we mean, and we mean what we say. We create a safe and encouraging environment for others to do the same, bringing their authentic selves forward. We welcome and value varying perspectives and opinions, and assume best intentions. We celebrate and bring out the best in each other. We pay attention to others discomfort. We respect boundaries. And we fiercely believe that our diversity positions us for greater success and impact in the world.
Embrace the Next Challenge
We have a growth mindset. We don’t let ourselves get too comfortable. We are constantly questioning our existing knowledge and recognize that our blind spots are bigger than we think. We actively seek out opportunities to learn. We come from a place of curiosity. The next challenge may be in a place we’ve never thought to look, and we leverage a vast diversity of perspectives to find it. We know we can always do better, and good enough is not enough. We believe in questioning taboos. We are bold and thoughtful in challenging the status quo and finding fault in the default, even when it seems we are alone. We are okay with uncertainty, and can adapt quickly and be resourceful in an ever-changing environment.
Debate, Then Commit
We take the time to make sure we are informed. We provide a platform and make space for the different voices in the room, ask thoughtful questions, and consider all angles before coming to a conclusion. We question everything. We engage in self-reflection, and recognize and share openly when we are wrong. We are solutions-oriented. We take an active approach to solving problems and coming to decisions rather than fixating on them. We passionately discuss ideas but respect when a decision is reached and abide by the process to execute it. We communicate decisions thoroughly and thoughtfully.
Be a Leader
We develop and exercise inclusive leadership. So, everyone knows they belong, and equitable treatment is our standard. We recognize that trust, respect, and responsibility go hand-in-hand and must be heard. With that, it is up to each of us to earn that responsibility every day. We listen first, ask questions, speak up and are accountable for our work (and our mistakes). We help others feel confident and comfortable doing the same. We take initiative. We don’t wait for things to happen to us or wait to be told. We are willing to wear many hats and roll our sleeves up when others need help, even if it means working outside our job description. We lead by example.
Stay Playful
We are a fun team and though we often deal with heavy subject matter, we recognize the importance of a playful spirit and a positive outlook. We realize that we are a work in progress, and that we won’t always get it right the first time. We pride ourselves in being able to pick ourselves up, be positive about our mistakes (while learning from them) and move forward. We celebrate creativity and the importance of trying new things out. We know you to have a good time and we understand boundaries. We celebrate each other. We value our time both in and out of work.
Government Regulation
In connection with the products and services we provide, we must comply with various laws and regulations from federal, state, local and foreign regulatory agencies. We believe that we are in material compliance with regulatory requirements applicable to our business. These regulatory requirements include, without limitation:
•
federal, state, local and foreign laws and regulations involving minimum wage, health care, overtime, sick leave, lunch and rest breaks and other similar wage, benefits and hour requirements and other similar laws;

•
Title VII of the Civil Rights Act and the Americans with Disabilities Act and regulations of the U.S. Department of Labor, the Occupational Safety & Health Administration, the U.S. Equal Employment Opportunity Commission and the equivalent state agencies and other similar laws;

•
alcohol beverage marketing regulations, custom and import matters with respect to products imported to and exported from the United States;

•
the U.S. Foreign Corrupt Practices Act, the UK Bribery Act and other similar anti-bribery and anti- kickback laws and regulations that generally prohibit companies and their intermediaries from making improper payments for the purpose of obtaining or retaining business; and

•
federal, state and foreign anticorruption, data protection, privacy, consumer protection, content regulation and other laws and regulations, including without limitation, GDPR and the CCPA.

Employees
As of June 30, 2020, Playboy had 187 full-time and full-time equivalent employees. None of the employees are represented by a labor union, and Playboy considers its employee relations to be good.
Intellectual Property
Playboy owns various trademarks, copyrights and software comprising Playboy’s intellectual property holdings including, without limitation, the “Playboy” name and “Rabbit Head Design,” and the “Yandy” trade name.
Properties
The corporate headquarters of Playboy is located in Los Angeles, California, where we lease and occupy approximately 45,000 square feet of office space.
We also lease and occupy approximately 35,000 square feet of combined office and warehouse space in Phoenix, Arizona, housing our inventory management and fulfillment operations. We anticipate relocating these operations to a newly leased space of approximately 52,000 square feet, also in Phoenix, in early 2021.
Playboy believes its properties are suitable for the purposes for which they are being used and fit its needs.
Legal Proceedings
From time to time, Playboy may become involved in additional legal proceedings arising in the ordinary course of its business. Except for the proceeding below, Playboy is not currently a party to any other legal proceedings the outcome of which, if determined adversely to Playboy, would individually or in the aggregate have a material adverse effect on its business, financial condition, and results of operations.
On October 15, 2018, we filed a lawsuit in Los Angeles Superior Court (the “Court”) against its insurer, Indian Harbor Insurance Company (“Indian Harbor”), captioned Playboy Enterprises, Inc. v. Indian Harbor Insurance Company, for breach of contract and breach of the covenant of good faith and fair dealing, and seeking declaratory relief, after Indian Harbor threatened to sue Playboy on an alleged theory of lack of coverage after Indian Harbor paid approximately $4.8 million towards the settlement of claims against Playboy made by Elliot Friedman. Among other things, we are seeking declaratory relief that the underlying claims asserted against Playboy are covered claims under Playboy’s insurance policies with Indian Harbor. On December 14, 2018, Indian Harbor filed its answer to the complaint and filed counterclaims against Playboy for declaratory relief that it has no obligation to provide coverage for the underlying claims and that it is entitled to recoup the amounts it paid in the settlement, with interest. Indian Harbor filed a motion for summary judgment, seeking, among other things, summary adjudication that (1) the insurance policy does not provide coverage because the underlying claim was allegedly first made before the policy period of the policy and (2) that Indian Harbor does not have to provide coverage because Playboy allegedly failed to provide timely notice of the claim. On September 9, 2020, the Court ruled in favor of Playboy on the motion for summary judgement. There is currently no trial date set. A scheduling hearing to set the trial date is set for February 2021. We intend to continue to prosecute our claims in this matter and vigorously defend ourselves against Indian Harbor’s counterclaims.

PLAYBOY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
You should read the following discussion of our financial condition and results of operations in conjunction with the “Summary Historical Consolidated Financial Information for Playboy,” Playboy’s audited consolidated financial statements as of and for the years ended December 31, 2019 and 2018 and the related notes thereto, and Playboy’s unaudited interim condensed consolidated financial statements as of and for the six months ended June 30, 2020 and 2019 and the related notes thereto included elsewhere in this prospectus. In addition to historical information, the following discussion and analysis contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results and the timing of events could differ materially from those anticipated in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this registration statement, particularly in sections titled “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”
Business Overview
Playboy is a large, global consumer lifestyle company marketing our brands through a wide range of direct-to-consumer products, licensing initiatives, digital subscriptions and services, and location-based entertainment. Playboy reaches millions of consumers worldwide with products and services across four key market categories: Sexual Wellness, including intimacy products and lingerie; Style and Apparel, including a variety of apparel and accessories products for men and women; Gaming and Lifestyle, such as digital gaming, hospitality and spirits; and, Beauty and Grooming, including fragrance, skincare, grooming and cosmetics for women and men.
Playboy has three reportable segments: Licensing, Direct-to-Consumer, and Digital Subscriptions and Services. The Licensing segment derives revenue from trademark licenses for third-party consumer products and location-based entertainment businesses. The Direct-to-Consumer segment derives its revenue from sales of consumer products sold directly to consumers through Playboy’s own online channels or through third party retailers. The Digital Subscriptions and Services segment derives revenue from the subscription of Playboy programming which is distributed through various channels, including websites and domestic and international TV, and from trademark licenses for online gaming.
Acquisition of Yandy
On December 31, 2019, Playboy acquired substantially all of the assets and liabilities, excluding outstanding borrowings, of Yandy for cash consideration of $13.1 million. Yandy operates as an online retailer of women’s lingerie, costumes, swimwear, other apparel and bedroom accessories and is headquartered in Phoenix, Arizona. Yandy has curated a catalog with over 20,000 products from more than 100 brands and sells products to customers worldwide. The primary drivers for the acquisition were to leverage Yandy’s e-commerce capabilities, attractive brand positioning and customer database. Yandy’s operating results are consolidated with Playboy’s beginning on January 1, 2020. Therefore, the consolidated results of operations for the six months ended June 30, 2020 may not be comparable to the same period in 2019. Yandy’s results of operations for the six months ended June 30, 2020 are presented in the table below:
Six Months Ended June 30, 2020
(in thousands)
Net revenues	$25,153
Costs and expenses:
Cost of sales	18,019
Selling and administrative expenses	6,943
Total costs and expenses	24,962
Operating income	191
Other income	134
Net income	$325

Key Factors and Trends Affecting Playboy’s Business
Playboy believes that the performance and future success depends on several factors that present significant opportunities for us but also pose risks and challenges, including those discussed below and in the section of this prospectus titled “Risk Factors.”
Expanding the Consumer Products Business through Owned and Operated Products and Channels
Playboy is accelerating its growth in company-owned and branded consumer products and services in attractive and expanding markets in which it has a proven history of brand affinity and consumer spend. Additionally, Playboy has acquired and launched this past year its own direct-to-consumer online sales channels, yandy.com and pleasureforall.com in addition to playboyshop.com, to further accelerate the sales of these products and services. However, Playboy’s new product and new distribution strategies are in their early stages and will take time to fully develop.
Reduced Reliance on China Licensing Revenues
Playboy has enjoyed substantial success in licensing its trademarks in China where it is a leading men’s apparel brand and where licensing revenues have consistently grown year-over-year. However, as a result of this success, the percentage of total net revenue attributable to China licensing had become 44.4% of Playboy’s total revenue by the end of 2019. With the acquisition of Yandy and the ramp up of North American consumer product sales, that percentage had already reduced to 31.3% for the six months ended June 30, 2020, in spite of even higher China licensing revenues, and Playboy expects it will continue to become a smaller percentage of total net revenue in the future as North American consumer product sales, largely through direct-to-consumer channels, accelerates.
Seasonality of Playboy’s Consumer Product Sales Results in Stronger Fourth Quarter Revenues
A combination of online Halloween costume sales and holiday sales toward the end of the year typically result in higher revenues and profit in Playboy’s fourth quarter, particularly at Yandy. Historically, October sales of costumes have resulted in significantly higher revenues than in other months, but are also coming under increasing pressure from competition in this category. Playboy expects investment and growth in expanding the consumer products category and distribution will likely accelerate the strong fourth quarter seasonality of the business in the future.
Attractive Merger and Acquisition Opportunities are Increasing
Building on Playboy’s successful acquisition and integration of Yandy in late 2019, Playboy continues to identify and assess potentially advantageous merger, acquisition and investment opportunities. Playboy will continue focusing on potential tuck-in opportunities to complement its organic growth with potential for larger, strategic mergers and acquisitions initiatives over the long-term. Playboy’s mergers and acquisitions strategy will be supported by its operating cash flow and balance sheet flexibility.
COVID-19
In March 2020, the World Health Organization declared a global pandemic related to the rapidly growing outbreak of a novel strain of coronavirus known as COVID-19. The COVID-19 pandemic is disrupting supply chains and affecting production and sales across a range of industries. Currently, Playboy has not suffered material adverse consequences as a result of the COVID-19 pandemic, but the extent of the impact of COVID-19 on its future operational and financial performance will depend on certain developments, including the duration and spread of the outbreak and impact on employees and vendors, all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact Playboy’s future financial condition or results of operations is uncertain.
Playboy has focused on protecting its employees, customers and vendors to minimize potential disruptions while managing through this pandemic. Playboy took the following specific actions starting in the first fiscal quarter of 2020:
•
In mid-March, temporarily closed the offices in both the Los Angeles and Phoenix locations;

•
Made work at home accommodations for office employees;

•
Maintained operations in the Phoenix warehousing and fulfillment facility, but split the warehouse employees into teams working on alternating days to reduce headcount by half working in the warehouse on any one day and required and enforced social distancing, required masks to be worn at all times, increased the frequency of wiping down counters and equipment with disinfectant, required frequent hand-washing and provided additional hand sanitizer;

•
Limited company-related travel;

•
Amended our credit facility to defer amortization payments for the quarters ended March 31, 2020 and June 30, 2020, to 2021 and eliminate excess cash flow (principal) payments during those two quarters; and,

•
Deferred payroll taxes to 2021/2022 under the Coronavirus Aid, Relief and Economic Security Act of 2020.

Although Playboy has not suffered any material adverse consequences to date from the COVID-19 pandemic, the business has been impacted both negatively and positively. The remote working and stay-at- home orders resulted in the closure of the London Playboy Club and retail stores of Playboy’s licensees, decreasing licensing revenues in the second quarter, as well as causing supply chain disruption and less efficient product development thereby slowing the launch of new products. However, these negative impacts were offset by an increase in Yandy’s direct-to-consumer sales, which have benefited in part from overall increases in online retail sales so far during the pandemic.
For additional discussion of the impacts on and risks to Playboy’s business from COVID-19, please refer to “Impacts of the COVID-19 Pandemic” included in the section titled “Business” and the risks included in the section “Risk Factors” of this prospectus.
How Playboy Assesses the Performance of its Business
In assessing the performance of its business, Playboy considers a variety of performance and financial measures. The key indicators of the financial condition and operating performance of the business are revenues, salaries and benefits, and selling and administrative expenses. To help assess performance with these key indicators, Playboy uses Adjusted EBITDA as a non-GAAP financial measure. Playboy believes this non-GAAP measure provides useful information to investors and expanded insight to measure revenue and cost performance as a supplement to the GAAP consolidated financial statements. See the “EBITDA and Adjusted EBITDA” section below for reconciliations of Adjusted EBITDA to net (loss) income, the closest GAAP measure.
Components of Results of Operations
Revenues
Playboy generates revenue from trademark licenses for third-party consumer products, online gaming and location-based entertainment businesses in addition to sales of consumer products sold through third-party retailers or online direct-to-customer and from the subscription of Playboy programming which is distributed through various channels, including websites and domestic and international TV.
Trademark Licensing
Playboy licenses trademarks under multi-year arrangements to consumer products, online gaming and location-based entertainment businesses. Typically, the initial contract term ranges between one to ten years. Renewals are separately negotiated through amendments. Under these arrangements, Playboy generally receives an annual non-refundable minimum guarantee that is recoupable against a sales-based royalty generated during the license year. Earned royalties received in excess of the minimum guarantee (“Excess Royalties”) are typically payable quarterly. Playboy recognizes revenue for the total minimum guarantee specified in the agreement on a straight-line basis over the term of the agreement and recognizes Excess Royalties only when the annual minimum guarantee is exceeded. Generally, Excess Royalties are recognized when they are earned.

Consumer Products
Playboy’s revenue from the sale of online apparel and accessories increased substantially upon the acquisition of Yandy on December 31, 2019. Revenue from sales of online apparel and accessories, including sales through third-party sellers, is recognized upon delivery of the goods to the customer. Revenue is recognized net of incentives and estimated returns. Playboy periodically offers promotional incentives to customers, which include basket promotional code discounts and other credits, which are recorded as a reduction of revenue.
Magazine and Digital Subscriptions
Digital subscription revenue is derived from subscription sales of PlayboyPlus and Playboy.TV, which are online content platforms. Playboy receives fixed consideration shortly before the start of the subscription periods from these contracts, which are primarily sold in monthly, annual, or lifetime subscriptions. Revenues from lifetime subscriptions are recognized ratably over a five-year period, representing the estimated period during which the customer accesses the platforms. Revenues from Playboy magazine and digital subscriptions are recognized ratably over the subscription period.
TV and Cable Programming
Playboy licenses programming content to certain cable television operators and direct-to-home satellite television operators who pay royalties based on monthly subscriber counts and pay-per-view and video-on- demand buys for the right to distribute Playboy’s programming under the terms of affiliation agreements. Royalties are generally collected monthly and recognized as revenue as earned.
Cost of Sales
Cost of sales primarily consist of merchandise costs, warehousing and fulfillment, agency fees, personnel and editorial content costs for Playboy magazine, websites, and Playboy Television, branding events and paper, printing, postage and freight costs associated with Playboy magazine.
Selling and Administrative
Selling and administrative expenses primarily consist of rent, personnel costs including stock-based compensation, and contractor fees for accounting/finance, legal, human resources, information technology and other administrative functions, general marketing and promotional activities, insurance, and management fees.
Related Party Expenses
Related party expenses consist of management fees paid to an affiliate of one of Playboy’s stockholders for management and consulting services.
Nonoperating (Expense) Income
Investment Income
Investment income primarily consists of interest received on Playboy’s cash and cash equivalents.
Interest expense
Interest expense consists of interest on Playboy’s long-term debt and the amortization of debt discounts and deferred financing costs.
Other, Net
Other, net consists primarily of other miscellaneous nonoperating items, such as bank charges and foreign exchange gains or losses as well as non-recurring transaction fees.

Provision for Income Taxes
The provision for income taxes consists of an estimate for U.S. federal, state, and foreign income taxes based on enacted rates, as adjusted for allowable credits, deductions, uncertain tax positions, changes in deferred tax assets and liabilities, and changes in the tax law. Due to cumulative losses, Playboy maintains a valuation allowance against its U.S. and state deferred tax assets.
Results of Operations
Comparison of the Six Months Ended June 30, 2020 and 2019
The following table summarizes key components of Playboy’s results of operations for the periods indicated:
	Six Months Ended June 30,
	2020	2019	$ Change	% Change
	(in thousands)
Net revenues	$66,331	$38,089	$28,242	74.1%
Costs and expenses:
Cost of sales	(34,853)	(16,825)	(18,028)	107.2
Selling and administrative expenses	(26,522)	(23,815)	(2,707)	11.4
Related-party expenses	(500)	(500)	—	—
Total costs and expenses	(61,875)	(41,140)	(20,735)	50.4
Operating income (loss)	4,456	(3,051)	7,507	*
Nonoperating (expense) income:
Investment income .	28	97	(69)	(71.1)
Interest expense	(6,656)	(7,353)	697	(9.5)
Other income (expense), net	1	(41)	42	(102.4)
Total nonoperating expense	(6,627)	(7,297)	670	(9.2)
Loss before income taxes	(2,171)	(10,348)	8,177	(79.0)
Provision for income taxes	(3,854)	(3,849)	(5)	0.1
Net loss and comprehensive loss	(6,025)	(14,197)	8,172	(57.6)
Net loss attributable to redeemable noncontrolling interest	—	—	—	—
Net loss and comprehensive loss attributable to Playboy	$(6,025)	$(14,197)	$8,172	(57.6)%

*
Not meaningful

Net Revenues
Net revenues increased by $28.2 million, or 74.1%, from $38.1 million during the six months ended June 30, 2019 to $66.3 million during the six months ended June 30, 2020. Excluding net revenues from Yandy of $25.2 million during the six months ended June 30, 2020, the increase was $3.0 million and was primarily due to an increase of $4.7 million, largely in licensing and digital subscriptions, offset by a decline of $1.8 million in TV and cable programming and Playboy magazine.
Cost of Sales
Cost of sales increased by $18.0 million, or 107.2%, from $16.8 million during the six months ended June 30, 2019 to $34.8 million during the six months ended June 30, 2020. Excluding Yandy’s cost of sales of $18.0 million during the six months ended June 30, 2020, cost of sales remained relatively flat as a result of expense reductions related to revenue declines offset by increases in agency fees related to higher licensing revenues.

Selling and Administrative Expenses
Selling and administrative expenses increased by $2.7 million, or 11.4%, from $23.8 million during the six months ended June 30, 2019 to $26.5 million during the six months ended June 30, 2020. Excluding Yandy’s selling and administrative expenses of $6.9 million during the six months ended June 30, 2020, selling and administrative expenses decreased by $4.2 million primarily due to a decrease in stock-based compensation expense of $3.9 million.
Related-Party Expenses
Related-party expenses remained flat from the six months ended June 30, 2019 to the six months ended June 30, 2020.
Nonoperating (Expense) Income
Investment Income
Investment income remained relatively flat from the six months ended June 30, 2019 to the six months ended June 30, 2020.
Interest Expense
Interest expense decreased by $0.7 million, or 9.5%, from $7.4 million during the six months ended June 30, 2019 to $6.7 million during the six months ended June 30, 2020. The decrease was primarily due to lower interest rates partially offset by additional borrowings under Playboy’s credit facility during the six months ended June 30, 2020.
Other Income (Expense), Net
Other income (expense), net remained relatively flat from the six months ended June 30, 2019 to the six months ended June 30, 2020.
Provision for Income Taxes
Income tax expense remained relatively flat from the six months ended June 30, 2019 to the six months ended June 30, 2020.

Comparison of Fiscal Years Ended December 31, 2019 and 2018
	Year Ended December 31,
	2019	2018	$ Change	% Change
	(in thousands)
Net revenues	$78,110	$100,873	$(22,763)	(22.6)%
Costs and expenses:
Cost of sales	(37,742)	(50,607)	12,865	(25.4)
Selling and administrative expenses	(45,328)	(26,835)	(18,493)	68.9
Related-party expenses	(1,005)	(1,311)	306	(23.3)
Total costs and expenses	(84,075)	(78,753)	(5,322)	(6.8)
Operating (loss) income	(5,965)	22,120	(28,085)	(127.0)
Nonoperating (expense) income:
Investment income	225	21	204	*
Interest expense	(14,225)	(9,211)	(5,014)	54.4
Loss on disposals of assets	(71)	(3,741)	3,670	(98.1)
Extinguishment of debt	—	(4,037)	4,037	(100.0)
Gain from bargain purchase	1,483	—	1,483	100.0
Other, net	(173)	(1,208)	1,035	(85.7)
Total nonoperating expense	(12,761)	(18,176)	5,415	(29.8)
(Loss) income before income taxes	(18,726)	3,944	(22,670)	*
Provision for income taxes	(4,850)	(2,262)	(2,588)	114.4
Net (loss) income and comprehensive (loss) income	$(23,576)	$1,682	(25,258)	*
Net (loss) income attributable to redeemable noncontrolling interest	—	—	—	—
Net (loss) income and comprehensive (loss) income attributable to Playboy	$(23,576)	$1,682	$(25,258)	*

*
Not meaningful

Net Revenues
Net revenues decreased by $22.8 million, or 22.6%, from $100.9 million during the year ended December 31, 2018 to $78.1 million during the year ended December 31, 2019. The decrease was primarily due to the accelerated recognition of $19.6 million of deferred revenues and a $2.5 million fee paid to Playboy related to the termination of a multi-year license agreement during 2018.
Cost of Sales
Cost of sales decreased by $12.9 million, or 25.4%, from $50.6 million during the year ended December 31, 2018 to $37.7 million during the year ended December 31, 2019. The decrease was primarily due to higher agency fees, including fees for the termination of the predecessor agency, higher television content costs, and other management fees in 2018, partially offset by the Michigan class action settlement and higher event brand marketing expenses in 2019.
Selling and Administrative Expenses
Selling and administrative expenses increased by $18.5 million, or 68.9%, from $26.8 million during the year ended December 31, 2018 to $45.3 million during the year ended December 31, 2019. The increase was primarily due to an increase in stock-based compensation expense of $7.4 million and higher salary, consulting and bonus expense in 2019 combined with the derecognition of accrued rent and deferred sublease rent amounts resulting in a $5.7 million reduction in rent expense in 2018 related to the assignment of its lease to its subtenant.
Related-Party Expenses
Related-party expenses decreased by $0.3 million, or 23.3%, from $1.3 million during the year ended December 31, 2018 to $1.0 million during the year ended December 31, 2019. The decrease was primarily due to an amendment in the management agreement entered into in December 2018 with the related party to reduce the fees to $1.0 million per year.
Nonoperating Income/Expenses
Investment Income
Investment income increased by $0.2 million from $21,000 during the year ended December 31, 2018 to $0.2 million during the year ended December 31, 2019. The increase was primarily due to interest on Playboy’s cash and cash equivalents.
Interest Expense
Interest expense increased by $5.0 million, or 54.4%, from $9.2 million during the year ended December 31, 2018 to $14.2 million during the year ended December 31, 2019. The increase was primarily due to additional borrowings on Playboy’s long-term debt combined with higher interest rates.
Loss on Disposal of Assets
Loss on disposals of assets decreased by $3.6 million, or 98.1%, from $3.7 million during the year ended December 31, 2018 to $0.1 million during the year ended December 31, 2019. The decrease was primarily due to the write-off in 2018 of leasehold improvements related to relocating its corporate offices.
Extinguishment of Debt
Extinguishment of debt decreased by $4.0 million during the year ended December 31, 2019 from the year ended December 31, 2018 due to a $4.0 million loss on extinguishment of debt in connection with a December 2018 amendment to Playboy’s term loan.
Gain from Bargain Purchase
Gain from bargain purchase increased by $1.5 million during the year ended December 31, 2019 from the year ended December 31, 2018 due to the acquisition of Yandy for cash consideration of $13.1 million. The total purchase consideration was less than the fair value of the net assets acquired resulting in the recognition of a gain on bargain purchase of $1.5 million.
Other, Net
Other, net decreased by $1.0 million, or 85.7%, from $1.2 million during the year ended December 31, 2018 to $0.2 million in the year ended December 31, 2019. The higher expense in 2018 was primarily due to a $1.0 million fee paid for sourcing potential future debt financing partners.
Provision for Income Taxes
Income tax expense increased by $2.6 million, or 114.4%, from $2.3 million during the year ended December 31, 2018 to $4.9 million in the year ended December 31, 2019. The increase was primarily due to increased foreign withholding taxes.
Non-GAAP Financial Measures
In addition to Playboy’s results determined in accordance with GAAP, Playboy believes the following non-GAAP measure is useful in evaluating its operational performance. Playboy uses the following non- GAAP financial information to evaluate its ongoing operations and for internal planning and forecasting purposes. Playboy believes that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing its operating performance.
EBITDA and Adjusted EBITDA
“EBITDA” is defined as net income or loss before interest, income tax expense or benefit, and depreciation and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for stock-based compensation and other special items determined by management. Adjusted EBITDA is intended as a supplemental measure of Playboy’s performance that is neither required by, nor presented in accordance with, GAAP. Playboy believes that the use of EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing Playboy’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, you should be aware that when evaluating EBITDA and Adjusted EBITDA Playboy may incur future expenses similar to those excluded when calculating these measures. In addition, Playboy’s presentation of these measures should not be construed as an inference that its future results will be unaffected by unusual or nonrecurring items. Playboy’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate Adjusted EBITDA in the same fashion.
In addition to adjusting for non-cash stock-based compensation, Playboy typically adjusts for nonoperating expenses and income, such as management fees paid to its largest shareholder and the expense associated with reductions-in-force resulting in the elimination of specific business activities or operations. Playboy also adjusts for nonrecurring and nonoperating expenses as well as for expenses related to mergers and acquisitions transactions.
Because of these limitations, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. Playboy compensates for these limitations by relying primarily on its GAAP results and using EBITDA and Adjusted EBITDA on a supplemental basis. You should review the reconciliation of net (loss) income to EBITDA and Adjusted EBITDA below and not rely on any single financial measure to evaluate Playboy’s business.
The following table reconciles net (loss) income to EBITDA and Adjusted EBITDA:
	Year Ended December 31,		Six Months Ended June 30,
	2019	2018	2020	2019
Net (loss) income	$(23,576)	$1,682	$(6,025)	$(14,197)
Adjusted for:
Interest expense	14,225	9,211	6,656	7,353
Provision for income taxes	4,850	2,262	3,854	3,849
Depreciation and amortization	3,093	4,044	1,174	1,369
EBITDA	(1,408)	17,199	5,659	(1,626)
Adjusted for:
Contract termination	—	(21,294)	—	—
Stock-based compensation	7,368	—	2,094	6,028
Reduction in force expenses	1,184	1,686	2,777	1,048
Litigation and settlement expenses	5,000	8,100	—	—
Non-recurring items	(353)	(4,891)	3,230	377
Management fees and expenses	1,005	1,311	500	500
Nonoperating expenses	19	8,965	(29)	(56)
Transaction expenses	353	101	116	—
Adjusted EBITDA	$13,168	$11,177	$14,347	$6,277

•
Contract termination adjustment for the year ended December 31, 2018 is related to the mutual termination of a license agreement during 2018, which resulted in the accelerated recognition of $19.6 million in deferred revenues. Additionally, the licensee paid a $2.5 million termination fee to Playboy, which was subject to a $0.8 million commission payable to a third party.

•
Reduction in force expense adjustments for both the year ended December 31, 2019 and the six months ended June 30, 2019 include severance expense related to a reduction in force associated with restructuring the television and digital subscription businesses.

•
Reduction in force expense adjustments for the year ended December 31, 2018 include severance expense related to a reduction in force associated with restructuring the television, magazine and digital subscription businesses and in corporate administration.

•
Reduction in force expense adjustments for the six months ended June 30, 2020 include $1.3 million of severance expense and $1.4 million of salary and related expenses related to a Playboy-wide reduction in force.

•
Litigation and settlement expense adjustments for the year ended December 31, 2019 include (i) $3.9 million related to a class action lawsuit that was initiated against Playboy on behalf of a group of Michigan Playboy magazine subscribers; (ii) $0.8 million related to arbitration initiated by the Hugh M. Hefner 1991 Trust asserting that Playboy had breached a license agreement between Playboy and Mr. Hugh M. Hefner; and, (iii) $0.4 million related to a settlement with a former employee.

•
Litigation and settlement expense adjustments for the year ended December 31, 2018 include (i) $7.1 million related to a settlement agreement with Playboy’s former licensing agent; and (ii) $1.0 million related the Hugh M. Hefner 1991 Trust arbitration discussed above.

•
Nonrecurring items adjustments for the year ended December 31, 2019 include a $1.5 million bargain purchase gain on the acquisition of Yandy and $1.1 million related to the termination of Playboy’s Burbank lease.

•
Nonrecurring items adjustments for the year ended December 31, 2018 include a reduction in rent expense net of associated brokerage fees related to Playboy’s assignment of its lease for its corporate headquarters to a third party.

•
Nonrecurring items adjustments for the six months ended June 30, 2020 include amortization of a one- time non-cash inventory valuation step-up as part of the purchase accounting resulting from the acquisition of Yandy.

•
Nonrecurring items adjustments for the six months ended June 30, 2019 are related to the termination of Playboy’s Burbank lease.

•
Management fees and expenses adjustments for all periods represent fees paid and expenses reimbursed for Playboy’s largest shareholder.

•
Nonoperating expense adjustments for the year ended December 31, 2019 include a loss on disposals of assets, investment income and other miscellaneous items.

•
Non-operating expense adjustments for the year ended December 31, 2018 include a charge related to the extinguishment of debt due to the amendment of Playboy’s credit facility, a loss on disposals of assets, a transaction fee related to a potential financing opportunity, investment income and other miscellaneous items.

•
Non-operating expense adjustments for the six months ended June 30, 2020 and 2019 include investment income and other miscellaneous items.

Segments
Playboy’s Chief Executive Officer is its Chief Operating Decision Maker (“CODM”). Playboy’s segment disclosure is based on its intention to provide the users of its consolidated financial statements with a view of the business from its perspective. Playboy operates its business in three primary operating and reportable segments: Licensing, Direct-to-Consumer, and Digital Subscriptions and Services. Licensing operations include the licensing of one or more of its trademarks and/or images for consumer products and location-based entertainment businesses. Direct-to-Consumer operations include consumer products sold through third-party retailers or online direct-to-customer. Digital Subscriptions and Services operations include the licensing of one or more of its trademarks and/or images for online gaming and the production, marketing and sales of programming under the Playboy brand name, which is distributed through various channels, including domestic and international TV.
The following are Playboy’s results of financial performance by segment for each of the periods presented:
	Year Ended December 31,		Six Months Ended June 30,
	2019	2018	2020	2019
Net revenues
Licensing	$51,014	$66,182	$29,418	$24,559
Direct-to-Consumer	160	510	25,153	160
Digital Subscriptions and Services	23,243	27,455	10,357	11,403
All Other	3,693	6,726	1,403	1,967
Total	$78,110	$100,873	$66,331	$38,089
Operating (loss) income
Licensing	$35,086	$40,925	$20,472	$17,083
Direct-to-Consumer	(2,955)	(2,004)	(1,138)	(1,778)
Digital Subscriptions and Services	9,084	6,014	4,706	4,259
Corporate	(39,509)	(21,856)	(18,957)	(21,102)
All Other	(7,671)	(959)	(627)	(1,513)
Total	$(5,965)	$22,120	$4,456	$(3,051)
Licensing
Net revenues decreased by $15.2 million, or 22.9% to $51.0 million for the year ended December 31, 2019 compared to $66.2 million for the year ended December 31, 2018. The decrease was primarily attributable to the recognition of $20.5 million in deferred revenues and a termination fee for a large licensee terminated in 2018 partially offset by net higher royalties in 2019.
Operating income decreased by $5.8 million, or 14.3% to $35.1 million for the year ended December 31, 2019 compared to $40.9 million for the year ended December 31, 2018. The decrease was primarily attributable to lower net revenues partially offset by higher agency fees related to Playboy’s former representative in 2018.
Net revenues increased by $4.8 million, or 19.8% to $29.4 million for the six months ended June 30, 2020 compared to $24.6 million for the six months ended June 30, 2019. The increase was primarily attributable to higher royalties resulting from increases in minimum guaranteed royalties primarily in China as well as other higher royalties.
Operating income increased by $3.4 million, or 19.8% to $20.5 million for the six months ended June 30, 2020 compared to $17.1 million for the six months ended June 30, 2019. The increase was primarily attributable to the increase in revenue less agency fees.
Direct-to-Consumer
Net revenues decreased by $0.3 million, or 68.6% to $0.2 million for the year ended December 31, 2019 compared to $0.5 million for the year ended December 31, 2018. The decrease was primarily attributable to lower e-commerce sales.

The operating loss increased by $1.0 million, or 47.5% to $3.0 million for the year ended December 31, 2019 compared to a loss of $2.0 million for the year ended December 31, 2018. The increase was primarily attributable to lower revenue and severance expense in 2019.
Net revenues increased by $25.0 million, or over 100% to $25.2 million for the six months ended June 30, 2020 compared to $0.2 million for the six months ended June 30, 2019. The increase was attributable to the acquisition of Yandy on December 31, 2019.
The operating loss decreased by $0.7 million, or 36.0% to $1.1 million for the six months ended June 30, 2020 compared to an operating loss of $1.8 million for the six months ended June 30, 2019. The decrease in loss was primarily attributable to the acquisition of Yandy, which generated $0.3 million in operating income, including the step-up in inventory amortization resulting from purchase accounting.
Digital Subscriptions and Services
Net revenues decreased by $4.3 million, or 15.3% to $23.2 million for the year ended December 31, 2019 compared to $27.5 million for the year ended December 31, 2018. The decrease was primarily attributable to reductions of $2.0 million in television and cable programming, $1.3 million in digital gaming royalties, and the impact of $1.0 million in digital marketing and advertising services fees recognized in 2018.
Operating income increased by $3.1 million, or 51.0% to $9.1 million for the year ended December 31, 2019 compared to $6.0 million for the year ended December 31, 2018. The increase was primarily attributable to $1.3 million in lower content costs, $2.1 million in lower payroll costs, and $3.0 million in eliminated payments to a third-party partner for content, software and services, partially offset by lower revenues.
Net revenues decreased by $1.1 million, or 9.2% to $10.4 million for the six months ended June 30, 2020 compared to $11.40 million for the six months ended June 30, 2019. The decrease was primarily attributable to reduction of $1.1 million in television and cable programming and $0.4 million in digital gaming royalties, partially offset by $0.4 million in increased digital subscription revenue for Playboy’s web sites.
Operating income increased by $0.4 million, or 10.5% to $4.7 million for the six months ended June 30, 2020 compared to $4.3 million for the six months ended June 30, 2019. The increase was primarily attributable to $0.8 million in the elimination of rent in Playboy Burbank facility, $0.2 million in lower digital distribution expense, $0.2 million in lower payroll costs and $0.1 million in lower television programming distribution expense, offset by lower revenue.
All Other
Net revenues decreased by $3.0 million, or 45.1% to $3.7 million for the year ended December 31, 2019 compared to $6.7 million for the year ended December 31, 2018. The decrease was primarily attributable to the recognition of $1.7 million of deferred revenues related to the termination of a multi-year licensing agreement, which also included a prepaid Playboy Magazine advertising component. Also contributing to the decrease were Playboy magazine advertising revenues of $0.6 million in 2018 combined with lower Playboy Magazine subscription revenues in 2019.
The operating loss increased by $6.7 million, or over 100% to $7.7 million for the year ended December 31, 2019 compared to a loss of $1.0 million for the year ended December 31, 2018. The increase in loss was primarily attributable to the reduction in revenue combined with expense increases of $3.5 million in brand marketing initiatives.
Net revenues decreased by $0.6 million, or 28.7% to $1.4 million for the six months ended June 30, 2020 compared to $2.0 million for the six months ended June 30, 2019. The decrease was primarily attributable to a $0.8 million reduction in Playboy magazine subscription and newsstand revenues.
The operating loss decreased by $0.9 million, or 58.6% to $0.6 million for the six months ended June 30, 2020 compared to a loss of $1.5 million for the six months ended June 30, 2019. The decrease in loss was primarily attributable to reduced printing and shipping costs for Playboy magazine, which ceased publication with the spring 2020 issue.
Corporate
Corporate expenses increased by $17.6 million, or 80.7% to $39.5 million for the year ended December 31, 2019 compared to $21.9 million for the year ended December 31, 2018. The increase in expense was primarily attributable to higher personnel-related expenses of $11.1 million including stock- based compensation of $7.1 million, and higher legal fees of $0.8 million, combined with the derecognition of accrued rent and deferred sublease rent amounts related to the assignment of Playboy’s lease for its corporate headquarters resulting in a $5.7 million reduction in rent expense in 2018.
Corporate expenses decreased by $2.1 million, or 10.2% $19.0 million for the six months ended June 30, 2020 compared to $21.1 million for the six months ended June 30, 2019. The decrease in expense was primarily attributable to lower stock-based compensation expense of $3.9 million partially offset by an increase in other personnel-related expenses of $1.2 million, and higher legal fees of $0.6 million.
Liquidity and Capital Resources
Sources of Liquidity
Playboy’s main source of liquidity is cash generated from operating and financing activities, which primarily includes cash derived from revenue generating activities and proceeds from the issuance of debt including term loans, promissory notes and convertible promissory notes. As of June 30, 2020 and December 31, 2019, Playboy’s principal source of liquidity was its cash in the amount of $23.1 million and $27.9 million, respectively, which is primarily held in operating and deposit accounts. Playboy believes its existing sources of liquidity will be sufficient to fund its operations, including lease obligations, debt service requirements, capital expenditures and working capital obligations for at least the next 12 months.
Debt
Term Loan
In June 2014, Playboy borrowed $150.0 million under a term loan maturing on December 31, 2018, at an effective rate of 7.0% from DBD Credit Funding LLC (“Term Loan”). The interest rate of the Term Loan is equal to the Eurodollar Rate for the interest period in effect plus the applicable margin in effect from time to time. The Eurodollar Rate is the greater of (a) an interest rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the administrative agent divided by 1 minus the statutory reserves (if any) and (b) 1.25% per annum. In 2016 and 2017, the Term Loan was amended to extend the maturity date to June 30, 2019 and to revise the quarterly principal payments and applicable margin rates. Playboy made a penalty-free principal prepayment of $35.0 million in 2016 and increased the loan amount by $6.5 million in 2017. During the second and third quarter of 2018, Playboy entered into multiple amendments to the Term Loan to establish a new commitment amount of $21.0 million, to revise the applicable margin rate and to extend the maturity date to December 31, 2020. In December 2018, the Term Loan was further amended to revise the applicable margin rate and extend the maturity date to December 31, 2023. Additionally, Playboy borrowed an additional $40.5 million as well as established new quarterly principal payment amounts. The December amendment was accounted for as an extinguishment of debt resulting in the recognition of a loss of $4.0 million for the year ended December 31, 2018. In December 2019, the Term Loan was amended to borrow an additional $12.0 million and revise applicable margin rates. In March 2020, the term loan was amended to establish new quarterly principal payment amounts among other amendments. The amendment was assessed and was accounted for as a modification. Playboy incurred additional financing costs of $0.1 million related to this amendment that were capitalized. The interest rate on the loan was 8.25% and 8.35% as of June 30, 2020 and December 31, 2019, respectively.
Promissory Notes — Creative Artists Agency — Global Brands Group
In December 2016, Playboy entered into a global consumer products licensing agency representation agreement with Creative Artists Agency — Global Brands Group LLP (“CAA-GBG”). Concurrently,

Playboy borrowed $13.0 million from CAA-GBG pursuant to the terms of a promissory note. The promissory note was noninterest bearing and was to be repaid in monthly installments in an amount equal to 11.00% of the monthly collections under the representation agreement beginning in 2017 and ending in 2021. In August 2018, Playboy and CAA-GBG agreed to terminate the original promissory note and issue convertible promissory notes with the principal amounts equal to the outstanding amount of the original promissory note. A convertible promissory note was issued to CAA Brand Management, LLC (“CAA”) for $2.7 million and a convertible promissory note was issued to GBG International Holding Company Limited (“GBG”) for $7.3 million. These notes are noninterest bearing and are convertible into shares of Playboy’s common stock no later than November 30, 2020.
Convertible Promissory Note — United Talent Agency
In March 2018, Playboy issued a convertible promissory note to United Talent Agency, LLC (“UTA”) for $2.0 million. In June 2018, Playboy issued a second convertible promissory note to UTA for $1.5 million. These notes are noninterest bearing and are convertible into shares of Playboy’s common stock no later than November 30, 2020.
Cash Flows
The following table summarizes Playboy’s cash flows for the periods indicated (in thousands):
	Year Ended December 31,		Six Months Ended June 30,
	2019	2018	2020	2019
Net cash provided by (used in):
Operating activities	$5,088	$3,116	$(4,255)	$(6,097)
Investing activities	(16,987)	(2,970)	(463)	(2,570)
Financing activities	6,061	15,007	(872)	(2,269)
Net (decrease) increase in cash and restricted cash and cash equivalents	$(5,838)	$15,153	$(5,590)	$(10,936)
Cash Flows from Operating Activities
Net cash used in operating activities was $4.3 million for six months ended June 30, 2020. This was primarily driven by net loss of $6.0 million adjusted for non-cash charges of $3.2 million and net cash outflows from changes in operating assets and liabilities of $1.4 million. The non-cash charges primarily consisted of $2.1 million in stock-based compensation, $1.2 million of depreciation and amortization expense and a $0.2 million increase in deferred income taxes, partially offset by an increase of $0.3 million in capitalized trademarks. The net cash outflows from changes in operating assets and liabilities of $1.8 million were primarily due to a decrease in deferred revenue of $3.8 million, a decrease in accrued salaries, wages, and employee benefits of $1.3 million, a decrease in accounts payable of $0.7 million, and a decrease in contract assets of $0.4 million, partially offset by a decrease in inventories of $2.2 million, a decrease in prepaid expenses and other assets of $2.0 million and an increase in other liabilities and accrued expenses of $0.6 million.
Net cash used in operating activities was $6.1 million for the six months ended June 30, 2019. This was primarily driven by a net loss of $14.2 million adjusted for non-cash charges of $7.6 million and net cash inflows from changes in operating assets and liabilities of $0.5 million. The non-cash charges primarily consisted of $6.0 million in stock-based compensation, $1.4 million of depreciation and amortization expense and a $0.3 million increase in deferred income taxes, partially offset by an increase of $0.3 million in trademarks. The net cash inflows from changes in operating assets and liabilities of $0.5 million were primarily due to a decrease in receivables of $2.4 million, a decrease in prepaid expenses and other assets of $1.3 million, an increase in deferred revenues of $1.0 million and an increase in other liabilities and accrued expenses of $1.0 million, partially offset by a decrease in payable to related party of 3.3 million, a decrease in accrued salaries, wages, and employee benefits of $1.4 million and an increase in contract assets of $0.4 million.

Net cash provided by operating activities was $5.1 million for the year ended December 31, 2019. This was primarily driven by a net loss of $23.6 million adjusted for non-cash charges of $7.7 million and net cash inflows from changes in operating assets and liabilities of $21.0 million. The non-cash charges primarily consisted of $7.4 million in stock-based compensation, and $3.1 million of depreciation and amortization expense, partially offset by a gain on bargain purchase of $1.5 million, an increase of $0.6 million in trademarks, an increase of $0.4 million in programming costs, and a $0.4 million decrease in deferred income taxes. The net cash inflows from changes in operating assets and liabilities of $21.0 million were primarily due to an increase in deferred revenue of $22.3 million, an increase in other liabilities and accrued expenses of $2.5 million, a decrease in receivables of $2.3 million, a decrease in contract assets of $0.4 million, and an increase in accounts payable of $0.3 million, partially offset by an increase in prepaid expenses and other assets of $3.4 million and a decrease in payables to related party of $3.3 million.
Net cash provided by operating activities was $3.1 million for the year ended December 31, 2018. This was primarily driven by net income of $1.7 million adjusted for non-cash charges of $12.6 million and net cash outflows from changes in operating assets and liabilities of $12.1 million. The non-cash charges of $13.5 million primarily consisted of $4.0 million of depreciation and amortization expense, $4.0 million related to extinguishment of debt, and $3.7 million from loss on disposals of assets, partially offset by $0.5 million related to amortization of discounts and deferred financing fees, and an increase of $0.4 million in deferred income taxes, partially offset by an increase of $0.5 million in trademarks. The net cash outflows from changes in operating assets and liabilities of $12.1 million were primarily due to a decrease in deferred revenues of $8.0 million, a decrease in accounts payable of $2.4 million, a decrease in other liabilities and accrued expenses of $1.4 million, a decrease in accrued salaries, wages, and employee benefits of $0.8 million and a decrease in accounts receivable of $0.3 million, partially offset by a decrease in prepaid expenses and other assets of $0.3 million and an increase in payable to related party of $1.3 million.
Cash Flows from Investing Activities
Net cash used in investing activities was $0.5 million for the six months ended June 30, 2020, which was primarily due to purchases of property and equipment.
Net cash used in investing activities was $2.6 million for the six months ended June 30, 2019, which was primarily due to purchases of property and equipment.
Net cash used in investing activities was $17.0 million for the year ended December 31, 2019, which was primarily due to the acquisition of Yandy of $12.8 million and purchases of property and equipment of $4.2 million.
Net cash used in investing activities was $3.0 million for the year ended December 31, 2018, which was primarily due to purchases of property and equipment.
Cash Flows from Financing Activities
Net cash used in financing activities was $0.9 million for the six months ended June 30, 2020, which was primarily due to the repayment of borrowings of $0.8 million and payment of financing costs of $0.1 million.
Net cash used in financing activities was $2.3 million for the six months ended June 30, 2019, which was primarily due to the repayment of borrowings of $2.3 million.
Net cash provided by financing activities was $6.1 million for the year ended December 31, 2019, which was primarily due to net proceeds from the issuance of long-term debt of $11.7 million, partially offset by the repayment of $5.6 million of borrowings.
Net cash provided by financing activities was $15.0 million for the year ended December 31, 2018, which was primarily due to net proceeds from the issuance of long-term debt of $172.8 million and proceeds from issuance of convertible promissory notes of $3.5 million, partially offset by the repayment of $125.7 million in borrowings, purchase of treasury stock of $35.2 million and payment of financing costs of $0.4 million.

Contractual Obligations
The following table includes aggregated information about contractual obligations that affect Playboy’s liquidity and capital needs. At December 31, 2019, Playboy’s contractual obligations over the next several periods were as follows:
	Payments Due by Period
(in thousands)	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 years
Operating lease obligations(1)	$23,087	$2,101	$6,159	$6,479	$8,348
Term Loan, principal and interest(2)	212,921	16,585	32,454	163,882	—
Agency agreement settlement(3)	4,250	2,500	1,750	—	—
Total	$240,258	$21,186	$40,363	$170,361	$8,348

(1)
Represents operating lease liabilities for Playboy’s corporate offices.

(2)
Represents the principal and interest payments to be paid in connection with Playboy’s Term Loan based on the stated interest rate of 8.35% as of December 31, 2019.

(3)
Playboy elected not to renew its agency agreement with IMG Worldwide LLC in 2016 and agreed in November 2018 to $7.1 million as settlement for all remaining commission obligations, payable in quarterly installments through June 2021.

Off-Balance Sheet Arrangements
Playboy is not a party to any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.
Critical Accounting Policies and Estimates
Playboy’s consolidated financial statements have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Playboy’s estimates are based on its historical experience and on various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.
Actual results may differ from these estimates under different assumptions or conditions. Playboy believes that the accounting policies discussed below are critical to understanding its historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.
While Playboy’s significant accounting policies are described in the notes to its consolidated financial statements, it believes that the accounting policies below are most critical to understanding its financial condition and historical and future results of operations.
Revenue Recognition
Playboy recognizes revenue in accordance with Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (“Topic 606”), which it adopted as of January 1, 2019 on a modified retrospective basis. Playboy recognizes revenue when it transfers promised goods or services in an amount that reflects the consideration to which it expects to be entitled in exchange for those goods or services.
Trademark Licensing
Playboy licenses trademarks under multi-year arrangements to consumer products, online gaming and location-based entertainment businesses. Typically, the initial contract term ranges between one to ten years.

Renewals are separately negotiated through amendments. Under these arrangements, Playboy generally receives an annual non-refundable minimum guarantee that is recoupable against a sales-based royalty generated during the license year. Annual minimum guarantee amounts are billed quarterly, semi-annually, or annually in advance and these payments do not include a significant financing component. Earned royalties in excess of the minimum guarantee are payable quarterly. The performance obligation is a license of symbolic IP that provides the customer with a right to access the IP, which represents a stand-ready obligation that is satisfied over time. Playboy recognizes revenue for the total minimum guarantee specified in the agreement on a straight-line basis over the term of the agreement and recognizes Excess Royalties only when the annual minimum guarantee is exceeded. Generally, Excess Royalties are recognized when they are earned. As the sales reports from licensees are typically not received until after the close of the reporting period, Playboy follows the variable consideration framework and constraint guidance to estimate the underlying sales volume to recognize Excess Royalties based on historical experience and general economic trends. Historical adjustments to recorded estimates have not been material.
Consumer Products
Playboy generates revenue from the sale of intimate apparel, Halloween costumes and accessories, primarily through its website and similar channels, principally as a result of its acquisition of substantially all of the assets and liabilities, excluding outstanding borrowings, of Yandy on December 31, 2019. Playboy recognizes revenue upon delivery of the purchased good to the buyer as its performance obligation, consisting of the sale of goods, is satisfied at this point in time when control is transferred. Revenue is recognized net of incentives and estimated returns. Playboy periodically offers promotional incentives to customers, including basket promotional code discounts and other credits, that are treated as a reduction of revenue.
A portion of consumer product sales is generated through third-party sellers, who list the product on their website. These sales are either fulfilled by Playboy or through the third-party seller’s fulfillment services. Playboy’s shoe sales are fulfilled through drop-ship arrangements, where the vendor will ship directly to its customers. In these arrangements, Playboy is primarily responsible for fulfilling the promise to customers and generally bears the inventory risk, including risk of returned product, and typically has discretion in establishing pricing. Playboy is the principal in these transactions and recognizes gross revenue from product sales upon delivery of the products to end-customers. Playboy recognizes the fees retained by the third-party sellers as expenses in cost of sales for inventory provided through drop-shipment arrangements.
Magazine and Digital Subscriptions
Digital subscription revenue is derived from subscription sales of PlayboyPlus and Playboy.TV, which are online content platforms. Digital subscriptions represent a stand-ready obligation to provide continuous access to the platform, which is satisfied ratably over the term of the subscription. Playboy receives fixed consideration shortly before the start of the subscription periods from these contracts, which are primarily sold in monthly, annual, or lifetime subscriptions. Revenues from lifetime subscriptions are recognized ratably over a five-year period, representing the estimated period during which the customer accesses the platforms. Revenues from Playboy magazine and digital subscriptions are recognized ratably over the subscription period.
TV and Cable Programming
Playboy licenses programming content to certain cable television operators and direct-to-home satellite television operators who pay royalties based on monthly subscriber counts and pay-per-view and video-on- demand buys for the right to distribute Playboy’s programming under the terms of affiliation agreements. The distinct performance obligations under such affiliation agreements include (i) a continuous transmission service to deliver live linear feeds and, (ii) licenses to Playboy’s functional IP that are provided over the contract term that provides the operators the right to use its content library as it exists at a point in time. For both performance obligations, Playboy’s IP is the predominant or sole item to which the royalties relate. Royalties are generally collected monthly and recognized as revenue as earned. The amount of royalties due to Playboy is reported by operators based on actual subscriber and transaction levels. Such information is generally not received until after the close of the reporting period. In these cases, Playboy follows the variable consideration framework and constraint guidance to estimate the number of subscribers and transactions to recognize royalty amounts based on historical experience. Historical adjustments to recorded estimates have not been material. Playboy offers sales incentives through various programs, consisting primarily of co-op marketing. Playboy records advertising with customers as a reduction to revenue unless it receives a distinct benefit in exchange for credits claimed by the customer and can reasonably estimate the fair value of the distinct benefit received, in which case it records it as a marketing expense.
Contract Assets and Contract Liabilities
The timing of revenue recognition may differ from the timing of invoicing to customers. Playboy records a receivable when it has an unconditional right to consideration which will become due solely due to the passage of time. Playboy records a contract asset when revenue is recognized prior to invoicing or payment is contingent upon transfer of control of an unsatisfied performance obligation. Playboy records a contract liability (deferred revenue) when revenue is recognized subsequent to cash collection. For long-term non-cancellable contracts whereby Playboy has begun satisfying the performance obligation, it will record contract assets for the unbilled consideration which is contingent upon its future performance. Contract assets and contract liabilities are netted on a contract-by-contract basis.
Unredeemed Site Credits
Site credits consist of gift cards issued and credits for returned merchandise. Revenue from the issuance of site credits is recognized when the site credit is redeemed by the customer, or when the likelihood of the site credit being redeemed by the customer is remote (breakage). As of June 30, 2020, breakage is recognized for site credits that are aged at least 2 years.
Sales Taxes
Sales taxes collected from customers and remitted to various governmental authorities are excluded from the measurement of the transaction price and presented on a net basis in Playboy’s consolidated income statement.
Practical Expedients
Payment terms and conditions vary by contract type; however, Playboy’s terms generally include a requirement of payment within 30 days if not paid in advance. Playboy elected the practical expedient to not assess whether a significant financing component exists if the period between when it transfers a promised good or service to a customer and when the customer pays for that good or service is one year or less.
Additionally, Playboy has applied the practical expedient to not capitalize incremental costs of obtaining a contract if the amortization would be less than 12 months.
Impact of Adoption of Topic 606
The adoption of Topic 606 did not have a material impact on Consumer Products, Magazine and Digital Subscriptions, and TV and Cable Programming as the performance obligations underlying these revenue streams and the timing of recognition thereof was substantially unchanged. For Trademark Licensing, the adoption of Topic 606 affected some of Playboy’s licensing agreements where the annual minimum guarantee increases over the term of the agreement. Prior to the adoption of the new guidance, Playboy recognized the annual minimum guarantee as revenue over the respective license year and Excess Royalties when the underlying sales data became available. Upon adoption of Topic 606, Playboy recognizes the total minimum guarantee specified in the agreement on a straight-line basis over the term of the agreement. Additionally, Playboy will estimate the underlying sales of licensees to determine the amount of Excess Royalties and recognize such amount if it is probable that significant reversal of cumulative revenue will not occur.
Impairment of Long-Lived Assets
Playboy performs annual impairment tests on goodwill and intangible assets with indefinite lives in the fourth quarter of each fiscal year or when events occur or circumstances change that would, more likely than not, reduce the fair value of a reporting unit or an intangible asset with an indefinite life below its carrying value. Playboy may first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If Playboy determines it is more likely than not that the fair value of the reporting unit is greater than its carrying amount, an impairment test is unnecessary. If an impairment test is necessary, Playboy will estimate the fair value of its related reporting units. If the carrying value of a reporting unit exceeds its fair value, the goodwill of that reporting unit is determined to be impaired and Playboy will proceed with recording an impairment charge equal to the excess of the carrying value over the related fair value.
Playboy performs a qualitative assessment to determine whether it is more likely than not that an indefinite-lived asset is impaired. If Playboy determines it is more likely than not that the indefinite-lived intangible assets are not impaired, a quantitative test is not necessary. If a quantitative test is required, Playboy will estimate the fair value of the indefinite-lived intangible assets. Playboy will recognize an impairment charge based on the excess of the carrying value over the fair value of the indefinite-lived intangible asset.
Playboy recorded no impairment charges on goodwill and our indefinite-lived intangible assets during the periods presented.
Playboy conducts impairment testing on long-lived assets, or asset groups, including definite-lived tangible and intangible assets, when events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the carrying amount of the asset is not recoverable based on a forecasted- undiscounted cash flow analysis, such asset would be reduced by the estimated shortfall of fair value to carrying value. Playboy estimates fair value using a forecasted-discounted cash flow method based in part on its financial results and its expectation of future performance. Playboy recorded no impairment charges on its definite-lived tangible and intangible assets during the periods presented.
Inventory
Inventory consists of finished goods which are stated at the lower of cost or net realizable value using the specific identification method. Cost is determined on a first-in, first-out basis. A reserve for excess or slow- moving inventory is established based on historical trends. Differences between actual write-offs from Playboy’s estimates have not been material.
Stock-Based Compensation
Playboy measures compensation expense for all stock-based payment awards, including stock options and restricted stock units granted to employees, directors, and nonemployees, based on the estimated fair value of the awards on the date of grant. Compensation expense is recognized ratably in earnings, generally over the period during which the recipient is required to provide service. Playboy adjusts compensation expense based on actual forfeitures as necessary.
Playboy’s stock options vest ratably over the contractual vesting period and the fair value of the awards is estimated on the date of grant using a Black-Scholes option pricing model. Playboy’s restricted stock units vest ratably over the contractual vesting period and the fair value of the awards is estimated on the date of grant as the underlying value of the award. Awards with graded vesting features are recognized over the requisite service period for the entire award. The determination of the grant date fair value of stock awards issued is affected by a number of variables and subjective assumptions, including (i) the fair value of Playboy’s common stock, (ii) the expected common stock price volatility over the expected life of the award, (iii) the expected term of the award, (iv) risk-free interest rates, (v) the exercise price, and (vi) the expected dividend yield. Forfeitures are recognized when they occur.
Income Taxes
Playboy records income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carryforwards. The carrying amounts of deferred tax assets are reduced by a valuation allowance if, based on available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed periodically based on the more-likely-than-not realization threshold. This assessment considers, among other matters, the nature, frequency, and severity of current and cumulative losses, the duration of statutory carryforward periods, and tax planning alternatives. Playboy assesses the likelihood that uncertain tax positions will be accepted by the applicable taxing authority based on the technical merits of the position. Tax positions meeting the more-likely-than-not recognition threshold are measured and recognized in the financial statements at the largest amount of benefit that has a greater than 50% likelihood of being realized upon measurement of a tax position taken in a prior annual period, including interest and penalties, and are recognized during the period in which the change occurs.
Emerging Growth Company Status
MCAC is an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). The JOBS Act permits companies with emerging growth company status to take advantage of an extended transition period to comply with new or revised accounting standards, delaying the adoption of these accounting standards until they would apply to private companies. Following the closing of the Merger, the Combined Company expects to use this extended transition period to enable it to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date the Combined Company (i) is no longer an emerging growth company or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, Playboy’s financial statements may not be comparable to companies that comply with the new or revised accounting standards as of public company effective dates.
In addition, following the closing of the Merger, the Combined Company intends to rely on the other exemptions and reduced reporting requirements provided by the JOBS Act.
Recent Accounting Pronouncements
See Note 2 to Playboy’s consolidated financial statements included elsewhere in this prospectus for more information about recent accounting pronouncements, the timing of their adoption, and its assessment, to the extent it has made one, of their potential impact on its financial condition and its results of operations.
Quantitative and Qualitative Disclosures about Market Risk
Playboy is exposed to a variety of market and other risks, including the effects of changes in interest rates, inflation, and foreign currency exchange rates, as well as risks to the availability of funding sources, hazard events, and specific asset risks.
Interest Rate Risk
The market risk inherent in Playboy’s financial instruments and its financial position represents the potential loss arising from adverse changes in interest rates. As of June 30, 2020 and December 31, 2019, Playboy had cash of $22.1 million and $27.7 million, respectively, and restricted cash and cash equivalents of $1.0 million and $1.0 million, respectively, primarily consisting of interest-bearing deposit accounts for which the fair market value would be affected by changes in the general level of U.S. interest rates. However, an immediate 10% change in interest rates would not have a material effect on the fair market value of Playboy’s cash and restricted cash and cash equivalents. As of June 30, 2020 and December 31, 2019, Playboy had an outstanding Term Loan of $160.6 million and $161.4 million, respectively, that bears interest at a rate of 8.25% and 8.35% as of June 30, 2020 and December 31, 2019, respectively. A hypothetical 10% change in the interest rate on its Term Loan for all periods presented would not have a material impact on Playboy’s consolidated financial statements.
Credit Risk
At various times throughout the year, Playboy maintained cash balances in excess of Federal Deposit Insurance Corporation insured limits. Playboy has not experienced any losses in such accounts and does not believe that there is any credit risk to its cash. Concentration of credit risk with respect to accounts receivable is limited due to the wide variety of customers to whom its products are sold and/or licensed. Playboy has a licensee that accounted for approximately 40% and 22% of its net revenues for the years ended December 31, 2019 and 2018, respectively, and approximately 16% and 40% of its net revenues for the six months ended June 30, 2020 and 2019, respectively.
Foreign Currency Risk
There was no material foreign currency risk for the six months ended June 30, 2020 and 2019 and for the years ended December 31, 2019 and 2018.

MANAGEMENT
Executive Officers and Directors After the Business Combination
The following persons are anticipated to be the executive officers and directors of the Combined Company, which will be renamed “Playboy Group, Inc.” following the Merger:
Name	Age	Position
Ben Kohn	47	Chief Executive Officer, President, and Director
David Israel	62	Chief Financial Officer and Chief Operating Officer
Chris Riley	52	General Counsel and Secretary
Suhail Rizvi	54	Chairman of the Board
Suying Liu	32	Director
[•]	[•]	Director
[•]	[•]	Director
Ben Kohn has been the Chief Executive Officer, President and Chairman of Playboy since January 2018 and was interim CEO from May 2016 to December 2017. Mr. Kohn has served on the Board of Directors of Playboy since March 2011. From 2004 to December 2018, Mr. Kohn served as a Managing Partner at the private equity firm Rizvi Traverse where he led the successful buyouts of major media and entertainment companies, including taking Playboy private in 2011. Prior to that, Mr. Kohn was a Vice President at Angelo, Gordon & Co., where he focused on private equity and special situations, from 1998 to 2003. Mr. Kohn started his career at Cowen & Company, where he was Analyst in the Mergers and Acquisitions group from 1996 to 1998. Mr. Kohn also serves on the Board of Directors for the performance rights organization, SESAC. He received his Bachelor of Science in Management BSM from Tulane University and his Master of Business Administration from Columbia University.
David Israel has served as Playboy’s Chief Financial Officer and Chief Operating Officer since April 2016 after joining Playboy in January 2013. He oversees Playboy’s corporate development and accounting/financial operations. Additionally, he has and continues to oversee various of Playboy’s operations on an as-needed basis. Prior to joining Playboy, Mr. Israel served as the Chairman, CEO and founding partner of Procysive Corporation, an online intelligence and competitor/opposition research start-up from January 2010 to December 2012. From November 2002 to December 2009, Mr. Israel was CEO, International for Reed Business Information, a division of Reed Elsevier, plc, where he oversaw the company’s developing publishing, digital media and data businesses in France, Italy, Germany, Spain, Scandinavia, Australia and Asia while based in London. Mr. Israel initially joined Reed Business Information in November 2000 where he also served on the board of Design Within Reach, a contemporary design furniture and furnishing e-commerce start-up. From August 1998 to November 2000, Mr. Israel also served as CEO and a director of Classified Ventures, LLC, an online start-up launched by a consortium of major U.S. media companies and which operated the cars.com and apartments.com websites. Prior to Classified Ventures, Mr. Israel served in a variety of senior leadership roles in book publishing and software development. He earned his M.B.A. and B.B.A. degrees from James Madison University, in 1987 and 1980, respectively.
Chris Riley has served as Playboy’s General Counsel and Secretary since January 2019. From August 2014 to January 2019, Mr. Riley was General Counsel and Secretary of Machinima, Inc., helping lead Machinima through its acquisition by Warner Bros. From June 2013 through August 2014, Mr. Riley was an equity partner in the corporate group at Bingham McCutchen LLP. Mr. Riley served as an outside legal consultant from March 2011 to June 2013 to several businesses, including Playdom, Disney Interactive and The Walt Disney Company. Mr. Riley held progressively senior in-house legal positions with Ticketmaster Entertainment, Inc. from March 2005 through March 2010, ultimately serving as its General Counsel, Senior Vice President and Secretary during Ticketmaster’s successful spin-off from IAC/InterActiveCorp and Ticketmaster’s merger with Live Nation, Inc. Prior to that, between 2002 and 2005, Mr. Riley was General Counsel and Vice President of Match.com and held various legal positions within other businesses controlled by IAC from 1999 to 2002. From 1997 to 1999, Mr. Riley was an associate in the corporate group at Gibson Dunn, and from 1995 to 1997, at Sidley Austin LLP. Mr. Riley holds a J.D. from Berkeley Law at the University of California, Berkeley, and a B.A. in philosophy from the University of Michigan.

Suhail Rizvi is co-founder and Chief Investment Officer of Rizvi Traverse Management, LLC (“Rizvi Traverse”), a private investment firm founded in 2004. Rizvi Traverse has invested over $3 billion in the last 15 years in a portfolio of private companies in the media & entertainment and technology sectors. The portfolio has included investments in International Creative Management (ICM), Summit Entertainment, Playboy, Facebook, Twitter, Square, SESAC, Flipboard, Snapchat, Vessel, SpaceX, Instacart, Planet Labs and RealD. Mr. Rizvi has served on the Board of Directors of Playboy since March 2011. Mr. Rizvi served on the Executive Board of The Wharton School of Business at the University of Pennsylvania from October 2006 to October 2019 and the Board of Directors of RealD, Inc. from March 2016 to October 2020. Mr. Rizvi earned his undergraduate degree at The Wharton School of Business at the University of Pennsylvania in 1988.
Dr. Suying Liu has served as MCAC’s Chairman and Chief Executive Officer and as a member of MCAC’s Board since the company’s inception in November 2019. Dr. Liu served as the Head of Corporate Strategy of Hudson Capital Inc. (Nasdaq: HUSN) between May 2020 and September 2020, where he led the company’s strategic development for both general operations and specific growth areas. Dr. Liu integrated corporate finance opportunities with business fundamentals of Hudson Capital, leveraging his as well as the company’s broad network of relationships across a variety of industries such as financial services, general industrial and real estate. Between November 2018 and April 2020, Dr. Liu served as the Chief Strategist of Mansion Capital LLC, a privately-held real estate investment firm with brokerage and property management operations serving clients from both North America and Asia for their investments in the U.S. real estate market. With extensive property transaction experience, Dr. Liu has a breadth of connections to operating businesses that incorporate tactical real estate considerations into their business development strategies. Prior to joining Mansion Capital, Dr. Liu was an investment strategist at J.P. Morgan Chase & Co. from July 2015 to October 2018. With a primary focus in commercial mortgages, Dr. Liu assessed the operational strength and financial health of a multitude of commercial real estate operators such as Starwood, Simon and Westfield, providing investment strategies to major Wall Street institutions spanning private equity, hedge funds and insurance companies. Dr. Liu began his career in academia, teaching a variety of degree programs from bachelor’s to executive education at Washington University Olin Business School between January 2013 and May 2015 while completing his doctoral studies, for which he received a PhD in finance in May 2015. Dr. Liu obtained a master’s in finance in December 2012 and his BA in economics and mathematics summa cum laude in May 2010 from Washington University in St. Louis.
[•]
[•]
Family Relationships
There are no family relationships between the Combined Company’s Board of Directors and any of its executive officers.
Director Independence
Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Combined Company’s Board of Directors has determined that, upon the consummation of the Merger, each of Suying Liu, [•] and [•] will be an independent director under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In making these determinations, the Combined Company’s Board of Directors considered the current and prior relationships that each non-employee director has with MCAC and Playboy and will have with the Combined Company and all other facts and circumstances the Combined Company’s Board of Directors deemed relevant in determining independence, including the beneficial ownership of our Common Stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Transactions.”

Classified Board of Directors
If the Proposed Charter is approved, the Combined Company’s Board of Directors will be divided into three classes, Class I, Class II and Class III, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The Combined Company’s Board of Directors will be dividend into the following classes:
•
Class I, which will expect to be consist of [•] and [•], whose terms will expire at the Combined Company’s first annual meeting of stockholders to be held after consummation of the Business Combination in 2021;

•
Class II, which will expect to be consist of [•], whose terms will expire at the Combined Company’s second annual meeting of stockholders to be held after consummation of the Business Combination in 2022; and

•
Class III, which will expect to be consist of [•] and [•], whose terms will expire at the Combined Company’s third annual meeting of stockholders to be held after consummation of the Business Combination in 2023.

At each annual meeting of stockholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of the Combined Company Board of Directors may have the effect of delaying or preventing changes in the Combined Company’s control or management. The Combined Company’s directors may be removed for cause by the affirmative vote of the holders of a majority in voting power of all the then- outstanding shares of stock of the Combined Company entitled to vote thereon; provided, however, that at any time when RT beneficially owns collectively, in the aggregate, less than 50% in voting owner of the stock of the Combined Company entitled to vote generally in the election of directors, any such director or the entire Board of Directors may be removed only for cause and only by the affirmative vote of the holders of at least 66 2/3% in voting power of all the then-outstanding shares of stock of the Combined Company entitled to vote thereon.
Committees of the Board of Directors
The standing committees of Combined Company’s Board of Directors will consist of an Audit Committee, a Compensation Committee, and a Corporate Governance and Nominating Committee. The expected composition of each committee following the Merger is set forth below.
Audit Committee
For information regarding the duties and responsibilities of the Audit Committee, see “MCAC’s Directors and Executive Officers—Audit Committee.”
Upon consummation of the Business Combination, our Audit Committee will consist of [•], [•] and [•] , with [•] serving as the chairman of the Audit Committee. We believe that each of these individuals qualify as independent directors according to the rules and regulations of the SEC with respect to audit committee membership. We also believe that [•] qualifies as our “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. Our board of directors has adopted a written charter for the Audit Committee, which will be available on our corporate website at [•] upon the completion of the Business Combination. The information on our website is not part of this prospectus.
Compensation Committee
For information regarding the duties and responsibilities of the Compensation Committee, see “MCAC’s Directors and Executive Officers—Compensation Committee.”
Upon consummation of the Business Combination, our Compensation Committee will consist of [•] and [•], with [•] serving as the chairman of the Compensation Committee. We anticipate that each of the members of our Compensation Committee will be independent under the applicable Nasdaq listing standards. Our board of directors has adopted a written charter for the Compensation Committee, which will be available on our corporate website at [•] upon the completion of the Business Combination. The information on our website is not part of this prospectus.
Corporate Governance and Nominating Committee
Our Corporate Governance and Nominating Committee will be responsible for, among other matters: (1) identifying individuals qualified to become members of our board of directors, consistent with criteria approved by our board of directors; (2) overseeing the organization of our board of directors to discharge the board’s duties and responsibilities properly and efficiently; (3) identifying best practices and recommending corporate governance principles; and (4) developing and recommending to our board of directors a set of corporate governance guidelines and principles applicable to us.
Upon consummation of the Business Combination, our Corporate Governance and Nominating Committee will consist of [•], [•] and [•], with [•] serving as the chairman of the Corporate Governance and Nominating Committee. We anticipate that each of the members of our Corporate Governance and Nominating Committee will be independent under the applicable Nasdaq listing standards. Prior to the Meeting, our board of directors will adopt a written charter for the Corporate Governance and Nominating Committee, which will be available on our corporate website at [•] upon the completion of the Business Combination. The information on our website is not part of this prospectus.
Risk Oversight
Our Board of Directors will be responsible for overseeing our risk management process. Our Board of Directors will focus on our general risk management strategy, the most significant risks facing us, and will oversee the implementation of risk mitigation strategies by management. Our Board of Directors will be apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is or has been at any time one of Combined Company’s officers or employees. None of Combined Company’s executive officers currently serves, or in the past fiscal year has served, as a member of the Combined Company’s Board of Directors or Compensation Committee (or other board of directors committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving as a member of the Combined Company’s Board of Directors or Compensation Committee.
Code of Conduct and Ethics
Upon the consummation of the Merger, the Combined Company will adopt a new code of conduct and ethics for our directors, officers, employees and certain affiliates following the Merger in accordance with applicable federal securities laws, a copy of which will be available on the Combined Company’s website at [•]. If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on the Combined Company’s website at [•]. The information on this website is not part of this prospectus.
Director Compensation
Following the completion of the Business Combination, we expect to adopt a director compensation program that will consist of both cash and equity components.
Executive Compensation
Overview
Following the Closing, the Company intends to develop an executive compensation program that is consistent with its existing compensation policies and philosophies, which are designed to align compensation with the Company’s business objectives and the creation of stockholder value, while enabling the Company to attract, motivate and retain individuals who contribute to the long-term success of the Company.
Decisions on the executive compensation program will be made by the Compensation Committee following the Closing. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the Compensation Committee. The executive compensation program actually adopted will depend on the judgment of the members of the Compensation Committee and may differ from that set forth in the following discussion.
We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the Compensation Committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.
We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term incentive compensation in the form of stock-based awards.
Base Salary
Upon completion of the Business Combination, the Compensation Committee will determine base salaries and manage the base salary review process, subject to the terms of any employment agreements.
Annual Bonuses
The Company intends to use annual cash incentive bonuses for the executive officers to tie a portion of their compensation to financial and operational objectives achievable within the applicable fiscal year. The Company expects that, near the beginning of each year, the Compensation Committee will select the performance targets, target amounts, target award opportunities and other term and conditions of annual cash bonuses for the executive officers, subject to the terms of any employment agreement. Following the end of each year, the Compensation Committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the executive officers.
Stock-Based Awards
The Company intends to use stock-based awards to reward long-term performance of the executive officers. The Company believes that providing a meaningful portion of the total compensation package in the form of stock-based awards will align the incentives of its executive officers with the interests of its stockholders and serve to motivate and retain the individual executive officers. Stock-based awards will be awarded under the 2021 Incentive Plan, which is expected to be adopted by MCAC’s board of directors and is being submitted to our stockholders for approval at the Meeting. Subject to the adoption of the 2021 Incentive Plan and the Closing, we expect to make equity awards to certain key employees of the Combined Company, including each of the named executive officers, the terms of which have not yet been determined.
Employment Agreements
Please see “Compensation of Executive Officers and Directors of Playboy — Executive Compensation — Employment Arrangements” for a summary of the material terms of our named executive officers’ current employment arrangements with us. We intend to enter into new employment agreements with our named executive officers in connection with the Business Combination that will supersede and replace their existing arrangements.
Other Compensation
The Company expects to continue to maintain various of the employee benefit plans currently sponsored by Playboy, including health and welfare insurance and a 401(k) plan, in which the executive officers will be eligible to participate.

EXECUTIVE COMPENSATION
Playboy
Executive Compensation
This section discusses the material components of the fiscal year 2019 executive compensation programs for Playboy’s named executive officers (identified below). This discussion may contain forward- looking statements that are based on Playboy’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that Playboy adopts following the completion of the Merger may differ materially from the existing and currently planned programs summarized or referred to in this discussion.
Playboy has opted to comply with the executive compensation disclosure rules applicable to emerging growth companies, as it is an emerging growth company. The scaled down disclosure rules are those applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for Playboy’s principal executive officer and its two most highly compensated executive officers other than the principal executive officer (such individuals, the “Named Executive Officers”).
During the year ended December 31, 2019, Playboy’s Named Executive Officers were:
• Ben Kohn, Chief Executive Officer and President;
• David Israel, Chief Financial Officer and Chief Operating Officer; and
• Chris Riley, General Counsel and Secretary.
Summary Compensation Table
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Ben Kohn	2019	1,000,720	—	3,329,181	1,445,892	1,250,000	9,800	7,035,593
Chief Executive Officer & President
David Israel	2019	480,720	—	385,070	171,970	275,000	9,800	1,322,560
Chief Financial Officer & Chief Operating Officer
Chris Riley	2019	313,165	—	—	60,356	172,500	9,800	555,821
General Counsel and Secretary

(1)
The amounts in these columns reflect the aggregate grant date fair value of restricted stock unit (or RSU) awards and option awards, in each case calculated in accordance with FASB ASC Topic 718.

(2)
The amount in this column represents the Named Executive Officer’s bonus earned in 2019. A portion of such bonus amount was paid in the form of immediately vested RSUs, as further described in “Equity- Based Compensation” below.

(3)
The amount in this column represents Playboy’s matching contributions to the Named Executive Officer’s 401(k) plan account.

Employment Arrangements
Ben Kohn
Playboy is party to an offer letter, dated January 1, 2018, with Mr. Kohn, which provides for an initial base salary of $1,000,000 per year and that he is eligible to participate in an annual bonus program with a target bonus of 100% of his earned base salary. The offer letter also provides that if Mr. Kohn’s employment with Playboy is terminated without Cause (as defined therein), he will be eligible to receive 12 months of severance pay based on the prior 12 months of total compensation, which amount will be payable in installments on normal payroll dates, provided he enters into, and does not revoke, a separation agreement and release of claims in a form to be approved by Playboy.
David Israel
Playboy is party to an offer letter, dated December 20, 2012, with Mr. Israel, which provides for an initial base salary of $480,000 per year and that he is eligible to participate in an annual bonus program with a target bonus of 60% of his earned base salary. The offer letter also provides that if Mr. Israel’s employment with Playboy is terminated without cause, he will be eligible to receive 12 months of his then current base salary, which amount will be payable in installments on normal payroll dates, provided he enters into a release of claims in a form to be approved by Playboy.
Chris Riley
Playboy is party to an offer letter, dated January 7, 2019, with Mr. Riley, which provides for an initial base salary of $325,000 per year and that he is eligible to participate in an annual bonus program. The offer letter also provides that if Mr. Riley’s employment with Playboy is terminated without cause, he will be eligible to receive 6 months of his then current base salary, provided he enters into a general release of claims that is mutually agreeable to Mr. Riley and Playboy.
Annual Bonuses
Annual bonuses are paid to incentivize certain employees, including the Named Executive Officers, to achieve annual financial and operating performance metrics, which in 2019 were based on an Adjusted EBITDA (defined as earnings before interest, taxes, depreciation and amortization) target, and are paid at the discretion of the board of directors. For 2019, based on actual performance results, the board of directors set an aggregate bonus pool for all employees based on an Adjusted EBITDA target.
Based on the actual achievement of the Adjusted EBITDA target (which was approximately 123% of target), the board determined to pay $1,250,000 to Mr. Kohn, 125% of his target bonus, and gave Mr. Kohn discretion to allocate the remainder of the aggregate approved bonus pool to the other eligible employees, including Messrs. Israel and Riley. Mr. Kohn, in consultation with the board of directors, determined to pay a bonus of $275,000 to Mr. Israel, 95% of his target bonus, and $172,500 to Mr. Riley, who did not have a target bonus.
Bonuses to certain members of the senior management team, including the Named Executive Officers, are paid in a combination of cash and restricted stock units (or RSUs). For 2019, the board of directors determined to pay 20% of Mr. Kohn’s earned bonus, approximately 9% of Mr. Israel’s earned bonus and approximately 10% of Mr. Riley’s earned bonus in fully vested RSUs, with the number of such RSUs determined based on the fair market value of one share of Playboy’s common stock at the time of the approval of the bonus by the board. The number of fully vested RSUs granted on April 3, 2020 in respect of such 2019 bonuses were as follows: Mr. Kohn: 13,348 RSUs; Mr. Israel: 1,335 RSUs; and Mr. Riley: 934 RSUs.
Equity-Based Compensation
2021 Equity and Incentive Compensation Plan.
If approved by MCAC’s Board and stockholders, the 2021 Incentive Plan will govern equity-based awards to be granted by the Combined Company following the consummation of the Merger, after the effective date of the 2021 Incentive Plan, no further awards will be granted under the 2018 Equity Incentive Plan (described below).
2018 Equity Incentive Plan.
Playboy’s board of directors originally adopted, and Playboy’s stockholders approved, the Playboy Enterprises, Inc. 2018 Equity Incentive Plan (the “2018 Plan”) on June 5, 2018. It is expected that, in connection with the Merger, Playboy will adopt the 2021 Incentive Plan and will not grant any additional awards under the 2018 Plan thereafter but that the 2018 Plan will remain outstanding and continue to govern outstanding awards granted thereunder. The material terms of the 2018 Plan are described below.

Purpose; Eligibility.
The purpose of the 2018 Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of Playboy, by offering them an opportunity to participate in Playboy’s future performance through the grant of awards under the 2018 Plan. Employees and consultants of Playboy or any of its subsidiaries, parents, or affiliates, and members of Playboy’s board of directors, may participate in the 2018 Plan.
Shares Available for Grant and Issuance Under the 2018 Plan; Other Limitations.
Subject to certain adjustments or substitutions (described further below), the aggregate number of shares of common stock that are reserved and available for grant and issuance pursuant to the 2018 Plan is 1,122,169 (the “Share Reserve”). Shares that are issued in connection with grants made in substitution of another company’s award, whether in connection with an acquisition or otherwise, do not reduce the Share Reserve. Shares granted under the 2018 Plan (i) that are subject to issuance upon exercise of an option or stock appreciation right, but which cease to be subject to such award for any reason other than such exercise; (ii) that are forfeited back to or repurchased by Playboy at the original issue price; (iii) that terminate without having been issued; (iv) that are surrendered under the 2018 Plan’s award exchange program (as further described in the 2018 Plan); or (v) that are reacquired by Playboy in satisfaction of tax withholding obligations or as consideration for the exercise price of an award, return to the Share Reserve for future grant. Additionally, to the extent an award is paid out in cash rather than shares of common stock, such cash payment will not reduce the Share Reserve. The maximum number of shares that may be issued as incentive stock options is 1,122,169, or the amount of the Share Reserve. The 2018 Plan also provides that, in any calendar year, the aggregate grant date value of shares subject to awards granted to non-employee directors is limited to (a) $600,000, for the director’s first year of service, and (b) $300,000, for all other years of service.
Administration.
The Compensation Committee of Playboy’s board of directors, or the board of directors acting as the Compensation Committee, administers the 2018 Plan. Playboy’s Compensation Committee implements and carries out the 2018 Plan, except that Playboy’s board of directors establishes the terms of awards granted to directors who are not employees of Playboy. Additionally, except as otherwise provided, Playboy’s Compensation Committee has the authority, among other things, to select persons to receive awards, determine the forms and terms and conditions of awards granted under the 2018 Plan, and construe and interpret the 2018 Plan and award agreements thereunder. Playboy’s Compensation Committee also has the authority delegate certain of its powers to one or more executive officers as permitted by applicable law.
Types of Awards Under the Plan.
Playboy may grant the following types of awards under the 2018 Plan: (i) stock options, in the form of incentive stock options (as defined in Section 422 of the Code or nonstatutory stock options; (ii) restricted stock awards; (iii) stock bonus awards; (iv) stock appreciation rights; (v) restricted stock units; or (vi) performance awards, awarded in the form of cash or stock.
Each grant of an award under the 2018 Plan generally will be evidenced by an award agreement or agreements, which will contain such terms and provisions as Playboy’s Compensation Committee may determine, consistent with the 2018 Plan. Historically, Playboy has only granted stock options and restricted stock units under the 2018 Plan. As such, a brief description of each type of award is set forth below.
Stock Options.
Stock options granted under the 2018 Plan may be either incentive stock options (for employees only) or non-qualified stock options. Except with respect to incentive stock options granted to Ten Percent Shareholders (defined below), the following provisions apply to those granted options under the 2018 Plan: (i) no stock option is exercisable after ten years from the date of its grant, and (ii) the exercise price of the option must not be less than the fair market value of the shares subject to the option as of the date of grant.

Under the 2018 Plan, a person who owns, directly or by attribution, more than 10% of the total combined voting power of all classes of stock of Playboy or of its parent or subsidiary, or a “Ten Percent Stockholder,” is subject to certain restrictions with regards to incentive stock options. A Ten Percent Stockholder will not be granted an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the shares subject to the option on the date of grant and the option is not exercisable after the five-year anniversary of the grant date. In addition, to the extent that the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time by the participant during any calendar year (under all plans of Playboy or of its parent or subsidiary) exceeds $100,000, such options will be treated as nonstatutory stock options.
If a participant’s Service (as such term is defined within the 2018 Plan) terminates for any reason other than for Cause (as such term is defined with the 2018 Plan), that participant may exercise the vested portion of his or her option for the three months (or such other shorter period as Playboy’s Compensation Committee may determine, not less than 30 days) after the date of such termination. If a participant’s Service terminates due to death, vested options generally will remain exercisable for 18 months from the date of termination (or such other shorter period as Playboy’s Compensation Committee may determine, not less than six months). If a participant’s Service terminates due to disability, vested options generally will remain exercisable for 12 months from the date of termination (or such other shorter period as Playboy’s Compensation Committee may determine, not less than six months). If a participant’s Service terminates for Cause, the participant’s options will expire on the date of such termination, or at such other time and on such conditions as Playboy’s Compensation Committee may determine. In no event will an option remain exercisable beyond its original term.
Playboy’s Compensation Committee has the authority to specify a minimum number of shares of Playboy’s common stock that may be purchased upon exercise of a stock option; provided that such minimum may not be more than the number of shares then exercisable.
Restricted Stock Units.
The 2018 Plan provides for the grant of restricted stock units, which cover a number of shares of common stock and may be settled in cash, shares or a combination of both after the date(s) set forth in the award agreement. No restricted stock unit may have a term longer than 10 years. Playboy’s Compensation Committee may determine that participants can defer payment under a restricted stock unit award, subject to compliance with certain tax requirements.
Non-Transferability of Awards.
Unless Playboy’s Compensation Committee determines otherwise, no award may be sold, pledged, assigned, hypothecated, transferred or disposed of other than by will or by the laws of descent and distribution. Notwithstanding the foregoing, Playboy’s Compensation Committee may institute a program through which participants may transfer outstanding awards to a financial institution or other person or entity approved by the Compensation Committee. In instituting such program, Playboy’s Compensation Committee will have the authority to amend the terms of any award participating.
Repurchase Right.
At the discretion of Playboy’s Compensation Committee, Playboy may reserve to itself or its assignees a right to repurchase a portion of any or all unvested shares held by a participant following the participant’s termination of Service, within a specified period following the participant’s termination of Service or the date the participant purchases the shares of common stock. Playboy’s repurchase right may be at the participant’s purchase price or exercise price.
Repricing, Exchange and Buyout of Awards.
Without prior stockholder approval, Playboy’s Compensation Committee may: (i) reprice stock options and stock appreciation rights (and if the repricing is a reduction to the exercise price, the consent of participants is not required if written notice is provided to them), and (ii) with the consent of the respective participants (except with respect to stock options where such action does not impair the participant’s rights), pay cash or issue new awards in exchange for the surrender and cancelation of any or all outstanding awards.
Adjustments.
If the number of outstanding shares of common stock of Playboy is changed by dividends or distributions, recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off or similar change in the capital structure of Playboy, without consideration, then: (i) the class and maximum number of shares subject to the 2018 Plan as the Share Reserve; (ii) the exercise price and the class and number of shares subject to outstanding options and stock appreciation rights; (iii) the class and number of shares subject to other outstanding awards; (iv) the class and maximum number of shares that may be issued as incentive stock options; (v) the class and maximum number of shares that may be issued to an individual or any new employee in any one calendar year; and (vi) the class and number of shares that may be granted as awards to non-employee directors, will be proportionately adjusted, subject to required action by Playboy’s board of directors or its stockholders. If, by reason of such adjustment, an outstanding award covers additional shares or different shares of stock or securities, then such additional or different shares will be subject to all of the terms, conditions and restrictions that were applicable to the award and shares subject thereto prior to such adjustment.
Corporate Transactions.
In the event of a Corporate Transaction (as defined in the 2018 Plan), the 2018 Plan provides that the successor corporation may: (i) assume or replace outstanding awards; (ii) substitute equivalent awards or provide substantially similar consideration to participants as was provided to stockholders; and (iii) in place of outstanding shares of common stock held by participants, issue substantially similar shares or other property to the participant, that is subject to repurchase restrictions no less favorable to the participant. In the event the successor corporation does not assume, convert, replace or substitute awards, then: (a) outstanding awards will vest in full (and repurchase rights will lapse) immediately prior to the Corporate Transaction, and (b) Playboy’s Compensation Committee must notify the participant in writing that the award will be exercisable for a period determined by the Compensation Committee in its sole discretion and will thereafter terminate. In the event of a Corporate Transaction, all awards granted to non-employee directors will vest and become exercisable prior to the consummation of the Corporate Transaction, and on such conditions as Playboy’s Compensation Committee determines.
Playboy does not expect the Business Combination to constitute a Corporate Transaction as defined in the 2018 Plan.
Amendment; Termination of the Plan.
Unless earlier terminated as provided in the 2018 Plan, the 2018 Plan will terminate ten years after the effective date of the 2018 Plan.
Playboy’s board of directors may terminate or amend the 2018 Plan at any time; provided that the board of directors may not amend the 2018 Plan without shareholder approval if shareholder approval is required.. No termination or amendment of the 2018 Plan will affect any then outstanding award unless expressly provided by Playboy’s Compensation Committee. Additionally, no termination or amendment of the 2018 Plan or awards thereunder may adversely affect any outstanding award without the consent of the participant, unless necessary to comply with applicable law.
Clawback/Recoupment Policy
All awards are subject to any Playboy clawback or recoupment policy adopted by Playboy’s board of directors and applying to the participant.

2019 Grants of Equity-Based Awards.
In fiscal 2019, Playboy granted the following option and RSU awards to the Named Executive Officers:
Options:
Name	Grant Date	Number of Shares Underlying Option	Exercise Price ($)
Ben Kohn	3/20/19	169,248	18.73
David Israel	3/20/19	33,840	18.73
Chris Riley	3/20/19	24,017	18.73
RSUs:
Name	Grant Date	Number of RSUs
Ben Kohn	3/20/2019	169,248
David Israel	3/20/2019	33,840
Pursuant to the terms of the RSU award agreements, each RSU granted to a Named Executive Officer under the 2018 Plan will be settled in shares of Playboy common stock only in connection with, and immediately prior to, a Corporate Transaction (as defined in the 2018 Plan).
Such award agreements also provide that if a Corporate Transaction closes or Playboy completes an initial public offering of its common stock while the Named Executive Officer is employed by Playboy (or if the Named Executive Officer’s employment is terminated by Playboy other than for cause, death or disability and such Corporate Transaction or initial public offering is consummated within 45 days of such termination date), then any unvested RSUs will vest immediately prior to the Corporate Transaction or initial public offering.
Tax-Qualified Retirement Plan
Playboy maintains a tax-qualified retirement savings plan, the Playboy Enterprises, Inc. Employees Investment Savings Plan (the “Playboy 401(k) Plan”) for its employees generally, including the Named Executive Officers. Under the Playboy 401(k) Plan, Playboy matches 100% of the first 1% of eligible compensation contributed by a participant, and 50% of each additional dollar contributed up to the first 6% of eligible compensation. Participants are vested in the company match after two full years of service.

Outstanding Equity Awards at 2019 Fiscal Year-End
	Option Awards				Stock Award
Name	Number of Securities Underlying Unexercised Options(#) Exercisable	Number of Securities Underlying Unexercised Options(#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(6)
Ben Kohn	148,092	21,156(1)	$18.73	8/28/28	179,927(2)	5,059,547
David Israel	16,920	16,920(3)	$18.73	8/28/28	37,845(4)	1,064,201
Chris Riley	—	24,017(5)	$18.73	2/22/29	—	—

(1)
These options vested in six equal monthly installments, beginning on January 29, 2020, subject to Mr. Kohn’s continued provision of services to Playboy through each such date.

(2)
Amounts in this column represent the number of RSUs held by Mr. Kohn that had not been settled as of December 31, 2019, as more fully described above under the heading “Equity-Based Compensation.” Of these RSUs, 10,679 were granted as immediately vested RSUs (with no time vesting requirement) as part of Mr. Kohn’s 2018 bonus. Of the remaining 169,248 RSUs, 21,156 were unvested as of December 31, 2019 and vested in six equal installments beginning on January 8, 2020, subject to Mr. Kohn’s continued provision of services to Playboy through each such date. All of the RSUs will remain outstanding until settlement, which is contingent upon the occurrence of a Corporate Transaction (as defined in the 2018 Plan).

(3)
These options vest in 24 equal monthly installments, beginning on January 31, 2020, subject to Mr. Israel’s continued provision of services to Playboy through each such date.

(4)
Amounts in this column represent the number of RSUs held by Mr. Israel that had not been settled as of December 31, 2019, as more fully described above under the heading “Equity-Based Compensation.” Of these RSUs, 4,005 were granted as immediately vested RSUs (with no time vesting requirement) as part of Mr. Israel’s 2018 bonus. Of the remaining 33,840 RSUs, 16,920 remained unvested as of December 31, 2019 and vest in 24 equal installments beginning on January 8, 2020, subject to Mr. Israel’s continued provision of services to Playboy through each such date. All of the RSUs will remain outstanding until settlement, which is contingent upon the occurrence of a Corporate Transaction (as defined in the 2018 Plan).

(5)
25% of these options vested on January 14, 2020, and the remainder vest in 36 equal monthly installments thereafter, subject to Mr. Riley’s continued provision of services to Playboy through each such date.

(6)
Amounts in this column reflect the aggregate fair market value of the RSUs on December 31, 2019 based on the fair market value per share on such date of $28.12.

Treatment of Outstanding Equity Awards in the Business Combination
Prior to the Business Combination, all outstanding options and RSUs (including the unvested options and RSUs held by the Named Executive Officers as described in the “Outstanding Equity Awards at 2019 Fiscal Year-End” table above) will become fully vested. Each outstanding option will be assumed by MCAC and automatically converted into an option to purchase shares of MCAC Common Stock, and each outstanding RSU (which, for the avoidance of doubt, includes the fully vested RSUs described in the “Annual Bonuses” section above) will be terminated and settled in shares of MCAC Common Stock on the earlier of (i) within 10 days following the first anniversary of the date that such RSUs are terminated and (ii) the date that the RSUs would have been settled in accordance with their original terms.
Director Compensation
In 2019, no director received cash, equity or other non-equity compensation for service on Playboy’s board of directors.

DESCRIPTION OF SECURITIES
The following summary sets forth the material terms of our securities following the Business Combination assuming that the Proposed Charter is approved by our stockholders. The following summary is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the Combined Company’s Proposed Charter and the bylaws in their entirety for a complete description of the rights and preferences of our securities following the Business Combination.
Authorized and Outstanding Stock
The Proposed Charter will authorize the issuance of 155,000,000 shares, consisting of 150,000,000 shares of Common Stock, $0.0001 par value per share and 5,000,000 shares of preferred stock, $0.0001 par value.
Common Stock General
The Proposed Charter provides that the Common Stock will have identical rights, powers, preferences and privileges.
Voting Power
Except as otherwise required by law or as otherwise provided in any certificate of designation for the preferred stock, the holders of Common Stock possess all voting power for the election of our directors and all other matters requiring stockholder action. Holders of Common Stock are entitled to one vote per share on matters to be voted on by stockholders.
Dividends
Holders of Common Stock will be entitled to receive such dividends, if any, as may be declared from time to time by the Combined Company’s Board of Directors in its discretion out of funds legally available therefor. In no event will any stock dividends or stock splits or combinations of stock be declared or made on Common Stock unless the shares of Common Stock at the time outstanding are treated equally and identically.
Liquidation, Dissolution and Winding Up
In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding- up, the holders of Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.
Preemptive or Other Rights
There are no sinking fund provisions applicable to the our Common Stock, except that we will provide our stockholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), upon completion of the Merger, subject to the limitations described herein.
Election of Directors
The Proposed Charter, like our existing charter, will classify the Combined Company’s Board of Directors into three separate classes with each class serving a three-year term. There is no cumulative voting with respect to the election of directors, in the respect that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.
Blank Check Preferred Stock
Under the terms of the Proposed Charter, which will be in effect immediately prior to the closing of the Business Combination, the Combined Company’s Board of Directors has the authority, without further action by its stockholders, to issue up to 5,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the dividend, voting, and other rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations, or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.
The Combined Company’s Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Combined Company and may adversely affect the market price of the Common Stock and the voting and other rights of the holders of Common Stock.
Insider Shares and Private Units
The Insider Shares and Private Units are each identical to the Units (and underlying shares of Common Stock) issued in our IPO, and the Initial Stockholders have the same stockholder rights as public stockholders, except that (i) the Insider Shares and Private Units are subject to certain transfer restrictions and (ii) each holder of Insider Shares and Private Units has waived his, her or its redemption rights with respect to his, her or its Insider Shares and Private Units, (A) in connection with the consummation of the Merger, and (B) if we fail to consummate the Merger or another initial business combination, or if we liquidate prior to June 9, 2021 (unless such period has been extended). To the extent the Initial Stockholders transfer any of these securities, such transferees will agree, as a condition to such transfer, to waive these same redemption rights and be subject to the applicable transfer restrictions. The Initial Stockholders have agreed to vote the Insider Shares, the shares of Common Stock underlying the Private Units and any public shares held by them in favor of approval of the Business Combination.
Registration Rights
At the Closing, MCAC will enter into the Amended and Restated Registration Rights Agreement with (i) the Initial Stockholders with respect to the Insider Shares, Private Units and any securities issuable upon conversion of working capital loans made to MCAC, they own at the Closing, and (ii) the Playboy stockholders with respect to (x) the Merger Consideration, (y) any other outstanding Common Stock or other equity security issued or issuable upon the exercise of any other equity security of the Combined Company as of the Closing; and (z) any other equity security of the Combined Company issued or issuable with respect to any such shares of Common Stock by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization.
The Amended and Restated Registration Rights Agreement will require the Combined Company to, among other things, file a resale shelf registration statement with the SEC on behalf of the Initial Stockholders and the Playboy stockholders no later than 60 days after the closing of the Business Combination, or the Filing Deadline. The Combined Company shall use its commercially reasonable efforts to have the registration statement declared effective no later than 30 days following the Filing Deadline (60 days if the registration statement is reviewed by the SEC).
The holders of a majority of these securities are entitled to make up to three demands that the Combined Company register such securities. The holders of the majority of the Insider Shares can elect to exercise these demand registration rights at any time commencing three months prior to the date on which the Insider Shares are to be released from the Continental Escrow. The holders of a majority of shares of Common Stock issued in lieu of payment of working capital loans made to us, if any, can elect to exercise these demand registration rights at any time after we consummate the Business Combination. The Playboy stockholders can elect to exercise these registration rights at any time commencing three months prior to the first possible date on which the restrictions on transfer will lapse under the Lock-up Agreement. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of the Business Combination. The demand and piggy-back registration rights provided therein are subject to underwriter cutbacks and issuer blackout periods. The Combined Company will agree to pay certain fees and expenses relating to the registrations under the Amended and Restated Registration Rights Agreement.

Certain Anti-Takeover Provisions of Delaware Law and the Combined Company’s Proposed Charter
The Combined Company has expressly opted out of Section 203 of the DGCL. However, the Proposed Charter contains similar provisions providing that the Combined Company may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:
•
prior to such time, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Combined Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Combined Company which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates, owns or within the previous three years owned, 15% or more of the Combined Company’s voting stock.
Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three year period. This provision may encourage companies interested in acquiring the Combined Company to negotiate in advance with the Combined Company’s Board of Directors because the Combined Company’s stockholder approval requirement would be avoided if the Combined Company’s Board of Directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Combined Company’s Board of Directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.
The Proposed Charter provides that RT and its affiliates, any of its respective direct or indirect transferees of at least 15% of the outstanding shares of the Combined Company’s Common Stock, and any group as to which such persons are a part, do not constitute “interested stockholders” for purposes of this provision.
In addition, the Proposed Charter does not provide for cumulative voting in the election of directors. The Combined Company’s Board of Directors is empowered to elect a director to fill a vacancy created by the expansion of the Board of Directors or the resignation, death or removal of a director in certain circumstances.
Authorized shares of Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Combined Company by means of proxy contest, tender offer, merger or otherwise.
Our Transfer Agent
The transfer agent for the Common Stock is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent, its agents and each of its stockholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Exclusive Forum
The Proposed Charter provides that, unless we consent in writing to the selection of an alternative forum, (i) the Court of Chancery of the State of Delaware will, with certain limited exceptions, be the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Combined Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Combined Company to the Combined Company or the Combined Company’s stockholders, (c) any action asserting a claim against the Combined Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the charter or bylaws, or (d) any action asserting a claim against the Combined Company, its directors, officers or employees governed by the internal affairs doctrine, and (ii) subject to the provisions of (i), the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint, claim or proceeding asserting a cause of action arising under the Exchange Act or the Securities Act. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in the Proposed Charter. However, the enforceability of similar forum provisions in other companies’ certificates or incorporation or bylaws has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable.
Rule 144
Pursuant to Rule 144, a person who has beneficially owned restricted shares of our Common Stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted shares of our Common Stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:
•
1% of the total number of shares of Common Stock then outstanding; or

•
the average weekly reported trading volume of the Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:
•
the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•
the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•
at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company (which, in our case, is likely to occur one year after the filing of the definitive prospectus relating to the Business Combination).

As of the date of this prospectus, we had 7,542,491 shares of our Common Stock outstanding. Of these shares, the 5,749,800 shares sold in our IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the 1,437,450 Insider Shares and 355,241 shares of our Common Stock underlying the Private Units are restricted securities under Rule 144, since they were issued in private transactions not involving a public offering.
Listing of Securities
We will apply to continue the listing of our Common Stock on The Nasdaq Capital Market under the symbol “PLBY” upon the Closing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of shares of our Common Stock as of [•], 2020 (pre-Business Combination) and immediately after the consummation of the Business Combination by:
•
each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by MCAC to be the beneficial owner of more than 5% of shares of our Common Stock as of [•], 2020, (pre-Business Combination) or of shares of our Common Stock upon the closing of the Business Combination;

•
each of MCAC’s executive officers and directors;

•
each person who will become an executive officer or director of the Combined Company upon the closing of the Business Combination;

•
all of our current executive officers and directors as a group; and

•
all executive officers and directors of the Combined Company as a group upon the closing of the

Business Combination.
As of the [•], MCAC had [•] shares of Common Stock issued and outstanding. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, MCAC believes, based on the information furnished to it, that the persons and entities named in the table below have, or will have immediately after the consummation of the Business Combination, sole voting and investment power with respect to all shares of our Common Stock that they beneficially own, subject to applicable community property laws. Any shares of our Common Stock subject to options or warrants exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.
Subject to the paragraph above, percentage ownership of outstanding shares is based on [•] shares of our Common Stock to be outstanding upon consummation of the Business Combination, inclusive of the PIPE Investment and the conversion of the MCAC Rights at the closing of the Business Combination, but does not take into account (a) any warrants, options or other convertible securities of Playboy issued and outstanding as of the date hereof, and (b) any Net Debt Adjustments to the Merger Consideration. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by MCAC’s existing stockholders in MCAC will be different.
The expected beneficial ownership of Common Stock of the Combined Company under the header “Post-Business Combination — Assuming No Redemption” assumes none of the public shares having been redeemed.

The expected beneficial ownership of Common Stock post-Business Combination under the header “Post-Business Combination — Assuming High Redemption” assumes [•] public shares having been redeemed.
	Pre-Business Combination		Post-Business Combination
	Number of Shares		Assuming No Redemption		Assuming Maximum Redemption
	Number of Shares
Name and Address of Beneficial Owner(1)	Beneficially Owned	% of Class	Number of Shares	% of Class	Number of Shares	% of Class
Five Percent Holders of MCAC and the Combined Company
Boothbay Absolute Return Strategies LP(11)	650,000	[•]	[•]	[•]	[•]	[•]
Weiss Asset Management LP(12)	552,934	[•]	[•]	[•]	[•]	[•]
Nemean Asset Management, LLC(13)	650,000	[•]	[•]	[•]	[•]	[•]
RT-ICON Holdings LLC(5)	—	—	[•]	[•]	[•]	[•]
Drawbridge Special Opportunities Fund LP(6)	—	—	[•]	[•]	[•]	[•]
Directors and Named Executive Officers of MCAC(8)
Suying Liu(9)	528,971	[•]	[•]	[•]	[•]	[•]
Dong Liu(10)	528,971	[•]	[•]	[•]	[•]	[•]
Nelson Haight	2,000	*	[•]	[•]	[•]	[•]
Todd Milbourn	2,000	*	[•]	[•]	[•]	[•]
Wenhua Zhang	2,000	*	[•]	[•]	[•]	[•]
All Directors and Executive Officers of MCAC as a Group (5 individuals)	[•]	[•]	[•]	[•]	[•]	[•]
Directors and Named Executive Officers of the Combined Company:
Ben Kohn(2)	—	—	[•]	[•]	[•]	[•]
David Israel(3)	—	—	[•]	[•]	[•]	[•]
Chris Riley(4)	—	—	[•]	[•]	[•]	[•]
Suhail Rizvi(5)(7)	—	—	[•]	[•]	[•]	[•]
Suying Liu(9)	528,971	[•]	[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]	[•]	[•]	[•]
[•]	[•]	[•]	[•]	[•]	[•]	[•]
All directors and executive officers of the Combined Company (7 individuals)	[•]	[•]	[•]	[•]	[•]	[•]

*
Less than 1%.

(1)
Unless otherwise noted, the business address of each of the following entities or individuals is c/o Playboy Enterprises, Inc. 10960 Wilshire Blvd., Suite 2200, Los Angeles California 90024.

(2)
Consists of shares of Common Stock that Mr. Ben Kohn has the right to acquire within 60 days of [•], 2020 through the exercise of options. Does not include any shares beneficially owned by RT-ICON Holdings LLC, or RT-ICON, or shares beneficially owned by RT PE Investment LLC, or RT PE Investment, following the PIPE Investment, of which Mr. Kohn may have indirect pecuniary interests as a result of equity interests held by Mr. Kohn in affiliates of Rizvi Traverse Management LLC, or Rizvi Traverse, and RT PE Investment.

(3)
Consists of shares of Common Stock that Mr. David Israel has the right to acquire within 60 days of [•], 2020 through the exercise of options.

(4)
Consists of shares of Common Stock that Chris Riley has the right to acquire within 60 days of [•], 2020 through the exercise of options.

(5)
RTM-ICON LLC, or RTM-ICON, is the manager of RT-ICON. Rizvi Traverse is the sole member of RTM-ICON. Mr. Suhail Rizvi and Mr. John Giampetroni are the managers of Rizvi Traverse. Each of RTM-ICON, Rizvi Traverse and Messrs. Rizvi and Giampetroni may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by RT-ICON, but each disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Post-Business Combination beneficial ownership also includes 100,000 shares of Common Stock to be acquired by RT PE Investment in the PIPE Investment. RTM-ICON is the manager of RT-ICON and, accordingly, each of RTM-ICON, Rizvi Traverse and Messrs. Rizvi and Giampetroni may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by RT PE Investment, but each disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. Additionally, Mr. Rizvi, Chairman of the Combined Company, Mr. Kohn, Playboy's CEO and a director and CEO of the Combined Company, and Mr. Giampetroni, indirectly hold all of the pecuniary interests in RT PE Investment. The address of each of RT-ICON , RT PE Investment, RTM-ICON, Rizvi Traverse and Messrs. Rizvi and Giampetroni is c/o Rizvi Traverse Management, LLC, 260 East Brown Street, Suite 380, Birmingham, MI 48009.

(6)
Drawbridge Special Opportunities Advisors LLC, a Delaware limited liability company (“DBSO Advisors”), is the investment manager of Drawbridge Special Opportunities Fund, LP, a Delaware limited partnership (“DBSO”), and DBSO’s general partner is Drawbridge Special Opportunities GP LLC, a Delaware limited liability company (“DBSO GP”). FIG LLC, a Delaware limited liability company, is the holder of all of the issued and outstanding interests of DBSO Advisors. Fortress Principal Investment Holdings IV LLC, a Delaware limited liability company (“FPI IV”), is the managing member of DBSO GP. Fortress Operating Entity I LP, a Delaware limited partnership (“FOE I”), is the owner of all of the outstanding membership interests in FPI IV and the Class A member of FIG LLC. FIG Corp., a Delaware Corporation (“FIG Corp”), is the general partner of FOE I. Fortress Investment Group LLC, a Delaware limited liability company (“Fortress”), is the holder of all of the issued and outstanding shares of FIG Corp.

(7)
Mr. Rizvi, a member of the Combined Company’s Board of Directors, is a manager of Rizvi Traverse. Mr. Rizvi disclaims beneficial ownership of all shares held by RT-ICON and RT PE Investment referred to in footnote (5) above, except to the extent of any pecuniary interest therein.

(8)
Unless otherwise indicated, the business address of each of the individuals is c/o Mountain Crest Acquisition Corp, 311 West 43rd Street, 12th Floor, New York, New York 10036.

(9)
Includes (i) 365,725 shares of Common Stock and (ii) 163,246 shares of Common Stock underlying Private Units. Does not include 16,342 shares of Common Stock issuable upon conversion of MCAC Rights upon the consummation of the Business Combination. In the event of a Compliance Failure under the Merger Agreement that is not cured, upon Playboy’s request as of the closing, or in the event the Merger Agreement is terminated, upon the consummation of any other business combination (as defined in MCAC’s Organizational Documents), up to $1,000,000 in Insider Shares held by Dr. Liu shall be transferred to Playboy (the “Balance Shares”). In the event that (i) the Initial Shares and/or Balance Shares are subject to contractual lock-up at the time of transfer, Dr. Liu shall transfer additional Insider Shares to Playboy in accordance with the terms of Section 7.2 of the Merger Agreement, in the event that the per share price of the shares of Common Stock on the business day immediately prior to such lock-up expiration is lower than the price per share at the time of the Closing or, (ii) if the Merger Agreement is terminated, upon the consummation of any other business combination (as defined in MCAC’s Organizational Documents) such that the total aggregate value of the Initial Shares is at least $4,445,000 (or, if the Balance Shares have been issued, at least $5,445,000). Post-Business Combination beneficial ownership also includes _____ PIPE Shares to be acquired by the Sponsor, of which Dr. Liu is a member, and shares voting and dispositive power over the PIPE Shares with Dong Liu, who is also a member of the Sponsor. Dr. Liu is currently an officer and director of MCAC and will serve as a director of the Combined Company.

(10)
Includes (i) 365,725 shares of Common Stock and (ii) 163,246 shares of Common Stock underlying Private Units. Does not include 16,342 shares of Common Stock issuable upon conversion of MCAC Rights upon the consummation of the Business Combination.

(11)
Boothbay Absolute Return Strategies LP, a Delaware limited partnership, is managed by Boothbay Fund Management, LLC, a Delaware limited liability company. Boothbay Fund Management, LLC, in its capacity as the investment manager of Boothbay Absolute Return Strategies LP, has the power to vote and the power to direct the disposition of all shares held by Boothbay Absolute Return Strategies LP. Ari Glass is the Managing Member of Boothbay Fund Management, LLC. Each of Boothbay Fund Management, LLC and Ari Glass may be deemed to beneficially own the shares, but disclaims beneficial ownership of the shares except to the extent of their pecuniary interest therein. . The address of Boothbay Absolute Return Strategies LP is 140 East 45th Street, 14th Floor, New York, NY 10017. Information derived solely from the Schedule 13G filed by Boothbay Fund Management on September 8, 2020

(12)
Shares reported for BIP GP include shares beneficially owned by a private investment partnership (the “Partnership”) of which BIP GP is the sole general partner. Weiss Asset Management is the sole investment manager to the Partnership. WAM GP is the sole general partner of Weiss Asset Management. Andrew Weiss is the managing member of WAM GP and BIP GP. Shares reported for WAM GP, Andrew Weiss and Weiss Asset Management include shares beneficially owned by the Partnership (and reported above for BIP GP). Each of BIP GP, WAM GP, Weiss Asset Management, and Andrew Weiss disclaims beneficial ownership of the shares reported herein as beneficially owned by each except to the extent of their respective pecuniary interest therein. The address is 222 Berkeley St., 16th floor, Boston, Massachusetts 02116. Information derived solely from the Schedule 13G filed by Weiss Asset Management LP on June 19, 2020.

(13)
IRA Financial Trust Company, Custodian for the benefit of the Steven M Oliveira IRA holds securities in Nemean Asset Management, LLC. Steven Oliveira has voting and dispositive power over the securities owned by Nemean Asset Management, LLC. The address 225 Via Palacio, Palm Beach Gardens, FL 33418. Information derived solely from the Schedule 13G filed by Steven Michael Oliveira on June 11, 2020.

SELLING STOCKHOLDERS
This prospectus relates to the resale by the Selling Stockholders from time to time of up to 5,000,000 shares of common stock. The Selling Stockholders may from time to time offer and sell any or all of the common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the common stock other than through a public sale.
The following table sets forth, as of the date of this prospectus, the names of the Selling Stockholders, the aggregate number of shares of common stock held by each Selling Stockholder immediately prior to the sale of the shares of common stock in this offering, the number of shares of our common stock that may be sold by each Selling Stockholder under this prospectus and that each Selling Stockholder will beneficially own after this offering. For purposes of the table below, we have assumed that (i) none of the holders of public shares elect to redeem their shares in connection with the Meeting, (ii) the Business Combination is approved by the MCAC stockholders, (iii) the PIPE Investment closes immediately prior to the Closing, (iv) the Closing occurs, (v) after termination of this offering none of the shares of common stock covered by this prospectus will be beneficially owned by the Selling Stockholders and (vi) the Selling Stockholders will not acquire beneficial ownership of any additional securities during the offering. In addition, we assume that the Selling Stockholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act. In the event the Business Combination is not approved by MCAC stockholders or the other conditions precedent to the consummation of the Business Combination are not met, then the PIPE Shares will not be issued and MCAC will seek to withdraw the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement.
Our Sponsor purchased 150,000 PIPE Shares for an aggregate purchase price of $1,500,000 and is included in the table below as a Selling Stockholder.
RT PE Investment purchased 100,000 PIPE Shares for an aggregate purchase price of $1,000,000 and is included in the table below as a Selling Stockholder RT PE investment is managed by RTM-ICON, which is an affiliate of RT.
	Number of Shares Beneficially Owned Before Sale of All Shares of Common Stock Offered Hereby		Number of Shares of Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Common Stock Offered Hereby
Name and Address of Beneficial Owner	Number	%(1)	Number	Number	%
Polar Multi-Strategy Master Fund(2)	413,372	*	413,372	—	—
Polar Long/Short Master Fund(2)	586,628	*	586,628	—	—
Fintax Trading International Limited(3)	300,000	*	300,000	—	—
Granite Point Capital Master Fund, LP(4)	150,000	*	150,000	—	—
Intracoastal Capital, LLC(5)	25,000	*	25,000	—	—
Calm Waters Partnership(6)	50,000	*	50,000	—	—
Cooper Creek Partners (Master) Ltd. (7)	300,000	*	300,000	—	—
Patriot Strategy Partners LLC(8)	250,000	*	250,000	—
Harbour Holdings Ltd.(9)	10,000	*	10,000	—	—
Skylands Special Investment LLC(9)	30,000	*	30,000	—	—
Skylands Special Investment II LLC(9)	10,000	*	10,000	—	—
1992 Clemens Fam Tr UAD 8/27/92(10)	2,500	*	2,500	—	—

	Number of Shares Beneficially Owned Before Sale of All Shares of Common Stock Offered Hereby		Number of Shares of Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Common Stock Offered Hereby
Name and Address of Beneficial Owner	Number	%(1)	Number	Number	%
Albert Sanders Keller U/T/D 02/11/97(11)	4,000	*	4,000	—	—
Ariana J Gale 2006 Trust DTD 3/26/2006(12)	10,000	*	10,000	—	—
Quincy Catalina Sanders 2009 TR Brad Sanders TTEE UAD 06/16/03(12)	3,000	*	3,000	—	—
Sela Rivas Sanders 2003 TRST FBO Sela Rivas Sanders U/A/D 06/16/03(12)	3,000	*	3,000	—	—
Brad D. Sanders(12)	2,500	*	2,500	—	—
Nolan Bradley Sanders 2005 Trust FBO Nolan Sanders U/A/D 06/16/03(12)	3,000	*	3,000	—	—
Bret D. Sanders(13)	2,500	*	2,500	—	—
2009 Sanders Children Trust UAD 10/21/09 FBO Chelsea Collmer(13)	3,000	*	3,000	—	—
2009 Sanders Children Trust UAD 10/21/09 FBO Christopher Collmer(13)	3,000	*	3,000	—	—
Christine M. Patterson(14)	5,000	*	5,000	—	—
Daniel Alpert Trust UAD 12/27/90(15)	5,000	*	5,000	—	—
Daniel J Clark(16)	15,000	*	15,000	—	—
Diego Fernandez Mallory Fernandez JT TEN(17)	2,500	*	2,500	—	—
Don A. Sanders(12)	30,000	*	30,000	—	—
Hillary Alpert(18)	10,000	*	10,000	—	—
Howard Silverman & Phyllis Silverman Ten Com(19)	10,000	*	10,000	—	—
J. Moore & J. Moore Trust UAD 2/13/92(20)	5,000	*	5,000	—	—
James W. Christmas(21)	30,000	*	30,000	—	—
John Whitmire(22)	10,000	*	10,000	—	—
Katherine U. Sanders(23)	20,000	*	20,000	—	—
Kirk L. Covington(24)	25,000	*	25,000	—	—
Laura K Sanders(25)	10,000	*	10,000	—	—
Mia Scarlet Batistick 2016 Trust Uad 12/23/16 Susan Ashley Batistick Ttee Fbo Mia Scarlet Batistick(26)	1,500	*	1,500	—	—
N. Anna Shaheen(27)	2,500	*	2,500	—	—
Robert Alpert(28)	10,000	*	10,000	—	—
Roman Alpert Trust DTD 12-27-1990 UAD 12/27/1990 Roman Alpert TTEE AMD 12/08/08(29)	5,000	*	5,000	—	—
Steve Harter(30)	25,000	*	25,000	—	—

	Number of Shares Beneficially Owned Before Sale of All Shares of Common Stock Offered Hereby		Number of Shares of Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Common Stock Offered Hereby
Name and Address of Beneficial Owner	Number	%(1)	Number	Number	%
Susan Sanders(31)	2,500	*	2,500	—	—
Tanya Jo Drury DTD 4/15/2000(32)	25,000	*	25,000	—	—
Tanya J. Drury(33)	15,000	*	15,000	—	—
District 2 Capital Fund LP(34)	50,000	*	50,000	—	—
William Roger Clemens & Debbie Lynn Clemems JTWROS(35)	17,500	*	17,500	—	—
Kosberg Holdings LLC(36)	50,000	*	50,000	—	—
Tilman J Fertitta & Paige Fertitta Ten in Common(37)	5,000	*	5,000	—	—
Edward F Heil III PROP TR U/A Edward F Heil III TR Pursuant to 1983 DTD 12/1/1983(38)	20,000	*	20,000	—	—
Trust No. 3 U/A/D 12/23/03 FBO William Hunter Heil(38)	20,000	*	20,000	—	—
Andy Cracchiolo(39)	10,000	*	10,000	—	—
Keenan Limited Partnership Special(40)	12,500	*	12,500	—	—
Wolf Canyon Ltd – Special(40)	12,500	*	12,500	—	—
Jackie S. Moore(41)	5,000	*	5,000	—	—
Tanglewood Family Limited Partnership(42)	15,000	*	15,000	—	—
RAJ Capital, LLC(43)	20,000	*	20,000	—	—
Dillco Inc. (44)	10,000	*	10,000	—	—
JPMCB New York(45)	1,000,000	*	1,000,000	—	—
John Lipman(46)	80,000	*	80,000	—	—
EZ Colony Partners, LLC(47)	25,000	*	25,000	—	—
Tech Opportunities LLC(48)	100,000	*	100,000	—	—
MAZ Partners LP(49)	15,000	*	15,000	—	—
William F. Hartfiel III(50)	15,000	*	15,000	—	—
Kevin Harris(51)	15,000	*	15,000	—	—
Roth Capital Partners, LLC(52)	126,000	*	126,000	—	—
Eleven Fund LLC(53)	50,000	*	50,000	—	—
James Zavoral(54)	5,000	*	5,000	—	—
Graham Partners LP(55)	8,699	*	8,699	—	—
Graham Growth Partners LP(55)	16,013	*	16,013	—	—
Graham Institutional Partners LP(55)	50,288	*	50,288	—	—
Harry Sloan(56)	200,000	*	200,000	—	—
Eight Is Awesome, LLC(52)	10,000	*	10,000	—	—
Bradley W. Baker(57)	15,000	*	15,000	—	—
Sunlight Global Investment LLC(58)	150,000	*	150,000	—	—
Fivet Capital Holding AG(59)	100,000	*	100,000	—	—

	Number of Shares Beneficially Owned Before Sale of All Shares of Common Stock Offered Hereby		Number of Shares of Common Stock to be Sold in the Offering	Number of Shares Beneficially Owned After Sale of All Shares of Common Stock Offered Hereby
Name and Address of Beneficial Owner	Number	%(1)	Number	Number	%
David R Chamberlin 11/07/2005 Revocable Trust(60)	5,000	*	5,000	—	—
Cruiser Capital Master Fund LP(60)	70,000	*	70,000	—	—
Boxwood Row LP(60)	25,000	*	25,000	—	—
Craig-Hallum Capital Group LLC(61)	6,000	*	6,000	—	—
Connective Capital Emerging Energy QP LP(62)	24,182	*	24,182	—	—
Connective Capital I QP LP(62)	10,818	*	10,818	—	—
Mark Mays(63)	25,000	*	25,000	—	—
Gary R. Petersen(64)	20,000	*	20,000	—	—
Luke J Drury Non-Exempt Trst(65)	10,000	*	10,000	—	—
RT PE Investment LLC(66)	100,000	*	100,000	—	—
Magnum Capital Advisors, LLC(67)	50,000	*	50,000	—	—

*
Represents beneficial ownership of less than 1%.

(1)
The percentage of beneficial ownership before this offering is calculated based on [•] shares of MCAC’s Common Stock outstanding as of [•], 2020. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2)
Voting and investment power over the shares held by Polar Multi-Strategy Master Fund and Polar Long/Short Master Fund resides with their investment advisor, Polar Asset Management Partners Inc. Paul Sabourin is the Chief Investment Officer of Polar Asset Management Partners Inc. and may be deemed to be the beneficial owner of the shares held by such entities. The address of the foregoing individuals and entities is c/o 401 Bay Street, Suite 1900 Toronto, Ontario M5H 2Y4.

(3)
Man Yee Chan is the control person of Fintax Trading International Limited. The address of the foregoing individuals and entities is Rm, B, 7/F., Good Luck Industrial Bldg., 105 How Ming St., Kwun Tong, Kln, Hong Kong, Hong Kong, 866F+VJ; Attn: Man Yee Chan.

(4)
Warren B. Lammert III is the control person of Granite Point Capital Master Fund, LP. The address of the foregoing individuals and entities is 109 State Street, 5th Floor, Boston, MA 02109.

(5)
Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital, LLC, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities reported herein that are held by Intercostal. The address of the foregoing individuals and entities is 245 Palm Trail, Delray Beach, FL 33483.

(6)
Richard S. Strong, who serves as the managing partner, is the control person of Calm Waters Partnership. The address of the foregoing individuals and entities is 115 S. 84th St., Suite 200, Milwaukee, WI 53214, Attn: Susan A. Hollister.

(7)
Robert Schwartz is the control person of Cooper Creek Partners (Master) Ltd. The address of the foregoing individuals and entities is 501 Madison Avenue, Ste 201, New York, NY 10022, Attn: John McCleary.

(8)
Lara Brody, who serves as the managing director, is the control person of Patriot Strategy Partners LLC. The address of the foregoing individuals and entities is 2 Greenwich Office Park, Suite 300, Greenwich, CT 06831.

(9)
Charles A. Paquelet is the control person of Harbour Holdings Ltd., Skylands Special Investment LLC, and Skylands Special Investment II LLC. The address of the foregoing individuals and entities is c/o Skyland Capital, LLC, 1200 N. Mayfair Road, Suite 250, Milwaukee, WI 53226, Attn: Steve Pulito.

(10)
K. A. Clemens, who serves as the trustee, is the control person of 1992 Clemens Fam Tr UAD 8/27/92. The address of the foregoing individuals and entities is 400 Randal Way, Ste 106, Spring, TX 77388-8909.

(11)
Donald V Weir, who serves as the trustee, is the control person of Albert Sanders Keller U/T/D 02/11/97. The address of the foregoing individuals and entities is 600 Travis St #5900, Houston, TX 77022-2909.

(12)
Don Sanders, who serves as the trustee, is the control person of Ariana J Gale 2006 Trust DTD 3/26/2006. Brad D. Sanders serves as the trustee for the following entities — Quincy Catalina Sanders 2009 TR Brad Sanders TTEE UAD 06/16/03, Sela Rivas Sanders 2003 TRST FBO Sela Rivas Sanders U/A/D 06/16/03, and Nolan Bradley Sanders 2005 Trust FBO Nolan Sanders U/A/D 06/16/03. The address of the foregoing individuals and entities is 3710 Drake, Houston, TX 77005-1118.

(13)
Bret D. Sanders, who serves as the trustee for both entities, is the control person of 2009 Sanders Children Trust UAD 10/21/09 FBO Chelsea Collmer and 2009 Sanders Children Trust UAD 10/21/09 FBO Christopher Collmer. The address of the foregoing individuals and entities is 600 Travis St #5900, Houston, TX 77022-2909.

(14)
The address of Christine M. Patterson is 5401 E. Final Approach Ct., Granbury TX 76049-4469.

(15)
Linda Stanley, who serves as the trustee, is the control person of Daniel Alpert Trust UAD 12/27/90. The address of the foregoing individuals and entities is 12802 N Scottsdale Rd., Scottsdale, AZ 85254-5344.

(16)
The address of Daniel J Clark is 30 Whitetail Lane, Chagrin Falls, OH 44022-3600.

(17)
The address of Diego Fernandez and Mallory Fernandez is 1300 Post Oak Blvd, Ste 800, Houston, TX 77056-3011.

(18)
The address of Hillary Alpert is 8389 N 58th Place, Paradise Vly, AZ 85253-8132.

(19)
The address of Howard Silverman and Phyllis Silverman is 3805 Coventry Lane, Boca Raton, FL 33496-4062.

(20)
Wanda Moore Baptista, who serves as the trustee, is the control person of J. Moore & J. Moore Trust UAD 2/13/92. The address of the foregoing individuals and entities is 2721 Laurel Valley Lane, Arlington, TX 76006-4019.

(21)
The address of James W. Christmas is 1089 Oceanfront, East Atlantic Beach, NY 11561-1100.

(22)
The address of John Whitmire is 321 West Cowan, Houston, TX 77007.

(23)
The address of Katherine U. Sanders is 4014 Inverness, Houston, TX 77019-1006.

(24)
The address of Kirk L. Covington is 921 Lauder Dr. Spicewood, TX 78669-2493.

(25)
The address of Laura K Sanders is 1360 Lombard St. Apt 506, San Francisco, CA 94109-1412.

(26)
Susan Ashley Batistick, who serves as the trustee, is the control person of Mia Scarlet Batistick 2016 Trust Uad 12/23/16 Susan Ashley Batistick Ttee Fbo Mia Scarlet Batistick. The address of the foregoing individuals and entities is 3411 Mader Ave., Los Angeles, CA 90039-1927.

(27)
The address of N. Anna Shaheen is 2005 Roy St., Houston, TX 77007-1942.

(28)
The address of Robert Alpert is 12802 N. Scottsdale Road, Scottsdale, AZ 85354-5344.

(29)
Robert Alpert, who serves as the trustee, is the control person of Roman Alpert Trust DTD 12-27-1990 UAD 12/27/1990 Roman Alpert TTEE AMD 12/08/08. The address of the foregoing individuals and entities is 77 Hudson St., Apt 3402, Jersey City, NJ 07302-8532.

(30)
The address of Steve Harter is 8 Winston Woods Drive, Houston, TX 77024-7049.

(31)
The address of Susan Sanders is 1919 Elmen St., Houston, TX 77019-6105.

(32)
Tanya Jo Drury and Don A. Sanders, who serve as the trustees, are the control persons of Tanya Jo Drury DTD 4/15/2000. The address of the foregoing individuals and entities is 600 Travis St #5900, Houston, TX 77022-2909.

(33)
The address of Tanya J. Drury is 109 Timberwilde, Houston, TX 77024-6947.

(34)
Eric J Schlanger, who serves as the partner, is the control person of District 2 Capital Fund LP. The address of the foregoing individuals and entities is 175 W. Carver St., Huntington, NY 11743.

(35)
The address of William Roger Clemens and Debbie Lynn Clemems is 8572 Katy Fwy, Ste 106, Houston, TX 77024-1821.

(36)
J. Livington Kosberg, who serves as the manager, is the control person of Kosberg Holdings LLC. The address of the foregoing individuals and entities is 24 Greenway Plz Ste 965, Houston, TX 77046-2454.

(37)
Tilman J Fertitta and Paige Fertitta’s address is 1510 West Loop South, Houston, TX 77027-9505.

(38)
Marge C. Lutz, who serves as the trustee for both entities, is the control person of Edward F Heil III PROP TR U/A Edward F Heil III TR Pursuant to 1983 DTD 12/1/1983 and Trust No. 3 U/A/D 12/23/03 FBO William Hunter Heil. The address of the foregoing individuals and entities is 1110 Jorie Blvd #201, Oak Brook, IL 60523-2222.

(39)
The address of Andy Cracchiolo is 3219 E. Camelback Rd #785, Phoenix, AZ 85018.

(40)
Carolyn Frost Keenan, who serves as the partner for both entities, is the control person of Keenan Limited Partnership Special and Wolf Canyon Ltd — Special. The address of the foregoing individuals and entities is 206 Birdsall, Houston, TX 77007-8108.

(41)
The address of Jackie S. Moore is 2721 Laurel Valley Lane, Arlington, TX 76006-4019.

(42)
J. M. Burley, who serves as the managing partner, is the control person of Tanglewood Family Limited Partnership. The address of the foregoing individuals and entities is 5773 Woodway Dr. #407, Houston, TX 77057-1501.

(43)
[•], who serves as the EZ Colony Partners, LLC, is the control person of RAJ Capital, LLC. The address of the foregoing individuals and entities is 1400 Newport Center Dr. Suite 270, Newport Beach, CA 92660.

(44)
Max M. Dillard, who serves as the CEO, is the control person of Dillco Inc. The address of the foregoing individuals and entities is 3408 Southwestern Blvd., Dallas, TX 75225-7655.

(45)
Steven NG, who serves as the CEO, is the control person of JPMCB New York. The address of the foregoing individuals and entities is Ophir Asset Management PTY LTD, Level 26, Governor Phillip Tower, 1 Farrer Place, Sydney NSW 2000 Australia.

(46)
The address of John Lipman is c/o Craig-Hallum, 222 South 9th Street, Ste 350 Minneapolis, MN 55402.

(47)
Byran Ezralow and Marc Ezralow are the control persons of EZ Colony Partners, LLC. The address of the foregoing individuals and entities is 23622 Calabasas Road, Suite 200, Calabasas, CA 91302.

(48)
Hudson Bay Capital Management LP, the investment manager of Tech Opportunities LLC, has voting and investment power over securities owned by Tech Opportunities LLC. Sanders Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP, and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Gerber, however, disclaims any beneficial ownership of the shares held by such entities. The address of the foregoing individuals and entities is 777 Third Avenue, 30th Floor, New York, NY 10017.

(49)
Walter Schenker, who serves as the principal, is the control person of MAZ Partners LP. The address of the foregoing individuals and entities is 1130 Route 46, Ste 12, Parsippany, NJ 07054.

(50)
The address of William F. Hartfiel III is c/o Craig-Hallum, 222 South 9th Street, Ste 350 Minneapolis, MN 55402.

(51)
The address of Kevin Harris is c/o Craig-Hallum, 222 South 9th Street, Ste 350 Minneapolis, MN 55402.

(52)
Byron Roth and Gordon Roth are control person of Roth Capital Partners, LLC. Byron Roth is also the control person for the entity Eight Is Awesome, LLC. The address of the foregoing individuals and entities is 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.

(53)
Hartley Wasko, who serves as the manager, is the control person of Eleven Fund LLC. The address of the foregoing individuals and entities is 463 Adams Street, Denver, CO 80206.

(54)
The address of James Zavoral is c/o Craig-Hallum, 222 South 9th Street, Ste 350 Minneapolis, MN 55402.

(55)
Harold W. Berry III, who serves as the managing member for the following three entities, is the control person of Graham Partners LP, Graham Growth Partners LP, and Graham Institutional Partners LP. The address of the foregoing individuals and entities is 780 Third Ave. Suite 1500, New York, NY 10017, Attn: Hal Berry.

(56)
The address of Harry Sloan is 2121 Avenue of the Stars, Ste 2300, Los Angeles, CA 90067.

(57)
The address of Bradley W. Baker is c/o Craig-Hallum, 222 South 9th Street, Ste 350 Minneapolis, MN 55402.

(58)
Dr. Suying Liu and Mr. Dong Liu, as members of Sunlight Global Investment LLC, are the control persons of Sunlight Global Investment LLC. Dr. Liu and Mr. Liu are also officers and directors of MCAC. The address of the foregoing individuals and entities is 651 N. Broad St, Ste 206, Middletown, DE 19709.

(59)
Johannes Minho Roth, who serves as a member of the board, is the control person of Fivet Capital Holding AG. The address of the foregoing individuals and entities is c/o Raeper Trehand GmbH, Churerstrasse 98, 880 Pfaeffikon SZ, Switzerland Attn: Johannes Minho Roth.

(60)
Voting and investment power over the shares held by David R Chamberlin 11/07/2005 Revocable Trust, Cruiser Capital Master Fund LP, and Boxwood Row LP resides with their investment advisor, Cruiser Capital Advisors, LLC. [•] is the [•] of Cruiser Capital Advisors, LLC and may be deemed to be the beneficial owner of the shares held by such entities. [•] disclaims any such beneficial ownership of the shares. The address of David R Chamberlin 11/07/2005 Revocable Trust is 1155 Canyon Blvd, Unit 404, Boulder, CO 80302. The address of Cruiser Capital Master Fund LP is 190 Elgin Avenue George Town, Grand Cayman KY1-9005. The address of Boxwood Row LP is c/o Cruiser Capital Advisors LP, 74 Island Drive, Rye, NY, 10580.

(61)
Jeannie Sonstegard, who serves as the CFO, is the control person of Craig-Hallum Capital Group LLC. The address of the foregoing individuals and entities is c/o Craig-Hallum, 222 South 9th Street, Ste 350 Minneapolis, MN 55402.

(62)
Voting and investment power over the shares held by Connective Capital Emerging Energy QP LP and Connective Capital I QP LP resides with their investment manager, CCM LLC. Robert Romero is the Managing Member of CCM LLC. and may be deemed to be the beneficial owner of the shares held by such entities. The address of the foregoing individuals and entities is 385 Homer Ave., Palo Alto, CA 94301.

(63)
The address of Mark Mays is 24 Tall Pines Dr., Weston, CT 06883.

(64)
The address of Gary R. Petersen is 1100 Louisiana St #4900, Houston, TX.

(65)
Luke Drury, who serves as the trustee, is the control person of Luke J Drury Non-Exempt Trst. The address of the foregoing individuals and entities is 11519 St Germain Way, Houston, TX 77082-2733.

(66)
RTM-ICON is the manager of RT PE Investment. Rizvi Traverse is the sole member of RTM-ICON. Mr. Suhail Rizvi and Mr. John Giampetroni are the managers of Rizvi Traverse. Each of RTM-ICON, Rizvi Traverse and Messrs. Rizvi and Giampetroni may be deemed to be the beneficial owner of the shares of Common Stock beneficially owned by RT-ICON, but each disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein. The address of the foregoing individuals and entities is 260 East Brown St., Ste 380, Birmingham, MI 48009.

(67)
Jay Wolf, who serves as the managing partner, is the control person of Magnum Capital Advisors, LLC. The address of the foregoing individuals and entities is 501 Fifth Avenue — 15th Floor, New York, NY 10017.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling

Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”
We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.
Selling Stockholder information for each additional Selling Stockholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Stockholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Stockholder and the number of shares registered on its behalf. A Selling Stockholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”
Listing of Common Stock
We intend to apply to continue the listing of the Combined Company’s Common Stock on Nasdaq under the symbols “PLBY” upon the Closing.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
MCAC Related Person Transactions
Insider Shares
In November 2019, we issued 100 shares of Common Stock to certain of our Initial Stockholders. In January 2020, we declared a share dividend of 21,561.50 shares of Common Stock for each outstanding share, resulting in 2,156,250 shares of Common Stock being outstanding. In May 2020, we declared a reverse split of one share of Common Stock for every 1.5 outstanding shares of Common Stock, resulting in 1,437,500 shares of Common Stock being outstanding. The aggregate purchase price for the Insider Shares was $25,000, or approximately $0.017 per share. As a result of the underwriters in the IPO not exercising all of the over-allotment option, the Sponsor and the Initial Stockholders forfeited an aggregate of 50 Insider Shares.
Private Units
Our Sponsor and Chardan purchased from us in a private placement simultaneously with the consummation of our IPO, 321,500 Private Units for a total purchase price of $3,215,000, of which 296,500 Private Units was purchased by our Sponsor and 25,000 Private Units was purchased by Chardan.
Registration Rights
The Initial Stockholders, as holders of Insider Shares and Private Units, as well as Chardan as a holder of Private Units (and underlying securities) and any shares the Initial Stockholders may be issued in payment of working capital loans made to us, are entitled to registration rights pursuant to the registration rights agreement that was entered into at the time of the IPO. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Insider Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of Common Stock are to be released from escrow. The holders of a majority of the units or shares issued in payment of working capital loans made to us can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy- back” registration rights with respect to registration statements filed subsequent to our consummation of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.
We have agreed to amend the registration statement in connection with the Merger.
General and Administrative Services
Our Sponsor has made available to us certain general and administrative services, including office space, utilities and administrative support, and will continue to make such services available to us until the consummation of an initial business combination. We have agreed to $10,000 per month for these services. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our Audit Committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination.
Participation in the PIPE Investment
On September 30, 2020, our Sponsor entered into a Subscription Agreement to purchase of 150,000 PIPE Shares in the PIPE Investment for an aggregate purchase price of $1,500,000. Sponsor has been identified as a Selling Stockholder and included in the Selling Stockholder Table commencing on page 110. Sponsor participated in the PIPE Investment on the same terms as the other PIPE investors.
Reimbursement for Expenses
Our directors and officers may receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination.
Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by our Board (or the Audit Committee). Related party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of Common Stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.
We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions. These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
To further minimize conflicts of interest, we have agreed not to consummate our initial business combination with an entity that is affiliated with any of the Initial Stockholders unless we have obtained an opinion from an independent investment banking firm and the approval of a majority of our disinterested and independent directors (if we have any at that time) that the business combination is fair to our unaffiliated stockholders from a financial point of view. In no event will the Initial Stockholders be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is).
Potential Conflicts of Interest
To minimize potential conflicts of interest, MCAC has agreed not to consummate a business combination with an entity which is affiliated with any of Initial Stockholders unless MCAC obtains an opinion from an independent investment banking firm and the approval of a majority of our disinterested and independent directors that the business combination is fair to our unaffiliated stockholders from a financial point of view. Furthermore, in no event will any of MCAC’s existing officers, directors or Initial Stockholders, be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.
Certain Transactions of Playboy
Management Services Agreement
On January 9, 2011, Playboy entered into a Management Services Agreement, between Icon Acquisition Holding, Inc. and RTM-ICON LLC, an affiliate of RT. Based on the terms of this agreement, management fees are $1.3 million per calendar year. Playboy recorded management fees and reimbursable costs of approximately $1.0 million, $1.3 million and $1.5 million for the years ended December 31, 2019, 2018 and 2017, respectively.
Hugh M. Hefner 1991 Trust Redemption Agreement and Escrow Agreement
On June 14, 2018, Playboy entered into certain Escrow Agreement with SunTrust Bank, as escrow agent, Playboy, as purchaser, RT, Michael R. Whalen, as trustee of the Hugh M. Hefner 1991 Trust (the “Trust” and together with RT and the Company, the “Redemption Agreement Parties”), and on August 17, 2018, Playboy entered into certain Escrow Agreement with SunTrust Bank, as escrow agent, the

Redemption Agreement Parties, and Acquoim Clearinghouse LLC, as escrow administrator, to purchase 1,868,910 shares of its common stock for approximately $18.73 per share. In August 2018, Playboy purchased 800,961 shares for a cash payment of $15.0 million. The remaining 1,067,949 shares were held in escrow, and a term note was issued to the Trust for a principal amount of $20.0 million with an interest rate of 5.0% per annum and a maturity date of August 17, 2019. In December 2018, the Company repaid all amounts outstanding under the term note including the $20.0 million of principal and $0.4 million of interest.
Agreements Relating to the Merger
At the Closing, RT will enter into the Amended and Restated Registration Rights Agreement with the Combined Company and other parties.
At the Closing, RT will enter into an Investor Rights Agreement with the Combined Company.
At the Closing, the Combined Company shall enter into a Director Voting Agreement with certain of the Playboy stockholders pursuant to which they shall each agree to vote all shares of Common Stock owned by them to elect and maintain in office Suying Liu as a member of the Second Class of the Combined Company Board of Directors as set forth in the Proposed Charter until the second annual meeting of stockholders held after the Closing Date.
Concurrently with the execution of the Merger Agreement, Playboy entered into a Support Agreement with the Sponsor, Dr. Suying Liu, Dong Liu and MCAC’s officers and directors.
In connection with the execution of the Merger Agreement, MCAC, Sponsor, Dr. Suying Liu and Playboy entered into an Insider Stock Purchase Agreement, pursuant to which Playboy purchased 700,000 shares of the Initial Shares from Sponsor.
Participation in the PIPE Investment
On September 30, 2020, RT PE Investment, entered into a Subscription Agreement to purchase of 100,000 PIPE Shares in the PIPE Investment for an aggregate purchase price of $1,00,000. RT PE Investment has been identified as a Selling Stockholder and included in the Selling Stockholder Table commencing on page 110. RT PE Investment is managed by RTM-ICON, which is an affiliate of RT. RT PE Investment participated in the PIPE Investment on the same terms as the other PIPE investors.
Related Person Transaction Policy
Effective upon the consummation of the Business Combination, the Combined Company expects to adopt a related person transaction policy that sets forth its procedures for the identification, review, consideration and approval or ratification of related person transactions. The policy will become effective upon the consummation of the Business Combination. For purposes of the Combined Company’s policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Combined Company and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to the Combined Company as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of the Combined Company’s voting securities and any of their respective immediate family members and any entity owned or controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, the Combined Company’s management must present information regarding the related person transaction to the Combined Company’s audit committee, or, if audit committee approval would be inappropriate, to another independent body of the Combined Company’s Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Combined Company of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, the Combined

Company will collect information that the Combined Company deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable the Combined Company to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Combined Company’s Code of Conduct that the Combined Company expects to adopt prior to the closing of this Business Combination, the Combined Company’s employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, the Combined Company’s audit committee, or other independent body of the Combined Company’s Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:
•
the risks, costs and benefits to the Combined Company;

•
the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•
the availability of other sources for comparable services or products; and

•
the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Combined Company’s audit committee, or other independent body of the Combined Company’s Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the Combined Company’s best interests and those of the Combined Company’s stockholders, as the Combined Company’s audit committee, or other independent body of the Combined Company’s Board of Directors, determines in the good faith exercise of its discretion.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our Common Stock. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of our Common Stock who are initial purchasers of such Common Stock pursuant to this offering and hold the Common Stock as a capital asset within the meaning of Section 1221 of the Code. This discussion assumes that any distributions made by us on our Common Stock and any consideration received by a holder in consideration for the sale or other disposition of our Common Stock will be in U.S. dollars.
This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:
•
financial institutions or financial services entities;

•
broker-dealers;

•
governments or agencies or instrumentalities thereof;

•
regulated investment companies;

•
real estate investment trusts;

•
expatriates or former long-term residents of the United States;

•
persons that actually or constructively own five percent or more (by vote or value) of our shares;

•
persons that acquired our Common Stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•
insurance companies;

•
dealers or traders subject to a mark-to-market method of accounting with respect to our Common Stock;

•
persons holding our Common Stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

•
tax-exempt entities;

•
controlled foreign corporations; and

•
passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our Common Stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our Common Stock.
This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our Common Stock who or that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions.   If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our Common Stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Common Stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.
Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.   Upon a sale or other taxable disposition of our Common Stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the Common Stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.
Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its Common Stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions treated as a return of capital.
Information Reporting and Backup Withholding.   In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our Common Stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our Common Stock who or that is for U.S. federal income tax purposes:
•
a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

•
a foreign corporation; or

•
an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our Common Stock. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our Common Stock.
Taxation of Distributions.   In general, any distributions we make to a Non-U.S. holder of shares of our Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the Common Stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.
The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.   A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our Common Stock unless:
•
the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

•
we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our Common Stock, and, in the case where shares of our Common Stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our Common Stock. There can be no assurance that our Common Stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).
If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our Common Stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.
Information Reporting and Backup Withholding.   Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of Common Stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA Withholding Taxes.   Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our Common Stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our Common Stock.

PLAN OF DISTRIBUTION
We are registering the offer and sale, from time to time, by the Selling Stockholders of up to 5,000,000 shares of Common Stock, par value $0.0001 per share, which are to be issued in a private placement in connection with, and as part of the consideration for, the Business Combination. In the event the Business Combination is not approved by MCAC stockholders or the other conditions precedent to the consummation of the Business Combination are not met, then the PIPE Shares will not be issued and MCAC will seek to withdraw the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement.
We will not receive any of the proceeds from the sale of the securities by the Selling Stockholders.
Once issued and upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Stockholders covered by this prospectus may be offered and sold from time to time by the Selling Stockholders. The term “Selling Stockholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Stockholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Stockholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions.
Subject to the limitations set forth in any applicable registration rights agreement, the Selling Stockholders may use any one or more of the following methods when selling the securities offered by this prospectus:
•
purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•
ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•
block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
an over-the-counter distribution in accordance with the rules of the applicable exchange;

•
settlement of short sales entered into after the date of this prospectus;

•
agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•
in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•
directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•
through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•
through a combination of any of the above methods of sale; or

•
any other method permitted pursuant to applicable law.

In addition, a Selling Stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.
The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder.
To the extent required, the shares of our common stock to be sold, the names of the Selling Stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.
In connection with the sale of shares of our Common Stock, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of our common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
In offering the securities covered by this prospectus, the Selling Stockholders and any underwriters, broker-dealers or agents who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS
Loeb & Loeb LLP has passed upon the validity of the Common Stock of MCAC offered by this prospectus and certain other legal matters related to this prospectus.

EXPERTS
The financial statements of Mountain Crest Acquisition Corp at December 31, 2019 and for the period from November 12, 2019 (inception) through December 31, 2019 included in this registration statement have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Mountain Crest Acquisition Corp to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.
The consolidated financial statements of Playboy as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 included elsewhere in this registration statement have been audited by Prager Metis CPAs LLP, an independent registered public accounting firm, as stated in their report appearing herein and elsewhere in the registration statement. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of Yandy Holdings, LLC and Subsidiary as of December 31, 2019 and 2018 and for each of the two years in the period ended December 31, 2019 included in this registration statement have been so included in reliance on the report of Crowe LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the Common Stock offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and our exhibits.
In addition, we file annual, quarterly and current reports, prospectus and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at www.                 com. Through our website, we make available, free of charge, annual, quarterly and current reports, prospectus and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INDEX TO CONSOLIDATED FINANCIAL INFORMATION
Playboy Enterprises, Inc.
Consolidated Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and
Stockholders of Playboy Enterprises, Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Playboy Enterprises, Inc. (the “Company”) as of December 31, 2019 and 2018, and the related consolidated statements of operations and comprehensive (loss) income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2019, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31 2019 and 2018, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ Prager Metis CPAs LLP
Prager Metis CPAs LLP
We have served as the Company’s auditor since 2015.
El Segundo, California
November 06, 2020

Playboy Enterprises, Inc.
Consolidated Statements of Operations and Comprehensive (Loss) Income
(in thousands)
	Year Ended December 31,
	2019	2018
Net revenues	$78,110	$100,873
Costs and expenses:
Cost of sales	(37,742)	(50,607)
Selling and administrative expenses	(45,328)	(26,835)
Related-party expenses	(1,005)	(1,311)
Total costs and expenses	(84,075)	(78,753)
Operating (loss) income	(5,965)	22,120
Nonoperating (expense) income:
Investment income	225	21
Interest expense	(14,225)	(9,211)
Loss on disposals of assets	(71)	(3,741)
Extinguishment of debt	—	(4,037)
Gain from bargain purchase	1,483	—
Other, net	(173)	(1,208)
Total nonoperating expense	(12,761)	(18,176)
(Loss) income before income taxes	(18,726)	3,944
Provision for income taxes	(4,850)	(2,262)
Net (loss) income and comprehensive (loss) income	(23,576)	1,682
Net (loss) income attributable to redeemable noncontrolling interest	—	—
Net (loss) income and comprehensive (loss) income attributable to Playboy Enterprises, Inc.	$(23,576)	$1,682
Net (loss) income per share, basic	$(6.12)	$0.37
Weighted-average shares used in computing net (loss) income per share, basic	3,854,256	4,510,310
Net (loss) income per share, diluted	$(6.12)	$0.33
Weighted-average shares used in computing net (loss) income per share, dilute	3,854,256	5,136,756
The accompanying notes are an integral part of these consolidated financial statements.

Playboy Enterprises, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$27,744	$26,841
Restricted cash	963	7,704
Receivables, net of allowance for doubtful accounts of $302 and $295, respectively	6,153	8,025
Inventories, net	11,750	353
Contract assets, current portion	611	—
Licensed programming costs	502	91
Prepaid expenses and other current assets	6,111	5,424
Total current assets	53,834	48,438
Property and equipment, net	5,932	3,642
Trademarks and trade name	335,934	330,048
Goodwill	504	504
Other intangible assets, net	3,052	2,977
Contract assets, net of current portion	7,391	—
Other noncurrent assets	12,004	11,983
Total assets	$418,651	$397,592
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,859	$6,802
Payables to related parties	5	3,261
Accrued salaries, wages, and employee benefits	4,603	4,363
Deferred revenues, current portion	9,857	23,962
Long-term debt, current portion	3,182	2,305
Convertible promissory notes, current portion	13,500	3,500
Other current liabilities and accrued expenses	22,143	11,533
Total current liabilities	61,149	55,726
Deferred revenues, net of current portion	41,734	14,047
Long-term debt, net of current portion	157,810	152,595
Convertible promissory notes, net of current portion	—	10,000
Deferred tax liabilities, net	72,288	72,726
Other noncurrent liabilities	576	886
Total liabilities	333,557	305,980
Commitments and contingencies (Note 16)
Redeemable noncontrolling interest	(208)	(208)
Stockholders’ equity:
Common stock, $0.01 par value; 10,000,000 shares authorized at December 31, 2019 and 2018; 5,646,993 shares issued and 3,681,185 shares outstanding at December 31, 2019 and 2018	36	36
Treasury stock, at cost: 1,965,808 shares at December 31, 2019 and 2018	(38,455)	(38,455)
Additional paid-in capital	196,466	189,098
Accumulated deficit	(72,745)	(58,859)
Total stockholders’ equity	85,302	91,820
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$418,651	$397,592
The accompanying notes are an integral part of these consolidated financial statements.

Playboy Enterprises, Inc.
Consolidated Statements of Stockholders’ Equity
(in thousands, except share amounts)
	Convertible Preferred Stock		Common Stock			Additional Paid-in Capital
	Shares	Amount	Shares	Amount	Treasury Stock		Accumulated Deficit	Total
Balance at December 31, 2017	12,500	$12,500	5,000,000	$50	$—	$176,584	$(60,541)	$116,093
Conversion of preferred stock	(12,500)	(12,500)	646,993	6	—	12,494	—	12,500
Purchase of treasury stock	—	—	(1,965,808)	(20)	(38,455)	20	—	(38,455)
Net income	—	—	—	—	—	—	1,682	1,682
Balance at December 31, 2018	—	$—	3,681,185	$36	$(38,455)	$189,098	$(58,859)	$91,820
Adoption of ASC 606	—	—	—	—	—	—	9,690	9,690
Stock-based compensation expense and vesting of restricted stock units	—	—	—	—	—	7,368	—	7,368
Net loss	—	—	—	—	—	—	(23,576)	(23,576)
Balance at December 31, 2019	—	$—	3,681,185	$36	$(38,455)	$196,466	$(72,745)	$85,302
The accompanying notes are an integral part of these consolidated financial statements.

Playboy Enterprises, Inc.
Consolidated Statements of Cash Flows
(in thousands)
	Year Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(23,576)	$1,682
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation of property and equipment	1,989	1,479
Stock-based compensation	7,368	—
Gain on bargain purchase	(1,483)	—
Amortization of other intangible assets	1,104	2,564
Amortization of deferred financing fees	31	249
Amortization of original issue discount	—	235
Loss on disposals of assets	71	3,741
Extinguishment of debt	—	4,037
Write-off of related party loan, net	—	336
(Decrease) increase in deferred income taxes	(438)	400
Increase in trademarks and trade name	(556)	(512)
(Increase) decrease in licensed programming costs	(411)	119
Changes in operating assets and liabilities:
Receivables, net	2,251	(338)
Inventories, net	31	(97)
Contract assets	357	—
Prepaid expenses and other assets	(3,394)	358
Accounts payable	290	(2,377)
Payable to related party	(3,256)	1,260
Accrued salaries, wages, and employee benefits	(108)	(704)
Deferred revenues	22,299	(7,961)
Other liabilities and accrued expenses	2,519	(1,355)
Net cash provided by operating activities	5,088	3,116
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(4,225)	(2,970)
Proceeds from disposals of property and equipment	24	—
Acquisition of Yandy, LLC, net of cash acquired	(12,786)	—
Net cash used in investing activities	(16,987)	(2,970)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	(5,627)	(125,739)
Net proceeds from issuance of long-term debt	11,760	172,825
Proceeds from issuance of convertible promissory notes	—	3,500
Note issued for purchase of treasury stock	—	20,000
Purchase of treasury stock	—	(35,177)
Repayment of note issued for purchase of treasury stock	—	(20,000)
Payment of financing costs	(72)	(402)
Net cash provided by financing activities	6,061	15,007
Net (decrease) increase in cash and cash equivalents and restricted cash	(5,838)	15,153
Balance, beginning of year	34,545	19,392
Balance, end of year	$28,707	$34,545
Cash and cash equivalents and restricted cash consist of:
Cash and cash equivalents	$27,744	$26,841
Restricted cash	963	7,704
Total	$28,707	$34,545
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for income taxes	$5,837	$3,845
Cash paid for interest	$11,831	$7,569
The accompanying notes are an integral part of these consolidated financial statements.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
1.   Basis of Presentation and Summary of Significant Accounting Policies
Description of Business
Playboy Enterprises, Inc., (“PEI” or “Playboy” or “the Company”), together with its subsidiaries through which it conducts business, is a global media and lifestyle company marketing the Playboy brand through a wide range of licensing initiatives, digital, television and print properties, and brand events.
The Company has two reportable segments: Commerce and Digital Subscriptions and Services. Refer to Note 20, Segments.
Basis of Presentation
The financial statements and accompanying notes were prepared in accordance with accounting principles generally accepted in the United States, (“GAAP”).
In these notes, references to “the Company,” “we,” “us,” and “our,” refer to PEI and its subsidiaries.
Prior Period Reclassifications
The Company has reclassified certain prior fiscal year amounts in the accompanying consolidated financial statements to be consistent with the current fiscal year presentation.
Principles of Consolidation
The consolidated financial statements include our accounts and all majority-owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
We regularly assess these estimates, including but not limited to, valuation of the Company’s trademarks and trade name; the recoverability of editorial inventory; newsstand sales of the Company’s publications, pay-per-view and video-on-demand buys, and monthly subscriptions to the Company’s television and digital content; the adequacy of reserves associated with accounts receivable and inventory; and stock-based compensation expense including the determination of the fair value of our stock. We base these estimates on historical experience and on various other market-specific and relevant assumptions that we believe to be reasonable under the circumstances. Actual results could differ from these estimates and such differences could be material to the financial position and results of operations.
Business Combinations
We allocate the consideration transferred to the fair value of assets acquired and liabilities assumed based on their estimated fair values. The excess of the consideration transferred over the fair values of these identifiable assets and liabilities is recorded as goodwill. The excess of fair value of the identifiable assets and liabilities over the consideration transferred is recorded as a gain in the consolidated income statement. Such valuations require management to make significant estimates and assumptions. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is one year from the acquisition date, the Company may record adjustments to the assets

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.
Concentrations of Business and Credit Risk
At various times throughout the year, the Company maintained cash balances in excess of Federal Deposit Insurance Corporation insured limits. The Company has not experienced any losses in such accounts and does not believe that there is any credit risk to its cash. Concentration of credit risk with respect to accounts receivable is limited due to the wide variety of customers to whom our products are sold and/or licensed. The Company has a licensee that accounted for approximately 40% and 22% of its total net revenues for the years ended December 31, 2019 and 2018, respectively.
Cash Equivalents
Cash equivalents are temporary cash investments with an original maturity of three months or less at the date of purchase and are stated at cost, which approximates fair value.
Restricted Cash
At December 31, 2019, restricted cash was primarily related to a cash collateralized letter of credit we maintained with City National Bank in connection with the lease of our Los Angeles headquarters. At December 31, 2018, restricted cash was primarily related to debt service accounts we maintained with City National Bank in connection with the then-existing provisions of our term loan facility as well as the previously mentioned cash collateralized letter of credit. Generally, subject to the provisions of our term loan, amounts were relieved on either a monthly or a quarterly basis.
Accounts Receivable, Net
Trade receivables are reported at their outstanding unpaid balances, less allowances for doubtful accounts. The allowances for doubtful accounts are increased by the recognition of bad debt expense and decreased by charge-offs (net of recoveries) or by reversals to income. We perform periodic evaluations of the adequacy of the allowances based on our past loss experiences and adverse situations that may affect a customer’s ability to pay. A receivable balance is written off when we deem the balance to be uncollectible. The allowance for doubtful accounts was $0.3 million at December 31, 2019 and 2018.
Inventories
Inventories consist primarily of finished goods and are stated at the lower of cost (specific cost) and net realizable value. Cost is determined on a first-in, first-out basis.
Licensed Programming and Digital Content Costs
The Company licenses content for programming on Playboy Television. The license costs are capitalized and reflected in “licensed programming costs” on our consolidated balance sheets. Licensed programming costs are amortized over a two year period, representing the estimated period of use, with 50% of the cost amortized when the program is initially aired as we typically expect more upfront viewing, and the remaining balance over two years. Amortization of licensed programming costs is recorded in “cost of sales” on our consolidated income statements. The Company reviews factors impacting the amortization of the licensed programming costs on an ongoing basis.
We conduct impairment testing on programming costs whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the carrying amount of the asset is not recoverable based on a forecasted- undiscounted cash flow analysis, such asset would be reduced by the estimated shortfall of fair value to recorded value. We estimate fair value using a forecasted-discounted cash flow method based in part on our financial results and our expectation of future performance.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
Digital content expenditures related to the Company’s online content platforms are expensed when the content is published.
Property and Equipment
Property and equipment are stated at cost, less accumulated depreciation, except for assets acquired in connection with our business combinations, which are reflected at fair value at the date of combination. Costs incurred for computer software developed or obtained for internal use are capitalized for application development activities and are immediately expensed for preliminary project activities or post-implementation activities. Depreciation is recorded using the straight-line method over the estimated useful lives of the assets. The useful life for furniture and equipment ranges from three to ten years, and software from two to five years. Leasehold improvements are amortized using the straight-line method over the shorter of their estimated useful lives or the terms of the related leases. The amortization of leasehold improvements is included in depreciation expense. Repair and maintenance costs are expensed as incurred and major betterments are capitalized. Sales and retirements of property and equipment are recorded by removing the related cost and accumulated depreciation from the accounts, after which any related gains or losses are recognized.
Intangible Assets
Indefinite-lived intangible assets that are not amortized but subject to annual impairment testing consist of Playboy-branded trademarks and a trade name.
Definite-lived intangible assets include distribution agreements, photo and magazine archives, licensing agreements, and a customer list, which we recognized in connection with our business combinations. Because these assets were recognized as identifiable intangible assets in connection with our previous business combinations, the Company does not incur costs to renew or extend their terms. All of our definite-lived intangible assets are amortized using the straight-line method over their useful lives.
Impairment of Long-Lived Assets
We perform annual impairment tests on goodwill and intangible assets with indefinite lives in the fourth quarter of each fiscal year or when events occur or circumstances change that would, more likely than not, reduce the fair value of a reporting unit or an intangible asset with an indefinite life below its carrying value. We may first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If we determine it is more likely than not that the fair value of the reporting unit is greater than its carrying amount, an impairment test is unnecessary. If an impairment test is necessary, we will estimate the fair value of our related reporting unit. If the carrying value of a reporting unit exceeds its fair value, the goodwill of that reporting unit is determined to be impaired and the Company will proceed with recording an impairment charge equal to the excess of the carrying value over the related fair value.
We perform a qualitative assessment to determine whether it is more likely than not that an indefinite-lived asset is impaired. If we determine it is more likely than not that the indefinite-lived intangible assets are not impaired, a quantitative test is not necessary. If a quantitative test is required, we will estimate the fair value of the indefinite-lived intangible assets. We recognize an impairment charge based on the excess of the carrying value over the fair value of the indefinite-lived intangible asset.
We recorded no impairment charges on goodwill and our indefinite-lived intangible assets during the periods presented.
We conduct impairment testing on long-lived assets, or asset groups, including definite-lived tangible and intangible assets, when events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the carrying amount of the asset is not recoverable based on a forecasted-undiscounted cash flow analysis, such asset would be reduced by the estimated shortfall of fair value to carrying value. We

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
estimate fair value using a forecasted-discounted cash flow method based in part on our financial results and our expectation of future performance. We recorded no impairment charges on our definite-lived tangible and intangible assets during the periods presented.
Terminated License Agreement
The Company and a licensee mutually agreed to terminate its license agreement during 2018, which resulted in the accelerated recognition of $19.6 million of deferred revenues. Additionally, the licensee paid a $2.5 million termination fee to the Company.
Leases
We categorize leases at their inception as either operating or capital. In the ordinary course of business, we entered into noncancelable operating leases for office space. We recognize lease costs on a straight-line basis and treat lease incentives as a reduction of rent expense over the term of the agreement. The differences between cash rent payments and rent expense are recorded as deferred rent liabilities.
Treasury Stock
Treasury stock is stated at cost.
Revenue Recognition
The Company recognizes revenue in accordance with Accounting Standards Update, (“ASU”), No. 2014-09, Revenue from Contracts with Customers, (“Topic 606”), which we adopted as of January 1, 2019 on a modified retrospective basis. We recognize revenue when we transfer promised goods or services in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. This is determined by following a five-step process which includes (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price, and (5) recognizing revenue when or as we satisfy a performance obligation. In applying the Topic 606 framework, the Company must apply judgment to determine the nature of the promises within a revenue contract and whether those promises represent distinct performance obligations. In determining the transaction price, the Company does not include amounts subject to uncertainties unless it is probable that there will be no significant reversal of cumulative revenue when the uncertainty is resolved. Additionally, Topic 606 provides specific guidance for revenue contracts with licenses of intellectual property, (“IP”). The Company evaluates the nature of the license as to whether it provides a right to access or right to use the IP, which then determines whether the revenue is recognized over time or at a point in time. Sales or usage-based royalties received in exchange for licenses of IP are recognized at the later of when (1) the subsequent sale or usage occurs or (2) the performance obligation to which some or all of the sales or usage-based royalty has been allocated is satisfied.
Trademark Licensing
The Company licenses trademarks under multi-year arrangements to consumer products, online gaming and location-based entertainment businesses. Typically, the initial contract term ranges between one to ten years. Renewals are separately negotiated through amendments. Under these arrangements, the Company generally receives an annual nonrefundable minimum guarantee that is recoupable against a sales-based royalty generated during the license year. Annual minimum guarantee amounts are billed quarterly, semi-annually, or annually in advance and these payments do not include a significant financing component. Earned royalties in excess of the minimum guarantee, (“Excess Royalties”), are payable quarterly. The performance obligation is a license of symbolic IP that provides the customer with a right to access the IP, which represents a stand-ready obligation that is satisfied over time. The Company recognizes revenue for the total minimum guarantee specified in the agreement on a straight-line basis over the term of the agreement and recognizes Excess Royalties only when the annual minimum guarantee is exceeded. Generally, Excess

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
Royalties are recognized when they are earned. As the sales reports from licensees are typically not received until after the close of the reporting period, the Company follows the variable consideration framework and constraint guidance to estimate the underlying sales volume to recognize Excess Royalties based on historical experience and general economic trends. Historical adjustments to recorded estimates have not been material.
Magazine and Digital Subscriptions
Digital subscription revenue is derived from subscription sales of PlayboyPlus and Playboy.TV, which are online content platforms. Digital subscriptions represent a stand-ready obligation to provide continuous access to the platform, which is satisfied ratably over the term of the subscription. The Company receives fixed consideration shortly before the start of the subscription periods from these contracts, which are primarily sold in monthly, annual, or lifetime subscriptions. Revenues from lifetime subscriptions are recognized ratably over a five-year period, representing the estimated period during which the customer accesses the platforms. Revenues from Playboy magazine and digital subscriptions are recognized ratably over the subscription period.
TV and Cable Programming
The Company licenses its programming content to certain cable television operators and direct-to-home satellite television operators who pay royalties based on monthly subscriber counts and pay-per-view and video-on-demand buys for the right to distribute the Company’s programming under the terms of affiliation agreements. The distinct performance obligations under such affiliation agreements include (i) a continuous transmission service to deliver live linear feeds and, (ii) licenses to the Company’s functional IP that are provided over the contract term that provide the operators the right to use our content library as it exists at a point in time. For both performance obligations, the Company’s IP is the predominant or sole item to which the royalties relate. Royalties are generally collected monthly and revenue is recognized as earned. The amount of royalties due to the Company is reported by operators based on actual subscriber and transaction levels. Such information is generally not received until after the close of the reporting period. In these cases, the Company follows the variable consideration framework and constraint guidance to estimate the number of subscribers and transactions to recognize royalty amounts based on historical experience. Historical adjustments to recorded estimates have not been material. We offer sales incentives through various programs, consisting primarily of co-op marketing. We record advertising with customers as a reduction to revenue unless we receive a distinct benefit in exchange for credits claimed by the customer and can reasonably estimate the fair value of the distinct benefit received, in which case we record it as a marketing expense.
Contract Assets and Contract Liabilities
The timing of revenue recognition may differ from the timing of invoicing to customers. The Company records a receivable when we have an unconditional right to consideration which will become due solely due to the passage of time. The Company records a contract asset when revenue is recognized prior to invoicing or payment is contingent upon transfer of control of an unsatisfied performance obligation. The Company records a contract liability (deferred revenue) when revenue is recognized subsequent to cash collection. For long-term noncancelable contracts whereby we have begun satisfying the performance obligation, the Company will record contract assets for the unbilled consideration which is contingent upon our future performance. Contract assets and contract liabilities are netted on a contract-by-contract basis.
Practical Expedients
Payment terms and conditions vary by contract type; however, the Company’s terms generally include a requirement of payment within 30 days if not paid in advance. We elected the practical expedient to not assess whether a significant financing component exists if the period between when we transfer a promised good or service to a customer and when the customer pays for that good or service is one year or less.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
Additionally, the Company has applied the practical expedient to not capitalize incremental costs of obtaining a contract if the amortization would be less than 12 months.
Sales Taxes
Sales taxes collected from customers and remitted to various governmental authorities are excluded from the measurement of the transaction price and presented on a net basis in our consolidated income statements.
Cost of Sales
Cost of sales primarily consist of personnel and editorial content costs for Playboy magazine, websites, and Playboy Television, agency fees, branding events and paper, printing, postage and freight costs associated with Playboy magazine.
Selling and Administrative
Selling and administrative expenses primarily consist of rent, personnel-related costs including stock-based compensation, and contractor fees for accounting/finance, legal, human resources, information technology and other administrative functions, general marketing and promotional activities, insurance and management fees. Selling and administrative costs are expensed as incurred.
Advertising Costs
We expense advertising costs as incurred. Advertising expense was $0.5 million and $1.6 million for the years ended December 31, 2019 and 2018, respectively. The Company also has various arrangements with customers pursuant to which the Company reimburses them for a portion of their advertising costs in the form of co-op marketing which provide advertising benefits to the Company. The costs that the Company incurs for such advertising costs are recorded as a reduction of revenue.
Stock-Based Compensation
We measure compensation expense for all stock-based payment awards, including stock options and restricted stock units granted to employees, directors, and nonemployees, based on the estimated fair value of the awards on the date of grant. Compensation expense is recognized ratably in earnings, generally over the period during which the recipient is required to provide service. We adjust compensation expense based on actual forfeitures as necessary.
Our stock options vest ratably over the contractual vesting period and the fair value of our awards is estimated on the date of grant using a Black-Scholes option-pricing model. Our restricted stock units vest ratably over the contractual vesting period and the fair value of our awards is estimated on the date of grant as the underlying value of the award. Awards with graded vesting features are recognized over the requisite service period for the entire award. The determination of the grant date fair value of stock awards issued is affected by a number of variables and subjective assumptions, including (i) the fair value of our common stock, (ii) the expected common stock price volatility over the expected life of the award, (iii) the expected term of the award, (iv) risk-free interest rates, (v) the exercise price, and (vi) the expected dividend yield of our common stock.
Foreign Currency Transactions
Transaction gains and losses that arise from foreign exchange rate fluctuations on transactions denominated in a currency other than U.S. dollars are reflected in “Other, net” on our consolidated income statements and were immaterial for all periods presented.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
Income Taxes
The Company records income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carryforwards. The carrying amounts of deferred tax assets are reduced by a valuation allowance if, based on available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed periodically based on the more-likely-than-not recognition threshold. This assessment considers, among other matters, the nature, frequency, and severity of current and cumulative losses, the duration of statutory carryforward periods, and tax planning alternatives. The Company assesses the likelihood that uncertain tax positions will be accepted by the applicable taxing authority based on the technical merits of the position. Tax positions meeting the more-likely-than-not recognition threshold are measured and recognized in the financial statements at the largest amount of benefit that has a greater than 50% likelihood of being realized upon measurement of a tax position taken in a prior annual period, including interest and penalties, and are recognized during the period in which the change occurs.
The Company has an identified uncertain tax position of $0.6 million as of December 31, 2014, related to foreign withholding tax associated with royalty income received from a licensee. No additional uncertain tax position has been identified in 2019 and 2018.
Net (Loss) Income Per Share
Basic net (loss) income per share is calculated by dividing the net (loss) income attributable to Playboy Enterprises, Inc. stockholders by the weighted-average number of shares of common stock outstanding for the period. The diluted net (loss) income per share is computed by giving effect to all potentially dilutive securities outstanding for the period. For periods in which we report net losses, diluted net loss per share is the same as basic net loss per share because potentially dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.
Recently Adopted Accounting Pronouncements
Revenue Recognition
On January 1, 2019, the Company adopted Topic 606, which supersedes the previous revenue recognition requirements. The guidance provides a five-step framework to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration it expects to be entitled to in exchange for those goods or services. Topic 606 also requires enhanced qualitative and quantitative revenue-related disclosures.
The Company adopted Topic 606 using the modified retrospective method and applied the standard to all contracts with customers that were not completed as of January 1, 2019. Prior period amounts have not been restated and continue to be reported in accordance with the Company’s historical accounting policies. The cumulative effect of applying the new guidance as of January 1, 2019 was recorded as an adjustment to the opening accumulated deficit balance on that date. For transition purposes, we elected a practical expedient to aggregate the effect of all contract modifications that occurred before the adoption date when identifying performance obligations, determining the transaction price, and allocating the transaction price to performance obligations.
The adoption of Topic 606 did not have a material impact on Magazine and Digital Subscriptions and TV and Cable Programming as the performance obligations underlying these revenue streams and the timing of recognition thereof was substantially unchanged. For Trademark Licensing, the adoption of Topic 606 affects some of our licensing agreements where the annual minimum guarantee increases over the term of the agreement. Prior to the adoption of the new guidance, the Company recognized the annual minimum guarantee as revenue over the respective license year and Excess Royalties when the underlying sales data

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
became available. Upon adoption of Topic 606, the Company recognizes the total minimum guarantee specified in the agreement on a straight-line basis over the term of the agreement. Additionally, the Company will estimate the underlying sales of licensees to determine the amount of Excess Royalties and recognize such amount if it is probable that significant reversal of cumulative revenue will not occur. See Note 3, Revenue Recognition for a detailed discussion of the Company’s revenue recognition accounting policy.
Agency Fee
The Company engages a third-party agency to provide services related to the Trademark Licensing business, including but not limited to, sourcing new licensees and performing licensee management services on behalf of the Company for billing, payment collections, product quality control, and certain legal services. The Company has historically capitalized agency fees paid in exchange for such services and recognizes such fees in proportion to the corresponding revenue. In connection with the issuance of ASU 2014-09, Subtopic 340-40 Other Assets and Deferred Costs — Contracts with Customers (“Subtopic 340-40”) was added into the Accounting Standards Codification, (“ASC”), which formally addresses the accounting for contract costs, including incremental costs of obtaining a contract. Prior to the issuance of Subtopic 340-40, there was no specific accounting guidance for costs that include a commission element. The agency fee is based on a percentage of the minimum guarantee as well as the Excess Royalties and is payable to the agency when the minimum guarantee and Excess Royalties are paid by licensees. However, the agency fee will only become payable if the third-party agency continues to perform the licensee management services. In other words, the payment of the entire agency fee is contingent on the agency’s continuous and successful performance of the management services. Accordingly, the agency fee is not an incremental cost of obtaining a contract under Subtopic 340-40 and should be expensed as incurred. Therefore, in connection with the adoption of Subtopic 340-40, the Company will expense the agency fee as the related services are rendered on a straight-line basis.
In the discussion of the impact of adoption of both Topic 606 and Subtopic 340-40 below, we refer to the adoption of the two standards collectively as “Topic 606 Adoption Impact.”
The following table summarizes Topic 606 Adoption Impact on select balance sheet line items (in thousands):
	As of December 31, 2018	Adjustments	Adjusted January 1, 2019
Receivables, net	$8,025	$11	$8,036
Prepaid expenses and other current assets	5,424	(2,919)	2,505
Contract assets, current portion	—	653	653
Contract assets, net of current portion	—	7,706	7,706
Total assets	397,592	5,451	403,043
Other current liabilities and accrued expenses	11,533	5,059	16,592
Deferred revenues, current portion	23,962	(17,708)	6,254
Deferred revenues, net of current portion	14,047	8,410	22,457
Total liabilities	305,980	(4,239)	301,741
Accumulated deficit	(58,859)	9,690	(49,169)
Total stockholders’ equity	91,820	9,690	101,510
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$397,592	$5,451	$403,043

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
The consolidated financial statements for the year ended December 31, 2019 are presented in accordance with Topic 606. The following table summarizes the Topic 606 Adoption Impact on select financial statement line items in our consolidated balance sheet at December 31, 2019 (in thousands):
	As reported	Adjustments	Balances without the adoption of Topic 606
Receivables net	$6,153	$(486)	$5,667
Prepaid expenses and other current assets	6,111	5,325	11,436
Contract assets, current portion	611	(611)	—
Contract assets, net of current portion	7,391	(7,391)	—
Total assets	418,651	(3,163)	415,488
Other current liabilities and accrued expenses	22,143	(1,765)	20,378
Deferred revenues, current portion	9,857	36,736	46,593
Deferred revenues, net of current portion	41,734	(27,972)	13,762
Total liabilities	333,557	6,999	340,556
Accumulated deficit	(72,745)	(10,162)	(82,907)
Total stockholders’ equity	85,302	(10,162)	75,140
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$418,651	$(3,163)	$415,488
The following table summarizes the Topic 606 Adoption Impact on select financial statement line items in our consolidated income statements for the year ended December 31, 2019 (in thousands):
	As reported	Adjustments	Balances without the adoption of Topic 606
Net revenues	$78,110	$464	$78,574
Cost of sales	(37,742)	(888)	(38,630)
Total costs and expenses	(84,075)	(888)	(84,963)
Operating loss	(5,965)	(424)	(6,389)
Other, net	(173)	(48)	(221)
Net loss	$(23,576)	$(472)	$(24,048)
In March 2016, the Financial Accounting Standards Board, (“FASB”), issued ASU 2016-09, Compensation — Stock Compensation: Improvements to Employee Share-Based Payment Accounting, (“ASU 2016-09”), which simplifies accounting guidance by identifying, evaluating, and improving areas for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to users of financial statements. The areas affected by ASU 2016-09 include accounting for income taxes, classification of excess tax benefits on the statement of cash flows, minimum statutory tax withholding requirements and classification of employee taxes paid on the statement of cash flows when an employer withholds shares for tax-withholding purposes. In addition, under this guidance, an entity can make an accounting policy election to either estimate the number of awards that are expected to vest or account for forfeitures when they occur. The Company adopted ASU 2016-09 on January 1, 2018 and the adoption of the standard did not have a material impact on our consolidated financial statements. The Company elected to account for forfeitures when they occur.
In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the FASB Emerging Issues Task Force),

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
(“ASU 2016-15”), which amends the guidance of ASC Topic 230, Statement of Cash Flows, on the classification of certain cash receipts and payments in the statement of cash flows. The primary purpose of ASU 2016-15 is to reduce the diversity in practice that has resulted from the lack of consistent principles, specifically clarifying the guidance on eight cash flow issues. The Company adopted ASU 2016-15 on January 1, 2018 and the adoption of the standard did not have a material impact on our consolidated financial statements.
In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, (“ASU 2016-18”), effective for fiscal years beginning after December 15, 2018 and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted, including adoption in an interim period. ASU 2016-18 provides guidance on the presentation of restricted cash in a statement of cash flows. It requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents and amounts generally described as restricted cash or restricted cash equivalents. Consequently, transfers between cash, cash equivalents and amounts generally described as restricted cash or restricted cash equivalents will not be presented as a separate line item in the operating, investing or financing sections of the statement of cash flows. Additionally, when cash, cash equivalents and amounts generally described as restricted cash or restricted cash equivalents are presented in more than one line item within the statement of financial position, an entity must reconcile these amounts to the total shown on the statement of cash flows, either in narrative or tabular format. This information should be provided on the face of the statement of cash flows or in the notes to the financial statements. The Company adopted ASU 2016-18 on January 1, 2018.
In June 2018, the FASB issued ASU 2018-07, Improvements to Non-Employee Share-Based Payment Accounting, (“ASU 2018-07”), which expands the scope of ASC Topic 718, Compensation — Stock Compensation, which simplifies the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees, with certain exceptions. The new standard supersedes Subtopic 505-50, Equity — Equity-based Payments to Non-employees. The standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, but not earlier than a company’s adoption date of Topic 606. The Company adopted ASU 2018-07 on January 1, 2019, which coincides with the adoption date of Topic 606. The adoption of this guidance did not have a material impact on our financial statements.
Accounting Pronouncements Issued but Not Yet Adopted
In February 2016, the FASB issued ASU No. 2016-02, Leases (“Topic 842”), which supersedes the guidance in former ASC 840, Leases. This standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less may be accounted for similar to existing guidance for operating leases today. In November 2019, the FASB issued ASU No. 2019-10, Financial Instruments — Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates, which deferred the effective dates for non-public entities. Therefore, this standard is effective for annual reporting periods, and interim periods within those years, for public entities beginning after December 15, 2018 and for private entities beginning after December 15, 2020. Originally, a modified retrospective transition approach was required for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. In July 2018, the FASB issued guidance to permit an alternative transition method for Topic 842, which allows transition to the new lease standard by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Entities may elect to apply either approach. There are also a number of optional practical expedients that entities may elect to apply. The Company is currently assessing the impact of this standard on its consolidated financial statements. The Company expects to record a material right-of-use asset and lease liability in connection with adopting this standard as of January 1, 2022.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
In June 2016, the FASB issued ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses, Topic 815, Derivatives and Hedging, and Topic 825 Financial Instruments, (“ASU 2019-04”), which is a new standard to replace the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company will be required to use a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. ASU 2019-04 will be effective for interim and annual periods beginning after December 15, 2022 (January 1, 2023 for the Company). Early adoption is permitted. The Company is currently assessing the impact of this standard on its consolidated financial statements.
In January 2017, the FASB issued ASU 2017-04, Intangibles — Goodwill and Other (Topic 350), (“ASU 2017-04”), effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. ASU 2017-04 simplifies the subsequent measurement of goodwill by removing the second step of the two-step impairment test. The amendment requires an entity to perform its annual, or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The Company is currently evaluating the impact of adopting this standard on its consolidated financial statements.
In August 2018, the FASB issued ASU 2018-13, Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which eliminates certain disclosure requirements for fair value measurements for all entities, requires public entities to disclose certain new information and modifies some disclosure requirements. This standard is effective for all entities for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company does not expect a material impact on its consolidated financial statements upon adoption of this standard.
In December 2019, the FASB issued ASU 2019-12, Income Taxes — Simplifying the Accounting for Income Taxes (Topic 740), (“ASU 2019-12”), which simplifies income tax accounting in various areas including, but not limited to, the accounting for hybrid tax regimes, tax implications related to business combinations, and interim period accounting for enacted changes in tax law, along with some codification improvements. ASU 2019-12 is effective for interim and annual periods beginning after December 15, 2020. Early adoption is permitted. The Company is currently assessing the impact of this standard on its consolidated financial statements.
2.   Fair Value Measurement
Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. We apply the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:
Level 1 inputs: Based on unadjusted quoted prices in active markets for identical assets or liabilities.
Level 2 inputs: Based on observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 inputs: Based on unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities, and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
For cash equivalents, receivables and certain other current assets and liabilities, the amounts reported approximate fair value due to their short-term nature. The Company had approximately $0.1 million and $45,000 of cash equivalents in the form of certificates of deposit at December 31, 2019 and 2018, respectively. For debt, the Company believes that the amounts reported approximate fair value based upon the recent refinancing of its debt in December 2019. Refer to Note 12, Debt, for additional disclosures about the Company’s debt. The Company had no Level 2 or Level 3 financial assets or liabilities measured at fair value on a recurring basis as of December 31, 2019 and 2018.
There were no transfers of financial instruments between Level 1, Level 2, and Level 3 during the periods presented.
3.   Revenue Recognition
We adopted Topic 606 using the modified retrospective method. The cumulative effect of applying the new guidance to all contracts with customers that were not completed as of January 1, 2019, was recorded as an adjustment to accumulated deficit as of the adoption date. We elected the practical expedient to aggregate the effect of all contract modifications that occurred before the adoption date. The change in revenue recognition upon adoption of Topic 606 resulted in a decrease in the accumulated deficit balance of $9.7 million on January 1, 2019.
Contract Balances
The Company’s contract assets relate to the Trademark Licensing revenue stream where arrangements are typically long-term and noncancelable. Contract assets are reclassified to accounts receivable when the right to bill becomes unconditional. The Company’s contract liabilities consist of billings or payments received in advance of revenue recognition and are recognized as revenue when transfer of control to customers has occurred. Contract assets and contract liabilities are netted on a contract-by-contract basis. Contract assets were $8.4 million and $8.0 million as of January 1, 2019 and December 31, 2019, respectively. Contract liabilities were $28.7 million and $51.6 million as of January 1, 2019 and December 31, 2019, respectively. The changes in such contract balances during the year ended December 31, 2019 primarily relate to (i) $47.3 million of revenues recognized that were included in gross contract liabilities at January 1, 2019, (ii) $4.3 million increase in contract liabilities due to cash received in advance and not recognized as revenue, (iii) $0.6 million increase in contract liabilities due to the acquisition of Yandy, LLC, (see Note 4, Business Combination) and (iv) $65.7 million of contract assets reclassified into accounts receivable as the result of rights to consideration becoming unconditional.
Future Performance Obligations
As of December 31, 2019, unrecognized revenue attributable to unsatisfied and partially unsatisfied performance obligations under our long-term contracts was $458.5 million of which $453.7 million relates to Trademark Licensing, $3.8 million relates to Magazine and Digital Subscriptions, and $1.0 million relates to other obligations. Unrecognized revenue of the Trademark Licensing revenue stream will be recognized over the next ten years, of which 52% will be recognized in the first five years. Unrecognized revenue of the Magazine and Digital Subscriptions revenue stream will be recognized over the next five years of which 76% will be recognized in the first year. Unrecognized revenues under contracts disclosed above do not include contracts for which variable consideration is determined based on the customer’s subsequent sale or usage.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
Disaggregation of Revenue
The following table disaggregates revenue by type:
	Year Ended December 31, 2019
	Commerce	Digital Subscriptions and Services	Other	Total
Trademark licensing	$50,906	$2,759	$—	$53,665
Magazine and digital subscriptions	—	7,549	2,821	10,370
TV and cable programming	—	12,935	377	13,312
Other	268	—	495	763
Total revenue	$51,174	$23,243	$3,693	$78,110
4.   Business Combination
On December 31, 2019, the Company acquired substantially all of the assets and liabilities, excluding outstanding borrowings, of Yandy, LLC, (“Yandy”), for cash consideration of $13.1 million. Yandy operates as an online retailer of women’s lingerie, costumes, swimwear and other apparel and is headquartered in Phoenix, Arizona. Yandy has curated a catalog with over 17,000 products from more than 60 brands and sells products to customers worldwide. The primary drivers for the acquisition were to leverage Yandy’s e-commerce capabilities, attractive brand positioning and customer database.
The following table sets forth a preliminary allocation of the purchase price to the fair value of the identifiable tangible and intangible assets acquired and liabilities assumed of Yandy (in thousands):
Tangible net assets and liabilities:
Cash	$341
Receivables, net	368
Inventories	11,428
Prepaid expenses and other current assets	212
Property and equipment, net	149
Other noncurrent assets	20
Accounts payable	(767)
Accrued salaries, wages, and employee benefits	(348)
Other current liabilities	(2,722)
Deferred revenues	(581)
Total net assets	8,100
Intangible assets:
Trade name	5,330
Customer list	1,180
Total intangible assets	6,510
Net assets acquired	14,610
Purchase consideration	13,127
Gain on bargain purchase	$1,483
The estimated fair value of the intangible assets, inventory, and deferred revenue acquired was determined by the Company’s management, which considered, among other factors, a valuation report

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
prepared by an independent third-party valuation firm. Yandy’s inventory, consisting of finished goods, was valued based on the expected revenue that would be generated from the hypothetical sale of such inventory adjusted for costs of disposal. Trade name consists of the Yandy trade name/domain and its fair value was estimated using a relief-from-royalty method. The customer list was valued using a cost approach which estimates the costs directly linked to recreate or acquire a similar customer base. Deferred revenue, primarily representing store credits issued by Yandy, was valued using a cost approach whereby the fair value represents the sum of costs a market participant would incur to fulfill the obligation plus a profit for servicing such obligations.
The remaining net assets acquired were valued at their respective carrying amounts as of the acquisition date, as the Company believes that these amounts approximate their fair values.
The total purchase consideration was less than the fair value of the net assets acquired resulting in the recognition of a gain on bargain purchase of $1.5 million in nonoperating income on our consolidated income statements for the year ended December 31, 2019.
Pro Forma Financial Information (Unaudited)
The following table summarizes certain supplemental pro forma financial information for the years ended December 31, 2019 and 2018 as if the acquisition of Yandy had occurred as of January 1, 2018. The unaudited pro forma financial information for the year ended December 31, 2019 reflects (i) the elimination of transaction costs of $2.5 million related to the Yandy acquisition recorded in 2019; (ii) the reduction of $2.6 million in amortization expense based on fair value adjustments to the intangible assets acquired from Yandy; (iii) the elimination of interest costs of $2.7 million associated with Yandy’s debt retired as a result of the acquisition; (iv) the reversal of the gain on bargain purchase of $1.5 million; (v) and the reversal of the impairment to goodwill of $15.8 million recorded by Yandy in 2019 as the acquisition by the Company was a bargain purchase. The unaudited pro forma financial information for December 31, 2018 reflects (i) the reduction of $2.6 million in amortization expense based on fair value adjustments to the intangible assets acquired from Yandy; (ii) and the elimination of interest costs of $2.4 million associated with Yandy’s debt. The unaudited pro forma financial information was prepared for comparative purposes only and is not necessarily indicative of what would have occurred had the acquisition been made at that date or of results which may occur in the future (in thousands).
	Year Ended December 31, 2019		Year Ended December 31, 2018
	As Reported	Pro Forma	As Reported	Pro Forma
Net revenues	$78,110	$121,212	$100,873	$143,301
Net (loss) income	$(23,576)	$(21,178)	$1,682	$5,683
5.   Redeemable Noncontrolling Interest
On April 13, 2015, the Company sold 25% of the membership interest in its subsidiary, After Dark LLC, to an unaffiliated third party for $1.0 million. As part of the arrangement the Company granted a put right to this party which provides the right, but not the obligation, to the third party to cause the Company to purchase all of the third party’s interest in After Dark LLC at the then fair market value. This put right can be exercised on April 13, 2020 or on each subsequent annual anniversary thereafter. Additionally, the put right can be exercised upon a change of control of the Company. The Company’s controlling interest in this subsidiary requires the operations of this subsidiary to be included in the consolidated financial statements. Noncontrolling interest with redemption features, such as put options, that are not solely within our control (redeemable noncontrolling interest) are reported as mezzanine equity on the consolidated balance sheets as of December 31, 2019 and 2018, between liabilities and equity. Net income or loss of After Dark LLC is allocated to its noncontrolling member interest based on the noncontrolling member interest’s ownership percentage. Additionally, the results of operations of the subsidiary that are not attributable to the Company are shown as “net (loss) income attributable to redeemable noncontrolling interest” in the

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
consolidated income statements for the years ended December 31, 2019 and 2018. There was no change in the balance of the redeemable noncontrolling interest as After Dark LLC did not generate any operating activities during 2019 and 2018.
6.   Inventories, Net
The following table sets forth inventories, net, which are stated at the lower of cost (specific cost and first-in, first-out) and net realizable value (in thousands):
	December 31,
	2019	2018
Editorial and other pre-publication costs	$322	$342
Merchandise finished goods	11,428	11
Total	$11,750	$353
7.   Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consist of the following (in thousands):
	December 31,
	2019	2018
Prepaid agency fees and commissions	$1,702	$3,018
Prepaid foreign withholding taxes	1,863	1,198
Other	2,546	1,208
Total	$6,111	$5,424
8.   Licensed Programming Costs
The following table sets forth licensed programming costs, net (in thousands):
	December 31,
	2019	2018
Licensed programming costs	$502	$91
Total	$502	$91
As of December 31, 2019, the unamortized balance of the licensed programming costs will be recognized over two years. The Company recognized amortization expense of $0.4 million and $1.2 million for the years ended December 31, 2019 and 2018, respectively.
9.   Property and Equipment, Net
Property and equipment, net consists of the following (in thousands):
	December 31,
	2019	2018
Furniture and fixtures	$6,994	$6,182
Leasehold improvements	3,031	1,512
Total property and equipment, gross	10,025	7,694
Less: accumulated depreciation	(4,093)	(4,052)
Total	$5,932	$3,642

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
The aggregate depreciation expense related to property and equipment, net was $2.0 million and $1.5 million for the years ended December 31, 2019 and 2018, respectively.
10.   Trademarks, Trade Name, and Other Intangible Assets
Trademarks and Trade Name
Our indefinite-lived intangible assets that are not amortized but subject to annual impairment testing consist of $330.6 million and $330.0 million of Playboy-branded trademarks and $5.3 million and $0 of an acquired trade name as of December 31, 2019 and 2018, respectively.
Capitalized trademark costs include costs associated with the acquisition, registration and/or renewal of our trademarks. We expense certain costs associated with the defense of our trademarks. Registration and renewal costs of $0.6 million and $0.5 million were capitalized during the years ended December 31, 2019 and 2018, respectively. The weighted average period prior to the next renewal or extension of such trademarks is 9.4 years as of December 31, 2019.
Other Intangible Assets
Other intangible assets include distribution agreements, photo and magazine archives, licensing agreements, and a customer list, which we recognized in connection with our business combinations.
The following table sets forth amortizable other intangible assets, net (in thousands):
	Weighted- Average Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
December 31, 2019
Distribution agreements	15	$3,720	$(2,191)	$1,529
Photo and magazine archives	10	2,000	(1,767)	233
Licensing agreements	9	5,913	(5,803)	110
Customer list	10	1,180	—	1,180
Total		$12,813	$(9,761)	$3,052

	Weighted- Average Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
December 31, 2018
Distribution agreements	15	$3,720	$(1,943)	$1,777
Photo and magazine archives	10	2,000	(1,567)	433
Licensing agreements	9	5,913	(5,146)	767
Total		$11,633	$(8,656)	$2,977
The aggregate amortization expense for definite-lived intangible assets was $1.1 million and $2.6 million for the years ended December 31, 2019 and 2018, respectively.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
The following table sets forth the aggregate amortization expense for definite-lived intangible assets as of December 31, 2019 (in thousands):
2020	$675
2021	399
2022	366
2023	366
2024	366
Thereafter	880
Total	$3,052
11.   Other Current Liabilities and Accrued Expenses
Other current liabilities and accrued expenses consist of the following (in thousands):
	December 31,
	2019	2018
Accrued interest	$4,207	$1,843
Accrued agency fees and commissions	5,821	4,434
Accrued legal settlements	5,825	1,000
Other	6,290	4,256
Total	$22,143	$11,533
12.   Debt
The following table sets forth debt (in thousands):
	December 31,
	2019	2018
Term loan, due 2023 (as amended)	$161,373	$155,000
Promissory notes	13,500	13,500
Total debt	174,873	168,500
Less: unamortized debt issuance costs	(381)	(100)
Total debt, net of unamortized debt issuance costs	174,492	168,400
Less: current portion of long-term debt	(16,682)	(5,805)
Total debt, net of current portion	$157,810	$162,595
Term Loan
In June 2014, we borrowed $150.0 million under a four-and-one-half-year term loan maturing on December 31, 2018, at an effective rate of 7.0% from DBD Credit Funding LLC. We recognized a $2.3 million original issue discount and incurred deferred financing costs of $0.9 million related to this debt issuance. The original issue discount and deferred financing costs were being amortized using the effective interest method over the life of the debt. Our debt bore interest at a rate per annum equal to the Eurodollar Rate for the interest period in effect plus the applicable margin in effect from time to time. The Eurodollar Rate is the greater of (a) an interest rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the administrative agent divided by 1 minus the statutory reserves (if any) and (b) 1.25% per annum. In 2016 and 2017, the term loan was amended to extend the maturity date to June 30, 2019 and

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
to revise the quarterly principal payments and applicable margin rates, among other amendments. Additionally, we also made a penalty-free principal prepayment of $35.0 million in 2016 and increased the loan amount by $6.5 million in 2017. The applicable margin for our loan ranged from 4.75% to 6.25% based upon our leverage ratio.
In April 2018, the term loan was amended to extend the maturity date to December 31, 2020, to establish a new commitment from the lenders of $16.0 million which expired July 31, 2018, to change the frequency of principal payments from quarterly to monthly, to set-up a debt reserve account and excess cash account and to revise applicable margin rates, among other amendments. Under the amended agreement, the applicable margin for the term loan ranged from 5.25% to 6.75%.
In June 2018, the term loan was amended to extend the commitment expiration date to November 30, 2018, and to establish new monthly principal payment amounts once the funds were drawn down.
In August 2018, the term loan was amended to increase the commitment amount to $21.0 million, to establish new monthly principal payment amounts once the funds were drawn down and to set the applicable margin rate for the period from the sixth amendment date until September 30, 2018, at 5.25%. The funds were drawn down on August 16, 2018.
In December 2018, the term loan was amended to extend the maturity date to December 31, 2023, to borrow an additional $40.5 million, to change the frequency of principal payments from monthly to quarterly, to establish new quarterly principal payment amounts and to revise applicable margin rates, among other amendments. This amendment resulted in the application of extinguishment accounting to our borrowings. The prior amendments were assessed and were accounted for as modifications rather than extinguishments. We incurred additional financing costs of $3.3 million of which $3.2 million were expensed. Additionally, as of the amendment date, we expensed $0.5 million of unamortized deferred financing costs and $0.3 million of unamortized original issue discount resulting in a $4.0 million loss on extinguishment of debt. Under the amended agreement, the applicable margin for the term loan ranges from 6.25% to 7.75%. The applicable margin rate for our loan as of December 31, 2018 was 6.75%.
In March 2019, the term loan was amended to adjust the excess cash flow payments commencing with the first Settlement Date for the period ending March 31, 2019 and for each Settlement Date thereafter, among other amendments.
In December 2019, the term loan was amended to borrow an additional $12.0 million, to establish new quarterly principal payment amounts and to revise applicable margin rates, among other amendments. The Company analyzed the amendment to determine whether it was an extinguishment or a modification of the Term Loan and concluded that it was a modification. We incurred additional financing costs of $0.3 million related to this amendment that were capitalized. Under the amended agreement, the applicable margin for the term loan ranges from 6.00% to 7.75%. The applicable margin rate for our loan as of December 31, 2019 was 6.25%.
Original issue discounts and deferred financing costs were incurred in connection with the issuance of the Company’s debt. Costs incurred in connection with debt are capitalized and offset against the carrying amount of the related indebtedness. These costs are amortized over the term of the related indebtedness and are included in “interest expense” in the consolidated income statements. Amortization expense related to deferred financing costs was immaterial for the year ended December 31, 2019. Amortization expense of the original issue discount and deferred financing costs was $0.5 million for the year ended December 31, 2018. Interest expense related to the Company’s debt was $14.2 million and $8.7 million for the years ended December 31, 2019 and 2018, respectively. The stated interest rate as of December 31, 2019 and 2018 was 8.35% and 9.56%, respectively.
The terms of our credit agreement limit or prohibit, among other things, our ability to: incur liens, incur additional indebtedness, make investments, transfer, sell or acquire assets, pay dividends and change the business we conduct. DBD Credit Funding LLC has a lien on all assets as stated in the Company’s credit agreement.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
The following table sets forth maturities of the principal amount of the Company’s term loan as of December 31, 2019 (in thousands):
2020	$3,280
2021	3,340
2022	3,340
2023	151,413
Total	$161,373
Convertible Promissory Notes — Creative Artists Agency — Global Brands Group LLP
In December 2016, the Company entered into a global consumer products licensing agency representation agreement with Creative Artists Agency — Global Brands Group LLP, (“CAA — GBG”). Concurrently, the Company borrowed $13.0 million from CAA — GBG pursuant to the terms of a promissory note. The promissory note was noninterest bearing and was to be repaid in monthly installments in an amount equal to 11.00% of the monthly collections under the representation agreement beginning in 2017 and ending in 2021. During 2017, the Company made principal payments totaling $3.0 million.
In August 2018, the Company and CAA — GBG agreed to terminate the original promissory note and issue convertible promissory notes with the principal amounts equal to the outstanding amount of the original promissory note. A convertible promissory note was issued to CAA Brand Management, LLC, (“CAA”), for $2.7 million and a convertible promissory note was issued to GBG International Holding Company Limited, (“GBG”), for $7.3 million. These notes are noninterest bearing and are convertible into shares of the Company’s common stock no later than October 31, 2020, which was extended to November 30, 2020 (see Note 21, Subsequent Events).
These notes will automatically convert into shares of common stock upon the closing of an additional equity financing from which the Company receives gross proceeds of not less than $5.0 million (excluding the aggregate amount of the notes). If the Company receives gross proceeds of less than $5.0 million (excluding the aggregate amount of the notes), CAA and GBG may elect to convert each note into shares of common stock. If there is a change in control before the notes have been converted, CAA and GBG shall have the option to convert the outstanding amounts on the notes into shares of common stock or terminate the notes in exchange for new promissory notes issued by the Company. If the notes are still outstanding at the maturity date, each note will automatically convert into shares of common stock. The number of shares issued upon conversion will equal the outstanding amount under each note divided by the applicable conversion price (rounded down to the nearest whole share). The applicable conversion price under an additional equity financing will equal the price per share of common stock being paid by independent third-party investors in an arm’s length additional equity financing. The applicable conversion price at maturity will equal the fair market value per share of common stock as of the maturity date as determined by an appraiser. The applicable conversion price under a change of control, if it involves the sale of common stock, will be the price per share of common stock paid by the third party in such a transaction, and under any other change of control will be an amount equal to the fair market value per share of common stock immediately prior to the change of control.
Convertible Promissory Note — United Talent Agency, LLC
In March 2018, the Company issued a convertible promissory note to United Talent Agency, LLC, (“UTA”), for $2.0 million. In June 2018, the Company issued a second convertible promissory note to UTA for $1.5 million. These notes are noninterest bearing and were to be convertible into shares of the Company’s common stock no later than December 31, 2019, which was extended to no later than November 30, 2020 (see Note 21, Subsequent Events).
These notes will automatically convert into shares of common stock upon the closing of an additional equity financing from which the Company receives gross proceeds of not less than $5.0 million (excluding

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
the aggregate amount of the notes). If the Company receives gross proceeds of less than $5.0 million (excluding the aggregate amount of the notes), UTA may elect to convert each note into shares of common stock. If the notes are still outstanding at the maturity date, each note will automatically convert into shares of common stock. The number of shares issued upon conversion will equal the outstanding amount under each note divided by the applicable conversion price (rounded down to the nearest whole share). The applicable conversion price under an additional equity financing will equal the price per share of common stock being paid by investors of such additional equity financing. The applicable conversion price at maturity will equal the fair market value per share of common stock as of the maturity date.
13.   Stockholders’ Equity
Common Stock
The holders of the Company’s common stock have one vote for each share of common stock. Common stockholders are entitled to dividends when, as, and if declared by the Board of Directors. As of December 31, 2019, no dividends had been declared by the Board of Directors.
Common stock reserved for future issuance consists of the following:
	December 31,
	2019	2018
Shares available for grant under stock option plan	401,353	1,122,169
Options issued and outstanding under stock option plan	404,172	—
Unvested restricted stock units	87,455	—
Vested restricted stock units not issued	229,189	—
Total common stock reserved for future issuance	1,122,169	1,122,169
Treasury Stock
The Company held 1,965,808 shares of treasury stock as of December 31, 2019 and 2018. Refer to Note 18, Related Party Transactions, for additional information.
14.   Stock-Based Compensation
In June 2018, the Company adopted its 2018 Equity Incentive Plan, (“2018 Plan”), under which 1,122,169 of Playboy’s common shares were originally reserved for issuance. Playboy’s employees, directors, officers, and consultants are eligible to receive nonqualified and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other share awards under the 2018 Plan. There are 401,353 shares available for grant under the 2018 Plan at December 31, 2019.
Stock Option Activity
A summary of the stock option activity under the 2018 Plan is as follows:
	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (in thousands)
Balance – December 31, 2018	—	$—	—	$—
Granted	548,827	18.73
Forfeited	—	—
Canceled	(144,655)	18.73
Balance – December 31, 2019	404,172	18.73	9.3	$3,795
Exercisable – December 31, 2019	207,695	$18.73	9.2	$1,950

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
The aggregate intrinsic value is calculated as the difference between the exercise price of all outstanding and exercisable stock options and the fair value of the Company’s common stock at December 31, 2019. There were no options exercised during the year ended December 31, 2019.
The grant day fair value of options that vested during the year ended December 31, 2019 was $2.1 million. The options granted during the year ended December 31, 2019 had a weighted-average fair value of $10.28 per share at the grant date.
Restricted Stock Units
A summary of restricted stock unit activity under the 2018 Plan is as follows:
	Number of Awards	Weighted- Average Grant Date Fair Value per Share
Unvested and outstanding balance at December 31, 2018	—	$—
Granted	391,180	22.09
Vested	(229,189)	22.09
Forfeited	(74,536)	22.09
Unvested and outstanding balance at December 31, 2019	87,455	$22.09
The total fair value of restricted stock units vested during the year ended December 31, 2019 was approximately $5.1 million. Such restricted stock units remained unissued at December 31, 2019 and are excluded from outstanding shares of common stock.
Stock Options Granted
To determine the value of stock option awards for stock-based compensation purposes, the Company uses the Black-Scholes option-pricing model and the assumptions discussed below. Each of these inputs is subjective and generally requires significant judgment.
Fair value of common stock — The fair value of our shares of common stock underlying the awards has historically been determined by the Board of Directors with input from management and contemporaneous third-party valuations, as there was no public market for our common stock. The Board of Directors determines the fair value of the common stock by considering a number of objective and subjective factors including: the valuation of comparable companies, our operating and financial performance, the lack of liquidity of our common stock, transactions in our common stock, and general and industry specific economic outlook, among other factors.
Expected term — For employee awards granted at-the-money, we estimate the expected term based on the simplified method, which is the midpoint between the vesting date and the end of the contractual term for each award since our historical share option exercise experience does not provide a reasonable basis upon which to estimate the expected term. For nonemployee awards and employee awards granted out-of-the-money, our best estimate of the expected term is the contractual term of the award.
Volatility — We derive the volatility from the average historical stock volatilities of several peer public companies over a period equivalent to the expected term of the awards. We selected companies with comparable characteristics to us, including enterprise value, risk profiles, and position within the industry and with historical share price information sufficient to meet the expected term of the stock options.
Risk-free interest rate — The risk-free interest rate is based on the United States Treasury yield curve in effect at the time of grant, the term of which is consistent with the expected life of the award.
Dividend yield — We have never paid dividends on our common stock and have no plans to pay dividends on our common stock. Therefore, we used an expected dividend yield of zero.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
The Company estimated the fair value of each option on the date of grant using the Black-Scholes option-pricing model applying the weighted-average assumptions in the following table:
	Year Ended December 31,
	2019	2018
Fair value of common stock	$22.09 – $23.34	—
Expected term, in years	4.94 – 6.07	—
Expected volatility	41%	—
Risk-free interest rate	1.70% – 2.39%	—
Expected dividend yield	0%	—
Stock-Based Compensation Expense
For the years ended December 31, 2019 and 2018, stock-based compensation expense under the Company’s 2018 Plan was as follows (in thousands):
	Year Ended December 31,
	2019	2018
Cost of sales	$18	$—
Selling and administrative expenses	7,350	—
Total	$7,368	$—
At December 31, 2019, total unrecognized compensation expense related to unvested stock option awards was $1.9 million and is expected to be recognized over the remaining weighted-average service period of 1.3 years. At December 31, 2019, total unrecognized compensation expense related to unvested restricted stock unit awards was $1.9 million and is expected to be recognized over the remaining weighted-average service period of 1.0 years.
15.   Benefit Plans
Our Employee Investment Savings Plan is a defined-contribution plan consisting of two components: a 401(k) plan and a profit-sharing plan. Eligible employees may participate in our 401(k) plan upon their date of hire. The 401(k) plan offers several mutual fund investment options. The purchase of our stock has never been an option. We make matching contributions to the 401(k) plan based on each participating employee’s contributions and eligible compensation. The matching contribution expense related to this plan was $0.5 million and $0.4 million for the years ended December 31, 2019 and 2018, respectively.
The profit-sharing plan covers all employees who have completed 12 months of service or at least 1,000 hours. Our discretionary contribution to the profit-sharing plan is distributed to each eligible employee’s account in an amount equal to the ratio of each eligible employee’s compensation, subject to Internal Revenue Service limitations, to the total compensation paid to all such employees. We did not make any contributions to the plan during the years ended December 31, 2019 and 2018.
We currently maintain a practice of paying a separation allowance, which is not funded, under our salary continuation policy to employees with at least five years of continuous service who voluntarily terminate employment with us and are at age 60 or thereafter. In 2012, the plan was amended, limiting the number of employees eligible for this benefit to those employed as of December 31, 2012, as defined. Payments under this policy were approximately $0.1 million for each of the years ended December 31, 2019 and 2018. There were no adjustments to plan reserves during the year ended December 31, 2019 and 2018. At December 31, 2019, there were no obligations due. At December 31, 2018, the obligations were approximately $0.1 million. Obligations related to this policy are reflected in “accrued salaries, wages, and employee benefits” on our consolidated balance sheets. There are no future benefit payments related to this policy.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
16.   Commitments and Contingencies
Leases
Our principal lease commitments are for office space and operations under several noncancelable operating leases with contractual terms expiring from 2020 to 2027. Some of these leases contain renewal options and rent escalations.
In 2019, the Company entered into an agreement to lease space for its corporate headquarters in Los Angeles, which it occupied under a sublease with a third party. The new lease commenced in July 2020 upon the expiration of the sublease and is for a term of approximately seven years. The Company must provide a security deposit of $1.9 million of which $0.3 million has been paid as of the date of the consolidated financial statements.
Yandy’s operating lease for warehousing and office space in Phoenix, Arizona, expires in December 2020. On August 26, 2020, the Company entered into a new operating lease for Yandy’s new facility (see Note 21, Subsequent Events).
In 2018, we vacated our corporate headquarters in Beverly Hills and assigned all of the rights under our lease to UTA, an existing subtenant. This lease was to expire in 2024. Concurrently, the Company entered into the previously mentioned sublease agreement for its corporate headquarters in Los Angeles for a term of approximately 28 months. As a result of the lease assignment, the Company derecognized the associated accrued rent and deferred sublease rent balances resulting in a $5.7 million reduction in rent expense.
In 2017, we vacated our New York office space and entered into an agreement to sublease the space for a period approximating the remaining term of our lease. This lease expires in 2024.
The Company had $0.9 million in cash collateralized letters of credit with City National Bank outstanding as of December 31, 2019 and 2018 related to the sublease. (See Note 1, Basis of Presentation and Summary of Significant Accounting Policies.)
The following table sets forth rent expense, net (in thousands):
	Year Ended December 31,
	2019	2018
Rent expense	$3,557	$3,734
Sublease income	(274)	(528)
Lease assignment, net	—	(5,721)
Total	$3,283	$(2,515)
There was no contingent rent expense for the years ended December 31, 2019 and 2018.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
The following table sets forth the future minimum lease commitments and future sublease income as of December 31, 2019, under operating leases with initial or remaining noncancelable terms in excess of one year (in thousands):
Years ending December 31:	Minimum Lease Commitments	Sublease Income
2020	$2,101	$(281)
2021	3,147	(288)
2022	3,012	(313)
2023	3,113	(321)
2024	3,366	(246)
Thereafter	8,348	—
Total	$23,087	$(1,449)
Legal Contingencies
From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of its business activities. The Company accrues a liability for such matters when it is probable that future expenditures will be made and that such expenditures can be reasonably estimated. Significant judgment is required to determine both probability and the estimated amount.
In January 2019, a class action suit was initiated against the Company on behalf of a group of Michigan Playboy magazine subscribers, where the subscribers sued after their personal details were disclosed in violation of the Michigan Preservation of Personal Privacy Act. The parties entered into a Settlement Agreement which was approved, and the Court entered a final judgement on August 19, 2020 in the amount of $3.9 million to be paid by the Company. The amount was accrued by the Company as of December 31, 2019 and was paid in September 2020.
On April 1, 2019, a former employee, through counsel, delivered to the Company a letter which set forth various potential claims against the Company related to the individual’s former employment with the Company. A settlement was reached in October 2020 in the amount of $2.6 million. The Company has employment practices liability insurance for such claims which is capped at $2.5 million. The Company has accrued $0.4 million which represents the deductible and covers the Company’s liability up to the full amount of the tentative settlement.
On May 21, 2019, Michael Whalen, as Trustee for the Hugh M. Hefner 1991 Trust, (the “Trust”), initiated an arbitration against the Company asserting that the Company had breached that certain License Agreement between Hugh M. Hefner, (“Mr. Hefner”), and the Company dated on or about March 4, 2011, wherein Mr. Hefner licensed his image, signature, voice, likeness and other elements of his persona and identity to the Company. The Trust has also asserted statutory claims against the Company for the alleged violation of Mr. Hefner’s right of publicity. The parties entered into a Settlement Agreement, dated August 21, 2020, pursuant to which the Company paid to the Trust $1.8 million to settle this matter in September 2020. The amount was accrued by the Company as of December 31, 2019.
The Company may periodically be involved in other legal proceedings arising in the ordinary course of business. These matters are not expected to have a material adverse effect on the Company’s consolidated financial statements.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
17.   Income Taxes
The following table sets forth income tax expense (benefit), net (in thousands):
	Year Ended December 31,
	2019	2018
Current income tax provision:
Federal	$—	$—
State	1	35
Foreign	5,495	2,244
Total current income tax provision	5,496	2,279
Deferred income tax provision (benefit):
Federal	570	(641)
State	(1,216)	624
Foreign	—	—
Total deferred income tax benefit	(646)	(17)
Total	$4,850	$2,262
The following table sets forth a reconciliation of the effective income tax rate to the federal rate:
	Year ended December 31,
	2019	2018
Federal income tax rate	21.0%	21.0%
Valuation allowances	(1.8)	(516.5)
Change in the statutory rate	4.5	53.8
Return to provision adjustments	(1.1)	176.7
Prior year deferred tax assets true up	(25.1)	360.2
Release of valuation allowance	—	(114.2)
Foreign taxes and credits	(29.5)	352.5
Foreign tax credit true up	(0.1)	(44.9)
Other adjustments	6.0	21.4
Effective rate	(26.1)%	310.0%
Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statement and tax bases of assets and liabilities using enacted tax rates expected to apply in the years in which the temporary differences are expected to reverse.
The Tax Cuts and Jobs Act, (“Act”), was signed by the President of the United States and enacted into law on December 22, 2017. The Act included a number of changes to then-existing U.S. tax laws that impact the Company, most notably a reduction of the U.S. federal corporate tax rate to 21%, effective January 1, 2018. At December 31, 2018, the Company had completed the accounting for the income tax effects of the Act.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
The following table sets forth the significant components of deferred tax assets and liabilities (in thousands):
	December 31,
	2019	2018
Deferred tax assets:
Net operating loss carryforwards	$46,477	$51,117
Tax credit carryforwards	4,566	6,630
Deferred revenue	520	525
Stock compensation	1,628	—
Other deductible temporary differences	16,254	11,396
Total deferred tax assets	69,445	69,668
Less valuation allowance	(68,899)	(68,569)
Deferred tax assets	546	1,099
Deferred tax liabilities:
Fixed assets	171	(28)
Intangible assets	(72,897)	(73,649)
Other deductible temporary differences	(108)	(148)
Total deferred tax liabilities	(72,834)	(73,825)
Deferred tax liabilities, net	$(72,288)	$(72,726)
At December 31, 2019, we had federal net operating losses, (“NOLs”), of $181.8 million expiring between 2027 and 2039, state and local NOLs of $113.4 million expiring between 2020 and 2039, and no foreign NOLs. In addition, we had foreign tax credit carryforwards of $4.4 million and minimum tax credit carryforwards of $0.2 million which are 100% refundable by 2021. The foreign tax credit carryforwards expire between 2020 through 2021, and the minimum tax credit carryforwards have no expiration date.
At December 31, 2019 and 2018, we had unrecognized tax benefits of $0.6 million and $8.6 million, respectively, of which $0.6 million would be included in the effective tax rate if it was recognized in a subsequent period. The decrease in unrecognized tax benefits is due to the expiration of the statute of limitations. We do not expect the December 31, 2019 amount to change significantly over the next 12 months.
Our continuing practice is to recognize interest and penalties related to income tax matters in income tax expense. The Company did not record any interest and penalties related to income taxes in the consolidated income statements during 2019 or 2018.
The statute of limitations for tax years 2015 and forward remains open to examination by the major U.S. taxing jurisdictions to which we are subject. In addition, due to the NOL carryforward position, tax authorities continue to have the ability to adjust the amount of our carryforward. In our international tax jurisdictions, numerous tax years remain subject to examination by tax authorities, including tax returns for at least 2010 and subsequent years in all of our major international tax jurisdictions.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
18.   Net (Loss) Income Per Share
The following table presents the computation of net (loss) income per share (in thousands, except share and per share amounts):
	Year Ended December 31,
	2019	2018
Numerator:
Net (loss) income attributable to Playboy Enterprises, Inc. stockholders	$(23,576)	$1,682
Denominator:
Weighted-average shares used in computing net (loss) income per share, basic	3,854,256	4,510,310
Effect of dilutive securities:
Convertible promissory notes	—	626,446
Weighted-average shares used in computing net (loss) income per share, diluted	3,854,256	5,136,756
Net (loss) income per share, basic	$(6.12)	$0.37
Net (loss) income per share, diluted	$(6.12)	$0.33
The following outstanding potentially dilutive shares have been excluded from the calculation of diluted net (loss) income per share due to their anti-dilutive effect:
	Year Ended December 31,
	2019	2018
Stock options to purchase common stock	404,172	—
Unvested restricted stock units	87,455	—
Convertible promissory notes	480,085	—
Total	971,712	—
19.   Related Party Transactions
During 2011, the Company entered into a management agreement with an affiliate of one of its stockholders for management and consulting services. Based on the terms of this agreement, management fees were $1.3 million per calendar year. The management agreement was amended in December 2018 to reduce the fees to $1.0 million per calendar year. The Company recorded management fees and reimbursable costs of $1.0 million and $1.3 million for the years ended December 31, 2019 and 2018, respectively. Included in “payable to related party” on our consolidated balance sheets are approximately $5,000 and $3.3 million payable to this affiliate as of December 31, 2019 and 2018, respectively. There were no receivables due from this affiliate as of December 31, 2019 and 2018.
During 2015 and 2016, the Company loaned an aggregate of $3.6 million to three of its former executive officers. The loans bore interest at fixed rates of 0.54% and 0.70% per annum, respectively, and matured in 2018. Accrued interest on the loans was payable in arrears (i) on each annual anniversary, (ii) on the maturity date, and (iii) on the date of any repayment or prepayment of the unpaid principal amount. During 2018, the borrowers defaulted on their outstanding loans, which were nonrecourse in nature. At the default date, the outstanding principal was $3.6 million and accrued interest was approximately $22,000. Two of the borrowers entered into agreements to cancel their debt and transferred to the Company their collateral, which consisted of 87,501 shares of the Company’s common stock. These shares are reflected in “treasury stock, at cost” on our consolidated balance sheets. The third borrower’s collateral was deemed to

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
have no value, and a loss was recorded upon the cancellation of the debt of approximately $0.4 million, which is reflected in “other, net” on our consolidated income statements.
During 2018, the Company entered into an agreement with the Trustee of the Trust, to purchase 1,868,910 shares of its common stock for approximately $18.73 per share. In August 2018, the Company purchased 800,961 shares for a cash payment of $15.0 million. The remaining 1,067,949 shares were held in escrow, and a term note was issued to the Trust for a principal amount of $20.0 million with an interest rate of 5.0% per annum and a maturity date of August 17, 2019. In December 2018, the Company repaid all amounts outstanding under the term note including the $20.0 million of principal and $0.4 million of interest. These shares are reflected in “treasury stock, at cost” on our consolidated balance sheets.
During 2018, the Company entered into an agreement with one of its stockholders to purchase 9,397 shares of its common stock for $0.2 million, or $18.82 per share. These shares are reflected in “treasury stock, at cost” on our consolidated balance sheets.
20.   Segments
The Company has two reportable segments: Commerce and Digital Subscriptions and Services. The Commerce segment derives revenue from trademark licenses for third-party consumer products and location-based entertainment businesses and from sales of consumer products sold through third-party retailers or online direct-to-customer. Digital Subscriptions and Services derive revenue from the subscription of Playboy programming that is distributed through various channels, including websites and domestic and international TV, and from trademark licenses for online gaming.
Segment information is presented in the same manner that the Company’s chief operating decision maker, (“CODM”) reviews the operating results in assessing performance and allocating resources. Total asset information is not included in the tables below as it is not provided to and reviewed by the Company’s CODM. The “All Other” line items in the tables below are primarily attributable to Playboy magazine and brand marketing and these segments do not meet the quantitative threshold for determining reportable segments. The Company discontinued publishing Playboy magazine in the first quarter of 2020. The “Corporate” line items in the tables below include certain operating expenses that are not allocated to the reporting segments presented to the Company’s CODM. These expenses include legal, human resources, accounting/finance, information technology, facilities and the Chief Executive Officer. The accounting policies of the reportable segments are the same as those described in Note 1, Summary of Significant Accounting Policies.

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
The following table sets forth financial information by reportable segment (in thousands):
	Year Ended December 31,
	2019	2018
Net revenues:
Commerce	$51,174	$66,692
Digital Subscriptions and Services	23,243	27,455
All Other	3,693	6,726
Total	$78,110	$100,873
Operating (loss) income:
Commerce	$32,131	$38,921
Digital Subscriptions and Services	9,079	6,014
Corporate	(39,509)	(21,856)
All Other	(7,666)	(959)
Total	$(5,965)	$22,120
Depreciation and amortization:
Commerce	$(1,642)	$(819)
Digital Subscriptions and Services	(365)	(2,014)
Corporate	(885)	(1,010)
All Other	(201)	(200)
Total	$(3,093)	$(4,043)
Geographic Information
Revenue by geography is based on where the customer is located. The following tables set forth net revenues by geographic area (in thousands):
	Year Ended December 31,
	2019	2018
Net revenues:
China	$31,362	$25,718
United States	18,194	44,276
Other	28,554	30,879
Total	$78,110	$100,873
21.   Subsequent Events
We have evaluated subsequent events from the balance sheet date through the date the consolidated financial statements were issued.
Legal Contingencies
The Company settled and paid various legal proceedings in 2020. Please refer to Note 16, Commitments and Contingencies.
COVID-19
In March 2020, COVID-19 disease was declared a pandemic by the World Health Organization. The COVID-19 pandemic is disrupting supply chains and affecting production and sales across a range of

Playboy Enterprises, Inc.
Notes to Consolidated Financial Statements
industries. As a result, the Company announced its plan to discontinue its print version of Playboy magazine. Currently, the Company has not suffered any other significant adverse consequences as a result of the COVID-19 pandemic, but the extent of the impact of COVID-19 on the Company’s future operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on employees and vendors all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact the Company’s future financial condition or results of operations is uncertain.
Lease
On August 26, 2020, the Company entered into a non-cancellable operating lease for 51,962 square feet of warehousing and office space for the operations of Yandy in Phoenix, Arizona. The lease commences on February 1, 2021 and expires on May 31, 2031 with an option to renew for an additional 5 or 10 years at market rates. Rent, which commences in June 2021, is payable monthly and subject to annual increases of 3% for a total lease commitment of $4.1 million.
Merger Agreement
On September 30, 2020, PEI entered into an agreement and plan of merger (“Merger Agreement”), with Mountain Crest Acquisition Corp, a publicly-traded special purpose acquisition company incorporated in Delaware, (“MCAC”), MCAC Merger Sub Inc., a wholly-owned subsidiary of MCAC (“Merger Sub”), and Suying Liu, the Chief Executive Officer of MCAC. Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby, Merger Sub will merge with and into PEI (the “Merger”) with PEI surviving the Merger as a wholly owned subsidiary of MCAC (the “Business Combination”). In addition, in connection with the consummation of the Business Combination, MCAC will be renamed “Playboy Group, Inc.” Under the Merger Agreement, MCAC has agreed to acquire all of the outstanding shares of PEI common stock for approximately $381.3 million in aggregate consideration, comprising (i) 23,920,000 shares of MCAC common stock, based on a price of $10.00 per share, subject to adjustment, and (ii) the assumption of no more than $142.1 million of PEI debt. The Merger is subject to certain closing conditions, including stockholder approval, no material adverse effects with respect to PEI, and MCAC capital requirements.
Convertible Promissory Notes
In November 2020, the Company extended the maturity dates of its convertible promissory notes with CAA, GBG and UTA from October 31, 2020 to November 30, 2020.

Playboy Enterprises, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(in thousands, except share and per share amounts)
	Six Months Ended June 30,
	2020	2019
Net revenues	$66,331	$38,089
Costs and expenses
Cost of sales	(34,853)	(16,825)
Selling and administrative expenses	(26,522)	(23,815)
Related-party expenses	(500)	(500)
Total costs and expenses	(61,875)	(41,140)
Operating income (loss)	4,456	(3,051)
Nonoperating (expense) income:
Investment income	28	97
Interest expense	(6,656)	(7,353)
Other income (expense), net	1	(41)
Total nonoperating expense	(6,627)	(7,297)
Loss before income taxes	(2,171)	(10,348)
Provision for income taxes	(3,854)	(3,849)
Net loss and comprehensive loss	(6,025)	(14,197)
Net loss attributable to redeemable noncontrolling interest	—	—
Net loss and comprehensive loss attributable to Playboy Enterprises, Inc.	$(6,025)	$(14,197)
Net loss per share, basic and diluted	$(1.53)	$(3.72)
Weighted-average shares used in computing net loss per share, basic and diluted	3,939,046	3,819,036
The accompanying notes are an integral part of these condensed consolidated financial statements.

Playboy Enterprises, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,151	$27,744
Restricted cash	966	963
Receivables, net of allowance for doubtful accounts of $294 and $302, respectively	6,193	6,153
Inventories, net	9,511	11,750
Contract assets, current portion	1,325	611
Licensed programming costs	532	502
Prepaid expenses and other current assets	4,082	6,111
Total current assets	44,760	53,834
Property and equipment, net	5,612	5,932
Trademarks and trade name	336,205	335,934
Goodwill	504	504
Other intangible assets, net	2,660	3,052
Contract assets, net of current portion	7,089	7,391
Other noncurrent assets	12,003	12,004
Total assets	$408,833	$418,651
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,173	$7,859
Payables to related parties	—	5
Accrued salaries, wages, and employee benefits	3,296	4,603
Deferred revenues, current portion	6,871	9,857
Long-term debt, current portion	2,798	3,182
Convertible promissory notes	13,500	13,500
Other current liabilities and accrued expenses	22,640	22,143
Total current liabilities	56,278	61,149
Deferred revenues, net of current portion	40,898	41,734
Long-term debt, net of current portion	157,379	157,810
Deferred tax liabilities, net	72,439	72,288
Other noncurrent liabilities	676	576
Total liabilities	327,670	333,557
Commitments and contingencies (Note 15)
Redeemable noncontrolling interest	(208)	(208)
Stockholders’ equity:
Common stock, $0.01 par value; 10,000,000 shares authorized at June 30, 2020 and December 31, 2019; 5,646,993 shares issued and 3,681,185 shares outstanding at June 30, 2020 and December 31, 2019	36	36
Treasury stock, at cost: 1,965,808 shares at June 30, 2020 and December 31, 2019	(38,455)	(38,455)
Additional paid-in capital	198,560	196,466
Accumulated deficit	(78,770)	(72,745)
Total stockholders’ equity	81,371	85,302
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$408,833	$418,651
The accompanying notes are an integral part of these condensed consolidated financial statements.

Playboy Enterprises, Inc.
Condensed Consolidated Statements of Stockholders’ Equity
(Unaudited)
(in thousands, except share amounts)
	Common Stock			Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount	Treasury Stock
Balance at December 31, 2019	3,681,185	$36	$(38,455)	$196,466	$(72,745)	$85,302
Stock-based compensation expense and vesting of restricted stock units	—	—	—	2,094	—	2,094
Net loss	—	—	—	—	(6,025)	(6,025)
Balance at June 30, 2020	3,681,185	$36	$(38,455)	$198,560	$(78,770)	$81,371

	Common Stock			Additional Paid-in Capital	Accumulated Deficit	Total
	Shares	Amount	Treasury Stock
Balance at December 31, 2018	3,681,185	$36	$(38,455)	$189,098	$(58,859)	$91,820
Adoption of ASC 606	—	—	—	—	9,690	9,690
Stock-based compensation expense and vesting of restricted stock units	—	—	—	6,028	—	6,028
Net loss	—	—	—	—	(14,197)	(14,197)
Balance at June 30, 2019	3,681,185	$36	$(38,455)	$195,126	$(63,366)	$93,341
The accompanying notes are an integral part of these condensed consolidated financial statements.

Playboy Enterprises, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)
	Six Months Ended June 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(6,025)	$(14,197)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	781	817
Stock-based compensation	2,094	6,028
Amortization of other intangible assets	393	552
Amortization of deferred financing fees	57	10
Loss on disposals of assets	2	—
Deferred income taxes	151	323
Increase in trademarks and trade names	(271)	(250)
(Increase) decrease in licensed programming costs	(30)	72
Changes in operating assets and liabilities:
Receivables, net	(40)	2,360
Inventories, net	2,239	(87)
Contract assets	(412)	(375)
Prepaid expenses and other assets	2,029	1,332
Accounts payable	(686)	(107)
Payable to related party	(5)	(3,261)
Accrued salaries, wages, and employee benefits	(1,307)	(1,385)
Deferred revenues	(3,822)	1,022
Other liabilities and accrued expenses	597	1,049
Net cash used in operating activities	(4,255)	(6,097)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(465)	(2,570)
Proceeds from disposals of property and equipment	2	—
Net cash used in investing activities	(463)	(2,570)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	(775)	(2,269)
Payment of financing costs	(97)	—
Net cash used in financing activities	(872)	(2,269)
Net decrease in cash and cash equivalents and restricted cash	(5,590)	(10,936)
Balance, beginning of period	28,707	34,545
Balance, end of period	$23,117	$23,609
Cash and cash equivalents and restricted cash consist of:
Cash and cash equivalents	$22,151	$22,649
Restricted cash	966	960
Total	$23,117	$23,609
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for income taxes	$1,909	$1,944
Cash paid for interest	$6,886	$4,687
The accompanying notes are an integral part of these condensed consolidated financial statements.

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
1. Basis of Presentation and Summary of Significant Accounting Policies
Description of Business
Playboy Enterprises, Inc., (“PEI” or “Playboy” or “the Company”), together with its subsidiaries through which it conducts business, is a global media and lifestyle company marketing the Playboy brand through a wide range of licensing initiatives, digital, television and print properties, and brand events.
The Company has three reportable segments: Licensing, Direct-to-Consumer, and Digital Subscriptions and Services. Refer to Note 19. Segments
Basis of Presentation
The interim condensed consolidated financial statements and accompanying notes were prepared in accordance with accounting principles generally accepted in the United States, (“GAAP”).
In these notes, references to “the Company,” “we,” “us,” and “our,” refer to PEI and its subsidiaries.
Principles of Consolidation
The interim condensed consolidated financial statements include our accounts and all majority-owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.
Unaudited Interim Condensed Consolidated Financial Statements
The interim condensed consolidated balance sheet as of June 30, 2020, and the interim condensed consolidated statements of operations and comprehensive loss for the six months ended June 30, 2020 and 2019 are unaudited. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the annual financial statements and reflect, in the opinion of management, all adjustments of a normal and recurring nature that are necessary for the fair statement of the Company’s financial position as of June 30, 2020 and its results of operations and cash flows for the six months ended June 30, 2020 and 2019. The financial data and other financial information disclosed in these notes to the condensed consolidated financial statements related to the six-month periods are also unaudited. The condensed consolidated results of operations for the six months ended June 30, 2020 are not necessarily indicative of the results to be expected for the year ended December 31, 2020 or for any future annual or interim period. The condensed consolidated balance sheet as of December 31, 2019 included herein was derived from the audited financial statements as of that date. These interim condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements included elsewhere in this prospectus.
Use of Estimates
The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
We regularly assess these estimates, including but not limited to, valuation of the Company’s trademarks and trade names; the recoverability of editorial inventory; newsstand sales of the Company’s publications, pay-per-view and video-on-demand buys, and monthly subscriptions to the Company’s television and digital content; the adequacy of reserves associated with accounts receivable and inventory; and stock-based compensation expense including the determination of the fair value of our stock. We base these estimates on historical experience and on various other market-specific and relevant assumptions that we believe to be

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
reasonable under the circumstances. Actual results could differ from these estimates and such differences could be material to the financial position and results of operations.
Concentrations of Business and Credit Risk
At various times throughout the period, the Company maintained cash balances in excess of Federal Deposit Insurance Corporation insured limits. The Company has not experienced any losses in such accounts and does not believe that there is any credit risk to its cash. Concentration of credit risk with respect to accounts receivable is limited due to the wide variety of customers to whom our products are sold and/or licensed. The Company has a licensee that accounted for approximately 16% and 40% of its total net revenues for the six months ended June 30, 2020 and 2019, respectively. The decrease in concentration is due to increased revenues from the acquisition of Yandy for the six months ended June 30, 2020.
Cash Equivalents
Cash equivalents are temporary cash investments with an original maturity of three months or less at the date of purchase and are stated at cost, which approximates fair value.
Restricted Cash
At June 30, 2020, restricted cash was primarily related to a cash collateralized letter of credit we maintained with City National Bank in connection with the lease of our Los Angeles headquarters.
Accounts Receivable, net
Trade receivables are reported at their outstanding unpaid balances, less allowances for doubtful accounts. The allowances for doubtful accounts are increased by the recognition of bad debt expense and decreased by charge-offs (net of recoveries) or by reversals to income. We perform periodic evaluations of the adequacy of the allowances based on our past loss experiences and adverse situations that may affect a customer’s ability to pay. A receivable balance is written off when we deem the balance to be uncollectible. The allowance for doubtful accounts was $0.3 million at June 30, 2020 and December 31, 2019.
Inventories
Inventories consist primarily of finished goods and are stated at the lower of cost (specific cost) and net realizable value. Cost is determined on a first-in, first-out basis. At June 30, 2020 and December 31, 2019, reserves for slow-moving and obsolete inventory amounted to $0.2 million.
Licensed Programming and Digital Content Costs
The Company licenses content for programming on Playboy Television. The license costs are capitalized and reflected in “licensed programming costs” on our consolidated balance sheets. Licensed programming costs are amortized over a two year period, representing the estimated period of use, with 50% of the cost amortized when the program is initially aired as we typically expect more upfront viewing, and the remaining balance over two years. Amortization of licensed programming costs is recorded in “cost of sales” on our consolidated income statements. The Company reviews factors impacting the amortization of the licensed programming costs on an ongoing basis.
We conduct impairment testing on programming costs whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. If the carrying amount of the asset is not recoverable based on a forecasted- undiscounted cash flow analysis, such asset would be reduced by the estimated shortfall of fair value to recorded value. We estimate fair value using a forecasted-discounted cash flow method based in part on our financial results and our expectation of future performance.

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Digital content expenditures related to the Company’s online content platforms are expensed when the content is published.
Revenue Recognition
The Company recognizes revenue in accordance with Accounting Standards Update, (“ASU”), No. 2014-09, Revenue from Contracts with Customers, (“Topic 606”), which we adopted as of January 1, 2019 on a modified retrospective basis. We recognize revenue when we transfer promised goods or services in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services. This is determined by following a five-step process which includes (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price, and (5) recognizing revenue when or as we satisfy a performance obligation. The Company applies judgment to determine the nature of the promises within a revenue contract and whether those promises represent distinct performance obligations. In determining the transaction price, the Company does not include amounts subject to uncertainties unless it is probable that there will be no significant reversal of cumulative revenue when the uncertainty is resolved. For revenue contracts with licenses of intellectual property, (“IP”), the Company evaluates the nature of the license as to whether it provides a right to access or right to use the IP, which then determines whether the revenue is recognized over time or at a point in time. Sales or usage-based royalties received in exchange for licenses of IP are recognized at the later of when (1) the subsequent sale or usage occurs or (2) the performance obligation to which some or all of the sales or usage-based royalty has been allocated is satisfied.
Trademark Licensing
The Company licenses trademarks under multi-year arrangements to consumer products, online gaming and location-based entertainment businesses. Typically, the initial contract term ranges between one to ten years. Renewals are separately negotiated through amendments. Under these arrangements, the Company generally receives an annual nonrefundable minimum guarantee that is recoupable against a sales-based royalty generated during the license year. Annual minimum guarantee amounts are billed quarterly, semi-annually, or annually in advance and these payments do not include a significant financing component. Earned royalties in excess of the minimum guarantee, (“Excess Royalties”), are payable quarterly. The performance obligation is a license of symbolic IP that provides the customer with a right to access the IP, which represents a stand-ready obligation that is satisfied over time. The Company recognizes revenue for the total minimum guarantee specified in the agreement on a straight-line basis over the term of the agreement and recognizes Excess Royalties only when the annual minimum guarantee is exceeded. Generally, Excess Royalties are recognized when they are earned. As the sales reports from licensees are typically not received until after the close of the reporting period, the Company follows the variable consideration framework and constraint guidance to estimate the underlying sales volume to recognize Excess Royalties based on historical experience and general economic trends. Historical adjustments to recorded estimates have not been material.
Consumer Products
The Company generates revenue from the sale of intimate apparel, Halloween costumes and accessories, primarily through its website and similar channels, principally as a result of its acquisition of Yandy, LLC on December 31, 2019. The Company recognizes revenue upon delivery of the purchased good to the buyer as its performance obligation, consisting of the sale of goods, is satisfied at this point in time when control is transferred. Revenue is recognized net of incentives and estimated returns. We periodically offer promotional incentives to customers, including basket promotional code discounts and other credits, that are treated as a reduction of revenue.
A portion of consumer product sales is generated through third-party sellers, who list the product on their website. These sales are either fulfilled by the Company or through the third-party seller’s fulfillment

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
services. The Company’s shoe sales are fulfilled through drop-ship arrangements, where the vendor will ship directly to our customers. In these arrangements, the Company is primarily responsible for fulfilling the promise to customers and generally bears the inventory risk, including risk of returned product, and typically has discretion in establishing pricing. We are the principal in these transactions and we recognize gross revenue from product sales upon delivery of the products to end-customers. The Company recognizes the fees retained by the third-party sellers as expenses in cost of sales for inventory provided through drop-shipment arrangements.
The Company charges shipping fees to customers. Since control transfers to the customer after the shipping and handling activities, the Company accounts for these activities as fulfillment activities. All outbound shipping and handling costs are accounted for as fulfillment costs in cost of sales at the time revenue is recognized.
Magazine and Digital Subscriptions
Digital subscription revenue is derived from subscription sales of PlayboyPlus and Playboy.TV, which are online content platforms. Digital subscriptions represent a stand-ready obligation to provide continuous access to the platform, which is satisfied ratably over the term of the subscription. The Company receives fixed consideration shortly before the start of the subscription periods from these contracts, which are primarily sold in monthly, annual, or lifetime subscriptions. Revenues from lifetime subscriptions are recognized ratably over a five-year period, representing the estimated period during which the customer accesses the platforms. Revenues from Playboy magazine and digital subscriptions are recognized ratably over the subscription period.
TV and Cable Programming
The Company licenses its programming content to certain cable television operators and direct-to-home satellite television operators who pay royalties based on monthly subscriber counts and pay-per-view and video-on-demand buys for the right to distribute the Company’s programming under the terms of affiliation agreements. The distinct performance obligations under such affiliation agreements include (i) a continuous transmission service to deliver live linear feeds and, (ii) licenses to the Company’s functional IP that are provided over the contract term that provide the operators the right to use our content library as it exists at a point in time. For both performance obligations, the Company’s IP is the predominant or sole item to which the royalties relate. Royalties are generally collected monthly and revenue is recognized as earned. The amount of royalties due to the Company is reported by operators based on actual subscriber and transaction levels. Such information is generally not received until after the close of the reporting period. In these cases, the Company follows the variable consideration framework and constraint guidance to estimate the number of subscribers and transactions to recognize royalty amounts based on historical experience. Historical adjustments to recorded estimates have not been material. We offer sales incentives through various programs, consisting primarily of co-op marketing. We record advertising with customers as a reduction to revenue unless we receive a distinct benefit in exchange for credits claimed by the customer and can reasonably estimate the fair value of the distinct benefit received, in which case we record it as a marketing expense.
Contract Assets and Contract Liabilities
The timing of revenue recognition may differ from the timing of invoicing to customers. The Company records a receivable when we have an unconditional right to consideration which will become due solely due to the passage of time. The Company records a contract asset when revenue is recognized prior to invoicing or payment is contingent upon transfer of control of an unsatisfied performance obligation. The Company records a contract liability (deferred revenue) when revenue is recognized subsequent to cash collection. For long-term noncancelable contracts whereby we have begun satisfying the performance obligation, the

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Company will record contract assets for the unbilled consideration which is contingent upon our future performance. Contract assets and contract liabilities are netted on a contract-by-contract basis.
Unredeemed Site Credits
Site credits consist of gift cards issued and credits for returned merchandise. Revenue from the issuance of site credits is recognized when the site credit is redeemed by the customer, or when the likelihood of the site credit being redeemed by the customer is remote (breakage). As of June 30, 2020, breakage is recognized for site credits that are aged at least 2 years.
Practical Expedients
Payment terms and conditions vary by contract type; however, the Company’s terms generally include a requirement of payment within 30 days if not paid in advance. We elected the practical expedient to not assess whether a significant financing component exists if the period between when we transfer a promised good or service to a customer and when the customer pays for that good or service is one year or less.
Additionally, the Company has applied the practical expedient to not capitalize incremental costs of obtaining a contract if the amortization would be less than 12 months.
Sales Taxes
Sales taxes collected from customers and remitted to various governmental authorities are excluded from the measurement of the transaction price and presented on a net basis in our consolidated statements of operations.
Cost of Sales
Cost of sales primarily consist of merchandise costs, warehousing, personnel and editorial content costs for Playboy magazine, websites, and Playboy Television, agency fees, branding events and paper, printing, postage and freight costs associated with Playboy magazine, fulfillment activities, and freight-in.
Selling and Administrative
Selling and administrative expenses primarily consist of rent, personnel-related costs including stock-based compensation, and contractor fees for accounting/finance, legal, human resources, information technology and other administrative functions, general marketing and promotional activities, insurance and management fees. Selling and administrative costs are expensed as incurred.
Income Taxes
For interim reporting periods, the Company’s provision for income taxes is calculated using its annualized estimated effective tax rate for the year. This rate is based on its estimated full-year income and the related income tax expense for each jurisdiction in which the Company operates. Changes in the geographical mix, permanent differences or the estimated level of annual pre-tax income, can affect the effective tax rate. This rate is adjusted for the effects of discrete items occurring in the period.
We are subject to federal and state income taxes in the United States and foreign withholding taxes. We record deferred tax assets related to net operating loss carryforwards and certain temporary differences, net of applicable reserves in these jurisdictions. We evaluate our deferred tax assets quarterly to determine if adjustments to our valuation allowance are required based on the consideration of all available positive and negative evidence using a “more likely than not” standard with respect to whether deferred tax assets will be realized. Our evaluation considers, among other factors, our historical operating results, our expectation of future profitability, the duration of the applicable statutory carryforward periods, and tax planning

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
alternatives. The ultimate realization of our deferred tax assets depends primarily on our ability to generate future taxable income during the periods in which the related deferred tax assets become deductible. The value of our deferred tax assets depends on applicable income tax rates.
We will continue to evaluate both the positive and negative evidence on a quarterly basis in determining the need for a valuation allowance with respect to our deferred tax assets. The accounting for deferred tax assets is based upon estimates of future results. Changes in positive and negative evidence, including differences between estimated and actual results, could result in changes in the valuation of our deferred tax assets that could have a material impact on our consolidated financial statements. Changes in existing federal and state tax laws and corporate income tax rates could also affect actual tax results and the realization of deferred tax assets over time.
Net Loss Per Share
Basic net loss per share is calculated by dividing the net loss attributable to Playboy by the weighted-average number of shares of common stock outstanding for the period. The diluted net loss per share is computed by giving effect to all potentially dilutive securities outstanding for the period. For periods in which we report net losses, diluted net loss per share is the same as basic net loss per share because potentially dilutive common shares are not assumed to have been issued if their effect is anti-dilutive.
Recently Adopted Accounting Pronouncements
In January 2017, the Financial Accounting Standards Board, (“FASB”), issued ASU 2017-04, Intangibles — Goodwill and Other (Topic 350) (“ASU 2017-04”), effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. ASU 2017-04 simplifies the subsequent measurement of goodwill by removing the second step of the two-step impairment test. The amendment requires an entity to perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The Company adopted ASU 2017-04 on January 1, 2020 and the adoption of the standard did not have a material impact on our consolidated financial statements.
In August 2018, the FASB issued ASU 2018-13, Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which eliminates certain disclosure requirements for fair value measurements for all entities, requires public entities to disclose certain new information and modifies some disclosure requirements. This standard is effective for all entities for fiscal years beginning after December 15, 2019, with early adoption permitted. The Company adopted ASU 2018-13 on January 1, 2020 and the adoption of the standard did not have a material impact on our consolidated financial statements.
Accounting Pronouncements Issued but Not Yet Adopted
In February 2016, the FASB issued ASU No. 2016-02, Leases (“Topic 842”), which supersedes the guidance in former ASC 840, Leases. This standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less may be accounted for similar to existing guidance for operating leases today. In May 2020, the FASB issued ASU No. 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842): Effective Dates for Certain Entities, which

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
deferred the effective dates for non-public entities. Therefore, this standard is effective for annual reporting periods, and interim periods within those years, for public entities beginning after December 15, 2018 and for private entities beginning after December 15, 2021. Originally, a modified retrospective transition approach was required for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. In July 2018, the FASB issued guidance to permit an alternative transition method for Topic 842, which allows transition to the new lease standard by recognizing a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. Entities may elect to apply either approach. There are also a number of optional practical expedients that entities may elect to apply. The Company is currently assessing the impact of this standard on its consolidated financial statements. The Company expects to record a material right-of-use asset and lease liability in connection with adopting this standard as of January 1, 2022.
In June 2016, the FASB issued ASU 2019-04, Codification improvements to topic 326, financial instruments-credit losses, topic 815, derivatives and hedging, and topic 825 financial instruments (“ASU 2019-04”), which is a new standard to replace the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company will be required to use a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. ASU 2019-04 will be effective for interim and annual periods beginning after December 15, 2022 (January 1, 2023 for the Company). Early adoption is permitted. The Company is currently assessing the impact of this standard on its consolidated financial statements.
In December 2019, the FASB issued ASU 2019-12, Income Taxes — Simplifying the Accounting for Income Taxes (Topic 740) (“ASU 2019-12”), which simplifies income tax accounting in various areas including, but not limited to, the accounting for hybrid tax regimes, tax implications related to business combinations, and interim period accounting for enacted changes in tax law, along with some codification improvements. ASU 2019-12 is effective for interim and annual periods beginning after December 15, 2020. Early adoption is permitted. The Company is currently assessing the impact of this standard on its consolidated financial statements.
2. Fair Value Measurement
Fair value is the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. We apply the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:
Level 1 inputs:   Based on unadjusted quoted prices in active markets for identical assets or liabilities.
Level 2 inputs:   Based on observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated by observable market data for substantially the full term of the assets or liabilities.
Level 3 inputs:   Based on unobservable inputs to the valuation methodology that are significant to the measurement of fair value of assets or liabilities, and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.
For restricted cash equivalents, receivables and certain other current assets and liabilities, the amounts reported approximate fair value due to their short-term nature. The Company had approximately $0.1 million of restricted cash equivalents in the form of certificates of deposit at June 30, 2020 and December 31, 2019. For debt, the Company believes that the amounts reported approximate fair value based upon the

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
recent refinancing of its debt in December 2019. Refer to Note 12, Debt, for additional disclosures about the Company’s debt. The Company had no Level 2 or Level 3 financial assets or liabilities measured at fair value on a recurring basis as of June 30, 2020 and December 31, 2019.
There were no transfers of financial instruments between Level 1, Level 2, and Level 3 during the periods presented.
3. Revenue Recognition
Contract Balances
The Company’s contract assets primarily relate to the Trademark Licensing revenue stream where arrangements are typically long-term and non-cancelable. Contract assets are reclassified to accounts receivable when the right to bill becomes unconditional. The Company’s contract liabilities consist of billings or payments received in advance of revenue recognition and are recognized as revenue when transfer of control to customers has occurred. Contract assets and contract liabilities are netted on a contract-by-contract basis. Contract assets were $8.4 million and $8.0 million as of June 30, 2020 and December 31, 2019, respectively. Contract liabilities were $47.8 million and $51.6 million as of June 30, 2020 and December 31, 2019, respectively. The changes in contract balances during the six months ended June 30, 2020 primarily relate to (i) $27.5 million of revenues recognized that were included in contract liabilities at December 31, 2019, (ii) $2.3 million increase in contract liabilities due to cash received in advance or consideration to which we are entitled remaining in net contract liability balance at period-end, and (iii) $21.0 million of contract assets reclassified into accounts receivable as the result of rights to consideration becoming unconditional or reduced when cash is received in advance of the due date.
Contract assets were $8.7 million and $8.4 million as of June 30, 2019 and January 1, 2019, respectively. Contract liabilities were $29.7 million and $28.7 million as of June 30, 2019 and January 1, 2019, respectively. The changes in contract balances during the six months ended June 30, 2019 primarily relate to (i) $23.6 million of revenues recognized that were included in contract liabilities at January 1, 2019, (ii) $2.9 million increase in contract liabilities due to cash received in advance or consideration to which we are entitled remaining in net contract liability balance at period-end, and (iii) $21.0 million of contract assets reclassified into accounts receivable as the result of rights to consideration becoming unconditional or reduced when cash is received in advance of the due date.
Future Performance Obligations
As of June 30, 2020, unrecognized revenue attributable to unsatisfied and partially unsatisfied performance obligations under our long-term contracts was $441.3 million of which $436.6 million relates to Trademark Licensing, $3.9 million relates to Magazine and Digital Subscriptions, and $0.8 million relates to other obligations. Unrecognized revenue of the Trademark Licensing revenue stream will be recognized over the next ten years, of which 55% will be recognized in the first five years. Unrecognized revenue of the Magazine and Digital Subscriptions revenue stream will be recognized over the next five years of which 67% will be recognized in the first year.

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Disaggregation of Revenue
The following table disaggregates revenue by type:
	Six Months Ended June 30, 2020
	Licensing	Direct-to- Consumer	Digital Subscriptions and Services	Other	Total
Trademark Licensing	$29,418	$—	$1,273	$—	$30,691
Magazine and Digital Subscriptions	—	—	4,141	680	4,821
TV and Cable Programming	—	—	4,943	692	5,635
Consumer Products	—	25,153	—	31	25,184
Total revenues	$29,418	$25,153	$10,357	$1,403	$66,331

	Six Months Ended June 30, 2019
	Licensing	Direct-to- Consumer	Digital Subscriptions and Services	Other	Total
Trademark Licensing	$24,559	$—	$1,600	$—	$26,159
Magazine and Digital Subscriptions	—	—	3,747	1,456	5,203
TV and Cable Programming	—	—	6,056	366	6,422
Consumer Products	—	160	—	145	305
Total revenues	$24,559	$160	$11,403	$1,967	$38,089
4. Business Combination
On December 31, 2019, the Company acquired substantially all of the assets and liabilities, excluding outstanding borrowings, of Yandy, LLC, (“Yandy”), for cash consideration of $13.1 million. Yandy operates as an online retailer of women’s lingerie, costumes, swimwear and other apparel and is headquartered in Phoenix, Arizona. Yandy has curated a catalog with over 17,000 products from more than 60 brands and sells products to customers worldwide. The primary drivers for the acquisition were to leverage Yandy’s e-commerce capabilities, attractive brand positioning and customer database.
5. Redeemable Noncontrolling Interest
On April 13, 2015, the Company sold 25% of the membership interest in its subsidiary, After Dark LLC, to an unaffiliated third party for $1.0 million. As part of the arrangement the Company granted a put right to this party which provides the right, but not the obligation, to the third party to cause the Company to purchase all of the third party’s interest in After Dark LLC at the then fair market value. This put right can be exercised on April 13, 2020 or on each subsequent annual anniversary thereafter. Additionally, the put right can be exercised upon a change of control of the Company. The Company’s controlling interest in this subsidiary requires the operations of this subsidiary to be included in the consolidated financial statements. Noncontrolling interest with redemption features, such as put options, that are not solely within our control (redeemable noncontrolling interest) are reported as mezzanine equity on the consolidated balance sheets as of June 30, 2020 and December 31, 2019, between liabilities and equity. Net income or loss of After Dark LLC is allocated to its noncontrolling member interest based on the noncontrolling member interest’s ownership percentage. Additionally, the results of operations of the subsidiary that are not attributable to the Company are shown as “net loss attributable to redeemable noncontrolling interest” in the consolidated statements of operations for the six months ended June 30, 2020 and 2019. There was no change in the balance of the redeemable noncontrolling interest as After Dark LLC did not generate any operating activities during 2020 and 2019.

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
6. Inventories, Net
The following table sets forth inventories, net, which are stated at the lower of cost (specific cost and first-in, first-out) and net realizable value (in thousands):
	June 30, 2020	December 31, 2019
Editorial and other pre-publication costs	$375	$322
Merchandise finished goods	9,136	11,428
Total	$9,511	$11,750
7. Prepaid Expenses and Other Current Assets
Prepaid expenses and other current assets consist of the following (in thousands):
	June 30, 2020	December 31, 2019
Prepaid agency fees and commissions	$1,640	$1,702
Prepaid foreign withholding taxes	69	1,863
Other	2,373	2,546
Total	$4,082	$6,111
8. Licensed Programming Costs
The following table sets forth licensed programming costs, net (in thousands):
	June 30, 2020	December 31, 2019
Licensed programming costs	$532	$502
Total	$532	$502
As of June 30, 2020, the unamortized balance of the licensed programming costs will be recognized over two years. The Company recognized amortization expense of $0.2 million and $0.4 million for the six months ended June 30, 2020 and 2019, respectively.
9. Property and Equipment, Net
Property and equipment, net consists of the following (in thousands):
	June 30, 2020	December 31, 2019
Furniture and fixtures	$7,305	$6,994
Leasehold improvements	3,164	3,031
Total property and equipment, gross	10,469	10,025
Less: accumulated depreciation	(4,857)	(4,093)
Total	$5,612	$5,932
The aggregate depreciation expense related to property and equipment, net was $0.8 million for each of the six months ended June 30, 2020 and 2019, respectively.

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
10. Trademarks, Trade Name, and Other Intangible Assets
Trademarks and Trade Name
Our indefinite-lived intangible assets that are not amortized but subject to annual impairment testing consist of $330.9 million and $330.6 million of Playboy-branded trademarks and $5.3 million and $5.3 million of an acquired trade name as of June 30, 2020 and December 31, 2019, respectively.
Capitalized trademark costs include costs associated with the acquisition, registration and/or renewal of our trademarks. We expense certain costs associated with the defense of our trademarks. Registration and renewal costs of $0.3 million and $0.3 million were capitalized during the six months ended June 30, 2020 and 2019, respectively.
Other Intangible Assets
Other intangible assets include distribution agreements, photo and magazine archives, licensing agreements, and a customer list, which we recognized in connection with our business combinations.
The following table sets forth amortizable other intangible assets, net (in thousands):
	Weighted- Average Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
June 30, 2020
Distribution agreements	15	$3,720	$(2,314)	$1,406
Photo and magazine archives	10	2,000	(1,867)	133
Licensing agreements	9	5,913	(5,913)	—
Customer list	10	1,180	(59)	1,121
Total		$12,813	$(10,153)	$2,660

	Weighted- Average Life (Years)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
December 31, 2019
Distribution agreements	15	$3,720	$(2,191)	$1,529
Photo and magazine archives	10	2,000	(1,767)	233
Licensing agreements	9	5,913	(5,803)	110
Customer list	10	1,180	—	1,180
Total		$12,813	$(9,761)	$3,052
The aggregate amortization expense for definite-lived intangible assets was $0.4 million and $0.6 million for the six months ended June 30, 2020 and 2019, respectively.

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
The following table sets forth the aggregate amortization expense for definite-lived intangible assets as of June 30, 2020 (in thousands):
Remainder of 2020	$283
2021	399
2022	366
2023	366
2024	366
Thereafter	880
Total	$2,660
11. Other Current Liabilities and Accrued Expenses
Other current liabilities and accrued expenses consist of the following (in thousands):
	June 30, 2020	December 31, 2019
Accrued interest	$3,920	$4,207
Accrued agency fees and commissions	6,443	5,821
Accrued legal settlements	5,825	5,825
Other	6,452	6,290
Total	$22,640	$22,143
12. Debt
The following table sets forth the Company’s debt (in thousands):
	June 30, 2020	December 31, 2019
Term loan, due 2023 (as amended)	$160,598	$161,373
Promissory notes	13,500	13,500
Total debt	174,098	174,873
Less: unamortized discount and debt issuance costs	(421)	(381)
Total debt, net of unamortized discount and debt issuance costs	173,677	174,492
Less: current portion of long-term debt	(16,298)	(16,682)
Total debt, net of current portion	$157,379	$157,810
Term Loan
In June 2014, we borrowed $150.0 million under a four-and-one-half-year term loan maturing on December 31, 2018, at an effective rate of 7.0% from DBD Credit Funding LLC. We recognized a $2.3 million original issue discount and incurred deferred financing costs of $0.9 million related to this debt issuance. The original issue discount and deferred financing costs were being amortized using the effective interest method over the life of the debt. Our debt bore interest at a rate per annum equal to the Eurodollar Rate for the interest period in effect plus the applicable margin in effect from time to time. The Eurodollar Rate is the greater of (a) an interest rate per annum (rounded upward, if necessary, to the next 1/100th of 1%) determined by the administrative agent divided by 1 minus the statutory reserves (if any) and (b) 1.25% per annum. From 2016 and 2018, the term loan was amended multiple times to extend the maturity date and

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
to revise the quarterly principal payments and, applicable margin rates, among other amendments. In 2018, the term loan was amended again to extend the maturity date to December 31, 2023, to borrow additional amounts, and to change the frequency of principal payments from monthly to quarterly. This amendment resulted in the application of extinguishment accounting. The prior amendments were assessed and were accounted for as modifications rather than extinguishments and the Company incurred a $4.0 million loss on extinguishment during 2018.
In March 2019, the term loan was amended to adjust the excess cash flow payments commencing with the first Settlement Date for the period ending March 31, 2019 and for each Settlement Date thereafter, among other amendments.
In December 2019, the term loan was amended to borrow an additional $12.0 million, to establish new quarterly principal payment amounts and to revise applicable margin rates, among other amendments. The Company analyzed the amendment to determine whether it was an extinguishment or a modification of the term loan and concluded that it was a modification. We incurred additional financing costs of $0.3 million related to this amendment that were capitalized. Under the amended agreement, the applicable margin for the term loan ranges from 6.00% to 7.75%. The applicable margin rate for our loan as of June 30, 2020 was 6.25%.
In March 2020, the term loan was amended to establish new quarterly principal payment amounts among other amendments. The amendment was assessed and was accounted for as a modification. We incurred additional financing costs of $0.1 million related to this amendment that were capitalized.
Original issue discounts and deferred financing costs were incurred in connection with the issuance of the Company’s debt. Costs incurred in connection with debt are capitalized and offset against the carrying amount of the related indebtedness. These costs are amortized over the term of the related indebtedness and are included in “interest expense” in the consolidated income statements. Amortization expense related to deferred financing costs was immaterial for the six months ended June 30, 2020 and 2019. Interest expense related to the Company’s debt was $6.6 million and $7.3 million for the six months ended June 30, 2020 and 2019, respectively. The stated interest rate as of June 30, 2020 and December 31, 2019 was 8.25% and 8.35%, respectively.
The terms of our credit agreement limit or prohibit, among other things, our ability to: incur liens, incur additional indebtedness, make investments, transfer, sell or acquire assets, pay dividends and change the business we conduct. DBD Credit Funding LLC has a lien on all assets as stated in the Company’s credit agreement.
The following table sets forth maturities of the principal amount of the Company’s term loan as of June 30, 2020 (in thousands):
Remainder of 2020	$835
2021	4,593
2022	3,758
2023	151,412
Total	$160,598
Convertible Promissory Notes — Creative Artists Agency — Global Brands Group LLP
In August 2018, a convertible promissory note was issued to CAA Brand Management, LLC, (“CAA”), for $2.7 million and a convertible promissory note was issued to GBG International Holding Company Limited, (“GBG”), for $7.3 million. These notes are noninterest bearing and are convertible into shares of the Company’s common stock no later than November 30, 2020 (see Note 20, Subsequent Events).

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
These notes will automatically convert into shares of common stock upon the closing of an additional equity financing from which the Company receives gross proceeds of not less than $5.0 million (excluding the aggregate amount of the notes). If the Company receives gross proceeds of less than $5.0 million (excluding the aggregate amount of the notes), CAA and GBG may elect to convert each note into shares of common stock. If there is a change in control before the notes have been converted, CAA and GBG shall have the option to convert the outstanding amounts on the notes into shares of common stock or terminate the notes in exchange for new promissory notes issued by the Company. If the notes are still outstanding at the maturity date, each note will automatically convert into shares of common stock. The number of shares issued upon conversion will equal the outstanding amount under each note divided by the applicable conversion price (rounded down to the nearest whole share). The applicable conversion price under an additional equity financing will equal the price per share of common stock being paid by independent third-party investors in an arm’s length additional equity financing. The applicable conversion price at maturity will equal the fair market value per share of common stock as of the maturity date as determined by an appraiser. The applicable conversion price under a change of control, if it involves the sale of common stock, will be the price per share of common stock paid by the third party in such a transaction, and under any other change of control will be an amount equal to the fair market value per share of common stock immediately prior to the change of control.
Convertible Promissory Note — United Talent Agency, LLC
In March 2018, the Company issued a convertible promissory note to United Talent Agency, LLC, (“UTA”), for $2.0 million. In June 2018, the Company issued a second convertible promissory note to UTA for $1.5 million. These notes are noninterest bearing and are convertible into shares of the Company’s common stock no later than October 31, 2020, which was extended to November 30, 2020 (see Note 20, Subsequent Events).
These notes will automatically convert into shares of common stock upon the closing of an additional equity financing from which the Company receives gross proceeds of not less than $5.0 million (excluding the aggregate amount of the notes). If the Company receives gross proceeds of less than $5.0 million (excluding the aggregate amount of the notes), UTA may elect to convert each note into shares of common stock. If the notes are still outstanding at the maturity date, each note will automatically convert into shares of common stock. The number of shares issued upon conversion will equal the outstanding amount under each note divided by the applicable conversion price (rounded down to the nearest whole share). The applicable conversion price under an additional equity financing will equal the price per share of common stock being paid by investors of such additional equity financing. The applicable conversion price at maturity will equal the fair market value per share of common stock as of the maturity date.
13. Stockholders’ Equity
Common Stock
The holders of the Company’s common stock have one vote for each share of common stock. Common stockholders are entitled to dividends when, as, and if declared by the Board of Directors. As of June 30, 2020, no dividends had been declared by the Board of Directors.
Common stock reserved for future issuance consists of the following:
	June 30, 2020	December 31, 2019
Shares available for grant under stock option plan	325,695	401,353
Options issued and outstanding under stock option plan	435,393	404,172
Unvested restricted stock units	75,993	87,455
Vested restricted stock units not issued	285,088	229,189
Total common stock reserved for future issuance	1,122,169	1,122,169

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Treasury Stock
The Company held 1,965,808 shares of treasury stock as of June 30, 2020 and December 31, 2019.
14. Stock-Based Compensation
In June 2018, the Company adopted its 2018 Equity Incentive Plan, (“2018 Plan”), under which 1,122,169 of Playboy’s common shares were originally reserved for issuance. Playboy’s employees, directors, officers, and consultants are eligible to receive nonqualified and incentive stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, and other share awards under the 2018 Plan. There are 325,695 and 401,353 shares available for grant under the 2018 Plan at June 30, 2020 and December 31, 2019, respectively.
Stock Option Activity
A summary of the stock option activity under the Company’s equity incentive plans is as follows:
	Number of Options	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Term (years)	Aggregate Intrinsic Value (in thousands)
Balance – December 31, 2019	404,172	$18.73	9.3	$3,795
Granted	31,221
Forfeited	—	—		—
Cancelled	—	—		—
Balance – June 30, 2020	435,393	19.40	8.8	$4,024
Exercisable – June 30, 2020	273,912	$18.73	8.7	$2,572
The aggregate intrinsic value is calculated as the difference between the exercise price of all outstanding and exercisable stock options and the fair value of the Company’s common stock at June 30, 2020. There were no options exercised during the six months ended June 30, 2020.
The grant day fair value of options that vested during the six months ended June 30, 2020 was $0.7 million. The options granted during the six months ended June 30, 2020 had a weighted-average fair value of $11.33 per share at the grant date.
Restricted Stock Units
A summary of restricted stock unit activity under the 2018 Plan is as follows:
	Number of Awards	Weighted- Average Grant Date Fair Value per Share
Unvested and outstanding balance at December 31, 2019	87,455	$22.09
Granted	44,437	29.86
Vested	(55,899)	25.68
Forfeited	—	—
Unvested and outstanding balance at June 30, 2020	75,993	$24.00
The total fair value of restricted stock units vested during the six months ended June 30, 2020 was approximately $1.4 million. Such restricted units remain unissued at June 30, 2020 and are excluded from outstanding shares of common stock.

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
Stock Options Granted
To determine the value of stock option awards for stock-based compensation purposes, the Company uses the Black-Scholes option-pricing model and the assumptions discussed below. Each of these inputs is subjective and generally requires significant judgment.
Fair value of common stock — The fair value of our shares of common stock underlying the awards has historically been determined by the board of directors with input from management and contemporaneous third-party valuations, as there was no public market for our common stock. The board of directors determines the fair value of the common stock by considering a number of objective and subjective factors including: the valuation of comparable companies, our operating and financial performance, the lack of liquidity of our common stock, transactions in our common stock, and general and industry specific economic outlook, among other factors.
Expected term — For employee awards granted at-the-money, we estimate the expected term based on the simplified method, which is the mid-point between the vesting date and the end of the contractual term for each award since our historical share option exercise experience does not provide a reasonable basis upon which to estimate the expected term. For non-employee awards and employee awards granted out-of-the-money, our best estimate of the expected term is the contractual term of the award.
Volatility — We derive the volatility from the average historical stock volatilities of several peer public companies over a period equivalent to the expected term of the awards. We selected companies with comparable characteristics to us, including enterprise value, risk profiles, and position within the industry and with historical share price information sufficient to meet the expected term of the stock options.
Risk-free interest rate — The risk-free interest rate is based on the United States Treasury yield curve in effect at the time of grant whose term is consistent with the expected life of the award.
Dividend yield — We have never paid dividends on our common stock and have no plans to pay dividends on our common stock. Therefore, we used an expected dividend yield of zero.
The Company estimated the fair value of each option on the date of grant using the Black-Scholes option pricing model applying the weighted-average assumptions in the following table:
	Six Months Ended June 30,
	2020	2019
Fair value of common stock	$28.12 – $31.90	$22.09
Expected term, in years	5.00 – 6.06	4.94 – 5.99
Expected volatility	41% – 43%	41%
Risk-free interest rate	0.39% – 1.46%	2.34% – 2.39%
Expected dividend yield	0%	0%
Stock-Based Compensation Expense
For the six months ended June 30, 2020 and 2019, stock-based compensation expense was as follows (in thousands):
	Six Months Ended June 30,
	2020	2019
Cost of sales	$10	$7
Selling and administrative expenses	2,084	6,021
Total	$2,094	$6,028

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
At June 30, 2020, total unrecognized compensation expense related to unvested stock option awards was $1.7 million and is expected to be recognized over the remaining weighted-average service period of 1.2 years. At June 30, 2020, total unrecognized compensation expense related to unvested restricted stock unit awards was $1.7 million and is expected to be recognized over the remaining weighted-average service period of 1.2 years.
15. Commitments and Contingencies
Leases
Our principal lease commitments are for office space and operations under several noncancelable operating leases with contractual terms expiring from 2020 to 2027. Some of these leases contain renewal options and rent escalations.
In 2019, the Company entered into an agreement to lease space for its corporate headquarters in Los Angeles, which it occupied under a sublease with a third party. The new lease commenced in July 2020 upon the expiration of the sublease and is for a term of approximately seven years. The Company must provide a security deposit of $1.9 million of which $0.3 million has been paid as of June 30, 2020.
Yandy’s operating lease for warehousing and office space in Phoenix, Arizona, expires in December 2020. On August 26, 2020 the Company entered into a new operating lease for Yandy’s new facility (see Note 20, Subsequent Events).
In 2018, we vacated our corporate headquarters in Beverly Hills and assigned all of the rights under our lease to UTA, an existing subtenant. This lease was to expire in 2024. Concurrently, the Company entered into the previously mentioned sublease agreement for its corporate headquarters in Los Angeles for a term of approximately 28 months.
In 2017, we vacated our New York office space and entered into an agreement to sublease the space for a period approximating the remaining term of our lease. This lease expires in 2024.
The Company had $0.9 million in cash collateralized letters of credit with City National Bank outstanding as of June 30, 2020 and December 31, 2019 related to the sublease.
Legal Contingencies
From time to time, the Company may have certain contingent liabilities that arise in the ordinary course of its business activities. The Company accrues a liability for such matters when it is probable that future expenditures will be made and that such expenditures can be reasonably estimated. Significant judgment is required to determine both probability and the estimated amount.
In January 2019, a class action suit was initiated against the Company on behalf of a group of Michigan Playboy magazine subscribers, where the subscribers sued after their personal details were disclosed in violation of the Michigan Preservation of Personal Privacy Act. The parties entered into a Settlement Agreement which was approved, and the Court entered a final judgement on August 19, 2020 in the amount of $3.9 million to be paid by the Company. The amount was accrued by the Company as of June 30, 2020 and was paid in September 2020.
On April 1, 2019, a former employee, through counsel, delivered to the Company a letter which set forth various potential claims against the Company related to the individual’s former employment with the Company. A settlement was reached in October 2020 in the amount of $2.6 million. The Company has employment practices liability insurance for such claims which is capped at $2.5 million. The Company has accrued $0.4 million which represents the deductible and covers the Company’s liability up to the full amount of the settlement.

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
On May 21, 2019, Michael Whalen, as Trustee for the Hugh M. Hefner 1991 Trust, (the “Trust”), initiated an arbitration against the Company asserting that the Company had breached that certain License Agreement between Hugh M. Hefner, (“Mr. Hefner”), and the Company dated on or about March 4, 2011, wherein Mr. Hefner licensed his image, signature, voice, likeness and other elements of his persona and identity to the Company. The Trust has also asserted statutory claims against the Company for the alleged violation of Mr. Hefner’s right of publicity. The parties entered into a Settlement Agreement, dated August 21, 2020, pursuant to which the Company paid to the Trust $1.8 million to settle this matter in September 2020. The amount was accrued by the Company as of June 30, 2020.
The Company may periodically be involved in other legal proceedings arising in the ordinary course of business. These matters are not expected to have a material adverse effect on the Company’s consolidated financial statements.
COVID-19
In March 2020, COVID-19 disease was declared a pandemic by the World Health Organization. The COVID-19 pandemic is disrupting supply chains and affecting production and sales across a range of industries. As a result, the Company announced its plan to discontinue its print version of Playboy magazine. Currently, the Company has not suffered any other significant adverse consequences as a result of the COVID-19 pandemic, but the extent of the impact of COVID-19 on the Company’s future operational and financial performance will depend on certain developments, including the duration and spread of the outbreak, impact on employees and vendors all of which are uncertain and cannot be predicted. At this point, the extent to which COVID-19 may impact the Company’s future financial condition or results of operations is uncertain.
16. Income Taxes
For the six months ended June 30, 2020 and June 30, 2019, our provision for income taxes was an expense of $3.9 million and $3.8 million, respectively. The effective tax rate for the six months ended June 30, 2020 and June 30, 2019 was (189.0)% and (37.2)%, respectively. The effective tax rate for the six months ended June 30, 2020 and June 30, 2019 differed from the statutory federal income tax rate of 21% primarily due to foreign withholding taxes, state taxes, permanent tax adjustments, and movements of the valuation allowance recorded against deferred tax assets that are more likely than not to be realized.
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was signed into law. The CARES Act includes, among other items, provisions relating to refundable payroll tax credits, deferment of the employer portion of certain payroll taxes, net operating loss carryback periods, alternative minimum tax credit refunds, modifications to the net interest deduction limitations and technical corrections to tax depreciation methods for qualified improvement property. However, we do not expect the benefits of the CARES Act to impact the Company’s annual estimated tax rate for the period ended June 30, 2020.
17. Net Loss Per Share
The following outstanding potentially dilutive shares have been excluded from the calculation of diluted net income (loss) per share due to their anti-dilutive effect:
	Six Months Ended June 30,
	2020	2019
Stock options to purchase common stock	435,393	348,934
Unvested restricted stock units	75,993	127,317
Convertible promissory notes	380,896	592,153
Total	892,282	1,068,404

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
18. Related Party Transactions
During 2011, the Company entered into a management agreement with an affiliate of one of its stockholders for management and consulting services. Based on the terms of this agreement, management fees are $1.0 million per calendar year. The Company recorded management fees of $0.5 million for each of the six months ended June 30, 2020 and 2019. There were no amounts due to or from this affiliate as of June 30, 2020. There was approximately $5,000 due to this affiliate and no amounts due from this affiliate as of December 31, 2019.
19. Segments
The Company has three reportable segments: Licensing, Direct-to-Consumer, and Digital Subscriptions and Services. The Licensing segment derives revenue from trademark licenses for third-party consumer products and location-based entertainment businesses. The Direct-to-Consumer segment derives revenue from sales of consumer products sold through third-party retailers or online direct-to-customer. The Digital Subscriptions and Services segment derives revenue from the subscription of Playboy programming that is distributed through various channels, including websites and domestic and international TV, and from trademark licenses for online gaming.
Segment information is presented in the same manner that the Company’s chief operating decision maker, (“CODM”) reviews the operating results in assessing performance and allocating resources. Total asset information is not included in the tables below as it is not provided to and reviewed by the Company’s CODM. The “All Other” line items in the tables below are primarily attributable to Playboy magazine and brand marketing and these segments do not meet the quantitative threshold for determining reportable segments. The Company discontinued publishing Playboy magazine in the first quarter of 2020. The “Corporate” line items in the tables below include certain operating expenses that are not allocated to the reporting segments presented to the Company’s CODM. These expenses include legal, human resources, accounting/finance, information technology, facilities and the Chief Executive Officer. The accounting policies of the reportable segments are the same as those described in Note 1, Summary of Significant Accounting Policies.
The following table sets forth financial information by reportable segment (in thousands):
	Six Months Ended June 30,
	2020	2019
Net revenues:
Licensing	$29,418	$24,559
Direct-to-Consumer	25,153	160
Digital Subscriptions and Services	10,357	11,403
All Other	1,403	1,967
Total	$66,331	$38,089
Operating income (loss):
Licensing	$20,472	$17,083
Direct-to-Consumer	(1,138)	(1,778)
Digital Subscriptions and Services	4,706	4,259
Corporate	(18,957)	(21,102)
All Other	(627)	(1,513)
Total	$4,456	$(3,051)

Playboy Enterprises, Inc.
Notes to Condensed Consolidated Financial Statements
(Unaudited)
20. Subsequent Events
We have evaluated subsequent events from the balance sheet date through the date the consolidated financial statements were issued.
Legal Contingencies
The Company settled and paid various legal proceedings following the balance sheet date of June 30, 2020. Please refer to Note 15, Commitments and Contingencies.
Lease
On August 26, 2020, the Company entered into a non-cancellable operating lease for 51,962 square feet of warehousing and office space for the operations of Yandy in Phoenix, Arizona. The lease commences on February 1, 2021 and expires on May 31, 2031 with an option to renew for an additional 5 or 10 years at market rates. Rent, which commences in June 2021, is payable monthly and subject to annual increases of 3% for a total lease commitment of $4.1 million.
Merger Agreement
On September 30, 2020, PEI entered into an agreement and plan of merger (“Merger Agreement”), with Mountain Crest Acquisition Corp, a publicly-traded special purpose acquisition company incorporated in Delaware, (“MCAC”), MCAC Merger Sub Inc., a wholly-owned subsidiary of MCAC (“Merger Sub”), and Suying Liu, the Chief Executive Officer of MCAC. Pursuant to the Merger Agreement, at the closing of the transactions contemplated thereby, Merger Sub will merge with and into PEI (the “Merger”) with PEI surviving the Merger as a wholly owned subsidiary of MCAC (the “Business Combination”). In addition, in connection with the consummation of the Business Combination, MCAC will be renamed “Playboy Group, Inc.” Under the Merger Agreement, MCAC has agreed to acquire all of the outstanding shares of PEI common stock for approximately $381.3 million in aggregate consideration, comprising (i) 23,920,000 shares of MCAC common stock, based on a price of $10.00 per share, subject to adjustment, and (ii) the assumption of no more than $142.1 million of PEI debt. The Merger is subject to certain closing conditions, including stockholder approval, no material adverse effects with respect to PEI, and MCAC capital requirements.
Convertible Promissory Notes
In November 2020, the Company extended the maturity dates of its convertible promissory notes with CAA, GBG and UTA from October 31, 2020 to November 30, 2020.

MOUNTAIN CREST ACQUISITION CORP
FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholder and Board of Directors of
Mountain Crest Acquisition Corp
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Mountain Crest Acquisition Corp (the “Company”) as of December 31, 2019, the related statements of operations, changes in stockholder’s deficit and cash flows, for the period from November 12, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019, and the results of its operations and its cash flows for the period from November 12, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.
Explanatory Paragraph — Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, the Company’s business plan is dependent on the completion of a financing and its cash and working capital as of December 31, 2019 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum LLP
Marcum LLP
We have served as the Company’s auditor since 2020.
New York, NY
February 20, 2020, except for Notes 5 and 7 as to which the date is May 15, 2020

MOUNTAIN CREST ACQUISITION CORP
BALANCE SHEETS
	March 31, 2020	December 31, 2019
	(Unaudited)	(Audited)
ASSETS
Current asset – Cash	$25,000	$—
Deferred offering costs	156,326	100,231
Total Assets	$181,326	$100,231
LIABILITIES
Current liabilities
Accrued expenses	$436	$225
Promissory note – related party	156,593	100,498
Total Current Liabilities	157,029	100,723
Commitments
Stockholders’ Equity (Deficit)
Common stock, $0.0001 par value; 5,000,000 shares authorized; 1,437,500 shares issued and outstanding(1)	144	144
Additional paid-in capital	24,856	24,856
Stock subscription receivable	—	(25,000)
Accumulated deficit	(703)	(492)
Total Stockholders’ Equity (Deficit)	24,297	(492)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$181,326	$100,231

(1)
Includes up to 187,500 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).

The accompanying notes are an integral part of these financial statements.

MOUNTAIN CREST ACQUISITION CORP
STATEMENTS OF OPERATIONS
	Three Months Ended March 31, 2020	For the Period from November 12, 2019 (Inception) Through December 31, 2019
	(Unaudited)	(Audited)
Formation and operating costs	$211	$492
Net Loss	$(211)	$(492)
Weighted average shares outstanding, basic and diluted(1)	1,250,000	1,250,000
Basic and diluted net loss per common share	$(0.00)	$(0.00)

(1)
Excludes an aggregate of up to 187,500 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).

The accompanying notes are an integral part of these financial statements.

MOUNTAIN CREST ACQUISITION CORP
STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
	Common Stock		Additional Paid-in Capital	Stock Subscription Receivable	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance – November 12, 2019 (inception)	—	$—	$—	$—	$—	$—
Issuance of common stock to Sponsor	1,437,500	144	24,856	(25,000)	—	—
Net loss	—	—	—	—	(492)	(492)
Balance – December 31, 2019 (audited)	1,437,500	$144	$24,856	$(25,000)	$(492)	$(492)
Collection of stock subscription receivable	—	—	—	25,000	—	25,000
Net Loss	—	—	—	—	(211)	(211)
Balance – March 31, 2020 (unaudited)	1,437,500	$144	$24,856	$—	$(703)	$24,297

(1)
Includes 187,500 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 7).

The accompanying notes are an integral part of these financial statements.

MOUNTAIN CREST ACQUISITION CORP
STATEMENTS OF CASH FLOWS
	Three Months Ended March 31, 2020	For the Period from November 12, 2019 (Inception) Through December 31, 2019
	(Unaudited)	(Audited)
Cash Flows from Operating Activities:
Net loss	$(211)	$(492)
Formation costs paid by Sponsor		267
Changes in operating assets and liabilities:
Accrued expenses	211	225
Net cash used in operating activities	—	—
Cash Flows from Financing Activities:
Proceeds from collection of stock subscription receivable	25,000	—
Net cash provided by financing activities	25,000	—
Net Change in Cash	25,000	—
Cash – Beginning of period		—
Cash – End of period	$25,000	$—
Non-cash investing and financing activities:
Stock subscription receivable for common stock	$—	$25,000
Deferred offering costs paid through promissory note	$56,095	$100,231
The accompanying notes are an integral part of these financial statements.

MOUNTAIN CREST ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
Note 1 — Description of Organization and Business Operations
Mountain Crest Acquisition Corp (the “Company”) was incorporated in Delaware on November 12, 2019. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business transaction with one or more businesses that the Company has not yet identified (a “Business Combination”).
Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses that are located in North America. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of March 31, 2020, the Company had not commenced any operations. All activity through March 31, 2020 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.
The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 5,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 5,750,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 321,500 units (or 355,250 units if the underwriters’ over-allotment option is exercised in full) (each, a “Private Unit” and collectively, the “Private Units”) at a price of $10.00 per Private Unit in a private placement to Sunlight Global Investment LLC (the “Sponsor”) and Chardan Capital Markets, LLC (the “Chardan”), that will close simultaneously with the Proposed Public Offering.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and net of amounts previously released to the Company to pay its tax obligations) at the time of the signing an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that $10.20 per Unit sold in the Proposed Public Offering and the proceeds from the sale of the Private Units will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account as described below.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit

MOUNTAIN CREST ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
in the Trust Account (initially $10.20 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commission the Company will pay to the underwriters (as discussed in Note 6). The common stock subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to (a) vote its Founder Shares (as defined in Note 5), Private Shares (as defined in Note 4) and any Public Shares held by it in favor of a Business Combination and (b) not to redeem any shares in connection with a stockholder vote to approve a Business Combination or sell any such shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.
Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed to (i) waive its redemption rights with respect to Founder Shares, Private Shares and any Public Shares it may acquire during or after the Proposed Public Offering in connection with the consummation of a Business Combination and (ii) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders an opportunity to redeem their Public Shares in conjunction with any such amendment. However, the Initial Stockholders will be entitled to liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period (defined below).
The Company will have until 12 months from the closing of the Proposed Public Offering to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination within 12 months, the Company may extend the period of time to consummate a Business Combination up to three times, each by an additional three months (for a total of 21 months to complete a Business Combination (the “Combination Period”). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $500,000, or $575,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per Public Share in either case), on or prior to the date of the applicable deadline, for each three month extension.

MOUNTAIN CREST ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor has agreed to waive its liquidation rights with respect to the Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Going Concern Consideration
At March 31, 2020, the Company had $25,000 in cash and a working capital deficit of $132,029. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The Sponsor has agreed to loan the Company up to an aggregate amount of $500,000 to be used, in part, for transaction costs incurred in connection with the Proposed Public Offering (the “Promissory Note”). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

MOUNTAIN CREST ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
In the opinion of management, the accompanying unaudited financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the period presented. The interim results for the three months ended March 31, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020 or for any future interim periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of March 31, 2020 or December 31, 2019.

MOUNTAIN CREST ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
Deferred Offering Costs
Deferred offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of March 31, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The provision for income taxes was deemed de minimis for the period from November 12, 2019 (inception) through March 31, 2020.
Net Loss Per Common Share
Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 187,500 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 7). At March 31, 2020 and December 31, 2019, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Recent Accounting Pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — Public Offering
Pursuant to the Proposed Public Offering, the Company will offer for sale 5,000,000 Units (or 5,750,000 Units if the underwriters’ over-allotment option is exercised in full), at a purchase price of $10.00

MOUNTAIN CREST ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
per Unit. Each Unit will consist of one share of common stock and one right (“Public Right”). Each Public Right will entitle the holder to receive one-tenth of one share of common stock at the closing of a Business Combination (see Note 7).
Note 4 — Private Placement
The Sponsor and Chardan (and/or their designees) have agreed to purchase an aggregate of 321,500 Private Units (or 355,250 Private Units if the over-allotment option is exercised in full) at a price of $10.00 per Private Unit, of which 296,500 Private Units (or 326,500 Private Units if the underwriters’ over-allotment is exercised in full) will be purchased by the Sponsor and 25,000 Private Units will be purchased by Chardan (or 28,750 Private Units if the underwriters’ over-allotment is exercised in full) for an aggregate purchase price of $3,215,000, or $3,552,500 if the over-allotment option is exercised in full, in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Unit will consist of one share of common stock (“Private Share”) and one right (“Private Right”). Each Private Right will entitle the holder to receive one-tenth of one share of common stock at the closing of a Business Combination. The proceeds from the Private Units will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.
Note 5 — Related Party Transactions
Founder Shares
On November 12, 2019, the Company issued 100 shares of common stock to the Sponsor for an aggregate purchase price of $25,000. The Company received payment for the shares on January 28, 2020. Accordingly, as of December 31, 2019, the $25,000 payment due to the Company is recorded as stock subscription receivable in the stockholder’s deficit section of the accompanying balance sheet. On January 17, 2020, the Company effected a share dividend of 21,561.50 shares of common stock for each outstanding share, resulting in 2,156,250 shares of common stock being issued and outstanding. In May 2020, the Company declared a reverse split of one share of common stock for every 1.5 outstanding share of common stock, resulting in 1,437,500 shares of common stock being outstanding (the “Founder Shares”). All share and per share information have been retroactively adjusted to reflect the share dividend and reverse split. The 1,437,500 Founder Shares include an aggregate of up to 187,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the Sponsor will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering and excluding the Private Shares).
The Sponsor has agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of six months after the date of the consummation of a Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the consummation of a Business Combination and, with respect to the remaining 50% of the Founder Shares, six months after the date of the consummation of a Business Combination, or earlier in each case if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Promissory Note — Related Party
On December 1, 2019, the Company issued the Promissory Note to the Sponsor, pursuant to which the Company may borrow up to an aggregate amount of $500,000 to cover expenses related to the Proposed

MOUNTAIN CREST ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
Public Offering. The Promissory Note is non-interest bearing and payable on the completion of the Proposed Public Offering. At March 31, 2020 and December 31, 2019, the Company had $156,593 and $100,498, respectively, in borrowings outstanding under the Promissory Note.
Administrative Support Agreement
The Company intends to enter into an agreement, commencing on the effective date of the Proposed Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into private units at a price of $10.00 per unit. The private units would be identical to the Private Units. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
Related Party Extension Loans
As discussed in Note 1, the Company may extend the period of time to consummate a Business Combination up to three times, each by an additional three months (for a total of 21 months to complete a Business Combination). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $500,000, or $575,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per Public Share in either case), on or prior to the date of the applicable deadline, for each three month extension. Any such payments would be made in the form of a non-interest bearing, unsecured promissory note. Such notes would either be paid upon consummation of a Business Combination, or, at the relevant insider’s discretion, converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per Private Unit. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination.
Note 6 — Commitments
Risks and Uncertainties
Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Registration Rights
The holders of the Founder Shares, the Private Units, and any shares that may be issued in payment of Working Capital Loans (and all underlying securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founders Shares can elect to exercise these

MOUNTAIN CREST ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) and securities issued in payment of Working Capital Loans can elect to exercise these registration rights at any time commencing on the date that the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company will grant the underwriters a 45-day option from the date of the Proposed Public Offering to purchase up to 750,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.
The underwriters will be entitled to a cash underwriting discount of $0.25 per Unit or $1,250,000 in the aggregate (or $1,437,500 if the over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, the underwriters will be entitled to a deferred fee of $0.35 per Unit, or $1,750,000 (or $2,012,500 if the over-allotment option is exercised in full). The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Unit Purchase Option
The Company has agreed to sell Chardan, for $100, an option to purchase up to 300,000 Units (or 345,000 Units if the over-allotment option is exercised in full) exercisable at $11.50 per Unit (or an aggregate exercise price of $3,450,000, or $3,967,500 if the over-allotment option is exercised in full) commencing at any time between the consummation of a Business Combination and the fifth anniversary of the effective date of the registration statement related to the Proposed Public Offering. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the effective date of the registration statement related to the Proposed Public Offering. The Units issuable upon exercise of the option are identical to those offered in the Proposed Public Offering. The Company intends to account for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Proposed Public Offering resulting in a charge directly to stockholder’s equity. The Company estimates that the fair value of the unit purchase option is approximately $790,000 (or $908,000 if the over-allotment option is exercised in full), or $2.63 per Unit, using the Black-Scholes option-pricing model. The fair value of the unit purchase option to be granted to the underwriters is estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 0.37% and (3) expected life of five years. The option and such units purchased pursuant to the option, as well as the shares of common stock underlying such units, the rights included in such units, the shares of common stock that are issuable for the rights included in such units, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s NASDAQ Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for that 180-day period following the date of Proposed Public Offering except to any underwriter and selected dealer participating in the Proposed Public Offering and their bona fide officers or partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of shares of common stock at a price below its exercise price.

MOUNTAIN CREST ACQUISITION CORP
NOTES TO FINANCIAL STATEMENTS
Right of First Refusal
Subject to certain conditions, the Company will grant Chardan, for a period of 15 months after the date of the consummation of a Business Combination, a right of first refusal to act as lead underwriters or minimally as a co-manager, with at least 30% of the economics; or, in the case of a three-handed deal 20% of the economics, for any and all future public and private equity and debt offerings. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement related to the Proposed Public Offering.
Note 7 — Stockholder’s Equity
Common Stock — The Company is authorized to issue 5,000,000 shares of common stock with a par value of $0.0001 per share. The Company plans on filing an Amended and Restated Certificate of Incorporation prior to the closing date of the Proposed Public Offering such that the Company will increase the number of shares of common stock authorized to be issued. Holders of the Company’s common stock are entitled to one vote for each share. At March 31, 2020 and December 31, 2019, there were 1,437,500 shares of common stock issued and outstanding, of which up to an aggregate of 187,500 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full so that the Sponsor will own 20% of the issued and outstanding shares after the Proposed Public Offering (assuming the Sponsor does not purchase any Public Shares in the Proposed Public Offering and excluding the Private Shares).
Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each Public Right upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of Public Rights in order to receive his, her or its additional shares of common stock upon consummation of a Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of Public Rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis.
The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, the holders of the Public Rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Rights will not receive any of such funds with respect to their Public Rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Rights, and the Public Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the Public Rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.
Note 8 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to May 15, 2020, the date that the financial statements were available to be issued. Other than as described in these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

MOUNTAIN CREST ACQUISITION CORP
CONDENSED BALANCE SHEETS
	June 30, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets
Cash	$340,118	$—
Prepaid expenses	86,467	—
Total Current Assets	426,585	—
Deferred offering costs	—	100,231
Deferred tax asset	246	—
Marketable securities held in Trust Account	58,650,863	—
Total Assets	$59,077,694	$100,231
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accrued expenses	$16,416	$225
Accrued offering costs	4,000	—
Promissory note – related party	—	100,498
Total Current Liabilities	20,416	100,723
Deferred underwriting fee payable	2,012,430	—
Total Liabilities	2,032,846	100,723
Commitments
Common stock subject to possible redemption, 5,102,647 shares at redemption value	52,044,843	—
Stockholders’ Equity (Deficit)
Common stock, $0.0001 par value; 30,000,000 shares authorized; 2,439,844 and 1,437,500 shares issued and outstanding (excluding 5,102,647 and no shares subject to possible redemption) at June 30, 2020 and December 31, 2019, respectively(1)	244	144
Additional paid in capital	5,020,064	24,856
Stock subscription receivable	—	(25,000)
Accumulated deficit	(20,303)	(492)
Total Stockholders’ Equity (Deficit)	5,000,005	(492)
Total Liabilities and Stockholders’ Equity (Deficit)	$59,077,694	$100,231

(1)
At December 31, 2019, includes up to 187,500 shares subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters (see Note 5).

The accompanying notes are an integral part of the unaudited condensed financial statements.

MOUNTAIN CREST ACQUISITION CORP
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
Operating and formation costs	$22,749	$22,960
Loss from operations	(22,749)	(22,960)
Other income:
Interest earned on marketable securities held in Trust Account	4,074	4,074
Unrealized loss on marketable securities held in Trust Account	(1,171)	(1,171)
Other income, net	2,903	2,903
Loss before provision for income taxes	(19,846)	(20,057)
Benefit from income taxes	246	246
Net loss	$(19,600)	$(19,811)
Weighted average shares outstanding, basic and diluted(1)	1,497,051	1,373,525
Basic and diluted net loss per common share	$(0.01)	$(0.01)

(1)
Excludes an aggregate of 5,102,647 shares subject to possible redemption at June 30, 2020.

The accompanying notes are an integral part of the unaudited condensed financial statements.

MOUNTAIN CREST ACQUISITION CORP
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
THREE AND SIX MONTHS ENDED JUNE 30, 2020
(Unaudited)
	Common Stock		Additional Paid in Capital	Stock Subscription Receivable	Accumulated Deficit	Total Stockholders’ (Deficit) Equity
	Shares	Amount
Balance – January 1, 2020	1,437,500	$144	$24,856	$25,000	$(492)	$(492)
Collection of stock subscription receivable	—	—	—	(25,000)	—	25,000
Net loss	—	—	—	—	(211)	(211)
Balance – March 31, 2020	1,437,500	144	24,856	—	(703)	24,297
Sale of 5,749,800 Units, net of underwriting discount and offering expenses	5,749,800	575	53,487,066	—	—	53,487,641
Sale of 355,241 Private Units	355,241	35	3,552,375	—	—	3,552,410
Forfeiture of Founder Shares	(50)	—	—	—	—	—
Sale of unit purchase option	—	—	100	—	—	100
Common stock subject to possible redemption	(5,102,647)	(510)	(52,044,333)	—	—	(52,044,843)
Net loss	—	—	—	—	(19,600)	(19,600)
Balance – June 30, 2020	2,439,844	$244	$5,020,064	$—	$(20,303)	$5,000,005
The accompanying notes are an integral part of the unaudited condensed financial statements.

MOUNTAIN CREST ACQUISITION CORP
CONDENSED STATEMENT OF CASH FLOWS
SIX MONTHS ENDED JUNE 30, 2020
(Unaudited)
Cash Flows from Operating Activities:
Net loss	$(19,811)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(4,074)
Unrealized loss on marketable securities held in Trust Account	1,171
Deferred tax benefit	(246)
Changes in operating assets and liabilities:
Prepaid expenses	(86,467)
Accrued expenses	16,191
Net cash used in operating activities	(93,236)
Cash Flows from Investing Activities:
Investment of cash into Trust Account	(58,647,960)
Net cash used in investing activities	(58,647,960)
Cash Flows from Financing Activities:
Proceeds from collection of stock subscription receivable	25,000
Proceeds from sale of Units, net of underwriting discounts paid	56,060,550
Proceeds from sale of Private Units	3,552,410
Proceeds from sale of unit purchase option	100
Proceeds from promissory note – related party	157,206
Repayment of promissory note – related party	(257,704)
Payment of offering costs	(456,248)
Net cash provided by financing activities	59,081,314
Net Change in Cash	340,118
Cash – Beginning	—
Cash – Ending	$340,118
Non-cash investing and financing activities:
Initial classification of common stock subject to possible redemption	$52,064,441
Change in value of common stock subject to possible redemption	$(19,598)
Deferred underwriting fee payable	$2,012,430
Offering costs included in accrued offering costs	$4,000
The accompanying notes are an integral part of the unaudited condensed financial statements.

MOUNTAIN CREST ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020
(Unaudited)
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Mountain Crest Acquisition Corp (the “Company”) was incorporated in Delaware on November 12, 2019. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business transaction with one or more businesses that the Company has not yet identified (a “Business Combination”).
Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company intends to focus on businesses that are located in North America. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of June 30, 2020, the Company had not commenced any operations. All activity through June 30, 2020 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on June 4, 2020. On June 9, 2020, the Company consummated the Initial Public Offering of 5,000,000 units (the “Units” and, with respect to the common stock included in the Units sold, the “Public Shares”), at $10.00 per Unit, generating gross proceeds of $50,000,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 321,500 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to Sunlight Global Investment LLC (the “Sponsor”) and Chardan Capital Markets, LLC (the “Chardan”), generating gross proceeds of $3,215,000, which is described in Note 4.
Following the closing of the Initial Public Offering on June 9, 2020, an amount of $51,000,000 ($10.20 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (the “Trust Account”) which will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended, or the Investment Company Act, with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account as described below.
On June 19, 2020, the underwriters exercised their over-allotment option in part, resulting in an additional 749,800 Units issued on June 19, 2020 for $7,498,000, less the underwriters’ discount of $187,450. In connection with the underwriters’ exercise of their over-allotment option, the Company also consummated the sale of an additional 33,741 Private Units at $10.00 per Private Unit, generating total proceeds of $337,410. A total of $7,647,960 was deposited into the Trust Account, bringing the aggregate proceeds held in the Trust Account to $58,647,960.
Transaction costs amounted to $4,010,359, consisting of $1,437,450 of underwriting fees, $2,012,430 of deferred underwriting fees and $560,479 of other offering costs. In addition, at June 30,2020, cash of $340,118 was held outside of the Trust Account (as defined below) and is available for working capital purposes.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a

MOUNTAIN CREST ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020
(Unaudited)
fair market value equal to at least 80% of the balance in the Trust Account (less any deferred underwriting commissions and net of amounts previously released to the Company to pay its tax obligations) at the time of the signing an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially $10.20 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to stockholders who redeem their shares will not be reduced by the deferred underwriting commission the Company will pay to the underwriters (as discussed in Note 6).
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Company’s Sponsor has agreed to (a) vote its Founder Shares (as defined in Note 5), Private Shares (as defined in Note 4) and any Public Shares held by it in favor of a Business Combination and (b) not to redeem any shares in connection with a stockholder vote to approve a Business Combination or sell any such shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.
Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 20% or more of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed to (i) waive its redemption rights with respect to Founder Shares, Private Shares and any Public Shares it may acquire during or after the Initial Public Offering in connection with the consummation of a Business Combination and (ii) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders an opportunity to redeem their Public Shares in conjunction with any such amendment. However, the Initial Stockholders will be entitled to

MOUNTAIN CREST ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020
(Unaudited)
liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period (defined below).
The Company will have until June 9, 2021 to consummate a Business Combination. However, if the Company anticipates that it may not be able to consummate a Business Combination by June 9, 2021, the Company may extend the period of time to consummate a Business Combination up to three times, each by an additional three months (for a total of 21 months to complete a Business Combination (the “Combination Period”). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliate or designees must deposit into the Trust Account $500,000, or $575,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per Public Share in either case), on or prior to the date of the applicable deadline, for each three month extension.
If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in the case of clauses (ii) and (iii) to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The Sponsor has agreed to waive its liquidation rights with respect to the Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.20 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.20 per Public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party who executed a waiver of any and all rights to the monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

MOUNTAIN CREST ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020
(Unaudited)
Risks and Uncertainties
Management is currently evaluating the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.
The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s prospectus for its Initial Public Offering as filed with the SEC on June 5, 2020, as well as the Company’s Current Reports on Form 8-K, as filed with the SEC on June 10, 2020, June 15, 2020 and June 22, 2020 . The interim results for the three and six months ended June 30, 2020 are not necessarily indicative of the results to be expected for the year ending December 31, 2020 or for any future interim periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging

MOUNTAIN CREST ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020
(Unaudited)
growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2020 and December 31, 2019.
Marketable Securities Held in Trust Account
At June 30, 2020 and December 31, 2019, the assets held in the Trust Account were substantially held in U.S. Treasury Bills. During the six months ended June 30, 2020, the Company did not withdraw any of interest income from the Trust Account to pay its tax obligations. The Company did not withdraw interest income from the Trust Account during the year ended December 31, 2019 to pay its income tax obligations.
Common Stock Subject to Possible Redemption
The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s condensed balance sheets.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

MOUNTAIN CREST ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020
(Unaudited)
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2020 and December 31, 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The effective tax rate of 1.2% for the three and six months ended June 30, 2020 differs from the statutory tax rate of 21% due to the valuation allowance recorded against the Company’s net operating losses.
On March 27, 2020, President Trump signed the Coronavirus Aid, Relief, and Economic Security “CARES” Act into law. The CARES Act includes several significant business tax provisions that, among other things, would eliminate the taxable income limit for certain net operating losses (“NOL) and allow businesses to carry back NOLs arising in 2018, 2019 and 2020 to the five prior years, suspend the excess business loss rules, accelerate refunds of previously generated corporate alternative minimum tax credits, generally loosen the business interest limitation under IRC section 163(j) from 30 percent to 50 percent among other technical corrections included in the Tax Cuts and Jobs Act tax provisions. The Company does not believe that the CARES Act will have a significant impact on Company’s financial position or statement of operations.
Net Loss Per Common Share
Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at June 30, 2020, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic net loss per common share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of rights sold in the Initial Public Offering and the private placement to purchase 610,504 shares of common stock, in the calculation of diluted loss per share, since the exercise of the warrants are contingent upon the occurrence of future events. As a result, diluted net loss per common share is the same as basic net loss per common share for the period presented.
Reconciliation of Net Loss Per Common Share
The Company’s net loss is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the earnings of the Trust Account and not the income or losses of the Company. Accordingly, basic and diluted loss per share is calculated as follows:
	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
Net loss	$(19,600)	$(19,811)
Less: Income attributable to common stock subject to possible redemption	—	—
Adjusted net loss	$(19,600)	$(19,811)
Weighted average shares outstanding, basic and diluted	1,497,051	1,373,525
Basic and diluted net loss per common share	$(0.01)	$(0.01)

MOUNTAIN CREST ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020
(Unaudited)
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.
NOTE 3. PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 5,000,000 Units, at a purchase price of $10.00 per Unit. Each Unit consists of one share of common stock and one right (“Public Right”). Each Public Right entitles the holder to receive one-tenth of one share of common stock at the closing of a Business Combination (see Note 7).
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor and Chardan (and/or their designees) purchased an aggregate of 321,500 Private Units at a price of $10.00 per Private Unit, of which 296,500 Private Units were purchased by the Sponsor and 25,000 Private Units were purchased by Chardan for an aggregate purchase price of $3,215,000. The Sponsor and Chardan have agreed to purchase an additional aggregate amount of 33,741 Private Units, for an aggregate purchase price of $337,410, if the over-allotment option is exercised in full by the underwriters. Each Private Unit consists of one share of common stock (“Private Share”) and one right (“Private Right”). Each Private Right entitles the holder to receive one-tenth of one share of common stock at the closing of a Business Combination. The proceeds from the Private Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Units and all underlying securities will expire worthless.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On November 12, 2019, the Company issued 100 shares of common stock to the Sponsor for an aggregate purchase price of $25,000. The Company received payment for the shares on January 28, 2020. Accordingly, as of December 31, 2019, the $25,000 payment due to the Company is recorded as stock subscription receivable in the stockholder’s deficit section of the accompanying balance sheet. On January 17, 2020, the Company effected a share dividend of 21,561.50 shares of common stock for each outstanding share, resulting in 2,156,250 shares of common stock being issued and outstanding. In May 2020, the Company declared a reverse split of one share of common stock for every 1.5 outstanding share of common stock, resulting in 1,437,500 shares of common stock being outstanding (the “Founder Shares”). All share and per share information have been retroactively adjusted to reflect the share dividend and reverse split. The

MOUNTAIN CREST ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020
(Unaudited)
1,437,500 Founder Shares included an aggregate of up to 187,500 shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would collectively own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Sponsor did not purchase any Public Shares in the Initial Public Offering and excluding the Private Shares). As a result of the underwriters’ election to partially exercise their over-allotment option on June 19, 2020, 50 Founders Shares were forfeited and 187,450 Founder Shares are no longer subject to forfeiture.
The Sponsor has agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until, with respect to 50% of the Founder Shares, the earlier of six months after the date of the consummation of a Business Combination and the date on which the closing price of the Company’s common stock equals or exceeds $12.50 per share for any 20 trading days within a 30-trading day period following the consummation of a Business Combination and, with respect to the remaining 50% of the Founder Shares, six months after the date of the consummation of a Business Combination, or earlier in each case if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.
Promissory Note — Related Party
On December 1, 2019, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate amount of $500,000 to cover expenses related to the Initial Public Offering. The Promissory Note was non-interest bearing and payable on the completion of the Initial Public Offering. Upon the consummation of the Initial Public Offering on June 9, 2020, the Company repaid an aggregate amount of $165,000 under the Promissory Note. At June 9, 2020, there was $92,704 outstanding under the Promissory Note, which amount was repaid on June 11, 2020.
Administrative Support Agreement
The Company entered into an agreement whereby, commencing on June 4, 2020 through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial and administrative support. For the three and six months ended June 30, 2020, the Company incurred $10,000 in fees for these services, of which $10,000 is included in accrued expenses in the accompanying condensed balance sheet.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or the Company’s officers and directors may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (“Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into private units at a price of $10.00 per unit. The private units would be identical to the Private Units. In the event that a Business Combination does not close, the Company may use a portion of the proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans.
Related Party Extension Loans
As discussed in Note 1, the Company may extend the period of time to consummate a Business Combination up to three times, each by an additional three months (for a total of 21 months to complete a

MOUNTAIN CREST ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020
(Unaudited)
Business Combination). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $500,000, or $575,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per Public Share in either case), on or prior to the date of the applicable deadline, for each three month extension. Any such payments would be made in the form of a non-interest bearing, unsecured promissory note. Such notes would either be paid upon consummation of a Business Combination, or, at the relevant insider’s discretion, converted upon consummation of a Business Combination into additional Private Units at a price of $10.00 per Private Unit. The Sponsor and its affiliates or designees are not obligated to fund the Trust Account to extend the time for the Company to complete a Business Combination.
NOTE 6. COMMITMENTS
Registration Rights
Pursuant to a registration rights agreement entered into on June 4, 2020, the holders of the Founder Shares, the Private Units, and any shares that may be issued in payment of Working Capital Loans (and all underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founders Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) and securities issued in payment of Working Capital Loans can elect to exercise these registration rights at any time commencing on the date that the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 750,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. On June 19, 2020, the underwriters partially exercised their over-allotment option to purchase an additional 749,800 Units at $10.00 per Unit and forfeited the option to exercise the remaining 200 Units.
The underwriters are entitled to a deferred fee of $0.35 per Unit, or $2,012,430. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Right of First Refusal
Subject to certain conditions, the Company granted Chardan, for a period of 15 months after the date of the consummation of a Business Combination, a right of first refusal to act as lead underwriters or minimally as a co-manager, with at least 30% of the economics; or, in the case of a three-handed deal 20% of the economics, for any and all future public and private equity and debt offerings. In accordance with FINRA Rule 5110(f)(2)(E)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement related to the Initial Public Offering.
NOTE 7. STOCKHOLDERS’ EQUITY
Common Stock — On June 4, 2020, the Company amended its Certificate of Incorporation such that the Company is authorized to issue 30,000,000 shares of common stock with a par value of $0.0001 per

MOUNTAIN CREST ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020
(Unaudited)
share. Holders of the Company’s common stock are entitled to one vote for each share. At June 30, 2020 and December 31, 2019, there were 2,439,844 and 1,437,500 shares of common stock issued and outstanding, excluding 5,102,647 and no shares of common stock subject to possible redemption, respectively.
Rights — Except in cases where the Company is not the surviving company in a Business Combination, each holder of a Public Right will automatically receive one-tenth (1/10) of one share of common stock upon consummation of a Business Combination, even if the holder of a Public Right converted all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Amended and Restated Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a Public Right will be required to affirmatively convert his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each Public Right upon consummation of the Business Combination. No additional consideration will be required to be paid by a holder of Public Rights in order to receive his, her or its additional shares of common stock upon consummation of a Business Combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company). If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of Public Rights to receive the same per share consideration the holders of the common stock will receive in the transaction on an as-converted into common stock basis.
The Company will not issue fractional shares in connection with an exchange of Public Rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of the Delaware General Corporation Law. As a result, the holders of the Public Rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Rights will not receive any of such funds with respect to their Public Rights, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Rights, and the Public Rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the Public Rights upon consummation of a Business Combination. Additionally, in no event will the Company be required to net cash settle the rights. Accordingly, the rights may expire worthless.
Unit Purchase Option
On June 9, 2020, the Company sold to Chardan, for $100, an option to purchase up to 300,000 Units exercisable at $11.50 per Unit (or an aggregate exercise price of $3,450,000) commencing at any time between the consummation of a Business Combination and June 4, 2025. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires on June 4, 2025. The Units issuable upon exercise of the option are identical to those sold in the Initial Public Offering. The Company accounted for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity. The Company estimated that the fair value of the unit purchase option to be approximately $790,000, or $2.63 per Unit, using the Black-Scholes option-pricing model. The fair value of the unit purchase option was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 0.37% and (3) expected life of five years. The option and such units purchased pursuant to the option, as well as the shares of common stock underlying such units, the rights included in such units, the shares of common stock that are issuable for the rights included in such units, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s NASDAQ Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or

MOUNTAIN CREST ACQUISITION CORP
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2020
(Unaudited)
partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of shares of common stock at a price below its exercise price.
NOTE 8. FAIR VALUE MEASUREMENTS
The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at June 30, 2020 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:
Description	Level	June 30, 2020
Assets:
Marketable securities held in Trust Account	1	$58,650,863
NOTE 9. SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed financial statements.

YANDY HOLDINGS, LLC AND SUBSIDIARY
Phoenix, Arizona
CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018

INDEPENDENT AUDITOR’S REPORT
To the Members of
Yandy Holdings, LLC and Subsidiary
Phoenix, Arizona
Report on the Financial Statements
We have audited the accompanying consolidated financial statements of Yandy Holdings, LLC and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations and members’ (deficit) capital, and cash flows for the years then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Yandy Holdings, LLC and Subsidiary as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
Crowe LLP
Sherman Oaks, California
September 22, 2020

YANDY HOLDINGS, LLC AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
December 31, 2019 and 2018
	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$382,068	$338,914
Other receivable	367,705	377,219
Inventory, net	8,198,088	6,509,998
Other current assets	221,779	244,844
Total current assets	9,169,640	7,470,975
Property, improvements and equipment, net	149,214	214,532
Intangible assets, net	12,744,250	15,484,250
Goodwill, net	—	15,807,801
Other assets	21,020	21,336
Total Assets	$22,084,124	$38,998,894
LIABILITIES AND MEMBERS’ (DEFICIT) CAPITAL
Current liabilities
Current portion of long term debt	$18,809,227	$11,952,665
Accounts payable	766,623	842,360
Accrued expenses	2,779,182	1,349,970
Contract liabilities	1,473,352	726,035
Accrued interest	596,226	—
Total current liabilities	24,424,610	14,871,030
Long-term debt, less current portion	—	6,707,291
Total liabilities	24,424,610	21,578,321
Members’ (deficit) capital (Note 4)
Total members’ (deficit) capital	(2,340,486)	17,420,573
Total Liabilities and Members’ (Deficit) Capital	$22,084,124	$38,998,894
See accompanying notes to the consolidated financial statements.

YANDY HOLDINGS, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS AND MEMBERS’ (DEFICIT) CAPITAL
For the years ended December 31, 2019 and 2018
	2019		2018
Net sales	$43,101,855	100.0%	$42,427,835	100.0%
Cost of goods sold	26,291,726	61.0	26,382,482	62.2
Gross profit	16,810,129	39.0	16,045,353	37.8
Selling, general and administrative expenses	13,207,388	30.6	11,545,871	27.2
Impairment loss	15,807,801	36.7	—	—
Capital restructuring expense	2,180,444	5.1	422,741	1.0
Depreciation and amortization	2,860,470	6.6	2,891,556	6.8
	34,056,103	79.0	14,860,168	35.0
(Loss) Income from operations	(17,245,974)	(40.0)	1,185,185	2.8
Other income (expense)
Other income	220,572	0.5	251,122	0.6
Interest expense, net	(2,735,657)	(6.3)	(2,387,658)	(5.6)
	(2,515,085)	(5.8)	(2,136,536)	(5.0)
	(19,761,059)	(45.8)	(951,351)	(2.2)
Members’ (deficit) capital, beginning of period	17,420,573		18,371,924
Members’ (deficit) capital, end of period	$(2,340,486)		$17,420,573
See accompanying notes to the consolidated financial statements.

YANDY HOLDINGS, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended December 31, 2019 and 2018
	2019	2018
Cash flows from operating activities
Net loss	$(19,761,059)	$(951,351)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	120,470	132,556
Amortization of intangible assets	2,740,000	2,759,000
Impairment of goodwill	15,807,801	—
Amortization of deferred financing costs	96,375	128,500
Loss on asset disposal	3,704	—
Payment in kind interest on seller note	552,896	510,791
Changes in operating assets and liabilities:
Other receivable	9,514	95,830
Inventory	(1,688,090)	429,707
Other assets	23,381	162,828
Accounts payable	(75,737)	(162,349)
Accrued expenses	1,429,212	(166,067)
Accrued interest	596,226	—
Contract liabilities	747,317	(60,682)
Net cash from operating activities	602,010	2,878,764
Cash flows from investing activities
Acquisition of property, improvements and equipment	(62,856)	(109,216)
Cash proceeds from disposal of fixed assets	4,000	—
Net cash from investing activities	(58,856)	(109,216)
Cash flows from financing activities
Principal payments on long-term debt	(500,000)	(3,212,437)
Net cash from financing activities	(500,000)	(3,212,437)
Net change in cash & cash equivalents	43,154	(442,889)
Cash & cash equivalents at beginning of period	338,914	781,803
Cash & cash equivalents at end of period	$382,068	$338,914
Supplemental cash flow information:
Cash paid during the year for:
Interest	$1,488,679	$1,748,367
See accompanying notes to the consolidated financial statements.

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
NOTE 1 — NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
This summary of significant accounting policies is presented to assist the reader in understanding and evaluating the consolidated financial statements. These policies are in conformity with accounting principles generally accepted in the United States and have been applied consistently in all material respects.
Nature of Business:   On September 30, 2014, Yandy Holdings, LLC (the “Company”) was organized in the state of Delaware and acquired all the member units of Yandy, LLC from Synergy Warehouse Solutions LLC (the “Acquisition”). The Company is engaged in the business of retailing intimate women’s apparel through its website (online retailer) which operates in their corporate and warehouse facilities in Phoenix, Arizona.
Principles of Consolidation:   The consolidated financial statements present the financial position and results of operations of Yandy Holdings, LLC and its wholly owned subsidiary, Yandy, LLC. All significant intercompany transactions and balances have been eliminated in the consolidated financial statements. The financial statements as of and for the year ended December 31, 2019 reflect the activity just prior to the closing of the transaction discussed in note 10.
Use of Estimates:   The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying footnotes. Actual results could differ from those estimates. Significant estimates and assumptions made by management are used for, but not limited to, the allowance for returns, useful lives of fixed assets, inventory valuation, and fair value and recoverability of carrying value of long-lived assets, goodwill and intangible assets.
Revenue Recognition:   The Company generates revenue from the sale of Company-owned inventory of intimate apparel, Halloween costumes and accessories, primarily through its website and similar channels.
The Company adopted Accounting Standards Updates (“ASU”) 2014-09, Revenue from Contracts with Customers Topic 606 (“ASC 606”) as of January 1, 2019, using the using the modified retrospective method for all contracts that were not complete as of the date of adoption. The adoption of Topic 606 did not have a material impact on the Company’s financial statements for year ended December 31, 2019
The Company recognizes revenue upon delivery of the purchased good to the buyer as its performance obligation, consisting of the sale of goods, is satisfied at this point. Revenue is recognized net of incentives and estimated returns. Sales tax assessed by governmental authorities is excluded from revenue. The Company periodically offers promotional incentives to customers, which include basket promotional code discounts and other credits. These are treated as a reduction of revenue.
A portion of the Company’s product sales is generated through third-party sellers, who list the Yandy product on their website. These sales are either fulfilled by Yandy or through the third-party seller’s fulfilment services. The Company’s shoe sales are fulfilled through drop-ship arrangements, where the vendor will ship directly to Yandy’s customers. In these arrangements, Yandy is primarily responsible for fulfilling the promise to customers and generally bears the inventory risk, including risk of returned product, and typically controls the transaction price. Yandy is the principal in these transactions and recognizes gross revenue from product sales upon delivery of the products to end-customers. The Company recognizes expenses for the fees retained by the third-party sellers and cost of sales for inventory provided through drop-shipment arrangements.
The Company charges shipping fees to customers. Since control transfers to the customer after the shipping and handling activities, the Company accounts for these activities as fulfillment activities. Expenses incurred for shipping and handling costs on shipments to customers are recorded as cost of goods sold and amounted to $6,825,241 and $6,652,357 for the years ended December 31, 2019 and 2018, respectively. Related costs paid to third-party shippers for freight-in from the Company’s suppliers are included in cost of

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
NOTE 1 — NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)
goods sold. Freight billed to customers is included in net sales and amounted to $4,302,220 and $4,470,458 for the years ended December 31, 2019 and 2018, respectively.
The Company’s contractual liabilities consist of unearned revenue and deferred revenue related to unredeemed site credits. The balance of unearned revenue totals $580,514 and $0 as of December 31, 2019 and 2018, respectively. Unearned revenue represents customer orders that have not been delivered to the customer and is estimated as orders placed in the last five calendar days of the year.
The balance of unredeemed site credits totals $892,838 and $726,036 as of December 31, 2019 and 2018, respectively. Revenue from issuances of site credits is recognized when the site credit is redeemed by the customer, or the likelihood of the site credit being redeemed by the customer is remote (breakage). The company has identified that the likelihood of redemption of site credits is remote after they are aged 2 years. The Company recognized breakage of $254,813 and $263,993 during years ended December 31, 2019 and 2018, respectively. Contract liabilities are recorded in other current liabilities on the consolidated balance sheets.
The Company maintains a reserve for future returns. The balance of the returns reserve is $427,320 and $52,365 as of December 31, 2019 and 2018, respectively. The returns reserve represents an estimate of product returns expected in a future period.
Cash and Cash Equivalents:   The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.
Concentration of Credit Risk:   The Company maintains its cash in bank accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes the Company is not exposed to any significant credit risk on cash.
Inventory:   Inventory consists primarily of finished goods and has been recorded at lower of cost or net realizable value. Cost is determined on a first-in, first-out basis. At December 31, 2019 and 2018, reserves for slow-moving and obsolete inventory amounted to $209,422 and $257,363, respectively.
Property, Improvements and Equipment:   Property, improvements and equipment are recorded at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from two to seven years. Leasehold improvements are amortized over the shorter of the lease term or their estimated useful lives, which generally are seven years. Maintenance and repairs are charged directly to expense when incurred. Additions and betterments to property, improvements and equipment are capitalized.
When assets are disposed of, the related costs and accumulated depreciation thereon are removed from the accounts and any resulting gain or loss is included in operations.
Intangible Assets:   Intangible assets with definite useful lives are being amortized over their respective estimated useful lives. The Company annually evaluates the remaining useful lives of definite life intangible assets to determine whether events and circumstances warrant a revision to the remaining period of amortization.
Goodwill:   Goodwill represents the excess of the cost of a company acquired over the fair value of the net assets at the date of acquisition.
Impairment of Long-Lived Assets and Goodwill:   The Company accounts for the impairment and disposition of long-lived assets in accordance with ASC 360, Impairment or Disposal of Long-Lived Assets. In accordance with ASC 360, the Company periodically reviews its long-lived assets whenever events or

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
NOTE 1 — NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)
changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Long-lived assets evaluated for impairment are grouped with other assets to the lowest level for which identifiable cash flows are largely independent on the cash flows of other groups of assets and liabilities. Recoverability of these assets (or asset group) is measured by comparison of the carrying value of each asset (or asset group) to the future undiscounted cash flows the asset (or asset group) is expected to generate over its remaining life. The estimated future net undiscounted cash flows are based upon, among other things, assumptions about expected future operating performance, and may differ from actual cash flows. When indications of impairment are present and the estimated undiscounted future cash flows from the use of these assets is less than the assets’ carrying value, the related assets will be written down to fair value.
An impairment loss would be measured by comparing the amount by which the carrying value exceeds the fair value (determined based on estimated discounted future cash flows) of the long-lived assets. As of December 31, 2019 and 2018, management has determined that there were no impairments of its long-lived assets, other than goodwill.
The Company reviews goodwill for impairment annually or whenever events or changes in circumstances indicate that an impairment may exist. In conducting its annual impairment test, the Company first reviews qualitative factors to determine whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount. If factors indicate that the fair value of the reporting unit is less than its carrying amount, the Company performs a quantitative assessment and the fair value of the reporting unit is determined by analyzing the expected present value of future cash flows. If the carrying value of the reporting unit continues to exceed its fair value, the implied fair value of the reporting unit’s goodwill is calculated and an impairment loss equal to the excess is recorded. The Company performs its annual impairment tests at the end of each fiscal year.
The sale of assets to Playboy (see Note 10) is a triggering event that resulted in impairment of goodwill of approximately $15.8 million as of December 31, 2019. Intangible assets were also assessed for impairment and none was identified as of December 31, 2019. The Company did not recognize any impairment for intangible assets or goodwill in the year ended December 31, 2018. See Notes 3 and 4.
Deferred Financing Costs:   The Company capitalizes costs incurred from the issuance of debt as deferred financing costs. Deferred financing costs are amortized as additional interest expense over the life of the underlying debt.
Advertising Costs:   The Company expenses advertising costs as incurred. For the years ended December 31, 2019 and 2018, the Company reported $7,517,645, and $6,265,042, respectively, of advertising costs as a component of selling, general and administrative expenses.
Income Taxes:   The Company is a limited liability company formed under state statutes and taxed for federal and state purposes as a partnership. Accordingly, all taxable earnings of the Company are taxed to the individual members and accordingly, there is no provision for federal income taxes.
A tax position is recognized as a benefit only if it is more likely than not that the tax position would be sustained in a tax examination with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the more likely than not test, no tax benefit is recorded. Management is not aware of any uncertain tax positions and there are no unrecognized benefits required to be recognized as a liability as of December 31, 2019 and 2018. The Company recognizes interest and penalties related to unrecognized tax benefits in interest and income tax expense. The Company has no amounts accrued for interest or penalties as of December 31, 2019 and 2018.

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
NOTE 1 — NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (continued)
Due to the pass-through status, the Company is not subject to U.S. federal income tax or state income tax, other than the gross receipts fee. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.
Sales Tax:   In 2018, the Company had physical nexus only in the state of Arizona. Therefore, the Company charged sales tax only to consumers in Arizona. The Supreme Court decision in South Dakota v Wayfair Inc. (2018) established a precedent for economic nexus for sales tax laws. In 2019, the Company registered to pay sales tax in all U.S. states with economic nexus laws. The sales tax liability as of December 31, 2019 and 2018 was $345,512 and $14,553, respectively.
Major Vendors:   For the year ended December 31, 2019, one supplier represented approximately 11% of purchases. As of December 31, 2019, there were $19 of payable invoices related to the supplier. For the year ended December 31, 2018, one supplier represented approximately 13% of purchases. There were $487 of payable invoices related to this supplier at December 31, 2018.
NOTE 2 — PROPERTY, IMPROVEMENTS AND EQUIPMENT
Property, improvements and equipment as of December 31 consist of the following:
	2019	2018
Machinery and equipment	$307,847	$329,950
Computer equipment	223,532	211,067
Furniture and fixtures	49,983	48,608
Leasehold improvement	246,867	201,539
	828,229	791,164
Less accumulated depreciation and amortization	(679,015)	(576,632)
	$149,214	$214,532
For the years ended December 31, 2019 and 2018, depreciation expense amounted to $120,470 and $132,556, respectively.
NOTE 3 — INTANGIBLE ASSETS
Intangible assets as of December 31 consist of the following:
	Cost	Accumulated Amortization	Net Book Value
December 31, 2019
Non-Compete (5 years)	$380,000	$(380,000)	$—
Customer list (10 years)	12,450,000	(6,536,250)	5,913,750
Trademark (10 years)	14,380,000	(7,549,500)	6,830,500
	$27,210,000	$(14,465,750)	$12,744,250
December 31, 2018
Non-Compete (5 years)	$380,000	$(323,000)	$57,000
Customer list (10 years)	12,450,000	(5,291,250)	7,158,750
Trademark (10 years)	14,380,000	(6,111,500)	8,268,500
	$27,210,000	$(11,725,750)	$15,484,250

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
NOTE 3 — INTANGIBLE ASSETS (continued)
For the years ended December 31, 2019 and 2018, amortization expense recognized on all amortizable intangible assets amounted to $2,740,000 and $2,759,000, respectively.
NOTE 4 — GOODWILL
Goodwill consists of the following at December 31:
	2019	2018
Goodwill	$15,807,801	$15,807,801
Accumulated Impairment	(15,807,801)	—
	$—	$15,807,801
The Company sold substantially all its net assets to Playboy (see Note 10). The sale of the assets represented a triggering event that indicates the fair value of the Company’s net assets as of December 31, 2019 could have been impaired. Upon the completion of the quantitative goodwill impairment test, the Company determined that the full value of goodwill was impaired.
In connection with the sale to Playboy the Company became a Public Business Entity and the financial statements have been recast to reflect the revocation of the Private Company Council alternatives related to the amortization of goodwill resulting from previous business combinations
The effect of the retrospective change related to Goodwill, net and Members’ capital on the consolidated balance sheet was as follows:
	As Reported	Adjustments due to change in accounting principle	Balance at January 1, 2018
Balance Sheet
Goodwill, net	$10,670,264	$5,137,537	$15,807,801
Members’ capital	13,234,387	5,137,537	18,371,924
NOTE 5 — LONG-TERM DEBT
Long-term debt at December 31 consists of the following:
	2019	2018
Term loan	$11,549,040	$12,049,040
Seller note	7,260,187	6,707,291
	18,809,227	18,756,331
Less debt issuance costs	—	(96,375)
	18,809,227	18,659,956
Less current maturities	(18,809,227)	(11,952,665)
Total debt, net of current portion	$—	$6,707,291
Term Loan and Revolving Commitment:   Term loan and revolving commitment consists of total borrowings of $24,500,000, which consists of a term loan of $21,500,000 and a revolving commitment of $3,000,000. The term loan is payable to the lender in quarterly installments of $268,750. The Company paid down outstanding principal through cash flow sweeps of excess cash during 2018 and 2019. The term loan and revolving commitment are collateralized by substantially all of the Company’s assets. Principal amounts

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
NOTE 5 — LONG-TERM DEBT (continued)
outstanding under the term loan accrue interest at the LIBOR Rate (with 1% floor) plus 11% (13% at December 31, 2019 and 2018) and are payable monthly.
A default interest rate adjustment was made in January 2017 that increased the calculation from LIBOR plus 9% to LIBOR plus 11%. Interest expense of $453,875 related to the default interest rate adjustment was booked as accrued interest payable. Interest expense associated with the default interest rate adjustment was included in monthly cash payments beginning in May 2018. December 2019 interest expense of $142,351 was accrued and paid from the Playboy (see Note 10) transaction waterfall.
The Term Loan is subject to certain financial covenants. At December 31, 2019 and 2018, the Company was not in compliance with the EBITDA covenant requirement. The lack of compliance at both December 31, 2019 and 2018, are events of default as defined by the credit agreement. As such, outstanding borrowings under the term loan are classified as current in the consolidated balance sheet. The loan agreement requires that the borrower not have a condition of default as a condition precedent for future borrowings.
The Company executed two amendments to the credit agreement during 2019. As a result of the second amendment, the Termination Date changed from September 30, 2019 to January 31, 2020.
The Company incurred debt issuance costs of $642,500 that were capitalized as deferred financing costs. The unamortized balance of debt issuance costs at December 31, 2018 was $96,375. The debt issuance costs were fully amortized by December 31, 2019.
Seller Note:   In connection with the 2014 Acquisition, the Company entered into a promissory note with the seller in the principal amount of $6,075,000. The note is subordinated to the Term Loan. The principal amount outstanding accrues interest at an annual rate of 8% and is payable quarterly. In accordance with the Subordination Agreement, the Company has suspended cash interest payments on the promissory note beginning on December 31, 2017. The Company is now paying interest on the Seller Note via payment-in-kind (PIK) interest. At December 31, 2019 and December 31, 2018, the Company has $1,185,186 and $632,291 of additional principal outstanding due to payment-in-kind. The note payable matures in September 2020.
Scheduled principal maturities of long-term debt as of December 31, 2019:
	Term Loan	Seller Note	Total
2020	11,549,040	7,260,187	18,809,227
	$11,549,040	$7,260,187	$18,809,227
For the years ended December 31, 2019 and 2018, interest expense amounted to $2,735,657 and $2,387,658, respectively. Interest expense is inclusive of amortization of debt issuance costs amounting to $96,375 and $128,500 in 2019 and 2018, respectively.
NOTE 6 — EMPLOYEE BENEFITS
Defined Contribution Plan:   The Company maintains a defined contribution 401(k) plan (the “Plan”) designed in compliance with safe harbor provisions. All employees that are at least 18 years of age, have completed three months of service, and worked at least 400 hours of service are eligible to participate. The Plan provides for fixed contributions in which the Company contributes up to 3% of employee’s eligible earnings, as defined by the Plan.
Total expense related to the defined contribution plan amounted to $110,915 and $82,816 for the years ended December 31, 2019 and 2018, respectively. At December 31, 2019 and 2018, the Company has $110,915 and $57,779, respectively, accrued as defined contribution plan expense which is included in accrued

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
NOTE 6 — EMPLOYEE BENEFITS (continued)
expenses in the accompanying consolidated balance sheets.
NOTE 7 — COMMITMENTS
Leases:   The Company leases one warehouse and office facility in Phoenix, Arizona, under an operating lease agreement with an unrelated party. This lease was amended during 2019 and is set to expire in December 2020. For the years ended December 31, 2019 and 2018, total rent expense amounted to $310,098 and $264,084, respectively. The lease agreement contains provisions which require the Company to pay for all normal maintenance and property taxes.
Future minimum rental payments under operating lease agreements as of December 31, 2019 are as follows:
2020	$352,497
$352,497
NOTE 8 — RELATED PARTY TRANSACTIONS
Management Fees:   The Company entered into a management fee agreement with SPK Manager LLC, a shareholder of Yandy Holdings LLC, for financial advisory services. For each of the years ended December 31, 2019 and 2018, management fee expense amounted to $180,000. At December 31, 2019 and 2018, the Company has $360,000 and $180,000, respectively, of accrued management fees included in accrued expenses in the accompanying consolidated balance sheet.
NOTE 9 — MEMBERS’ CAPITAL
The Company has issued 14,014,244 Class A member Units as of December 31, 2019 and 2018, respectively. The Class A Units are entitled to all the rights of ownership. The holders of the Class A Units are entitled to one vote for each Class A Unit held. As of December 31, 2019, there were 14,014,244 Class A member Units outstanding
The Company has issued 6,006,105 Class B member Units as of December 31, 2019 and 2018, respectively. The Class B Units are entitled to all the rights of ownership. The holders of the Class B Units are entitled to one vote for each Class B Unit held. As of December 31, 2019, there were 6,006,105 Class B member units outstanding.
The Company has issued 1,214,878 Class C restricted member units to various key employees as of December 31, 2019 and 2018, respectively. The various employee agreements have different vesting schedules including four-year, three-year and upon a change of control. Termination of employment or service results in the forfeiture of all unvested restricted member units. These Class C units are intended to constitute a “profits interests” in the Company. As of December 31, 2019, there were 484,065 Class C member units vested and outstanding.
Upon liquidation, distributions are made first to Class A unitholders up to their initial capital contributions, then to Class B unitholders up to their initial capital contributions, then among all members (Class A, B & C) on a pro rata basis. No distributions were made to equity holders of Class A, B or C units as a result of the Playboy Transaction.
NOTE 10 — SUBSEQUENT EVENTS
Management has performed an analysis of the activities and transactions subsequent to December 31, 2019 to determine the need for any adjustments to and/or disclosures within the consolidated financial

YANDY HOLDINGS, LLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2019 and 2018
NOTE 10 — SUBSEQUENT EVENTS (continued)
statements. Management has performed their analysis through September 22, 2020, the date the consolidated financial statements were available to be issued.
As of the close of business on December 31, 2019, the Company closed a transaction to sell its net assets, excluding cash and debt, to Y Acquisition Co LLC (later known as Yandy Enterprises LLC), a wholly owned subsidiary of Playboy Enterprises Inc. (“Playboy”). The proceeds of the sale are to be used to pay obligations to existing stakeholders of Yandy Holdings, LLC.
A global pandemic related to the COVID-19 virus occurred during 2020. The pandemic has caused uncertainty to the economy and its impact to the business cannot be predicted. The Company made changes to its internal operations including remote-working and increased safety protocols to address risks associated with the virus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.   Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of Common Stock being registered hereby.
SEC registration fees	$5,482
Accounting fees and expenses	$35,000
Legal fees and expenses	$75,000
Financial printing and miscellaneous expenses	$20,000
Total	$135,482
Item 14.   Indemnification of Directors and Officers.
Our Certificate of Incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.
Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.
“Section 145. Indemnification of officers, directors, employees and agents; insurance.
(a)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
(c)
To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)
Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)
Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)
The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the Certificate of Incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)
A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)
For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.
(i)
For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)
The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)
The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
In accordance with Section 102(b)(7) of the DGCL, our Certificate of Incorporation, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL unless they violated their duty of loyalty to the company or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors. The effect of this provision of our Certificate of Incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.
If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our Certificate of Incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our Certificate of Incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

Our Certificate of Incorporation also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our Certificate of Incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.
The right to indemnification conferred by our Certificate of Incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition; provided, however, that, if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our Certificate of Incorporation or otherwise.
The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our Certificate of Incorporation may have or hereafter acquire under law, our Certificate of Incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or amendment of provisions of our Certificate of Incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our Certificate of Incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our Certificate of Incorporation.
Our bylaws, which we intend to adopt immediately prior to the closing of this offering, include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our Certificate of Incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
Item 15.   Recent Sales of Unregistered Securities.
In November 2019, we issued 100 shares of common stock to certain of our initial shareholders. In January 2020, we declared a share dividend of 21,561.50 shares of common stock for each outstanding share, resulting in 2,156,250 shares of common stock being outstanding. In May 2020, we declared a reverse share dividend of one share of common stock for every 1.5 outstanding shares of common stock, resulting in 1,437,500 shares of common stock being outstanding, and the aggregate purchase price for the insider shares was $25,000, or approximately $0.017 per share. Such shares were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as they were sold to accredited investors.
In June 2020, simultaneously with the consummation of the Initial Public Offering and the partial exercise of the over-allotment option, we consummated a private placement of 58,741 Private Units to our sponsor and underwriter of the Initial Public Offering at a price of $10.00 per Private Unit, generating total proceeds of $587,410. Such securities were issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act as they were sold to accredited investors. No underwriting discounts or commissions were paid with respect to such sales.
Item 16. Exhibits and Financial Statement Schedules.
(a)   Exhibits.
Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of September 30, 2020, by and among Mountain Crest
Acquisition Corp, MCAC Merger Sub Inc., Suying Liu and Playboy Enterprises, Inc.
(incorporated by reference to Annex A to MCAC’s Preliminary Proxy Statement file with the
SEC on November 9, 2020)
3.1*	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 of
MCAC’s Registration Statement on Form S-1 (Registration No. 333-238320) filed with the SEC on May 27, 2020)
3.2*	Form of Second Amended and Restated Certificate of Incorporation of Playboy Group, Inc. (incorporated by reference to Annex B to MCAC’s Preliminary Proxy Statement filed with the SEC on November 9, 2020)
3.3*	Form of Amended and Restated Bylaws of Playboy Group, Inc. (incorporated by reference to Annex C to MCAC’s Preliminary Proxy Statement filed with the SEC on November 9, 2020)
5.1**	Opinion of Loeb & Loeb LLP
10.1*	Form of Subscription Agreement, dated as of September 30, 2020, by and among Mountain Crest Acquisition Corp and certain institutional and accredited investors (incorporated by reference to Exhibit 10.1 of MCAC’s Form 8-K filed with the SEC on October 1, 2020)
10.2*	Form of Registration Rights Agreement, dated as of September 30, 2020, by and among Mountain Crest Acquisition Corp and certain institutional and accredited investors (incorporated by reference to Exhibit 10.2 of Form 8-K filed with the SEC on October 1, 2020)
10.3*	Form of Support Agreement, dated as of September 30, 2020, by and among Playboy Enterprises, Inc., officers and directors of Mountain Crest Acquisition Corp, Sunlight Global Investment, LLC, Suying Liu and Dong Liu (incorporated by reference to Exhibit 10.3 of MCAC’s Form 8-K filed with the SEC on October 1, 2020)
10.4*	Form of Amended and Restated Registration Rights Agreement (incorporated by reference to Exhibit 10.4 of MCAC’s Form 8-K filed with the SEC on October 1, 2020)
10.5*	Form of Investor Rights Agreement (incorporated by reference to Exhibit 10.5 of MCAC’s Form 8-K filed with the SEC on October 1, 2020)
10.6*	Form of Lock-Up Agreement (incorporated by reference to Exhibit 10.6 of MCAC’s Form 8-K filed with the SEC on October 1, 2020)
10.7*	Form of Director Voting Agreement (incorporated by reference to Exhibit 10.7 of MCAC’s Form 8-K filed with the SEC on October 1, 2020)
10.8*	Form of Playboy Group, Inc. 2021 Equity and Incentive Compensation Plan (incorporated by reference to Annex D to MCAC’s Preliminary Proxy Statement filed with the SEC on November 9, 2020)

Exhibit No.	Description
10.9*	Letter Agreement, dated June 4, 2020 by and between MCAC and Sunlight Global Investment LLC (incorporated by reference to Exhibit 10.6 of MCAC’s Form 8-K filed with the SEC on October 1, 2020)
10.8*	Investment Management Trust Agreement, dated June 4, 2020 by and between MCAC and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.2 of MCAC’s Form 8-K filed with the SEC on June 10, 2020)
10.9*	Registration Rights Agreement, dated as of June 4, 2020 by and between MCAC and certain investors (incorporated by reference to Exhibit 10.4 of MCAC’s Form 8-K filed with the SEC on June 10, 2020)
23.1	Consent of Marcum LLP, independent registered public accounting firm of Mountain Crest Acquisition Corp.
23.2	Consent of Prager Metis CPAs LLP, independent registered public accounting firm of Playboy Enterprises, Inc.
23.3	Consent of Crowe LLP, independent auditor of Yandy Enterprises, LLC.
24.1	Power of Attorney (included in the signature page to the registration statement).
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	XBRL Taxonomy Extension Labels Linkbase Document
101.PRE*	XBRL Taxonomy Extension Presentation Linkbase Document

*
Previously filed.

**
To be filed by amendment.

(b)
Financial Statements.   The financial statements filed as a part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Item 17.   Undertakings.
The undersigned registrant, hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii.   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
Insofar as indemnification for liabilities arising under the Securities may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, State of New York, on the 10th day of November, 2020.
MOUNTAIN CREST ACQUISITION CORP
By:
/s/ Suying Liu

Name:
Suying Liu

Title:
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Suying Liu and Dong Liu of Mountain Crest Acquisition Corp, and each of them individually, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments to this registration statement together with all schedules and exhibits thereto, (ii) act on, sign and file with the Securities and Exchange Commission any and all exhibits to this registration statement and any and all exhibits and schedules thereto, (iii) act on, sign and file any and all such certificates, applications, registration statements, notices, reports, instruments, agreements and other documents necessary or appropriate in connection with the registration or qualification under foreign and state securities laws of the securities described in this registration statement or any amendment thereto, or obtain an exemption therefrom, in connection with the offerings described therein and (iv) take any and all such actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them individually, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he might or could do in person, and hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Suying Liu Suying Liu	Chief Executive Officer (Principal executive officer) and Chairman	November 10, 2020
/s/ Dong Liu Dong Liu	Chief Financial Officer (Principal financial and accounting officer) and Director	November 10, 2020
/s/ Nelson Haight Nelson Haight	Director	November 10, 2020
/s/ Todd Milbourn Todd Milbourn	Director	November 10, 2020
/s/ Wenhua Zhang Wenhua Zhang	Director	November 10, 2020